     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 2001.
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM F-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                          TEEKAY SHIPPING CORPORATION
             (Exact name of registrant as specified in its charter)

       REPUBLIC OF THE                         4412                            NOT APPLICABLE
       MARSHALL ISLANDS            (Primary Standard Industrial        (I.R.S. Employer Identification
 (State or other jurisdiction      Classification Code Number)                     Number)
     of incorporation or
        organization)

        TK HOUSE, BAYSIDE EXECUTIVE PARK, WEST BAY STREET AND BLAKE ROAD
             P.O. BOX AP-59213, NASSAU, COMMONWEALTH OF THE BAHAMAS
                                 (242) 502-8820
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ------------------------------------

                             LAWCO OF OREGON, INC.
                        1211 SW FIFTH AVENUE, SUITE 1500
                               PORTLAND, OR 97204
                              ATTN: KAREN M. DODGE
                                 (503) 727-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ------------------------------------

                                   COPIES TO:
                                 ROY W. TUCKER
                                PERKINS COIE LLP
                       1211 S.W. FIFTH AVENUE, SUITE 1500
                               PORTLAND, OR 97204
                                 (503) 727-2000
                      ------------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
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                                                          PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS            AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
  OF SECURITIES TO BE REGISTERED        REGISTERED            SECURITY               PRICE(1)              FEE
---------------------------------------------------------------------------------------------------------------------
8.875% Notes Due 2011..............    $250,000,000             100%               $250,000,000          $62,500
---------------------------------------------------------------------------------------------------------------------
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

(1) Estimated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee.
                      ------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS
EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 11, 2001

PRELIMINARY PROSPECTUS

                                  $250,000,000

                                      LOGO
                          TEEKAY SHIPPING CORPORATION
         OFFER TO EXCHANGE ALL OUTSTANDING 8.875% SENIOR NOTES DUE 2011
          FOR 8.875% SENIOR NOTES DUE 2011, WHICH HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
THE EXCHANGE OFFER
     - We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.
     - You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.
     -  The exchange offer expires at 5:00 p.m., New York City time, on
                  , 2001, unless extended. We do not currently intend to extend the expiration date.
     - The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.
     -  We will not receive any proceeds from the exchange offer.
THE EXCHANGE NOTES
     - The exchange notes are being offered in order to satisfy certain of our obligations under the exchange and registration rights agreement entered into in connection with the private placement of the outstanding notes.
     - The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes are registered under the Securities Act of 1933 and will be freely tradable.
RESALES OF EXCHANGE NOTES
     - The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We expect to list the exchange notes on the New York Stock Exchange.
                            ------------------------

     If you are a broker-dealer and you receive exchange notes for you own account, you must acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. By making such acknowledgement, you will not be deemed to admit that you are an "underwriter" under the Securities Act of 1933.

     Broker-dealers may use this prospectus in connection with any resale of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by the broker-dealer as a result of market-making activities or trading activities.

     We will make this prospectus available to any broker-dealer for use in any such resale for a period of up to 180 days after the date of this prospectus.

     A broker-dealer may not participate in the exchange offer with respect to outstanding notes acquired other than as a result of market-making activities or trading activities.

     If you are an affiliate of Teekay Shipping Corporation or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, you must comply with the registration requirements of the Securities Act of 1933 in connection with any resale transaction.
                            ------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 12 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.
                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual and special reports and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the internet at http://www.sec.gov. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We have agreed that, if we are not subject to the informational requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 at any time while the notes constitute "restricted securities" within the meaning of the Securities Act of 1933, we will furnish to holders and beneficial owners of the notes and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the notes.

     We have we filed with the SEC a registration statement on Form F-4 under the Securities Act of 1933. This prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or its Web site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

     The SEC allows us to "incorporate by reference" into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information that we file with the SEC may automatically update and supersede this information. We incorporate by reference the documents listed below:

     - our Annual Report on Form 20-F for the year ended December 31, 2000, filed on April 2, 2001;

     - our reports on Form 6-K filed on April 16 and May 9 and May 24, 2001, respectively; and

     - all other documents filed by Teekay pursuant to Section 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the exchange offer.

     You may request a copy of our filings at no cost, by writing or telephoning us at the following address:
                          Teekay Shipping Corporation
                         505 Burrard Street, Suite 1400
                         Vancouver, B.C. CANADA V7X 1M5
                         Attention: Investor Relations
                           Telephone: (604) 844-6654

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate after the date on the front of the document. Information contained on our Web site will not be deemed to be a part of this prospectus.

     The indenture pursuant to which the notes offered by this prospectus will be issued contains a covenant that requires us to provide to each holder of record of the notes, upon request, and to the trustee under the indenture, annual reports containing audited financial statements and a related report expressed by independent chartered accountants, and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding, among other items:

     -  our future earnings and other operating results;

     -  tanker supply and demand;

     - our market share in the Indo-Pacific Basin and Atlantic region Aframax tanker markets and in the world shuttle tanker market;

     -  expectations as to funding our future capital requirements;

     -  future capital expenditures;

     -  our growth strategy and measures to implement our growth strategy;

     - our potential ability to effectively integrate the operations of Ugland Nordic Shipping ASA with our own and to successfully enter the shuttle tanker market;

     -  competition;

     -  prospects and trends of the tanker industry, including TCE rates; and

     - other discussions of future plans and strategies, anticipated developments and other matters that involve predictions of future events.

     Other statements contained in this prospectus are forward-looking statements and are not based on historical fact, such as statements containing the words "believes," "may," "will," "estimates," "continue," "anticipates," "intends," "expects" and words of similar import.

     These forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in "Risk Factors," "Management's Discussion and Analysis of Results of Operations and Financial Condition," "Business" and elsewhere in this prospectus and in reports we file with the SEC. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.

     Actual results may differ materially from those projected in forward-looking statements. Although we believe that our estimates are reasonable, you should not unduly rely on these estimates, which are based on our current expectations. Factors that could cause actual results to differ materially include:

     - the cyclical nature of the tanker industry and its dependence on oil markets;

     - the supply of tankers available to meet the demand for transportation of petroleum products;

     - our inability to successfully integrate the operations of Ugland Nordic Shipping ASA with our own;

     -  our dependence on spot oil voyages;

     -  environmental and other regulation;

     -  our potential inability to achieve and manage growth; and

     -  the other factors described in "Risk Factors."

     We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Neither we, nor any initial purchaser of the outstanding notes, make any representation, warranty or assurance as to the completeness or accuracy of these projections, and neither express an opinion or any other form of assurance regarding them.

               SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

     We and most of our subsidiaries are incorporated in the Republic of the Marshall Islands, and other of our subsidiaries are incorporated in Bermuda, the Bahamas, Canada, Japan, Singapore, Australia, United Kingdom, Norway, India, the Philippines, Liberia and the United States. Most of our directors and executive officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries' assets and a substantial portion of the assets of the directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our subsidiaries or the directors and officers or to realize against them judgments obtained in United States courts. In addition, you should not assume that courts in countries in which we or our subsidiaries are incorporated or where our or the assets of our subsidiaries are located (a) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon civil liabilities provisions of applicable U.S. federal and state securities laws or (b) would enforce, in original actions, liabilities against us or our subsidiaries based upon these laws.

     Certain shipping industry terms used in this prospectus are defined in Exhibit A to this prospectus, "Definitions of Shipping Terms." Unless otherwise specifically noted or the context otherwise requires, the term "tankers" refers to tankers, shuttle tankers and oil/bulk/ore carriers.

     Except as otherwise indicated herein, when we describe our fleet, tankers or vessels, we include newbuildings, time-chartered-in vessels and tankers that we have an interest in through joint ventures. Our description also includes one Aframax tanker and two other tankers, each owned through a joint venture in which we hold a 50% interest, that we have contracted to sell between July and August of 2001. Unless our description specifically notes that it is at March 31, 2001 or before, we also include four tankers purchased by our UNS subsidiary in April 2001 and one newbuilding delivered in May 2001. Unless otherwise specifically noted or the context otherwise requires, when we describe our Aframax fleet we refer to all of our Aframax-size tankers, including two Aframax-size oil/bulk/ore carriers trading exclusively as crude oil carriers, but exclude our other oil/bulk/ore carriers. Industry data in this prospectus relating to Aframax tankers or vessels includes all Aframax-size tankers, including Aframax-size oil/bulk/ore carriers. See "Business -- Our Fleet."

     All dollar references in this prospectus are to U.S. Dollars, unless otherwise specifically indicated.

     Certain statistical and graphical information contained in this prospectus is derived from data published by the International Energy Agency, Clarkson Research Studies Inc. and other sources available prior to the date of this prospectus. While we have no reason to believe that such information is inaccurate in any material respect, we cannot warrant its accuracy. In addition, you are advised that some information in such databases is based on estimates or subjective judgments.

     The Teekay logo and the name Teekay Shipping Corporation are among our trademarks. All other trademarks and trade names referred to in this prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

     The following summary supplements, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should read carefully the entire document to understand our business, the nature of the notes and the tax and other considerations that are important to your decision to invest in the notes. You should pay special attention to the "Risk Factors" section.

                                  THE COMPANY

OVERVIEW

     Teekay is a leading provider of international crude oil and petroleum product transportation services through the world's largest fleet of medium-size oil tankers. Our modern fleet of 95 tankers (including three newbuildings, seven vessels time-chartered-in and six vessels owned by joint ventures) provides transportation services to major oil companies, major oil traders and government agencies worldwide. We believe our Aframax fleet is approximately three times larger than that of our nearest direct Aframax competitor. Through our recent acquisition of Ugland Nordic Shipping ASA ("UNS"), we are also the largest owner of shuttle tankers, which engage in the transportation of oil from offshore production platforms to onshore storage and refinery facilities.

COMPETITIVE STRENGTHS

     We pursue an intensively customer- and operations-focused business strategy designed to achieve superior operating results. We base our business strategy on the following five key competitive strengths:

     - MARKET CONCENTRATION. In each market that we address within the shipping industry, we seek to achieve significant scale and scope. This market concentration has enabled us to provide comprehensive coverage of charterers' requirements while also providing a base for efficient operation and a high degree of capacity utilization. We estimate that our market share is approximately 25% in the Indo-Pacific Basin Aframax market and approximately 10% in the Atlantic region Aframax market, based on tankers trading in those regions that are 20 years old or younger. Through our recent acquisition of UNS' shuttle tanker operations, we estimate that our market share is approximately 25% in the world shuttle tanker market. Our significant presence in these markets strategically positions us to deliver superior service to the oil industry on a global basis.

     - OPERATIONAL CONTROL AND EXPERIENCED MANAGEMENT. Teekay services substantially all of its operational and management needs in-house. We have experienced management in all functions critical to our operations, which provides us with a focused marketing effort, tight quality and cost controls and effective safety monitoring.

     - MODERN, HIGH-QUALITY TONNAGE. Our modern, high-quality tanker fleet operates with higher fuel efficiency and lower maintenance and operating costs compared to the world tanker fleet. We now control a fleet of 84 tankers (excluding three newbuildings and eight oil/bulk/ore carriers) with an average age of approximately 9 years. The average age for the world tanker fleet is approximately 13 years. In an environment of increasingly stringent operating and safety standards, we believe that the age profile and quality of our fleet result in a high level of demand for our tankers by charterers.

     - LARGE FLEET OF UNIFORM, MEDIUM-SIZE VESSELS. Our large fleet of medium-size tankers, many of which are substantially identical vessels, allows us to substitute vessels to meet customer demands. This increases our scheduling flexibility and allows us to enhance the capacity utilization of our fleet. We believe that the scale of our operations and the resulting purchasing power, combined with the uniformity of our medium-size vessels, results in lower operating expenses than those experienced by smaller operators.

     - STRONG NETWORK OF CUSTOMER RELATIONSHIPS. We pursue an intensively customer-oriented focus that, when combined with other competitive strengths, has enabled us to establish a strong network of customer relationships and a reputation for transportation excellence among quality-sensitive customers such as Exxon Mobil, BP, Chevron and Shell.

BUSINESS STRATEGY

     Our business strategy is to leverage our existing competitive strengths to continue to expand our business and increase shareholder value.

     - MAINTAIN AND EXPAND AFRAMAX FRANCHISE. The expansion and upgrading of our Aframax fleet will continue to be a key component of our strategy. As the world's largest Aframax tanker operator, we believe we will be able to provide the most comprehensive service to our customers and generate superior operating results. For example, our size and scope of services has enabled us to enter into contracts of affreightment to provide large oil-company customers with ongoing services that will grant us preferential rights on certain routes. We expect that this will result in significant fleet utilization benefits and high market share on strategically important routes.

     - LEVERAGE THE FRANCHISE TO PROVIDE VALUE-ADDED SERVICES. Our full-service marine operations capabilities, reputation for safety and quality and strong customer orientation provide us with the opportunity to expand our business by providing additional value-added and innovative services to new and existing customers. Such services include providing customers with floating storage and off-take vessels, outsourcing arrangements where we service a customer's complete oil transportation requirements and, with our recent acquisition of UNS, providing shuttle tanker services for customers engaged in offshore oil production. By providing our customers with these value-added services, we believe that we will strengthen our franchise and further improve our financial performance.

     - SELECTIVELY EXPAND INTO RELATED MARKETS AND SERVICES. We intend to continue to identify expansion opportunities in new tanker market sectors, geographic areas and services to which our competitive strengths are well suited and that will enhance shareholder value. We may pursue such opportunities through internal growth, joint ventures or business acquisitions, such as our recent acquisition of UNS, through which we expanded into the shuttle tanker market.

ACQUISITION OF UGLAND NORDIC SHIPPING ASA

     We recently purchased Ugland Nordic Shipping ASA, the world's largest shuttle tanker owner. UNS' modern fleet of 18 vessels engages in the transportation of oil from offshore production platforms to onshore storage and refinery facilities. The UNS fleet has an average age of 8.5 years (excluding three newbuildings) and operates primarily in the North Sea under long-term fixed-rate contracts. The total purchase price for the outstanding shares of UNS was approximately $223.3 million (including estimated transaction expenses of $7.0 million). The operating results of UNS have been reflected in our financial statements commencing March 6, 2001, the effective date that we acquired a majority interest in UNS.

     UNS' large scale and high quality shuttle tanker operations provided us with a strategic opportunity to enter this attractive market as a market leader. The acquisition also allows us to expand the portfolio of value-added services we offer to our customers. We believe that as offshore oil fields become more important to the global oil supply, the need for shuttle tanker services will increase. By combining our global franchise and UNS' expertise in the shuttle tanker market, we believe that the shuttle tanker business represents an area of significant growth for Teekay. The acquisition of UNS will also provide added stability to our cash flow throughout the business cycle, due to the long-term fixed-price nature of shuttle tanker contracts.

                         SUMMARY OF THE EXCHANGE OFFER

     On June 22, 2001, we completed a private offering of our 8.875% Senior Notes due 2011. We received proceeds of approximately $244.5 million from the sale of the outstanding notes.

     In connection with the offering of outstanding notes, we entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes in which we agreed to deliver this prospectus and to use our best efforts to complete the exchange offer for the outstanding notes by February 17, 2002. In the exchange offer, you are entitled to exchange your outstanding notes for exchange notes, with substantially identical terms, that are registered under the Securities Act of 1933. You should read the discussion under the heading "The Exchange Offer" beginning on page 67 and "Description of the Notes" beginning on page 77 for further information about the exchange notes. After the exchange offer is completed, you will no longer be entitled to any exchange or, with limited exceptions, registration rights for your outstanding notes.

The Exchange Offer............   We are offering to exchange up to $250 million
                                 principal amount of the exchange notes for up to $250 million principal amount of the outstanding notes. Outstanding notes may only be exchanged in $1,000 increments.

                                 The terms of the exchange notes are identical in all material respects to those of the outstanding notes except the exchange notes will not be subject to transfer restrictions and holders of exchange notes, with limited exceptions, will have no registration rights. Also, the exchange notes will not contain provisions for an increase in their stated interest rate related to any registration or exchange delay.

                                 Outstanding notes that are not tendered for exchange will continue to be subject to transfer restrictions and, with limited exceptions, will not have registration rights. Therefore, the market for secondary resales of outstanding notes that are not tendered for exchange is likely to be minimal.

                                 We will issue registered exchange notes on or promptly after the expiration of the exchange offer.

Expiration Date...............   The exchange offer will expire at 5:00 p.m. New
                                 York City time, on           , 2001, unless we
                                 decide to extend the expiration date. Please read "The Exchange Offer -- Extensions, Delay in Acceptance, Termination or Amendment" beginning on page 68 for more information about an extension of the expiration date.

Withdrawal of Tenders.........   You may withdraw your tender of outstanding
                                 notes at any time prior to the expiration date.
                                 We will return to you, without charge, promptly after the expiration or termination of the exchange offer any outstanding notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange
Offer.........................   We will not be required to accept outstanding
                                 notes for exchange:

                                 - if the exchange offer would be unlawful or would violate any interpretation of the staff of the SEC, or

                                 - if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.

                                 The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered. Please read "The Exchange Offer -- Conditions to the Exchange Offer" on page 69 for more information about the conditions to the exchange offer.

Procedures for Tendering
  Outstanding Notes...........   If your outstanding notes are held through The
                                 Depositary Trust Company, or "DTC," and you wish to participate in the exchange offer, you may do so through DTC's automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                                 - any exchange notes that you receive will be acquired in the ordinary course of your business,

                                 - you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes,

                                 - you are not our "affiliate," as defined in Rule 405 of the Securities Act of 1933, or, if you are our affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act,

                                 - if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes, and

                                 - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

Special Procedures for
Beneficial Owners.............   If you own a beneficial interest in outstanding
                                 notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the outstanding notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.

Guaranteed Delivery
Procedures....................   You must tender your outstanding notes
                                 according to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed
                                 Delivery Procedures" beginning on page 73 if any of the following apply:

                                 - you wish to tender your outstanding notes but they are not immediately available,

                                 - you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or

                                 -  you cannot comply with the applicable
                                    procedures under DTC's automated tender
                                    offer program prior to the expiration date.

Resales.......................   Except as indicated herein, we believe that the
                                 exchange notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that:

                                 - you are acquiring the exchange notes in the ordinary course of your business;

                                 - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

                                 -  you are not an affiliate of Teekay.

                                 Our belief is based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the exchange notes. If this interpretation in inapplicable, and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify holders of notes against such liability.

                                 Each broker-dealer that is issued exchange notes for its own account in exchange for outstanding notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the exchange notes. Please read "Plan of Distribution" on page 101.

U.S. Federal Income Tax
  Considerations..............   The exchange of outstanding notes for exchange
                                 notes will not be a taxable exchange for United
                                 States federal income tax purposes. You will not recognize any taxable gain or loss or any interest income as a result of such exchange.
                                 Please read "Tax Considerations -- United
                                 States Federal Income Tax Consequences"
                                 beginning on page 97.

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of the exchange notes pursuant to the exchange offer. We will pay all our expenses incident to the exchange offer.

Registration Rights...........   If we fail to complete the exchange offer as
                                 required by the exchange and registration rights agreement, we may be obligated to pay additional interest to holders of outstanding notes. Please read "Registration Rights" beginning on page 94 for more information regarding your rights as a holder of outstanding notes.

                               THE EXCHANGE AGENT

     We have appointed United States Trust Company of New York as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:
                      ------------------------------------

                         BY HAND DELIVERY TO 4:30 P.M.

                    United States Trust Company of New York
                            30 Broad Street, B-Level
                            New York, NY 10004-2304

                        BY OVERNIGHT COURIER AND BY HAND
                  DELIVERY AFTER 4:30 P.M. ON EXPIRATION DATE

                    United States Trust Company of New York
                          30 Broad Street, 14th Floor
                            New York, NY 10004-2304

                        BY REGISTERED OR CERTIFIED MAIL

                    United States Trust Company of New York
                                  P.O. Box 84
                             Bowling Green Station
                            New York, NY 10274-0084

            BY FACSIMILE TRANSMISSION (ELIGIBLE INSTITUTIONS ONLY):

                    United States Trust Company of New York
                            30 Broad Street, B-Level
                            New York, NY 10004-2304
                              FAX: (646) 458-8111

                             CONFIRM BY TELEPHONE:
                                 (800) 548-6565

                               THE EXCHANGE NOTES

     The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer........................   Teekay Shipping Corporation

Notes Offered.................   $250 million principal amount of 8.875% senior
                                 notes due July 15, 2011.

Maturity......................   July 15, 2011.

Interest Payment Dates........   January 15 and July 15 of each year, commencing
                                 January 15, 2002.

Ranking.......................   The notes will rank equally in right of payment
                                 with all of our existing and future senior unsecured debt and senior to our existing and future subordinated debt. The notes will effectively rank behind all of our existing and future secured debt, to the extent of the value of the assets securing such debt.

                                 We are a holding company and the notes will not be guaranteed by any of our subsidiaries. The notes will effectively rank behind all existing and future debt and other liabilities of our subsidiaries.

                                 As of June 30, 2001 and giving effect to the proposed application of the net proceeds of the offering of the outstanding notes to prepay certain of our outstanding secured debt, we would have had approximately $1,053 million of debt on a consolidated basis, of which $803 million was secured debt that represented the obligations of, or was guaranteed by, certain of our subsidiaries. In addition, as of June 30, 2001, our subsidiaries had guaranteed $115 million of debt of joint ventures.

Additional Amounts............   All payments with respect to the notes will be
                                 made without withholding or deduction for taxes imposed by the Republic of the Marshall Islands or any jurisdiction from or through which payment on the notes is made unless required by law or the interpretation or administration thereof, in which case, subject to certain exceptions, we will pay such additional amounts as may be necessary so that the net amount received by the holders after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See "Description of the Notes -- Additional Amounts."

Optional Redemption...........   We may redeem all or a portion of the notes at
                                 any time before their maturity date at a redemption price equal to the greater of (a)
                                 100% of the principal amount of the notes to be redeemed and (b) the sum of the present value of the remaining scheduled payments of principal and interest discounted to the redemption date at the treasury yield plus 50 basis points. See "Description of the Notes --
                                 Optional Redemption."

Tax Redemption................   If we become obligated to pay additional
                                 amounts under the notes as a result of changes affecting certain withholding taxes, we may redeem all, but not less than all, of the notes at 100% of their principal amount plus accrued interest to the date of redemption. See
                                 "Description of the Notes -- Redemption for
                                 Changes in Withholding Taxes."

Change of Control Offer.......   Upon a Change of Control Triggering Event,
                                 which requires both a Change of Control and a Rating Decline (all as defined herein), we will be obligated to make an offer to purchase all outstanding notes at a redemption price of 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.
                                 See "Description of the Notes -- Repurchase of
                                 Notes Upon a Change of Control Triggering
                                 Event."

Certain Indenture
Provisions....................   The indenture governing the notes will contain
                                 covenants limiting our ability to:

                                 -  create liens; and

                                 - merge, consolidate or sell substantially all of our assets.

                                 These covenants are subject to a number of important limitations and exceptions which are described under the heading "Description of the Notes."

Registration Rights...........   If we fail to complete the exchange offer as
                                 required by the exchange and registration rights agreement, we may be obligated to pay additional interest to holders of old notes.
                                 Please read "Registration Rights" beginning on page 94 for more information regarding your rights as a holder of outstanding notes.

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of the exchange notes pursuant to the exchange offer. We will pay all our expenses incident to the exchange offer. See "Use of Proceeds."

Absence of Public Market for
the Notes.....................   The exchange notes will be new securities for
                                 which there is no market. Although we intend to cause the exchange notes to be authorized for listing on the New York Stock Exchange, there can be no assurance that an active trading market for the notes will develop, or, if it develops, will continue to exist. Although the initial purchasers of the outstanding notes have informed us that they currently intend to make a market in the exchange notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes.

                                  RISK FACTORS

     You should carefully consider all of the information in this prospectus. In particular, you should read the specific risk factors under "Risk Factors" for a discussion of certain risks involved with an investment in the notes.

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

     We derived the following summary consolidated financial and other data from more detailed information and financial statements appearing elsewhere in this prospectus. You should read the following information in conjunction with "Selected Consolidated Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, unaudited pro forma consolidated condensed financial statements and the related notes which are included elsewhere in this prospectus. We changed our fiscal year end from March 31 to December 31, commencing December 31, 1999, in order to facilitate comparison of our operating results to those of other companies in the transportation industry.

                                                                                   FISCAL YEARS ENDED
                                           THREE MONTHS ENDED MARCH 31,         ------------------------
                                      ---------------------------------------    PRO FORMA
                                       PRO FORMA                                 DEC. 31,      DEC. 31,
                                        2001(1)        2001          2000         2000(1)        2000
                                       ---------       ----          ----        ---------     --------
                                      (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                                (IN THOUSANDS, EXCEPT RATIOS AND PER DAY DATA)
INCOME STATEMENT DATA:
Voyage revenues.....................  $  325,074    $  307,886    $  182,262     $ 962,307    $  893,226
Voyage expenses.....................      63,658        62,730        62,195       248,957       248,957
Net voyage revenues.................     261,416       245,156       120,067       713,350       644,269
Income from vessel operations.......     161,263       155,735        37,768       346,986       327,675
Interest expense....................     (21,343)      (14,786)      (19,989)     (106,500)      (74,540)
Interest income.....................       3,000         2,803         3,253        15,090        13,021
Other income (loss).................       2,177           936        (1,092)        9,978         3,864
Net income (loss)...................     145,097       144,688        19,940       265,554       270,020
BALANCE SHEET DATA (AT END OF
 PERIOD):
Cash and marketable securities......  $  268,655    $  348,054    $  253,749            --    $  223,123
Total assets........................   2,470,621     2,518,332     1,988,367            --     1,974,099
Total debt..........................   1,108,694     1,108,694     1,074,561            --       797,484
Total stockholders' equity..........   1,234,780     1,234,780       844,727            --     1,098,512
OTHER FINANCIAL DATA:
EBITDA(2)...........................  $  203,000    $  188,978    $   66,862     $ 504,127    $  451,066
EBITDA to interest expense(2)(3)....         9.4x         13.0x          3.4x          4.8x          6.1x
Total debt to LTM EBITDA(2)(4)......         1.8x          1.9x          6.8x           --           1.8x
Total debt to total
 capitalization(5)..................        46.9%         46.0%         55.9%           --          42.1%
Net debt to total
 capitalization(6)..................        40.1%         36.9%         49.2%           --          34.2%
Ratio of earnings to fixed
 charges(7).........................         7.6x         10.8x          2.0x          3.5x          4.6x
Cash earnings(8)....................  $  181,276    $  174,832    $   45,165     $ 389,626    $  372,168
Capital expenditures:
 Vessel purchases, gross(9).........      13,102         1,394           550       143,601        43,512
 Drydocking.........................       2,240         2,240         2,500        16,467        11,941
TOTAL FLEET DATA(10):
Average number of ships.............          79            73            73            80            72
Average age of our fleet (in years
 at end of period)..................         9.2           9.2           8.4           9.2           9.0
Operating cash flow per ship per
 day(11)............................  $   27,535    $   28,300    $    9,851     $  16,183    $   16,687
SPOT AFRAMAX FLEET DATA(12):
Average number of ships.............          58            58            61            59            59
Average age of our fleet (in years
 at end of period)..................         8.7           8.7           7.6           8.3           8.3
TCE per ship per day(13)............  $   43,720    $   43,720    $   19,016     $  27,138    $   27,138
Vessel operating expenses per ship
 per day(14)........................       5,307         5,307         5,217         4,980         4,980
Operating cash flow per ship
 per day(11)........................      32,351        32,351        10,441        18,145        18,145

                                                       FISCAL YEARS ENDED
                                      ----------------------------------------------------

                                        DEC. 31,       MAR. 31,     MAR. 31,     MAR. 31,
                                          1999           1999         1998         1997
                                        --------       --------     --------     --------
                                      (NINE MONTHS)
                                         (IN THOUSANDS, EXCEPT RATIOS AND PER DAY DATA)
INCOME STATEMENT DATA:
Voyage revenues.....................   $  377,882     $  411,922   $  406,036   $  382,249
Voyage expenses.....................      129,532         93,511      100,776      102,037
Net voyage revenues.................      248,350        318,411      305,260      280,212
Income from vessel operations.......       23,572         85,634      107,640       94,258
Interest expense....................      (44,996)       (44,797)     (56,269)     (60,810)
Interest income.....................        5,842          6,369        7,897        6,358
Other income (loss).................       (4,013)         5,506       11,236        2,824
Net income (loss)...................      (19,595)        45,406       70,504       42,630
BALANCE SHEET DATA (AT END OF
 PERIOD):
Cash and marketable securities......   $  226,381     $  132,256   $  115,254   $  117,523
Total assets........................    1,982,684      1,452,220    1,460,183    1,372,838
Total debt..........................    1,085,167        641,719      725,369      699,726
Total stockholders' equity..........      832,067        777,390      689,455      629,815
OTHER FINANCIAL DATA:
EBITDA(2)...........................   $   95,875     $  186,069   $  209,582   $  191,632
EBITDA to interest expense(2)(3)....          2.1x           4.0x         3.8x         3.2x
Total debt to LTM EBITDA(2)(4)......          8.3x           3.5x         3.5x         3.7x
Total debt to total
 capitalization(5)..................         56.6%          45.2%        51.3%        52.6%
Net debt to total
 capitalization(6)..................         50.7%          39.6%        46.9%        48.0%
Ratio of earnings to fixed
 charges(7).........................          0.6x           2.1x         2.3x         1.7x
Cash earnings(8)....................   $   43,343     $  146,489   $  165,575   $  133,554
Capital expenditures:
 Vessel purchases, gross(9).........       23,313         85,445      197,199       65,104
 Drydocking.........................        6,598         11,749       18,376       16,559
TOTAL FLEET DATA(10):
Average number of ships.............           65             47           43           41
Average age of our fleet (in years
 at end of period)..................          8.4            8.7          7.8          8.2
Operating cash flow per ship per
 day(11)............................   $    5,177     $   11,171   $   12,682   $   11,819
SPOT AFRAMAX FLEET DATA(12):
Average number of ships.............           55             43           42           41
Average age of our fleet (in years
 at end of period)..................          7.4            8.0          7.6          7.9
TCE per ship per day(13)............   $   13,462     $   19,576   $   21,373   $   20,356
Vessel operating expenses per ship
 per day(14)........................        5,621          4,969        4,554        4,922
Operating cash flow per ship
 per day(11)........................        4,731         10,903       12,664       11,819

                                                   (Footnotes on following page)

 (1) Represents actual amounts as adjusted to give effect to the acquisition of 100% of UNS, as if it had occurred on January 1, 2000. See unaudited pro forma consolidated condensed financial statements included elsewhere in this prospectus. The primary adjustments were (a) an increase in depreciation and amortization expense relating to the amortization of goodwill arising upon the acquisition of UNS, (b) an increase in interest expense as if we had borrowed funds under our revolving credit facilities to finance the acquisition, and (c) an increase in other income to reverse the expense related to the minority interest portion of UNS' results for the period March 6, 2001 to March 31, 2001.

 (2) EBITDA represents net income (loss) before extraordinary items, interest expense, income tax expense, depreciation and amortization expense, minority interest, and gains or losses arising from prepayment of debt, foreign exchange translation and disposal of assets. EBITDA is included because such data is used by certain investors to measure a company's financial performance. EBITDA is not required by accounting principles generally accepted in the United States and should not be considered as an alternative to net income or any other indicator of our performance required by accounting principles generally accepted in the United States.

 (3) For purposes of computing EBITDA to interest expense, interest expense includes capitalized interest but excludes amortization of loan costs.

 (4) Total debt to LTM EBITDA represents total debt as of the end of the period compared to EBITDA for the 12-month period then ended.

 (5) Total capitalization represents total debt, minority interest and total stockholders' equity.

 (6) Net debt represents total debt less cash, cash equivalents and marketable securities. Total capitalization represents net debt, minority interest and total stockholders' equity.

 (7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income (loss) before extraordinary items, income taxes, minority interest expense, equity income, interest expense, amortization of deferred financing costs and amortization of capitalized interest. Fixed charges consist of interest expense, capitalized interest and amortization of deferred financing costs.

 (8) Cash earnings represents net income (loss) before extraordinary items, foreign exchange gains (losses), and depreciation and amortization expense. Cash earnings is included because it is used by certain investors to measure a company's financial performance as compared to other companies in the shipping industry. Cash earnings is not required by accounting principles generally accepted in the United States and should not be considered as an alternative to net income or any other indicator of our performance required by accounting principles generally accepted in the United States.

 (9) Excludes vessels purchased in connection with our corporate acquisitions of Bona Shipholding Ltd. in 1999 and UNS in 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(10) Excludes vessels of our joint ventures, newbuildings and one Aframax tanker that has been subject to a bareboat charter.

(11) Operating cash flow represents income from vessel operations plus depreciation and amortization expense (other than drydock amortization expense). Ship days are calculated on the basis of a 365-day fiscal year multiplied by the average number of vessels in our fleet for the respective year (excluding vessels of our joint ventures). Operating cash flow is not required by accounting principles generally accepted in the United States and should not be considered as an alternative to net income or any other indicator of our performance required by accounting principles generally accepted in the United States.

(12) Includes our core Aframax fleet that operates primarily in the spot charter market and excludes vessels that operate primarily under long-term fixed-rate contracts, including our ten Aframax-size shuttle tankers and our Aframax-size Australian-crewed vessels. TCE and vessel operating expense data is separately presented only for this portion of our fleet because the remainder of our fleet generally has varying revenue and expense characteristics that make period-to-period comparisons not meaningful. Also excludes one Aframax tanker that has been subject to a bareboat charter and Aframax tankers of our joint ventures.

(13) TCE is a measure of the revenue performance of a vessel, which, on a per voyage basis, is generally determined by Clarkson Research Studies Inc. ("Clarkson") and other industry data sources by subtracting voyage expenses (except commissions) which are incurred in transporting cargo from gross revenue per voyage and dividing the remaining revenue by the total number of days required for the round-trip voyage. For purposes of calculating our average TCE for the year, TCE has been calculated consistent with Clarkson's method, by deducting total voyage expenses (except commissions) from total voyage revenues and dividing the remaining sum by our total voyage days in the year. Voyage expenses comprise all expenses relating to particular voyages, including bunker fuel expenses, port fees, canal tolls, and brokerage commissions. See "Exhibit A -- Definitions of Shipping Terms."

(14) Vessel operating expenses comprise all expenses relating to the operation of vessels (other than voyage expenses), including crewing, repairs and maintenance, insurance, stores and lubes, and communications expenses. Ship days are calculated on the basis of a 365-day year multiplied by the average number of owned vessels in our fleet for the respective year. Vessel operating expenses exclude vessels time-chartered-in.

                                  RISK FACTORS

     Before investing in our notes, you should consider carefully the following factors, as well as the information contained in the rest of this prospectus.

THERE MAY BE ADVERSE CONSEQUENCES TO YOU IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES

     If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes described in the offering circular distributed in connection with the private placement of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the exchange and registration rights agreement that we entered into with the initial purchasers of the outstanding notes, we do not intend to register resales of the outstanding notes under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange." You should refer to "The Exchange Offer" for information about how to tender your outstanding notes. The tender of outstanding notes pursuant to the exchange offer will reduce the outstanding principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

                           RISKS RELATING TO OUR DEBT

OUR SUBSTANTIAL DEBT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES OFFERED BY THIS PROSPECTUS

     We have substantial debt and debt service requirements. At June 30, 2001 and giving effect to the proposed application of the net proceeds of the offering of the outstanding notes to prepay certain of our outstanding secured debt, our consolidated debt would have been approximately $1,053 million, and we would have been able to borrow an additional $352 million under our credit facilities.

     The amount of our debt could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations under the exchange notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future capital expenditures, working capital and other general corporate requirements;

     - require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt;

     - limit our flexibility in planning for, or reacting to, changes in our business and the shipping industry;

     - place us at a competitive disadvantage compared to competitors that have less debt; and

     - limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.

TO SERVICE OUR DEBT, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH, WHICH MAY NOT BE AVAILABLE TO US

     Our ability to repay our debt, including the notes offered by this prospectus, will depend largely upon our future operating performance and a number of other factors, many of which are beyond our control. In addition, we will rely on dividends and other intercompany cash flows from our subsidiaries to repay our obligations. Financing arrangements between some of our subsidiaries and their respective lenders contain restrictions on dividends by and distribution from such subsidiaries to us.

     If we are unable to generate sufficient cash flow to meet our debt service requirements, we may have to renegotiate the terms of our debt. We cannot assure you that we would be able to renegotiate successfully those terms or refinance our debt when required. If we were unable to refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as:

     -  sales of certain assets to meet our debt service obligations;

     -  sales of equity; and

     -  negotiations with our lenders to restructure applicable debt.

     Our credit agreements and the indenture governing the notes offered by this prospectus may restrict our ability to do some of these things.

OUR SUBSIDIARIES CONDUCT ALL OF OUR OPERATIONS AND OWN ALL OF OUR OPERATING ASSETS, AND THE NOTES OFFERED BY THIS PROSPECTUS WILL BE STRUCTURALLY SUBORDINATED TO THE LIABILITIES OF OUR SUBSIDIARIES

     We are a holding company and our subsidiaries conduct all of our operations and own all of our operating assets. Our only material asset is our ownership of the capital stock of our subsidiaries. As a result, our ability to make required payments on the notes offered by this prospectus depends on the operations of our subsidiaries and our subsidiaries' ability to distribute funds to us. To the extent our subsidiaries are unable to distribute, or are restricted from distributing, funds to us, we may be unable to fulfill our obligations under the notes. Our subsidiaries will have no obligation to pay amounts due on the notes offered by this prospectus, and none of our subsidiaries will guarantee the notes.

     The rights of holders of the notes offered by this prospectus will be structurally subordinated to the rights of our subsidiaries' lenders. A default by a subsidiary under its debt obligations would result in a block on distributions from the affected subsidiary to us. The exchange notes will be effectively junior to all liabilities of our subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, creditors of our subsidiaries will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Giving effect to the proposed application of the net proceeds of the offering of the outstanding notes to prepay certain secured debt and assuming we had completed the exchange offer, on June 30, 2001, the exchange notes offered by this prospectus would have been effectively junior to an aggregate of approximately $803 million of debt owed or guaranteed by certain of our subsidiaries and an additional $115 million of debt of our joint ventures guaranteed by subsidiaries.

THE EXCHANGE NOTES WILL BE UNSECURED AND WILL BE EFFECTIVELY SUBORDINATED TO OUR SECURED DEBT AND SECURED DEBT OF OUR SUBSIDIARIES

     The notes offered by this prospectus are unsecured and therefore will be effectively subordinated to any secured debt we, or our subsidiaries, currently maintain or may incur to the extent of the value of the assets securing the debt. Each of our subsidiary's debt is currently secured by the tanker or tankers owned by that subsidiary. In the event of a bankruptcy or similar proceeding involving us or a subsidiary, the assets that serve as collateral will be available to satisfy the obligations under any secured debt before any payments are made on the notes. Giving effect to the proposed application of net proceeds of the offering of the outstanding notes to prepay certain of our secured debt and assuming we had completed the exchange offer, on June 30, 2001, the exchange notes would have been effectively junior to an aggregate of approximately $803 million in outstanding secured debt.

FAILURE TO COMPLY WITH COVENANTS COULD LEAD TO ACCELERATION OF DEBT

     Our existing financing agreements and those of our subsidiaries impose operating and financial restrictions that restrict our actions. These restrictions limit or prohibit our ability to, among other things:

     -  incur additional debt;

     -  create liens;

     -  sell capital stock of subsidiaries or other assets;

     -  make certain investments;

     -  engage in mergers and acquisitions;

     -  make certain capital expenditures; or

     -  pay dividends.

     Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements or under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes offered by this prospectus. In addition, the secured nature of a portion of our other debt, together with the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions, might significantly impair our ability to obtain other financing.

     Some of our existing financing agreements also impose restrictions on changes of control of us or our ship-owning subsidiaries, including requirements for prior consent and that we make an offer to redeem certain debt. See "Description of Certain Debt."

DECLINING MARKET VALUES OF OUR VESSELS COULD ADVERSELY AFFECT OUR LIQUIDITY AND RESULT IN BREACHES OF OUR FINANCING AGREEMENTS

     Market values of tankers fluctuate depending upon general economic and market conditions affecting the tanker industry and competition from other shipping companies, other types and sizes of vessels, and other modes of transportation. In addition, as vessels become older, they generally decline significantly in value. Declining vessel values of our tankers could adversely affect our liquidity by limiting our ability to raise cash by refinancing vessels. Declining vessel values could also result in a breach of loan covenants and events of default under relevant financing agreements that require us to maintain certain loan-to-value ratios. If we are unable to pledge additional collateral in the event of a decline in vessel values, the lenders could accelerate our debt and foreclose on our vessels pledged as collateral for the loans.

WE MAY BE UNABLE TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE GOVERNING THE NOTES

     The terms of the notes will require us to make an offer to repurchase the notes upon the occurrence of a change of control triggering event at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest to the date of the purchase. In the event of a change of control triggering event, the total debt represented by the notes could become due and payable. We may not have sufficient funds available at the time of any change of control to repurchase the notes. See "Description of the Notes -- Repurchase of Notes Upon a Change of Control Triggering Event."

                         RISKS RELATING TO OUR BUSINESS

THE CYCLICAL NATURE OF THE TANKER INDUSTRY CAUSES VOLATILITY IN OUR
PROFITABILITY

     Historically, the tanker industry has been cyclical, experiencing volatility in profitability due to changes in the supply of, and demand for, tanker capacity. Increases in tanker capacity supply or decreases in tanker capacity demand could harm our business, financial condition and results of operations. The supply of tanker capacity is a function of the number of new vessels built, older vessels scrapped, converted and lost and the number of vessels that are out of service. The demand for tanker capacity is influenced by, among other factors:

     -  global and regional economic conditions;

     - increases and decreases in industrial production and demand for crude oil and petroleum products;

     - the distance crude oil and petroleum products need to be transported by sea; and

     - developments in international trade and changes in seaborne and other transportation patterns.

     Because many of the factors influencing the supply of and demand for tanker capacity are unpredictable, the nature, timing and degree of changes in tanker industry conditions are also unpredictable. See "Business -- The International Tanker Market -- Industry Fundamentals."

WE DEPEND UPON OIL MARKETS, CHANGES IN WHICH COULD RESULT IN DECREASED DEMAND FOR OUR VESSELS AND SERVICES

     Demand for our vessels and services in transporting crude oil and petroleum products depends upon world and regional oil markets. Any decrease in shipments of crude oil in those markets could harm our business, financial condition and results of operations. Historically, those markets have been volatile as a result of the many conditions and events that affect the price, production and transport of oil, as well as competition from alternative energy sources.

OUR DEPENDENCE ON SPOT VOYAGES MAY RESULT IN SIGNIFICANT FLUCTUATIONS IN THE UTILIZATION OF OUR VESSELS AND IN OUR PROFITABILITY

     In fiscal 2000, we derived approximately 82% of our net voyage revenues (75% after giving effect to our acquisition of UNS as if it had occurred on January 1, 2000) from spot voyages or time charters and contracts of affreightment priced on a spot market basis. Because we depend on the spot charter market, declining charter rates in a given period generally will result in corresponding declines in our operating results for that period. The spot charter market is highly competitive and spot charter rates are subject to significant fluctuations based on tanker and oil supply and demand. Charter rates have varied dramatically in the last few years. Future spot charters may not be available at rates that will be sufficient to enable our vessels to be operated profitably or provide sufficient cash flow to service the notes and pay our other debt obligations.

REDUCTION IN OIL PRODUCED FROM OFFSHORE OIL FIELDS COULD HARM OUR SHUTTLE TANKER BUSINESS

     Demand for our shuttle tankers in transporting crude oil and petroleum products depends upon the amount of oil produced from offshore oil fields, especially in the North Sea, where our shuttle tankers primarily operate. As oil prices increase, the prospect of offshore oil exploration and development of offshore oil fields, which cost more to build than land oil fields, becomes more attractive to oil companies. However, if oil prices were to decline, it would become less attractive for oil companies to explore for oil offshore and develop offshore oil fields. If the amount of oil produced from offshore oil fields declines, especially in the North Sea, our shuttle tanker business could be harmed.

OUR INABILITY TO RENEW OR REPLACE LONG-TERM CHARTER CONTRACTS COULD HARM OUR BUSINESS

     Twenty-five of our tankers, including 16 of our 18 shuttle tankers, currently are subject to long-term charter contracts. Twelve of these contracts terminate by their terms between April 2002 and September 2003. The 13 remaining contracts terminate by their terms between 2004 and 2013. Our inability to renew or replace these contracts on favorable terms, if at all, or the early termination of a significant number of these contracts, could harm our business, financial condition and results of operations.

THE INTENSE COMPETITION IN OUR MARKETS MAY LEAD TO REDUCED PROFITABILITY

     Our vessels operate in highly competitive markets. Competition arises primarily from other Aframax and shuttle tanker owners, including major oil companies as well as independent companies. We also compete with owners of other size tankers. Our market share is insufficient to enforce any degree of pricing discipline in the markets in which we operate and our competitive position may erode in the future. Any new markets that we enter could include participants that have greater financial strength and capital resources than us and we may not be successful in entering into new markets, including the shuttle tankers market through our acquisition of UNS.

THE TANKER INDUSTRY IS SUBJECT TO SUBSTANTIAL ENVIRONMENTAL AND OTHER REGULATIONS, WHICH MAY SIGNIFICANTLY INCREASE OUR EXPENSES

     Our operations are affected by extensive and changing environmental protection laws and other regulations. We have incurred, and expect to continue to incur, substantial expenses in complying with these laws and regulations, including expenses for ship modifications and changes in operating procedures. Additional laws and regulations may be adopted that could limit our ability to do business or further increase the cost of our doing business. This could harm our business, financial condition and results of operations. See "Business -- Regulation."

     The United States Oil Pollution Act of 1990 ("OPA 90") in particular has increased our expenses. The OPA 90 provides for the phase-in of the exclusive use of double-hull tankers at United States ports, as well as potentially unlimited liability for owners, operators and demise or bareboat charterers for oil pollution in U.S. waters. To comply with the OPA 90, tanker owners generally incur additional costs in meeting additional maintenance and inspection requirements, in developing contingency arrangements for potential spills and in obtaining required insurance coverage. The OPA 90 contains financial responsibility requirements for vessels operating in U.S. waters and requires owners and operators of vessels to establish and maintain with the United States Coast Guard evidence of insurance or of qualification as a self-insurer or other evidence of financial responsibility sufficient to meet their potential liabilities under the OPA 90.

     Following the example of the OPA 90, the International Maritime Organization, the United Nations' agency for maritime safety, adopted regulations for tanker design and inspection that are designed to reduce oil pollution in international waters and that will be phased in on a schedule depending upon vessel age. In addition, certain U.S. states, the European Community and certain countries are considering stricter technical and operational requirements for tankers and legislation that will affect the liability of tanker owners and operators for oil pollution.

     Our shuttle tankers primarily operate in the North Sea. In addition to the regulations imposed by the International Maritime Organization, the countries having jurisdiction over areas of the North Sea impose regulatory requirements in connection with operations in those areas. These regulatory requirements, together with additional requirements imposed by the operators in the North Sea oil fields, require us to make further expenditures for sophisticated equipment, reporting and redundancy systems on our shuttle tankers and for the training of seagoing staff. Additional regulations and requirements may be adopted or imposed that could limit our ability to do business or further increase the cost of doing business in the North Sea.

OUR INSURANCE MAY NOT BE SUFFICIENT TO COVER THE LOSSES THAT MAY OCCUR TO OUR PROPERTY OR AS A RESULT OF OUR OPERATIONS

     The operation of oil tankers carries the risk of environmental damage from an oil spill as well as the risk of catastrophic marine disasters and property losses inherent to any ocean-going vessel. We carry protection and indemnity coverage to protect against most of the accident-related risks involved in the conduct of our business and maintain environmental damage and pollution coverage. Except with respect to our shuttle tankers, we do not carry insurance covering the loss of revenue resulting from vessel off-hire time. All risks may not be adequately insured against, and any particular claim may not be paid. In addition, we may not be able to procure adequate coverage at commercially reasonable rates in the future. Any uninsured loss could harm our business, financial condition and results of operations.

     More stringent environmental regulations at times in the past have resulted in increased costs for, and in the future may result in the lack of availability of, insurance against the risks of environmental damage or pollution. We currently maintain $1 billion in coverage for liability for pollution, spillage or leakage of oil for each of our vessels. A catastrophic spill could exceed the coverage available, which could harm our business, financial condition and results of operations.

BECAUSE OUR FUTURE GROWTH DEPENDS IN LARGE PART ON FACTORS BEYOND OUR CONTROL, WE MAY NOT BE SUCCESSFUL IN IMPLEMENTING OUR GROWTH STRATEGY

     A principal component of our strategy is to continue to grow by expanding our business both in the geographic areas and markets where we have historically focused as well as into new geographic areas, market segments and services. We may not be successful in expanding our operations and any expansion may not be profitable. Our future growth will depend upon a number of factors, both within and outside of our control. These include:

     -  our identification of new markets;

     -  our acceptance by new customers;

     - our identification and entering into of suitable joint venture opportunities;

     - our identification and acquisition on favorable terms of suitable acquisition candidates;

     - our successful integration of any acquired businesses, including UNS, with our existing operations;

     -  our ability to hire and train qualified personnel; and

     -  our ability to obtain required financing.

     We have grown primarily by means of internal growth and have limited experience with completing acquisitions and integrating acquired businesses. The failure to effectively identify, purchase, develop and integrate any acquired businesses could harm our business, financial condition and results of operations. In addition, the results we have achieved to date may not be indicative of our ability to penetrate new markets, including the shuttle tanker market, many of which may have different competitive conditions and characteristics than our traditional markets.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE UGLAND NORDIC SHIPPING INTO OUR OPERATIONS

     We may not be successful in integrating into our operations our recent acquisition of UNS. The UNS acquisition involves risks commonly encountered in acquisitions of companies, including:

     -  potential disruption of our ongoing business;

     -  diversion of the time and resources of our management; and

     -  potential loss of key employees of the acquired company.

     In addition, IUM Shipmanagement AS, a company in which UNS holds a one-third interest ("IUM"), manages the technical operation, such as crewing and maintenance, of most of the UNS fleet. While we believe that IUM has successfully managed the UNS fleet in the past and we currently continue to utilize the services of IUM, we have a limited operating history with IUM and we do not have direct control over the IUM personnel.

     Our failure to effectively integrate UNS, or any other acquired businesses, could harm our business, financial condition and results of operations.

THE STRAIN THAT OUR GROWTH PLACES UPON OUR SYSTEMS AND MANAGEMENT RESOURCES MAY ADVERSELY AFFECT OUR BUSINESS

     To the extent our operations continue to expand, we will continue to experience growth in the number of our employees, the scope of our operating and financial systems and the geographic area of our operations. Recent growth has increased, and future growth will continue to increase, our operating complexity and the level of responsibility of existing and new management personnel. We cannot assure you that we will be able to attract and retain qualified management and employees, especially qualified officers and other seagoing personnel, of which there is a limited supply, that our current operating and financial systems and controls will be adequate as we grow, or that any steps taken to attract and retain management and employees and to improve such systems and controls will be sufficient.

WE MAY NOT BE ABLE TO SUCCESSFULLY OPERATE IN THE SHUTTLE TANKER MARKET

     We have historically operated in the Aframax spot and time-charter crude and petroleum transportation markets in the Indo-Pacific Basin and the Atlantic region. UNS operates primarily in the shuttle tanker market in the North Sea. While we do not believe operating in the North Sea shuttle tanker market is substantially different from operating in the Indo-Pacific Basin and Atlantic region Aframax markets, we may not be successful in our expansion into a market where we have little or no direct prior experience.

OUR OPERATING RESULTS ARE SUBJECT TO SEASONAL FLUCTUATIONS

     Our tankers operate in markets that have historically exhibited seasonal variations in demand and, therefore, in charter rates. This seasonality may result in quarter-to-quarter volatility in our results of operations. Tanker markets are typically stronger in the winter months as a result of increased oil consumption in the northern hemisphere. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling. The oil price volatility resulting from these factors has historically led to increased oil trading activities in the winter months. As a result, our revenues have historically been weaker during our fiscal quarters ended June 30 and September 30, and, conversely, revenues have been stronger in our fiscal quarters ended March 31 and December 31.

WE EXPEND SUBSTANTIAL SUMS DURING CONSTRUCTION OF NEWBUILDINGS WITHOUT EARNING REVENUE AND WITHOUT ASSURANCE THAT THEY WILL BE COMPLETED

     We are typically required to expend substantial sums as progress payments during the construction of a newbuilding, but we do not derive any revenue from the vessel until after its delivery. If the shipyard were unable to complete the contract or if we were unable to obtain financing required to complete payments on any of our newbuilding orders, we could effectively forfeit all or a portion of the progress payments previously made. Our UNS subsidiary currently has three newbuildings on order, with deliveries scheduled for December 2002, March 2003 and September 2003. We may in the future order additional newbuildings.

THE LOSS OF ANY KEY CUSTOMER COULD RESULT IN A SIGNIFICANT LOSS OF REVENUE IN A GIVEN PERIOD

     We have derived, and believe that we will continue to derive, a significant portion of our voyage revenues from a limited number of customers. Two customers, both international oil companies, individually accounted for approximately $118 million, or 13%, and approximately $110 million, or 12%, of our consolidated voyage revenues during fiscal 2000. Giving pro forma effect to our acquisition of UNS as if it had occurred on January 1, 2000, such percentages would have been 12% and 11%, respectively. A single customer, an international oil company, accounted for $48 million, or approximately 13%, of our consolidated voyage revenues for the nine months ended December 31, 1999. During the year ended March 31, 1999, three customers, all international oil companies, individually accounted for $51 million, $51 million and $43 million, or 12%, 12% and 10%, respectively, of our consolidated voyage revenues. No other customer accounted for more than 10% of our consolidated voyage revenues in any of the fiscal periods presented above. The loss of any significant customer, or a substantial decline in the amount of services requested by a significant customer, could harm our business, financial condition and results of operations.

EXPOSURE TO CURRENCY EXCHANGE RATE AND INTEREST RATE FLUCTUATIONS COULD RESULT IN FLUCTUATIONS IN OUR NET INCOME

     While virtually all of our revenues are earned in U.S. Dollars, a portion of our operating costs is incurred in currencies other than U.S. Dollars. This partial mismatch in operating revenues and expenses could lead to fluctuations in net income due to changes in the value of the U.S. Dollar relative to other currencies, in particular the Japanese Yen, the Singapore Dollar, the Canadian Dollar, the Norwegian Kroner, the British Pound and the Australian Dollar.

     At March 31, 2001, after giving effect to the issuance of the outstanding notes and the proposed application of the net proceeds therefrom to prepay certain of our outstanding secured debt, approximately $700 million, or 63%, of our debt would have borne interest at floating interest rates. Increases in interest rates would increase interest payments on this debt, and could materially adversely affect our business, financial condition and results of operations. In order to partially mitigate our interest rate exposure, we have entered into six interest rate swaps, totaling $145 million in notional principal amount with maturities between December 2001 and May 2004. The average interest rate of the swaps is 6.46%. As of March 31, 2001, the fair value of these interest rate swaps was negative $3.4 million. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Market Rate Risks."

OUR SUBSTANTIAL OPERATIONS OUTSIDE THE UNITED STATES EXPOSE US TO POLITICAL, GOVERNMENTAL AND ECONOMIC INSTABILITY, WHICH COULD ADVERSELY AFFECT OUR OPERATIONS

     Because our operations are primarily conducted outside of the United States, they may be affected by changing economic, political and governmental conditions in the countries where we are engaged in business or where our vessels are registered. Any disruption caused by these factors could materially adversely affect our business, financial condition and results of operations.

     During fiscal 2000, we derived approximately 59% of our total revenues from our operations in the Indo-Pacific Basin (55% after giving effect to our acquisition of UNS as if it had occurred on January 1, 2000). Past political conflicts in this region, particularly in the Arabian Gulf, have included attacks on tankers, mining of waterways and other efforts to disrupt shipping in the area. Vessels trading in this region have also been subject to, in limited instances, acts of terrorism and piracy. Future hostilities or other political instability in this region or other regions where we operate could affect our trade patterns and materially adversely affect our business, financial condition and results of operations.

WE MAY NOT BE EXEMPT FROM U.S. TAXATION FOR OUR UNITED STATES SOURCE INCOME, WHICH WOULD REDUCE OUR NET INCOME AND CASH FLOW BY THE AMOUNT OF THE APPLICABLE TAX

     If not exempt from tax under Section 883 of the United States Internal Revenue Code, the shipping income derived from United States sources attributable to our transportation of cargoes to or from the United States will be subject to U.S. federal income tax. If we are subject to such tax, our net income and cash flow would be reduced by the amount of such tax. Although we currently believe we are exempt from taxation under Section 883, proposed regulations, if they become final as proposed, may not permit us to continue to claim the Section 883 exemption. See "Business -- Taxation of Teekay -- United States Taxation."

     In fiscal 2000, approximately 42% of voyage revenues was derived from U.S. sources attributable to the transportation of cargoes to or from the United States. The average U.S. federal income tax on such U.S. source income, in the absence of exemption under Section 883, would have been 2% thereof, or approximately $7.5 million. Giving effect to our acquisition of UNS as if it had occurred on January 1, 2000, approximately 40% of our pro forma voyage revenues for fiscal 2000 would have been derived from such U.S. sources. In the absence of an exemption under Section 883, the U.S. federal income tax on such pro forma U.S. source income would have been approximately $7.7 million.

AN ACTIVE PUBLIC MARKET MAY NOT DEVELOP FOR YOUR NOTES, WHICH MAY HINDER YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT

     There is no established trading market for the exchange notes. Although we intend to apply for listing the exchange notes on the New York Stock Exchange, a liquid market for the exchange notes may not develop. Although the initial purchasers of the outstanding notes have informed us that they intend to make a market in the exchange notes after the exchange offer, they may stop making a market at any time. Accordingly, we cannot assure you that a market for the exchange notes will develop. Furthermore, if a market were to develop, the market price for the notes may be adversely affected by changes in our financial performance, changes in the overall market for similar securities and the performance or prospects for companies in our industry.

     The outstanding notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws, or pursuant to an effective registration statement.

     The liquidity of, and trading market for, the exchange notes may also be adversely effected by general declines in the market for similar securities or by changes in our financial performance. Such a market decline may adversely affect such liquidity and trading markets independent of our financial performance and resources.

                                USE OF PROCEEDS

     We issued $250 million principal amount of the outstanding notes on June 22, 2001 to the initial purchasers of those notes. We are making the exchange offer to satisfy our obligations under the outstanding notes, the indenture and the exchange and registration rights agreement. We will not receive any cash proceeds from the exchange offer. In consideration of issuing the exchange notes in the exchange offer, we will receive an equal principal amount of outstanding notes. Any outstanding notes that are properly tendered in the exchange offer will be accepted, canceled and retired and cannot be reissued.

     Our net proceeds from the offering of the outstanding notes were approximately $244.5 million, after deducting the discount payable to the initial purchasers of the outstanding notes and offering expenses. We have used a portion these net proceeds, and intend to use the balance of these net proceeds, to prepay certain of our secured debt. The secured debt that we have prepaid, and that we intend to prepay, bears interest at rates ranging from 4.9875% to 8.32% and has maturity dates ranging from October 2003 to December 2008. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources" and "Description of Certain Debt." Included in this prepaid debt is a portion of our outstanding 8.32% First Preferred Ship Mortgage Notes.

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization at March 31, 2001, to reflect:

     (1)   our actual capitalization; and

     (2) our pro forma capitalization to give effect to (a) the acquisition of the remaining 36% interest of UNS for $79.4 million in cash, which was completed as of June 1, 2001, (b) the offering of the outstanding and notes and proposed application of the net proceeds therefrom, and
           (c) the exchange offer.

     You should read the following table in conjunction with our historical and pro forma consolidated financial statements and the related notes included elsewhere in this prospectus. See "Use of Proceeds," "Management's Discussion and Analysis of Results of Operations and Financial Condition," "Business -- Acquisition of Ugland Nordic Shipping ASA" and "Description of Certain Debt."

                                                                      MARCH 31, 2001
                                                                ---------------------------
                                                                  ACTUAL       PRO FORMA(1)
                                                                -----------    ------------
                                                                (UNAUDITED)    (UNAUDITED)
                                                                  (DOLLARS IN THOUSANDS)
Cash and marketable securities..............................    $  348,054      $  268,655
                                                                ==========      ==========
Current obligations(2):
  Current portion of long-term debt.........................    $  123,058      $   91,455
                                                                ----------      ----------
     Total current obligations..............................       123,058          91,455
                                                                ----------      ----------
Long-term debt(2):
  Long-term debt............................................       985,636         772,739
  Outstanding notes.........................................            --         250,000
                                                                ----------      ----------
     Total long-term debt...................................       985,636       1,022,739
                                                                ----------      ----------
Minority interest...........................................        66,968          19,257
                                                                ----------      ----------
Stockholders' equity:
  Capital stock.............................................       458,605         458,605
  Retained earnings.........................................       777,618         777,618
  Accumulated other comprehensive loss......................        (1,443)         (1,443)
                                                                ----------      ----------
     Total stockholders' equity.............................     1,234,780       1,234,780
                                                                ----------      ----------
     Total capitalization...................................    $2,410,442      $2,368,231
                                                                ==========      ==========

---------------

(1) Excludes approximately $95 million of long-term debt incurred by UNS in April 2001 for its acquisition of four shuttle tankers from Awilco ASA.

(2) For information concerning our borrowing arrangements, see "Description of Certain Debt" and Note 6 to our consolidated financial statements included elsewhere in this prospectus.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     The following tables present selected financial and other data for us as at and for the three-month periods ended March 31, 2001 and 2000 and the fiscal year ended December 31, 2000, the nine-month period ended December 31, 1999 and the three fiscal years ended March 31, 1999. We derived the selected financial data set forth below with respect to our statements of income for the fiscal year ended December 31, 2000, the nine-month period ended December 31, 1999 and the fiscal year ended March 31, 1999 and our balance sheets as at December 31, 2000 and 1999, from our consolidated financial statements that are included elsewhere in this prospectus and have been audited by Ernst & Young, independent chartered accountants. We derived the income statement data for each of the two fiscal years ended March 31, 1998 and 1997 and the balance sheet data as at March 31, 1999, 1998 and 1997, from consolidated financial statements audited by Ernst & Young which are not included in this prospectus. We derived the selected financial and other data set forth below with respect to our statements of income for each of the three-month periods ended March 31, 2001 and 2000 and our balance sheet as at March 31, 2001 from our unaudited consolidated financial statements included elsewhere in this prospectus. We derived the balance sheet data as at March 31, 2000 from our unaudited consolidated financial statements not included in this prospectus. In management's opinion, these unaudited consolidated financial statements reflect all adjustments necessary (consisting only of normal recurring adjustments) for a fair presentation of such financial data. Our results for the three-month period ended March 31, 2001 are not necessarily indicative of the eventual results for the year.

     We have provided pro forma information for us as at and for the three-month period ended March 31, 2001 and for the fiscal year ended December 31, 2000 to show the effect of the acquisition of 100% of UNS as if it had occurred on January 1, 2000. We derived the selected pro forma data set forth below from our pro forma consolidated condensed financial statements that are included elsewhere in this prospectus. The pro forma financial information is based upon available information and assumptions we believe are reasonable. The pro forma financial information is provided for informational purposes only and is not indicative of our operating results or financial position had the acquisition of UNS occurred at January 1, 2000, nor is it necessarily indicative of future combined operating results or financial position.

     You should read the data below in conjunction with the consolidated financial statements, unaudited pro forma consolidated condensed financial statements and related notes, the financial information and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included elsewhere in this prospectus.

     We changed our fiscal year end from March 31 to December 31, commencing December 31, 1999, in order to facilitate comparison of our operating results to those of other companies in the transportation industry.

                                             THREE MONTHS ENDED MARCH 31,                    FISCAL YEARS ENDED
                                        ---------------------------------------   ----------------------------------------
                                                                                   PRO FORMA
                                         PRO FORMA                                 DEC. 31,      DEC. 31,      DEC. 31,
                                          2001(1)        2001          2000         2000(1)        2000          1999
                                         ---------       ----          ----        ---------     --------      --------
                                        (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)                (NINE MONTHS)
                                                          (IN THOUSANDS, EXCEPT RATIOS AND PER DAY DATA)
INCOME STATEMENT DATA:
Voyage revenues.......................  $  325,074    $  307,886    $  182,262     $ 962,307    $  893,226    $  377,882
Voyage expenses.......................      63,658        62,730        62,195       248,957       248,957       129,532
                                        ----------    ----------    ----------     ---------    ----------    ----------
Net voyage revenues...................     261,416       245,156       120,067       713,350       644,269       248,350
                                        ----------    ----------    ----------     ---------    ----------    ----------
Operating expenses:
 Vessel operating expenses(2).........      38,250        33,879        34,769       146,075       125,415        98,780
 Time charter hire expense............      17,183        17,183        12,966        53,547        53,547        30,681
 Depreciation and amortization
   expense............................      32,675        27,521        25,042       123,297       100,153        68,299
 General and administrative expense...      12,045        10,838         9,522        43,445        37,479        27,018
                                        ----------    ----------    ----------     ---------    ----------    ----------
Total operating expenses..............     100,153        89,421        82,299       366,364       316,594       224,778
                                        ----------    ----------    ----------     ---------    ----------    ----------
Income from vessel operations.........     161,263       155,735        37,768       346,986       327,675        23,572
Interest expense......................     (21,343)      (14,786)      (19,989)     (106,500)      (74,540)      (44,996)
Interest income.......................       3,000         2,803         3,253        15,090        13,021         5,842
Other income (loss)...................       2,177           936        (1,092)        9,978         3,864        (4,013)
                                        ----------    ----------    ----------     ---------    ----------    ----------
Net income (loss) before extraordinary
 loss.................................     145,097       144,688        19,940       265,554       270,020       (19,595)
Extraordinary loss on bond
 Redemption...........................          --            --            --            --            --            --
                                        ----------    ----------    ----------     ---------    ----------    ----------
Net income (loss).....................  $  145,097    $  144,688    $   19,940     $ 265,554    $  270,020    $  (19,595)
                                        ==========    ==========    ==========     =========    ==========    ==========
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and marketable securities........  $  268,655    $  348,054    $  253,749            --    $  223,123    $  226,381
Total assets..........................   2,470,621     2,518,332     1,988,367            --     1,974,099     1,982,684
Total debt............................   1,108,694     1,108,694     1,074,561            --       797,484     1,085,167
Total stockholders' equity............   1,234,780     1,234,780       844,727            --     1,098,512       832,067
OTHER FINANCIAL DATA:
EBITDA(3).............................  $  203,000    $  188,978    $   66,862     $ 504,127    $  451,066    $   95,875
EBITDA to interest expense(3)(4)......         9.4x         13.0x          3.4x          4.8x          6.1x          2.1x
Total debt to LTM EBITDA(3)(5)........         1.8x          1.9x          6.8x           --           1.8x          8.3x
Total debt to total
 Capitalization(6)....................        46.9%         46.0%         55.9%           --          42.1%         56.6%
Net debt to total capitalization(7)...        40.1%         36.9%         49.2%           --          34.2%         50.7%
Ratio of earnings to fixed
 charges(8)...........................         7.6x         10.8x          2.0x          3.5x          4.6x          0.6x
Cash earnings(9)......................  $  181,276    $  174,832    $   45,165     $ 389,626    $  372,168    $   43,343
Capital expenditures:
 Vessel purchases, gross(10)..........      13,102         1,394           550       143,601        43,512        23,313
 Drydocking...........................       2,240         2,240         2,500        16,467        11,941         6,598
TOTAL FLEET DATA(11):
Average number of ships...............          79            73            73            80            72            65
Average age of our fleet (in years at
 end of period).......................         9.2           9.2           8.4           9.2           9.0           8.4
Operating cash flow per ship
 per day(12)..........................  $   27,535    $   28,300    $    9,851     $  16,183    $   16,687    $    5,177
SPOT AFRAMAX FLEET DATA(13):
Average number of ships...............          58            58            61            59            59            55
Average age of our fleet (in years at
 end of period).......................         8.7           8.7           7.6           8.3           8.3           7.4
TCE per ship per day(14)..............  $   43,720    $   43,720    $   19,016     $  27,138    $   27,138    $   13,462
Vessel operating expenses per ship
 per day(2)...........................       5,307         5,307         5,217         4,980         4,980         5,621
Operating cash flow per ship
 per day(12)..........................      32,351        32,351        10,441        18,145        18,145         4,731

                                                 FISCAL YEARS ENDED
                                        ------------------------------------

                                         MAR. 31,     MAR. 31,     MAR. 31,
                                           1999         1998         1997
                                         --------     --------     --------

                                        (IN THOUSANDS, EXCEPT RATIOS AND PER
                                                     DAY DATA)
INCOME STATEMENT DATA:
Voyage revenues.......................  $  411,922   $  406,036   $  382,249
Voyage expenses.......................      93,511      100,776      102,037
                                        ----------   ----------   ----------
Net voyage revenues...................     318,411      305,260      280,212
                                        ----------   ----------   ----------
Operating expenses:
 Vessel operating expenses(2).........      84,397       70,510       72,586
 Time charter hire expense............      29,666       10,627        3,461
 Depreciation and amortization
   expense............................      93,712       94,941       90,698
 General and administrative expense...      25,002       21,542       19,209
                                        ----------   ----------   ----------
Total operating expenses..............     232,777      197,620      185,954
                                        ----------   ----------   ----------
Income from vessel operations.........      85,634      107,640       94,258
Interest expense......................     (44,797)     (56,269)     (60,810)
Interest income.......................       6,369        7,897        6,358
Other income (loss)...................       5,506       11,236        2,824
                                        ----------   ----------   ----------
Net income (loss) before extraordinary
 loss.................................      52,712       70,504       42,630
Extraordinary loss on bond
 Redemption...........................      (7,306)          --           --
                                        ----------   ----------   ----------
Net income (loss).....................  $   45,406   $   70,504   $   42,630
                                        ==========   ==========   ==========
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and marketable securities........  $  132,256   $  115,254   $  117,523
Total assets..........................   1,452,220    1,460,183    1,372,838
Total debt............................     641,719      725,369      699,726
Total stockholders' equity............     777,390      689,455      629,815
OTHER FINANCIAL DATA:
EBITDA(3).............................  $  186,069   $  209,582   $  191,632
EBITDA to interest expense(3)(4)......         4.0x         3.8x         3.2x
Total debt to LTM EBITDA(3)(5)........         3.5x         3.5x         3.7x
Total debt to total
 Capitalization(6)....................        45.2%        51.3%        52.6%
Net debt to total capitalization(7)...        39.6%        46.9%        48.0%
Ratio of earnings to fixed
 charges(8)...........................         2.1x         2.3x         1.7x
Cash earnings(9)......................  $  146,489   $  165,575   $  133,554
Capital expenditures:
 Vessel purchases, gross(10)..........      85,445      197,199       65,104
 Drydocking...........................      11,749       18,376       16,559
TOTAL FLEET DATA(11):
Average number of ships...............          47           43           41
Average age of our fleet (in years at
 end of period).......................         8.7          7.8          8.2
Operating cash flow per ship
 per day(12)..........................  $   11,171   $   12,682   $   11,819
SPOT AFRAMAX FLEET DATA(13):
Average number of ships...............          43           42           41
Average age of our fleet (in years at
 end of period).......................         8.0          7.6          7.9
TCE per ship per day(14)..............  $   19,576   $   21,373   $   20,356
Vessel operating expenses per ship
 per day(2)...........................       4,969        4,554        4,922
Operating cash flow per ship
 per day(12)..........................      10,903       12,664       11,819

                                                   (Footnotes on following page)

 (1) Represents actual amounts as adjusted to give effect to the acquisition of 100% of UNS, as if it had occurred on January 1, 2000. See unaudited pro forma consolidated condensed financial statements included elsewhere in this prospectus. The primary adjustments were (a) an increase in depreciation and amortization expense relating to the amortization of goodwill arising upon the acquisition of UNS, (b) an increase in interest expense as if we had borrowed funds under our revolving credit facilities to finance the acquisition, and (c) an increase in other income to reverse the expense related to the minority interest portion of UNS' results for the period March 6, 2001 to March 31, 2001.

 (2) Vessel operating expenses comprise all expenses relating to the operation of vessels (other than voyage expenses), including crewing, repairs and maintenance, insurance, stores and lubes, and communications expenses. Voyage expenses also comprise all expenses relating to particular voyages, including bunker fuel expenses, port fees, canal tolls, and brokerage commissions. Ship days are calculated on the basis of a 365-day year multiplied by the average number of owned vessels in our fleet for the respective year. Vessel operating expenses exclude vessels time-chartered-in.

 (3) EBITDA represents net income (loss) before extraordinary items, interest expense, income tax expense, depreciation and amortization expense, minority interest, and gains or losses arising from prepayment of debt, foreign exchange translation and disposal of assets. EBITDA is included because such data is used by certain investors to measure a company's financial performance. EBITDA is not required by accounting principles generally accepted in the United States and should not be considered as an alternative to net income or any other indicator of our performance required by accounting principles generally accepted in the United States.

 (4) For purposes of computing EBITDA to interest expense, interest expense includes capitalized interest but excludes amortization of loan costs.

 (5) Total debt to LTM EBITDA represents total debt as of the end of the period compared to EBITDA for the 12-month period then ended.

 (6) Total capitalization represents total debt, minority interest and total stockholders' equity.

 (7) Net debt represents total debt less cash, cash equivalents and marketable securities. Total capitalization represents net debt, minority interest and total stockholders' equity.

 (8) For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income (loss) before extraordinary items, income taxes, minority interest expense, equity income, interest expense, amortization of deferred financing costs and amortization of capitalized interest. Fixed charges consist of interest expense, capitalized interest and amortization of deferred financing costs.

 (9) Cash earnings represents net income (loss) before extraordinary items, foreign exchange gains (losses), and depreciation and amortization expense. Cash earnings is included because it is used by certain investors to measure a company's financial performance as compared to other companies in the shipping industry. Cash earnings is not required by accounting principles generally accepted in the United States and should not be considered as an alternative to net income or any other indicator of our performance required by accounting principles generally accepted in the United States.

(10) Excludes vessels purchased in connection with our corporate acquisitions of Bona Shipbuilding Ltd. in 1999 and UNS in 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(11) Excludes vessels of our joint ventures, newbuildings and one Aframax tanker that has been subject to a bareboat charter.

(12) Operating cash flow represents income from vessel operations plus depreciation and amortization expense (other than drydock amortization expense). Ship days are calculated on the basis of a 365-day fiscal year multiplied by the average number of vessels in our fleet for the respective year (excluding vessels of our joint ventures). Operating cash flow is not required by accounting principles generally accepted in the United States and should not be considered as an alternative to net income or any other indicator of our performance required by accounting principles generally accepted in the United States.

(13) Includes our core Aframax fleet that operates primarily in the spot charter market and excludes vessels that operate primarily under long-term fixed-rate contracts, including our ten Aframax-size shuttle tankers and our Aframax-size Australian-crewed vessels. TCE and vessel operating expense data is separately presented only for this portion of our fleet because the remainder of our fleet generally has varying revenues and expense characteristics that make period-to-period comparisons not meaningful. Also excludes one Aframax tanker that has been subject to a bareboat charter and Aframax tankers of our joint ventures.

(14) TCE is a measure of the revenue performance of a vessel, which, on a per voyage basis, is generally determined by Clarkson Research Studies Inc. ("Clarkson") and other industry data sources by subtracting voyage expenses (except commissions) which are incurred in transporting cargo from gross revenue per voyage and dividing the remaining revenue by the total number of days required for the round-trip voyage. For purposes of calculating our average TCE for the year, TCE has been calculated consistent with Clarkson's method, by deducting total voyage expenses (except commissions) from total voyage revenues and dividing the remaining sum by our total voyage days in the year. See "Exhibit A -- Definitions of Shipping Terms."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion together with the financial statements, including the related notes, and the other financial information appearing elsewhere in this prospectus, as well as the risks described in the "Risk Factors" section.

     We changed our fiscal year end from March 31 to December 31, commencing December 31, 1999, in order to facilitate comparison of our operating results to those of other companies in the transportation industry.

OVERVIEW

     Teekay is a leading provider of international crude oil and petroleum product transportation services through the world's largest fleet of medium-size oil tankers. Our modern fleet of 95 tankers (including three newbuildings, seven vessels time-chartered-in and six vessels owned by joint ventures) provides transportation services to major oil companies, major oil traders and government agencies worldwide. We believe our Aframax fleet is approximately three times larger than that of our nearest direct Aframax competitor. Through our recent acquisition of Ugland Nordic Shipping ASA, we are also the largest owner of shuttle tankers, which engage in the transportation of oil from offshore production platforms to onshore storage and refinery facilities. We estimate that our market share is approximately 25% in the Indo-Pacific Basin Aframax market and approximately 10% in the Atlantic region Aframax market, based on tankers trading in those regions that are 20 years old or younger, and we estimate that our market share is approximately 25% of the world shuttle tanker market.

     During fiscal 2000, approximately 82% of our net voyage revenues were derived from spot voyages or time charters and contracts of affreightment priced on a spot market basis. Time charters refer to vessels chartered to customers for a fixed period and contracts of affreightment refer to contracts where we carry an agreed quantity of cargo for a customer over a specified trade route within a specified period of time. During fiscal 2000, approximately 68% of our net voyage revenues were generated from spot voyages and approximately 14% of our net voyage revenues were generated from spot market-based time charters and contracts of affreightment. The remaining 18% of our net voyage revenues during fiscal 2000 were derived from fixed-rate time-charters and contracts of affreightment. Our dependence on the spot market contributes to the volatility of our revenues, cash flow from operations, and net income.

     Historically, the tanker industry has been cyclical, experiencing volatility in profitability and asset values resulting from changes in the supply of, and demand for, vessel capacity. In addition, tanker markets have historically exhibited seasonal variations in charter rates. Tanker markets are typically stronger in the winter months as a result of increased oil consumption in the northern hemisphere and unpredictable weather patterns that tend to disrupt vessel scheduling.

ACQUISITION OF UGLAND NORDIC SHIPPING ASA

     As of March 31, 2001, we had purchased approximately a 64% interest in UNS (9% of which we had purchased in 2000), the world's largest shuttle tanker owner, for $143.9 million. As of April 26, 2001, we acquired an additional 34% interest for $75.2 million, giving us a total interest in UNS of 98%. As of June 1, 2001, we had purchased the remaining 2% of UNS. The total purchase price for the outstanding shares of UNS was approximately $223.3 million (including estimated transaction expenses of $7.0 million).

     UNS controls a modern fleet of 18 vessels that engage in the transportation of oil from offshore production platforms to onshore storage and refinery facilities. The UNS fleet has an average age of 8.5 years (excluding three newbuildings), and operates primarily in the North Sea under long-term fixed-rate contracts. In addition, as of June 1, 2001, UNS owned approximately 14.4% of the publicly traded company Nordic American Tankers Shipping Ltd., the owner of three Suezmax tankers on a long-term contract to BP.

     For the year ended December 31, 2000, UNS earned net voyage revenues of approximately $69.1 million, resulting in income from vessel operations of approximately $23.8 million and net income of approximately $15.4 million. These amounts reflect the conversion from accounting principles generally accepted in Norway to accounting principles generally accepted in the United States. The acquisition of UNS has been accounted for using the purchase method of accounting, based upon preliminary estimates of fair value. The operating results of UNS have been reflected in our financial statements on a 100% basis commencing March 6, 2001, the effective date that we acquired a majority interest in UNS. Minority interest expense, which is included as part of other income (loss), has been recorded to reflect the minority shareholders' share of UNS' net income for the period from March 6, 2001 to March 31, 2001.

     Since UNS derives a majority of its revenues from long-term fixed-rate contracts, the percentage of our fleet that will be dependent on the spot tanker market is expected to decline. Giving effect to the acquisition of UNS as if it had occurred on January 1, 2000, our pro forma net voyage revenues from fixed-rate time-charters and contracts of affreightment during the fiscal year ended December 31, 2000 and the three months ended March 31, 2001 would have been 25% and 18%, respectively, compared to 18% and 12% when excluding UNS.

ACQUISITION OF BONA SHIPHOLDING LTD.

     In June 1999, we acquired Bona Shipholding Ltd. ("Bona"), then a leading operator of medium-size tankers, for aggregate consideration (including transaction expenses) of approximately $450 million, consisting of approximately $40 million in cash, $294 million of assumed debt (net of cash acquired), and the balance in shares of our common stock. Through its fleet of primarily Aframax tankers and oil/bulk/ore carriers ("O/B/Os"), Bona engaged in the transportation of oil, oil products, and dry bulk commodities, primarily in the Atlantic region.

     The acquisition of Bona was accounted for using the purchase method of accounting and did not result in the recording of any goodwill. We capitalized acquisition expenses by adding them to the capitalized value of acquired vessels whose values were written down and amortized the expenses over the remaining life of the vessels. Under the purchase method of accounting, Bona's operating results are reflected in our financial statements commencing after June 11, 1999, the effective date of the acquisition.

     Prior to the Bona acquisition, we depreciated our vessels for accounting purposes over an economic life of 20 years down to estimated residual values. Bona depreciated its vessels over an economic life of 25 years down to estimated scrap values, which method is used by the majority of companies in the shipping industry. Effective April 1, 1999, we changed, on a prospective basis, our useful life estimate to 25 years.

     All O/B/Os owned by Bona are operated through an O/B/O pool managed by a subsidiary of Bona. Net voyage revenues from the O/B/O pool are currently included on a 100% basis in Teekay's consolidated financial statements, with the minority participants' share of the O/B/O pool's net voyage revenues reflected as a time charter hire expense.

RECENT TANKER MARKET TRENDS

     In 1999, oil production cutbacks by OPEC producers resulted in a significant drawdown of world oil inventory levels, lowering tanker demand and TCE rates, and increasing scrapping. As a result, our Aframax fleet earned an average of $14,203 in TCE during calendar 1999.

     In 2000, tanker demand and TCE rates improved significantly as increased oil demand and replenishment of low inventory levels supported production increases throughout the year. OPEC responded to this escalating oil demand with four production increases during 2000: 1.7 mbpd (million barrels per day) in March, 0.7 mbpd in June, 0.8 mbpd in September and 0.5 mbpd in November. Overall, OPEC increased production by 3.7 mbpd during 2000. Global oil production increased from an average 74.1 mbpd in 1999 to 76.7 mbpd in 2000. Oil production in the fourth quarter of 2000 peaked at 78.2 mbpd.

     The tanker market in 2000 was driven not only by transitory cyclical events but also by positive structural developments in the tanker industry. A number of high profile oil spills involving old tankers increased charterers' preference for modern high-quality tankers and, consequently, the freight differential customers were willing to pay to charter these ships. As a result of those factors, our Aframax fleet earned an average of $27,138 in TCE in 2000, or a 91% increase over the prior year.

     OPEC has decreased scheduled production by 1.5 mbpd in February 2001 and
1.0 mbpd in April 2001 due to seasonally weaker demand in the spring quarter. However, industry sources anticipate that OPEC will raise production later this year to meet winter demand. The International Energy Agency estimates that global oil demand will increase by 1.2% in 2001, compared with 0.9% in 2000. Much of the incremental production required to meet this increase in oil demand is expected to come from the Middle East, which would particularly increase tanker demand by requiring long-haul tanker transportation to markets.

     Newbuilding deliveries into the world fleet in 2001 are expected to be 16.9 mdwt (million deadweight tons), well below the 21.2 mdwt delivered in 2000. As of May 31, 2001, 7.7 mdwt of newbuildings had been delivered in 2001. With the newbuilding orderbook full for 2001 and 2002, the typical lead time for delivery of a new vessel is now into late-2003. Both of these elements should continue to constrain tanker supply.

     In April 2001, the International Maritime Organization (IMO) -- the United Nation's specialized agency responsible for improving maritime safety and preventing pollution from ships -- adopted legislation accelerating the phase-out of single-hull tankers. Under prior IMO regulations, single-hull tankers would be phased out of the world tanker fleet at age 30. The new regulations accelerate the phase-out from 30 years in 2003 to 26 years in 2007 for single-hull tankers, which would affect approximately 30% of the current world tanker fleet by the end of 2007. See "Business -- Regulation."

     Together, we believe the factors discussed above create a positive outlook for the TCE rate environment for the near term.

RESULTS OF OPERATIONS

     Historically, our business has been dominated by the spot charter market, including time charters priced on a spot market basis. In the spot market, bulk shipping industry freight rates are commonly measured at the net voyage revenue level in terms of TCE, or "time charter equivalent" rates, defined as (1)(a) voyage revenues less (b) voyage expenses (excluding commissions), (2) divided by voyage ship-days for the round-trip voyage. Voyage revenues and voyage expenses are a function of the type of charter, either spot charter or time charter, and port, canal and fuel costs depending on the trade route upon which a vessel is sailing, in addition to being a function of the level of shipping freight rates. For this reason, shipowners operating in the spot market base economic decisions regarding the deployment of their vessels upon anticipated TCE rates, and industry analysts typically measure bulk shipping freight rates in terms of TCE rates. Accordingly, the discussion of revenue below focuses on net voyage revenue and TCE rates.

     TCE rates are dependent on oil production levels, oil consumption growth, the number of vessels scrapped, the number of newbuildings delivered and charterers' preference for modern tankers. As a result of our dependence on the tanker spot market, any fluctuations in Aframax TCE rates will impact our revenues and earnings.

  QUARTER ENDED MARCH 31, 2001 VERSUS QUARTER ENDED MARCH 31, 2000

     Our average Aframax TCE rates increased significantly in the first quarter of 2001, compared to the first quarter of 2000, due to increased demand for modern tankers, arising from increased oil production and discrimination against older tankers by charterers.

     The OPEC decrease in oil production in February 2001 in anticipation of the seasonal reduction in crude oil demand, which typically occurs during the second quarter, caused Aframax TCE rates to decline at the end of the quarter from the high levels experienced during the most recent winter.

     Our average fleet size was 1.8% lower in the quarter ended March 31, 2001, compared to the same quarter in 2000, due to the sale of two older tankers in March 2000, partially offset by the acquisition of UNS in March 2001.

     NET VOYAGE REVENUE. Net voyage revenues increased 104.2% to $245.2 million in the quarter ended March 31, 2001, compared to a $120.1 million for the same quarter last year. This is primarily the result of a 112.2% increase in our average TCE rate to $39,754 in the quarter ended March 31, 2001, from $18,734 in the same quarter last year.

     VESSEL OPERATING EXPENSE. Vessel operating expenses, which include crewing, repairs and maintenance, insurance, stores and lubes, and communication expenses, decreased 2.6% to $33.9 million in the quarter ended March 31, 2001, from $34.8 million in the same quarter last year, mainly as a result of the reduction in our average fleet size.

     TIME-CHARTER HIRE EXPENSE. Time-charter hire expense increased to $17.2 million in the quarter ended March 31, 2001, from $13.0 million in the same quarter last year, primarily due to an increase in the average TCE rates earned in the O/B/O pool, which we manage. The minority participants' share of the O/B/O pool's net voyage revenues, which is reflected as a time-charter hire expense, was $9.4 million for the quarter ended March 31, 2001, compared to $5.5 million for the quarter ended March 31, 2000. The average number of vessels time-chartered-in by us was five, excluding the O/B/Os, in the quarter ended March 31, 2001, unchanged from the same quarter last year.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased 9.9% to $27.5 million in the quarter ended March 31, 2001, from $25.0 million in the same quarter last year, mainly due to the acquisition of UNS and an increase in drydock amortization expense. Depreciation and amortization expense included amortization of drydocking costs of $3.0 million in the quarter ended March 31, 2001, compared to $2.2 million in the same quarter last year.

     GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expenses increased 13.8% to $10.8 million in the quarter ended March 31, 2001, from $9.5 million in the same quarter last year, primarily as a result of the payment of senior management bonuses in the quarter ended March 31, 2001 and the acquisition of UNS during the quarter.

     INTEREST EXPENSE. Interest expense decreased 26.0% to $14.8 million in the quarter ended March 31, 2001, from $20.0 million in the same quarter last year, reflecting lower interest rates and a lower average debt balance due to principal prepayments.

     INTEREST INCOME. Interest income decreased 13.8% to $2.8 million in the quarter ended March 31, 2001, as compared to $3.3 million in the same quarter last year, mainly as a result of lower interest rates.

     OTHER INCOME/LOSS. Other income of $0.9 million in the quarter ended March 31, 2001 was comprised of a gain on the disposition of marketable securities and equity income from joint ventures, partially offset by minority interest, foreign exchange loss and income taxes. Other loss of $1.1 million in the quarter ended March 31, 2000, primarily reflected the loss on the disposition of vessels and equipment.

     NET INCOME. As a result of the foregoing factors, our net income was $144.7 million in the quarter ended March 31, 2001, compared to net income of $19.9 million in the quarter ended March 31, 2000, due mainly to the improvement in Aframax TCE rates.

  YEAR ENDED DECEMBER 31, 2000 VERSUS NINE MONTHS ENDED DECEMBER 31, 1999

     As a result of our change in fiscal year end from March 31 to December 31, commencing December 31, 1999, the fiscal 2000 results are for the twelve month period ended December 31, 2000, while the comparative fiscal period's results are for the nine month period ended December 31, 1999. Where indicated in the following discussions, percentage change figures reflect the annualized results for the nine month period ended December 31, 1999. We annualized the results by multiplying our results for the nine month period by 4/3. The annualized results for the nine month period ended December 31, 1999 are not necessarily indicative of those for a full 12-month period.

     The results for the nine month period ended December 31, 1999 include the results of Bona commencing on its acquisition in June 1999. On an annualized basis, our average fleet size increased 9.0% in the year ended December 31, 2000 compared to the nine month period ended December 31, 1999. Average Aframax TCE rates increased significantly in 2000 compared to the nine month period ended December 31, 1999, due to increased demand for modern tankers that arose from increased oil production and discrimination against older tankers by charterers.

     NET VOYAGE REVENUE. Net voyage revenues were $644.3 million in the year ended December 31, 2000, as compared to $248.4 million in the nine month period ended December 31, 1999, representing a 94.6% increase on an annualized basis from the nine month period ended December 31, 1999. This is mainly the result of a 81.2% increase in the average TCE rate earned by our fleet, to $25,661 for the year ended December 31, 2000, from $14,165 for the nine month period ended December 31, 1999. As of December 31, 1999, we changed the process of estimating net voyage revenues from a load port-to-load port basis to a discharge port-to-discharge port basis, which is consistent with most other shipping companies. This change in voyage estimate resulted in a one-time increase in net voyage revenues of $5.7 million for the nine month period ended December 31, 1999.

     VESSEL OPERATING EXPENSE. Vessel operating expenses increased to $125.4 million in the year ended December 31, 2000 from $98.8 million in the nine month period ended December 31, 1999, representing a 4.8% decrease on an annualized basis. This decrease was mainly the result of lower per-day operating expenses arising from the application of our lower cost structure to the Bona fleet. This decrease was partially offset by the increase in our average fleet size.

     TIME-CHARTER HIRE EXPENSE. Time-charter hire expense was $53.5 million in the year ended December 31, 2000, up from $30.7 million in the nine month period ended December 31, 1999, representing a 30.7% increase on an annualized basis. This increase is primarily due to an increase in the minority participants' share of the O/B/O pool's net voyage revenues, which was $26.3 million for the year ended December 31, 2000, compared to $10.5 million in the nine month period ended December 31, 1999. This was caused by an improvement in the average TCE rate earned in the O/B/O pool and the inclusion of Bona's operating results, which includes the O/B/O vessels, for only part of the previous fiscal period from June 11, 1999. The average number of vessels that we time-chartered-in, excluding the O/B/Os, was five in the year ended December 31, 2000, compared to four in the nine month period ended December 31, 1999.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased to $100.2 million in the year ended December 31, 2000, from $68.3 million in the nine month period ended December 31, 1999, representing a 10.0% increase on an annualized basis. This increase primarily reflects the increase in our average fleet size arising from the acquisition of Bona. Depreciation and amortization expense included amortization of drydocking costs of $9.2 million in the year ended December 31, 2000, compared to $6.3 million in the nine month period ended December 31, 1999.

     GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expenses were $37.5 million in the year ended December 31, 2000, as compared to $27.0 million in the nine month period ended December 31, 1999, representing a 4.0% increase on an annualized basis. This increase is primarily a result of the acquisition of Bona, partially offset by overhead cost savings related to the acquisition.

     INTEREST EXPENSE. Interest expense increased to $74.5 million in the year ended December 31, 2000 from $45.0 million in the nine month period ended December 31, 1999, representing a 24.2% increase on an annualized basis. This increase reflects an increase in interest rates and the additional debt assumed as part of the Bona acquisition.

     INTEREST INCOME. Interest income increased to $13.0 million in the year ended December 31, 2000 from $5.8 million in the nine month period ended December 31, 1999. On an annualized basis, interest income increased by 67.2% as a result of increased interest rates and higher cash and marketable securities balances.

     OTHER INCOME. Other income of $3.9 million in the year ended December 31, 2000 consisted primarily of equity income from a 50%-owned joint venture, partially offset by future income taxes related to our Australian ship-owning subsidiaries, and losses on the sale of two vessels. Other loss of $4.0 million in the nine month period ended December 31, 1999 consisted primarily of future income taxes related to our Australian ship-owning subsidiaries and one-time employee and severance-related costs, partially offset by equity income from the 50%-owned joint venture.

     NET INCOME. As a result of the foregoing factors, net income was $270.0 million in the year ended December 31, 2000, compared to a net loss of $19.6 million in the nine month period ended December 31, 1999. The results for the year ended December 31, 2000 include losses on the disposition of assets of $1.0 million. There were no extraordinary items and no asset dispositions in the nine month period ended December 31, 1999.

  NINE MONTHS ENDED DECEMBER 31, 1999 VERSUS YEAR ENDED MARCH 31, 1999

     As a result of our change in fiscal year end from March 31 to December 31, the results for the nine month period ended December 31, 1999, are compared to the results for the twelve month period ended March 31, 1999. Where indicated in the following discussions, percentage change figures reflect the annualized results for the nine month period ended December 31, 1999. We annualized the results by multiplying our results for the nine month period by 4/3. The annualized results for the nine month period ended December 31, 1999 are not necessarily indicative of those for a full 12-month period.

     The results for the nine month period ended December 31, 1999 include the results of Bona commencing June 11, 1999. On an annualized basis, our average fleet size increased 39.5% in the nine month period ended December 31, 1999, compared to the year ended March 31, 1999.

     NET VOYAGE REVENUE. Net voyage revenues were $248.4 million in the nine month period ended December 31, 1999, as compared to $318.4 million in the year ended March 31, 1999, representing a 4.0% increase on an annualized basis from the year ended March 31, 1999. This is mainly the result of an increase in fleet size, partially offset by a 29.8% decrease in our average TCE rate, to $14,165 for the nine month period ended December 31, 1999, from $20,185 for the year ended March 31, 1999. Aframax TCE rates declined during the second half of 1998 and 1999 due to a reduction in tanker demand, oil production cutbacks and a large number of newbuilding deliveries. As of December 31, 1999, we changed the process of estimating net voyage revenues from a load port-to-load port basis to a discharge port-to-discharge port basis, which is consistent with most other shipping companies. This change in voyage estimate resulted in a one-time increase in net voyage revenues of $5.7 million for the nine month period ended December 31, 1999.

     VESSEL OPERATING EXPENSE. Vessel operating expenses increased to $98.8 million in the nine month period ended December 31, 1999 from $84.4 million in the year ended March 31, 1999, representing a 56.1% increase on an annualized basis. This increase was mainly the result of the addition of the Bona vessels, which had higher operating expenses than the remainder of our fleet.

     TIME-CHARTER HIRE EXPENSE. Time-charter hire expense was $30.7 million in the nine month period ended December 31, 1999, up from $29.7 million in the year ended March 31, 1999, primarily due to the Bona acquisition. The minority pool participants' net voyage revenues in the O/B/O pool managed by a Bona subsidiary is reflected as time charter hire expense. The average number of Aframax vessels that we time-chartered-in was four in the nine month period ended December 31, 1999, the same as in the year ended March 31, 1999.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense decreased to $68.3 million in the nine month period ended December 31, 1999, from $93.7 million in the year ended March 31, 1999, representing a 2.8% decrease on an annualized basis. This reflects the change in estimated useful life of the vessels from 20 to 25 years, partially offset by the increase in fleet size arising from the acquisition of Bona. Depreciation and amortization expense included amortization of drydocking costs of $6.3 million and $8.6 million in the nine month period ended December 31, 1999 and in the year ended March 31, 1999, respectively. Had we retained our previous depreciation policy and applied this policy to the Bona fleet, depreciation expense would have been $22.5 million higher in the nine month period ended December 31, 1999.

     GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expenses were $27.0 million in the nine month period ended December 31, 1999, as compared to $25.0 million in the year ended March 31, 1999, representing a 44.1% increase on an annualized basis primarily as a result of the acquisition of Bona.

     INTEREST EXPENSE. Interest expense increased to $45.0 million in the nine month period ended December 31, 1999 from $44.8 million in the year ended March 31, 1999, representing a 33.9% increase on an annualized basis. This increase reflects the $386.0 million in additional debt assumed as part of the Bona acquisition and an increase in interest rates.

     INTEREST INCOME. Interest income decreased to $5.8 million in the nine month period ended December 31, 1999 from $6.4 million in the year ended March 31, 1999. On an annualized basis, interest income increased by 20.8% as a result of increased interest rates and higher cash and marketable securities balances.

     OTHER LOSS. Other loss of $4.0 million in the nine month period ended December 31, 1999 consisted primarily of future income taxes related to our Australian ship-owning subsidiaries and one-time employee and severance-related costs, partially offset by equity income from the 50%-owned joint venture. Other income of $5.5 million in the year ended March 31, 1999 consisted primarily of gains on the sale of vessels.

     NET INCOME/LOSS. As a result of the foregoing factors, net loss was $19.6 million in the nine month period ended December 31, 1999, compared to a net income of $45.4 million in the year ended March 31, 1999. The results for the year ended March 31, 1999 included an extraordinary loss of $7.3 million on the redemption of our 9 5/8% First Preferred Ship Mortgage Notes, and gains on asset sales of $7.1 million. There were no extraordinary items and no asset sales in the nine month period ended December 31, 1999.

     The following table illustrates the relationship between fleet size (measured in ship-days), TCE performance, and operating results per calendar ship-day.

                                     THREE MONTHS                     NINE MONTHS
                                   ENDED MARCH 31,      YEAR ENDED       ENDED       YEAR ENDED
                                  ------------------   DECEMBER 31,   DECEMBER 31,   MARCH 31,
                                    2001      2000         2000           1999          1999
                                  --------   -------   ------------   ------------   ----------
SPOT AFRAMAX FLEET(1)(2):
Average number of ships........         58        61           59             55            43
Total calendar ship-days.......      5,251     5,531       21,621         15,173        15,612
Revenue generating ship-days
  (A)..........................      4,923     5,253       20,513         14,301        14,647
Net voyage revenue before
  commissions (B) (000s).......   $215,234   $99,891     $556,672       $192,522      $286,735
                                  --------   -------     --------       --------      --------
TCE (B/A)......................   $ 43,720   $19,016     $ 27,138       $ 13,462      $ 19,576
                                  --------   -------     --------       --------      --------
Operating results per calendar
  ship-day:
Net voyage revenue.............   $ 39,848   $17,516     $ 24,997       $ 12,310      $ 17,950
Vessel operating expense.......      5,307     1,217        4,980          5,621         4,969
General and administrative
  expense......................      1,648     1,438        1,441          1,510         1,465
Drydocking expense.............        542       420          431            448           613
                                  --------   -------     --------       --------      --------
Operating cash flow per
  calendar ship-day............   $ 32,351   $10,441     $ 18,145       $  4,731      $ 10,903
                                  ========   =======     ========       ========      ========
TOTAL FLEET(2):
Operating cash flow per
  calendar ship-day............   $ 28,300   $ 9,851     $ 16,687       $  5,177      $ 11,171
                                  ========   =======     ========       ========      ========

---------------

(1) Excludes Aframax-size shuttle tankers and Australian-crewed vessels.

(2) Excludes vessels of our joint ventures, newbuildings and one Aframax tanker that has been subject to a bareboat charter.

LIQUIDITY AND CAPITAL RESOURCES

     Our liquidity requirements relate to servicing our debt, funding capital expenditures and working capital and maintaining cash reserves against fluctuations in operating cash flow. Net cash flow generated by operations is our main source of liquidity. Additional sources of liquidity include proceeds from asset sales and refinancings.

     We operate in a capital-intensive industry requiring extensive investment in revenue-producing assets. Funds invested are raised mainly from borrowings and our internally generated liquidity. We are required to expend substantial sums in connection with the construction of newbuildings, with 10% to 20% of the purchase price typically paid upon order of the vessel and the remainder paid as progress payments prior to or on delivery one to three years later. The purchase price of second-hand vessels is typically paid in two installments, with 10% paid upon signing of the acquisition agreement and the remainder paid upon delivery of the vessel.

     As at March 31, 2001, our total liquidity, including cash, short-term marketable securities and undrawn long-term lines of credit, was $435.2 million, up from $339.4 million as at December 31, 2000, mainly as a result of the cash flow from operating activities earned during the quarter ended March 31, 2001, partially offset by the $97.1 million in cash used to purchase the UNS shares (net of $26.6 million in cash assumed from UNS).

     Net cash flow from operating activities increased to $164.5 million in the quarter ended March 31, 2001, from $40.2 million in the same quarter last year, mainly reflecting the increase in TCE rates. Net cash flow from operating activities was $333.3 million in the year ended December 31, 2000, compared to $51.5 million in the nine month period ended December 31, 1999, and $137.7 million in the year ended March 31, 1999.

     Scheduled debt repayments were $5.8 million during the quarter ended March 31, 2001, compared to $0.6 million during the same quarter last year. Debt prepayments during the quarter ended March 31, 2001 totaled $92.1 million, which were used to reduce our two long-term revolving credit facilities (the "Revolvers"). Debt prepayments during the quarter ended March 31, 2000 totaled $10.0 million. Scheduled debt repayments were $63.8 million during the year ended December 31, 2000, compared to $32.3 million during the nine month period ended December 31, 1999, and $50.6 million in the year ended March 31, 1999. Our debt prepayments during the year ended December 31, 2000 totaled $429.9 million, of which $35.7 million represented the repurchase of some of our 8.32% First Preferred Ship Mortgage Notes and the balance of $394.2 million was used to reduce the Revolvers. Debt prepayments during the nine-month period ended December 31, 1999 was $10.0 million.

     As at March 31, 2001, our total debt was $1,108.7 million, compared to $797.5 million as at December 31, 2000, primarily due to debt existing at UNS at the time of our acquisition of UNS. Our total debt as at December 31, 1999 was $1,085.2 million. Our Revolvers provided for borrowings of up to $555.8 million as at March 31, 2001, of which $424.8 was drawn at that date. The amount available under the Revolvers reduces semi-annually with final balloon reductions in 2006 and 2008. The 8.32% Notes are due February 1, 2008 and are subject to a sinking fund, which will retire $45.0 million principal amount of the 8.32% Notes on each February 1, commencing 2004. Our outstanding term loans reduce in quarterly or semi-annual payments with varying maturities through 2009. As of March 31, 2001, our term loans outstanding totaled $494.6 million. The aggregate annual long-term debt principal repayments required to be made subsequent to March 31, 2001 were $122.4 million in 2001, $90.7 million in 2002, $158.4 million in 2003, $146.1 million in 2004, $146.0 million in 2005 and
$445.1 million thereafter to 2009. Giving effect to the proposed application of the net proceeds of the offering of the outstanding notes to prepay certain outstanding debt would result in the following aggregate annual long-term debt principal repayments: $81.3 million in 2001, $60.0 million in 2002, $85.8 million in 2003, $111.8 million in 2004, $136.7 million in 2005 and $638.6 million thereafter to 2011. See "Use of Proceeds."

     Among other matters, our long-term debt agreements generally provide for such items as maintenance of certain vessel market value to loan ratios and minimum consolidated financial covenants, prepayment privileges (in some cases with penalties), and restrictions against the incurrence of new investments by the individual subsidiaries without prior lender consent. The amount of restricted payments that we can make, including dividends and purchases of our own capital stock, was limited as of March 31, 2001, to $380.4 million. Certain of the loan agreements require a minimum level of free cash be maintained. As at March 31, 2001, this amount was $26.0 million.

     Funding and treasury activities are conducted within corporate policies to minimize borrowing costs and maximize investment returns while maintaining the safety of the funds and appropriate liquidity for our purposes.

     Cash and cash equivalents are held primarily in U.S. dollars with some balances held in Japanese Yen, Singapore Dollars, Canadian Dollars, Australian Dollars, British Pounds and Norwegian Kroner. We use foreign currency contracts to manage risks associated with holding these currencies.

     We manage the impact of interest rate changes on earnings and cash flows through our interest rate structure. For the Revolvers, the interest rate structure is based on LIBOR plus a margin depending on our financial leverage. Interest payments on our term loans are based on LIBOR plus a margin. We use interest rate swaps to manage our interest rate risk.

     Dividends declared during the quarter ended March 31, 2001 were $8.4 million, or 21.5 cents per share. Dividends declared during the year ended December 31, 2000 were $33.0 million, or 86 cents per share.

     During the quarter ended March 31, 2001, we incurred capital expenditures for vessels and equipment of $1.4 million. Cash expenditures for drydocking were $2.2 million in the quarter ended March 31, 2001 compared to $2.5 million over the same period last year. During the year ended December 31, 2000, we incurred capital expenditures for vessels and equipment of $43.5 million, consisting mainly of the purchase of a modern second-hand Aframax tanker and the conversion of an Aframax tanker to a floating storage and off-take vessel. Cash expenditures for drydocking were $11.9 million in the year ended December 31, 2000 compared to $6.6 million in the nine month period ended December 31, 1999 and $11.7 million in the year ended March 31, 1999.

     At March 31, 2001, UNS was committed to the construction of three newbuilding shuttle tankers, having an aggregate cost of approximately $160.8 million. A joint venture company, 50% owned by UNS, was committed to the construction of one additional newbuilding shuttle tanker, having an aggregate cost of approximately $63.4 million. The joint venture newbuilding was delivered in May 2001 and the remaining three newbuilding vessels are scheduled for delivery in 2002 and 2003. As of March 31, 2001, payments had been made towards these commitments of approximately $60.8 million (including $18.9 million for the joint venture) and long-term financing arrangements exist for approximately $122.3 million (including $44.5 million for the joint venture) of the unpaid cost of these vessels. We intend to finance the remaining unpaid amount of approximately $41.1 million, which includes our portion of the amounts owned by the 50%-owned joint venture, through either additional debt borrowings or surplus cash balances or a combination thereof. As of March 31, 2001, the remaining payments required to be made under these newbuilding contracts were:
$67.0 million in 2001, $43.3 million in 2002 and $53.1 million in 2003. Of the $67.0 million due in 2001, $44.5 million was paid in May 2001 by our joint venture company for the final payment on the recently delivered newbuilding.

     We have guaranteed our share of the outstanding mortgage debt in three joint venture companies that are 50% owned by us. As of March 31, 2001, we guaranteed $92.8 million of such debt, or our 50% portion of the $185.6 million total debt of the joint venture companies.

     In April 2001, UNS purchased four shuttle tankers for $95.0 million. The purchase was financed with long term debt borrowings. Also in April 2001, a joint venture in which we own a 50% interest entered into an agreement to sell its three vessels, with deliveries scheduled between July and August 2001.

     As part of our growth strategy, we will continue to consider strategic opportunities, including the acquisition of additional vessels and expansion into new markets. We may choose to pursue such opportunities through internal growth, joint ventures, or business acquisitions. We intend to finance any future acquisitions through various sources of capital, including internally generated cash flow, existing credit lines, additional debt borrowings, and the issuance of additional shares of capital stock.

MARKET RATE RISKS

     We are exposed to market risk from foreign currency and changes in interest rate fluctuations. We use forward currency contracts and interest rate swaps to manage these risks, but do not use financial instruments for trading or speculative purposes.

  FOREIGN EXCHANGE RATE RISK

     The international tanker industry's functional currency is the U.S. dollar. Virtually all of our revenues and most of our operating costs are in U.S. dollars. We incur certain operating expenses, drydocking, and overhead costs in foreign currencies, the most significant of which are Japanese Yen, Singapore Dollars, Canadian Dollars, Australian Dollars, British Pounds and Norwegian Kroner. During the three months ended March 31, 2001, approximately 28% of vessel and voyage costs, overhead and drydock expenditures were denominated in these currencies. However, we have the ability to shift the purchase of goods and services from one country to another and, thus, from one currency to another, on relatively short notice.

     We enter into forward contracts as a hedge against changes in certain foreign exchange rates. As at March 31, 2001, we had $57.1 million in foreign exchange forward contracts that mature as follows: $28.3 million in 2001, $27.0 million in 2002, and $1.8 million in 2003. To the extent the hedge is effective, changes in the fair value of the forward contracts are either offset against the fair value of assets or liabilities through income, or recognized in other comprehensive income until the hedged item is recognized in income. The ineffective portion of a forward contract's change in fair value will be immediately recognized in income.

  INTEREST RATE RISK

     We invest our cash and marketable securities in financial instruments with maturities of less than six months within the parameters of our investment policy and guidelines.

     We use interest rate swaps to manage the impact of interest rate changes on earnings and cash flows. Changes in the fair value of the interest rate swaps are either offset against the fair value of assets or liabilities through income, or recognized in other comprehensive income until the hedged item is recognized in income. The ineffective portion of an interest rate swap's change in fair value will be immediately recognized in income. Premiums and receipts, if any, are recognized as adjustments to interest expense over the lives of the individual contracts.

     As at March 31, 2001, we were committed to a series of interest rate swap agreements whereby $145.0 million of floating rate debt was swapped with fixed rate obligations having a weighted average remaining term of 1.3 years, expiring between December 2001 and May 2004. These arrangements effectively change our interest rate exposure on $145.0 million of debt from a floating LIBOR rate to an average fixed rate of 6.46%.

     The following table sets forth the magnitude of these interest rate swap agreements and foreign exchange forward contracts:

                                                         CARRYING AMOUNT
                                        CONTRACT     ------------------------
                                         AMOUNT        ASSET       LIABILITY     FAIR VALUE
                                       ----------    ----------    ----------    -----------
                                                     (IN THOUSANDS OF DOLLARS)
MARCH 31, 2001:
  Foreign Exchange Forward
     Contracts.......................  $   57,148            --    $    1,070    $    (1,070)
  Interest Rate Swap Agreements......  $  145,000            --    $    3,444    $    (3,444)
  Debt...............................  $1,108,694            --    $1,108,694    $(1,114,372)
DECEMBER 31, 2000:
  Foreign Exchange Forward
     Contracts.......................  $   62,125            --            --    $     2,252
  Interest Rate Swap Agreements......  $  100,000            --            --    $    (1,297)
  Debt...............................  $  797,484            --    $  797,484    $  (789,913)
DECEMBER 31, 1999:
  Foreign Exchange Forward
     Contracts.......................  $    4,448            --            --    $       (20)
  Interest Rate Swap Agreements......  $  200,000            --            --    $     4,488
  Debt...............................  $1,085,167            --    $1,085,167    $(1,060,417)

INFLATION

     Although inflation has had a moderate impact on operating, drydocking and corporate overhead expenses, management does not consider inflation to be a significant risk to direct costs in the current and foreseeable economic environment. However, in the event that inflation becomes a significant factor in the world economy, inflationary pressures could result in increased operating and financing costs.

                                    BUSINESS

     Teekay is a leading provider of international crude oil and petroleum product transportation services through the world's largest fleet of medium-size oil tankers. Our modern fleet of 95 tankers (including three newbuildings, seven vessels time-chartered-in and six vessels owned by joint ventures) provides transportation services to major oil companies, major oil traders and government agencies worldwide. We believe our Aframax fleet is approximately three times larger than that of our nearest direct Aframax competitor. Through our recent acquisition of Ugland Nordic Shipping ASA, we are also the largest owner of shuttle tankers, which engage in the transportation of oil from offshore production platforms to onshore storage and refinery facilities. We estimate that our market share is approximately 25% in the Indo-Pacific Basin Aframax market and approximately 10% in the Atlantic region Aframax market, based on tankers trading in those regions that are 20 years old or younger, and we estimate that our market share is approximately 25% of the world shuttle tanker market.

     We were founded in 1973 and are incorporated under the laws of the Republic of the Marshall Islands. We maintain our principal executive headquarters at TK House, Bayside Executive Park, West Bay Street & Blake Road, P.O. Box AP-59213, Nassau, Commonwealth of the Bahamas. Our telephone number at this address is
(242) 502-8820. Our principal operating office is located at Suite 1400, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada, V7X 1M5. Our telephone number at that address is (604) 683-3529.

ACQUISITION OF UGLAND NORDIC SHIPPING ASA

     We recently purchased UNS, the world's largest shuttle tanker owner. UNS' modern fleet of 18 vessels has an average age of 8.5 years (excluding three newbuildings) and operates primarily in the North Sea under long-term fixed-rate contracts. The total purchase price for the outstanding shares of UNS was approximately $223.3 million (including estimated transaction expenses of $7.0 million). The operating results of UNS have been reflected in our financial statements commencing March 6, 2001, the effective date that we acquired a majority interest in UNS.

     UNS's large scale and high quality shuttle tanker operations provide us with a strategic opportunity to enter this attractive market as a market leader. The acquisition also allows us to expand the portfolio of value-added services we offer to our customers. We believe that as offshore oil fields become more important to the global oil supply, the need for shuttle tanker services will increase. By combining our global franchise and UNS' expertise in the shuttle tanker market, we believe that the shuttle tanker business represents an area of significant growth for Teekay. The acquisition of UNS will also provide added stability to our cash flow throughout the business cycle, due to the long-term fixed-price nature of shuttle tanker contracts.

THE INTERNATIONAL TANKER MARKET

  OVERVIEW

     International seaborne crude oil and other petroleum products transportation services are provided by two main types of operators: captive fleets of major oil companies (both private and state-owned) and independent ship owner fleets. Both types of operators transport oil under short-term contracts (including single-voyage "spot charters") and long-term time charters with oil companies, oil traders, large oil consumers, petroleum product producers and government agencies. The five largest oil companies own, or control through long-term time charters, approximately 10% of the current world tanker fleet. The oil companies' fleets transport their own oil, as well as oil for third-party charterers in direct competition with independent owners and operators. We believe that the seaborne oil transportation business is fragmented. According to industry data, as of March 31, 2001 the top 10 participants controlled approximately 27% of the world tanker fleet, in each case as measured by deadweight tonnage. At that date, the three largest owners by tonnage were Fredriksen Group, Mitsui O.S.K. Line, and Teekay, which controlled 5.3%, 3.6% and 3.1%, respectively, of the world tanker fleet.

     A significant and ongoing shift toward quality in vessels and tanker operations has been taking place in the tanker industry over the past several years as charterers and regulators increasingly focus on safety and protection of the environment. The oil transportation industry has historically been subject to regulation by national authorities and through international conventions. Since 1990, there has been an increasing emphasis on environmental protection through legislation and regulations such as The United States Oil Pollution Act of 1990, International Maritime Organization regulations, international conventions and protocols and Classification Society procedures, all demanding higher-quality tanker construction, maintenance, repair, management and operations. Incidents such as the December 1999 sinking of the 24-year-old oil tanker Erika, which polluted more than 250 miles of the French coastline with heavy oil, have contributed to this focus on quality and further spurred regulatory action. As a result, oil companies acting as charterers, terminal operators, shippers and receivers are becoming increasingly selective in their acceptance of tankers, inspecting and vetting both vessels and companies on a periodic basis, and often exclude tankers on the basis of age alone. In calendar 2000, our vessels (excluding those acquired in our acquisition of UNS) were inspected over 350 times by oil companies and port states. We believe that the increasingly stringent regulatory environment and emphasis on quality relating to environmental protection will accelerate the obsolescence of older, poor-quality tankers and provide a competitive advantage and higher operating cash flow to modern tankers with high quality management. See "-- Our Fleet" "-- Crewing and Staff" and "-- Regulation."

     Pricing of oil transportation services occurs in the highly competitive and efficient global tanker charter market. While some business is conducted directly between ship owners and charterers, one or two brokers act as intermediaries in most transactions. Tanker chartering is executed around the clock in several shipping centers, including London, New York, Tokyo, Singapore and Oslo. Business is transacted regionally according to the location of the charterer or ship owner, rather than the location of the cargo's origin or destination. Time charters, as well as vessel sale and purchase transactions, are negotiated through brokers in the same centers in a similar pattern.

     In order to benefit from economies of scale, tanker charterers typically charter the largest possible vessel to transport oil or other petroleum products, consistent with port and canal dimensional restrictions and optimal cargo lot sizes. The oil tanker fleet is generally divided into the six major types of vessels, based on vessel carrying capacity, set forth below:

                                                         APPROXIMATE SIZE RANGE
VESSEL TYPE                                               (DEADWEIGHT TONNAGE)
-----------                                              ----------------------
Ultra Large Crude Carriers............................        320,000 or more
Very Large Crude Carriers.............................     200,000 to 320,000
Suezmax...............................................     120,000 to 200,000
Aframax...............................................      80,000 to 120,000
Panamax...............................................       60,000 to 80,000
Small Tankers.........................................       Less than 60,000

     Ultra and Very Large Crude Carriers typically transport crude oil in long-haul trades, such as from the Arabian Gulf to Rotterdam via the Cape of Good Hope. Because of the size of Ultra and Very Large Crude Carriers and their predominance in the long-haul trades, more than 42% of the world's seaborne oil transportation is conducted by these vessels. While the Ultra and Very Large Crude Carrier markets differ in several respects from smaller size tanker markets, Ultra and Very Large Crude Carriers have a significant influence on the tanker charter market in general. Suezmax-size tankers also engage in long-haul crude oil trades as well as in medium-haul crude oil trades, such as from West Africa to the U.S. East Coast. Aframax-size vessels generally engage in both medium- and short-haul trades of less than 1,500 miles and carry crude oil or petroleum products. Panamax-size and smaller tankers primarily transport petroleum products in short- to medium-haul trades.

     In addition to the six types of tankers listed above, oil/bulk/ore carriers and shuttle tankers are typically considered part of the world tanker fleet in industry statistics. As of May 31, 2001, oil/bulk/ore carriers represented approximately 4.6% of the world tanker fleet based on total cargo capacity. Oil/bulk/ore carriers are of various sizes and are capable of carrying oil or dry bulk cargoes.

     According to industry data, at May 31, 2001, the world fleet of Aframax tankers consisted of 571 vessels, comprising 54.9 million deadweight tons and constituting approximately 17.6% of the vessels in the world tanker fleet. By virtue of their size, Aframax vessels are large enough to benefit from economies of scale yet have access to a wide range of size-restricted ports, and are particularly well-suited for trading in regional markets, including the Mediterranean, the Atlantic and the Indo-Pacific Basin.

     We estimate that we have approximately a 25% share of the Indo-Pacific Basin Aframax market and approximately a 10% share of the Atlantic region Aframax market, based on tankers trading in those regions that are 20 years old or younger. Each of these areas contains a large number of loading and discharging points capable of receiving Aframax size vessels. Aframax tankers in the Indo-Pacific Basin transport crude oil from three primary production locations -- the Arabian Gulf, Australia and Southeast Asia to refineries and storage points located short to long distances away. They also transport petroleum products in medium- and long-haul trades and engage in some inter-regional trades. Aframax tankers in the Atlantic region transport crude oil between the Caribbean and the U.S. Gulf of Mexico; between the U.K. and continental Europe; from North Africa to Europe; and across the Atlantic.

  SHUTTLE TANKER MARKET

     The shuttle tanker market has become an integral part of the offshore oil production business. Shuttle tankers are designed to transport oil from offshore production platforms, particularly floating production platforms, to onshore storage and refinery facilities. These vessels present an attractive alternative to sub-sea pipelines for oilfields that have shorter life spans or lower production volumes or that are positioned in deep water, conditions that generally make pipelines impractical. Shuttle tankers offer shorter establishment times, lower initial capital costs and lower maintenance costs than pipelines.

     The largest current market for shuttle tankers is the North Sea, which contains most of the world's offshore oil production platforms. The North Sea presents a demanding operating environment that requires technically sophisticated shuttle tankers. Although large offshore production platforms in the North Sea are likely to decline in the future as large fields are depleted, industry sources anticipate that North Sea offshore production in small fields and deep waters will drive continued demand for shuttle tankers in the region.

     In 1997, there were approximately 40 shuttle tankers transporting 35% of all North Sea oil production; in 2000, there were approximately 50 shuttle tankers transporting an estimated 55% of all North Sea oil production. We estimate that we have approximately a 25% share of the world shuttle tanker market.

     In addition to the North Sea, the main geographical locations we believe are best suited for shuttle tanker use include West Africa, Brazil, Canada, and the U.S. Gulf of Mexico. All of those locations include some or all of the following conditions that are conducive to the use of shuttle tankers: harsh environmental conditions due to weather, deep water, swell and currents, or little or no pipeline infrastructure.

     Barriers to entry into the shuttle tanker market include economies of scale, operational know-how, and capital. The majority of the 61 vessels in the world shuttle tanker fleet operate under long-term, fixed-rate contracts or contracts of affreightment.

  INDUSTRY FUNDAMENTALS

     Tanker charter rates are strongly influenced by the demand for, and supply of, tanker capacity because of the highly competitive nature of the tanker charter market. Small changes in tanker utilization have historically led to relatively large changes in tanker charter rates.

     TANKER DEMAND. Tanker demand is expressed in "ton-miles" and is measured as the product of (a) the amount of oil transported in tankers, multiplied by
(b) the distance over which this oil is transported. Tonnage of oil shipped is primarily a function of global oil consumption, which is driven by economic activity as well as the long-term impact of oil prices on the location and related volume of oil production. Tonnage of oil shipped is also influenced by transportation alternatives such as pipelines.

     The distance over which oil is transported is the more variable element of the ton-mile demand equation. It is determined by seaborne trading and distribution patterns, which are principally influenced by the locations of production and the optimal economic distribution of the production to destinations for refining and consumption. Seaborne trading patterns are also periodically influenced by geo-political events that divert tankers from normal trading patterns, as well as by inter-regional oil trading activity created by oil supply and demand imbalances.

     The overall increase in world oil demand in recent years has positively affected the development of the tanker market. World oil consumption increased at a compounded annual growth rate of 1.6% from 1995 through 2000 according to the International Energy Agency. Most of this incremental oil demand has been met by production from the Arabian Gulf. Oil from Arabian Gulf OPEC, which represented approximately 28% of the world oil supply in 2000, grew at a compounded annual growth rate of 2.7% from 1995 through 2000 and at a rate of 5.5% between 1999 and 2000. Incremental oil supply from the Arabian Gulf results in a more significant increase in demand for tanker services than incremental supply from other locations such as the North Sea and the Caribbean because of the greater distance from the Arabian Gulf to discharge points and the associated longer average length of voyage for oil tankers. For example, the average tanker tonnage required to ship the incremental supply of one million barrels per day from the Arabian Gulf to the United States is approximately 13 million deadweight tons, as compared to an average of approximately 5 million deadweight tons of tanker tonnage required to ship the incremental supply of one million barrels per day from the North Sea to the United States.

     For 2001, the International Energy Agency forecasts oil consumption growth at a rate of 1.2%, compared to 0.9% in 2000. Much of the spare capacity for oil supply is located in the Arabian Gulf region, which should have a positive effect on tanker demand.

     TANKER SUPPLY. The supply of tankers is a function of scrapping, new vessel deliveries and conversion and loss of tonnage.

     At any point in time, the level of scrapping activity is a function primarily of scrapping prices in relation to current and prospective charter market conditions and operating, repair and survey costs. Industry regulations also affect scrapping levels. For example, International Maritime Organization
(IMO) regulations adopted in April 2001 change the phase-out age of single-hull vessels from 30 years in 2003 to 26 years in 2007. Aging vessels typically require substantial repairs and maintenance to conform to industry standards, including repairs made in connection with special surveys, which involve periodic thorough inspections. Insurance companies and customers rely to some degree on the survey and classification regime to provide reasonable assurance of a vessel's seaworthiness and vessels must be certified as "in-class" in order to continue to trade. Because the costs of maintaining a vessel in-class rise substantially as the age of the vessel increases, vessel owners often conclude that it is more economical to scrap a vessel that has exhausted its anticipated useful life than to upgrade it to maintain it in-class. In addition, the economics of operating older vessels are adversely affected by customer demand for the safety and reliability associated with more modern vessels, coupled with the higher rates and operating cost efficiencies available to newer vessels.

     According to industry data, scrapping of Aframax tankers occurred at an average of approximately 15 vessels per year for the period 1995 to 2000. As a result of the decline in Aframax TCE rates in

1999, scrapping increased dramatically, with 32 Aframax vessels being scrapped in 1999. As Aframax TCE rates increased in 2000, scrapping decreased, with a majority of the 17 scrappings in 2000 occurring during the first six months of that year. As of May 31, 2001, five Aframax tankers had been scrapped in 2001. The recent IMO regulations requiring the accelerated phase-out of single-hull tankers should result in the scrapping of approximately 28% of the world's existing Aframax fleet by the end of 2007. See "-- Regulation."

     The level of newbuilding orders is a function primarily of newbuilding prices in relation to current and prospective charter market conditions. Typically, delivery of a vessel occurs within 18 to 36 months after ordering. The correlation between the Aframax newbuilding orderbook and deliveries, and additional supply of tonnage competing in the world Aframax tanker market, is not precise since some of the newbuild vessels are expected to be employed in the offshore oil production industry or as coated product tankers that do not compete directly for crude oil shipping business.

     Newbuilding deliveries of Aframax tankers occurred at an annual average rate of 28 vessels for the period 1995 through 2000, with deliveries peaking in 1999 at 52 vessels. There have been no oil/bulk/ore carriers ordered since 1997, with the last vessel being delivered in 1999. There were 22 Aframax tankers delivered in 2000. At May 31, 2001, six Aframax tankers had been delivered during 2001, with an additional seven scheduled for delivery during the remainder of the year. The Aframax newbuilding orderbook at May 31, 2001 (including the remainder of 2001) contained orders for 101 vessels, equivalent to 19% of the existing fleet.

COMPETITIVE STRENGTHS

     We pursue an intensively customer- and operations-focused business strategy designed to achieve superior operating results. We base our business strategy on the following five key competitive strengths:

     - MARKET CONCENTRATION. In each market that we address within the shipping industry, we seek to achieve significant scale and scope. This market concentration has enabled us to provide comprehensive coverage of charterers' requirements while also providing a base for efficient operation and a high degree of capacity utilization. We estimate that our market share is approximately 25% in the Indo-Pacific Basin Aframax market and approximately 10% in the Atlantic region Aframax market, based on tankers trading in those regions that are 20 years old or younger. Through our recent acquisition of UNS' shuttle tanker operations, we estimate that our market share is approximately 25% in the world shuttle tanker market. Our significant presence in these markets strategically positions us to deliver superior service to the oil industry on a global basis.

     - OPERATIONAL CONTROL AND EXPERIENCED MANAGEMENT. Teekay services substantially all of its operational and management needs in-house. We have experienced management in all functions critical to our operations, which provides us with a focused marketing effort, tight quality and cost controls and effective safety monitoring.

     - MODERN, HIGH-QUALITY TONNAGE. Our modern, high-quality tanker fleet operates with higher fuel efficiency and lower maintenance and operating costs compared to the world tanker fleet. We now control a fleet of 84 tankers (excluding three newbuildings and eight oil/bulk/ore carriers) with an average age of approximately 9 years. The average age for the world tanker fleet is approximately 13 years. In an environment of increasingly stringent operating and safety standards, we believe that the age profile and quality of our fleet result in a high level of demand for our tankers by charterers.

     - LARGE FLEET OF UNIFORM, MEDIUM-SIZE VESSELS. Our large fleet of medium-size tankers, many of which are substantially identical vessels, allows us to substitute vessels to meet customer demands. This increases our scheduling flexibility and allows us to enhance the capacity utilization of our fleet. We believe that the scale of our operations and the resulting purchasing power, combined with the uniformity of our medium-size vessels, results in lower operating expenses than those experienced by smaller operators.

     - STRONG NETWORK OF CUSTOMER RELATIONSHIPS. We pursue an intensively customer-oriented focus that, when combined with other competitive strengths, has enabled us to establish a strong network of customer relationships and a reputation for transportation excellence among quality-sensitive customers such as Exxon Mobil, BP, Chevron and Shell.

BUSINESS STRATEGY

     Our business strategy is to leverage our existing competitive strengths to continue to expand our business and increase shareholder value.

     - MAINTAIN AND EXPAND AFRAMAX FRANCHISE. The expansion and upgrading of our Aframax fleet will continue to be a key component of our strategy. As the world's largest Aframax tanker operator, we believe we will be able to provide the most comprehensive service to our customers and generate superior operating results. For example, our size and scope of services has enabled us to enter into contracts of affreightment to provide large oil-company customers with ongoing services that will grant us preferential rights on certain routes. We expect that this will result in significant fleet utilization benefits and high market share on strategically important routes.

     - LEVERAGE THE FRANCHISE TO PROVIDE VALUE-ADDED SERVICES. Our full-service marine operations capabilities, reputation for safety and quality and strong customer orientation provide us with the opportunity to expand our business by providing additional value-added and innovative services to new and existing customers. Such services include providing customers with floating storage and off-take vessels, outsourcing arrangements where we service a customer's complete oil transportation requirements and, with our recent acquisition of UNS, providing shuttle tanker services for customers engaged in offshore oil production. By providing our customers with these value-added services, we believe that we will strengthen our franchise and further improve our financial performance.

     - SELECTIVELY EXPAND INTO RELATED MARKETS AND SERVICES. We intend to continue to identify expansion opportunities in new tanker market sectors, geographic areas and services to which our competitive strengths are well suited and that will enhance shareholder value. We may pursue such opportunities through internal growth, joint ventures or business acquisitions, such as our recent acquisition of UNS, through which we expanded into the shuttle tanker market.

OUR FLEET

     We have the world's largest fleet of medium-size oil tankers. As of June 30, 2001, our fleet consisted of 95 vessels: 64 Aframax oil tankers, including seven vessels time-chartered-in, two Aframax-size oil/bulk/ore carriers trading exclusively as crude oil carriers, two Aframax tankers converted to floating storage and off-take vessels ("FSOs") and, through a joint venture, a 50% interest in one additional Aframax tanker; 18 shuttle tankers (including three newbuildings and one vessel converted to an FSO); eight oil/bulk/ore carriers that are operated through an O/B/O pool managed by a subsidiary of Bona; two smaller oil tankers; one Very Large Crude Carrier; and, through a joint venture, a 50% interest in two Suezmax tankers. Our vessels are of Australian, Bahamian, Cayman Islands, Liberian, Marshall Islands, Norwegian, Norwegian International Ship ("NIS") and Panamanian registry. Our fleet has a total cargo capacity of approximately 9.6 million deadweight tons. Our Aframax tankers represent approximately 12.5% of the total tonnage of the world Aframax fleet, and our shuttle tankers represent approximately 25% of the total tonnage of the world shuttle tanker fleet.

     The following list provides additional information with respect to our vessels as at June 30, 2001.

                                                       PERCENT
                         SERIES/YARD     HULL TYPE    OWNERSHIP      DWT     YEAR BUILT         FLAG
                        -------------  -------------  ---------   ---------  ----------   ----------------
AFRAMAX TANKERS (64)
Hamane Spirit.........  Onomichi       Double Hull       100%       105,300     1997      Bahamian
Poul Spirit...........  Onomichi       Double Hull       100%       105,300     1995      Bahamian
Torben Spirit.........  Onomichi       Double Hull       100%        98,600     1994      Bahamian
Leyte Spirit..........  Onomichi       Double Hull       100%        98,600     1992      Bahamian
Luzon Spirit..........  Onomichi       Double Hull       100%        98,600     1992      Bahamian
Mayon Spirit..........  Onomichi       Double Hull       100%        98,600     1992      Bahamian
Samar Spirit..........  Onomichi       Double Hull       100%        98,600     1992      Bahamian
Palmstar Lotus........  Onomichi       Single Hull       100%       100,200     1991      Bahamian
Palmstar Thistle......  Onomichi       Single Hull       100%       100,200     1991      Bahamian
Teekay Spirit.........  Onomichi       Single Hull       100%       100,200     1991      Bahamian
Onozo Spirit..........  Onomichi       Single Hull       100%       100,200     1990      Bahamian
Palmstar Cherry.......  Onomichi       Single Hull       100%       100,200     1990      Bahamian
Palmstar Poppy........  Onomichi       Single Hull       100%       100,200     1990      Bahamian
Palmstar Rose.........  Onomichi       Single Hull       100%       100,200     1990      Bahamian
Palmstar Orchid.......  Onomichi       Single Hull       100%       100,200     1989      Bahamian
Falster Spirit........  Hyundai        Double Hull       100%        95,400     1995      Bahamian
Gotland Spirit........  Hyundai        Double Hull       100%        95,400     1995      Bahamian
Sotra Spirit..........  Hyundai        Double Hull       100%        95,400     1995      Bahamian
Victoria Spirit(1)....  Hyundai        Double Hull       100%       103,200     1993      Bahamian
Vancouver Spirit(1)...  Hyundai        Double Hull       100%       103,200     1992      Bahamian
Shilla Spirit.........  Hyundai        Single Hull       100%       106,700     1990      Bahamian
Ulsan Spirit..........  Hyundai        Single Hull       100%       106,700     1990      Bahamian
Dampier Spirit(2).....  Hyundai        Single Hull       100%       106,700     1988      Bahamian
Karratha Spirit(2)....  Hyundai        Single Hull       100%       106,700     1988      Bahamian
Namsan Spirit.........  Hyundai        Single Hull       100%       106,700     1988      Bahamian
Pacific Spirit........  Hyundai        Single Hull       100%       106,700     1988      Bahamian
Mersey Spirit.........  Hyundai        Double Sides      100%        94,700     1986      Bahamian
Clyde Spirit..........  Hyundai        Double Sides      100%        94,700     1985      Bahamian
Opal Queen(3).........  Imabari        Double Hull         0%       107,000     2001      Bahamian
Bahamas Spirit........  Imabari        Double Hull       100%       107,000     1998      Bahamian
Nassau Spirit.........  Imabari        Double Hull       100%       107,000     1998      Bahamian
Seaservice(3).........  Imabari        Double Hull         0%       107,000     1998      Liberian
Senang Spirit.........  Imabari        Double Hull       100%        95,700     1994      Bahamian
Sebarok Spirit........  Imabari        Double Hull       100%        95,700     1993      Bahamian
Seraya Spirit.........  Imabari        Double Sides      100%        97,300     1992      Bahamian
Seafalcon(3)..........  Imabari        Double Sides        0%        97,300     1990      Marshall Islands
Alliance Spirit.......  Imabari        Double Sides      100%        97,300     1989      Bahamian
Sentosa Spirit........  Imabari        Double Sides      100%        97,300     1989      Bahamian
Seletar Spirit........  Imabari        Double Sides      100%        97,300     1988      Bahamian
Semakau Spirit........  Imabari        Double Sides      100%        97,300     1988      Bahamian
Singapore Spirit......  Imabari        Double Sides      100%        97,300     1987      Bahamian
Sudong Spirit.........  Imabari        Double Sides      100%        97,300     1987      Bahamian
Aegean Pride(3).......  Samsung        Double Hull         0%       105,300     1999      Liberian
Kanata Spirit.........  Samsung        Double Hull       100%       113,000     1999      Bahamian
Kareela Spirit........  Samsung        Double Hull       100%       113,000     1999      Bahamian
Kiowa Spirit..........  Samsung        Double Hull       100%       113,000     1999      Bahamian
Koa Spirit............  Samsung        Double Hull       100%       113,000     1999      Bahamian

                                                       PERCENT
                         SERIES/YARD     HULL TYPE    OWNERSHIP      DWT     YEAR BUILT         FLAG
                        -------------  -------------  ---------   ---------  ----------   ----------------
Kyeema Spirit.........  Samsung        Double Hull       100%       113,000     1999      Bahamian
Silver Paradise(3)....  Samsung        Double Hull         0%       105,200     1998      Panamanian
Kyushu Spirit.........  Mitsubishi     Double Sides      100%        95,600     1991      Bahamian
Sabine Spirit.........  Mitsubishi     Double Sides      100%        84,800     1989      Bahamian
Koyagi Spirit.........  Mitsubishi     Single Hull       100%        96,000     1989      Bahamian
Columbia Spirit.......  Mitsubishi     Double Sides      100%        84,800     1988      Bahamian
Hudson Spirit.........  Mitsubishi     Double Sides      100%        84,800     1988      Bahamian
Seabridge(3)..........  Namura         Double Hull         0%       105,200     1996      Liberian
Torres Spirit.........  Namura         Single Hull       100%        96,000     1990      Bahamian
Seamaster(3)..........  Namura         Single Hull         0%       101,000     1990      Liberian
Shetland Spirit.......  Mitsui         Double Hull       100%       106,200     1994      Bahamian
Orkney Spirit.........  Mitsui         Double Hull       100%       106,200     1993      Bahamian
Shannon Spirit........  Gdynia         Single Hull       100%        99,300     1987      Bahamian
Clare Spirit..........  Gdynia         Single Hull       100%        95,200     1986      Bahamian
Bornes................  Solisnor       Double Sides       50%        88,900     1990      Liberian
Magellan Spirit.......  Hitachi        Double Sides      100%        95,000     1985      Bahamian
Cook Spirit...........  Hashima        Double Sides      100%        91,500     1987      Bahamian
         SUBTOTAL AFRAMAX TANKERS..............................   6,431,200

SHUTTLE TANKERS(15)
Stena Natalita........  Tsuneishi      Double Hull        50%       110,000     2001      Cayman Islands
Stena Sirita..........  Tsuneishi      Double Hull        50%       127,500     1999      Norwegian
Stena Alexita.........  Tsuneishi      Double Hull        50%       127,500     1998      Norwegian
Nordic Savonita.......  Tsuneishi      Double Hull       100%       108,200     1992      NIS
Nordic Torinita.......  Tsuneishi      Double Hull       100%       108,700     1992      Cayman Islands
Stena Akarita.........  Tsuneishi      Double Hull      65.5%       107,200     1991      Liberian
Petrotroll............  Tsuneishi      Double Sides      100%        67,400     1981      NIS
Nordic Laurita........  Tsuneishi      Single Hull      50.5%        68,100     1981      NIS
Nordic Marita.........  Samsung        Double Hull       100%       105,000     1999      Cayman Islands
Nordic Yukon..........  Dalian         Double Hull       100%        98,000     1992      NIS
Petrotrym.............  Dalian         Double Hull       100%        80,700     1987      NIS
Nordic Svenita........  Imabari        Double Hull       100%       106,500     1997      Liberian
Nordic Sarita.........  Daewoo         Double Hull       100%       124,500     1986      Norwegian
Petroskald............  Uddevalla      Double Bottom     100%        40,000     1982      Liberian
Nordic Apollo(2)......  Avondale       Double Hull        89%       129,000     1992      Liberian
         SUBTOTAL SHUTTLE TANKERS..............................   1,508,300

OIL/BULK/ORE CARRIERS(8)
Teekay Forum..........  Hyundai        Double Bottom     100%        78,500     1983      Bahamian
Teekay Fulmar.........  Hyundai        Double Bottom     100%        78,500     1983      Bahamian
Teekay Fountain.......  Hyundai        Double Bottom     100%        78,500     1982      NIS
Teekay Fortuna........  Hyundai        Double Bottom      67%        78,500     1982      NIS
Teekay Foam...........  Hyundai        Double Bottom     100%        78,500     1981      Bahamian
Teekay Freighter......  Bremer Vulcan  Double Bottom      52%        75,400     1982      NIS
Teekay Fair...........  Bremer Vulcan  Double Hull       100%        75,500     1981      NIS
Teekay Favour.........  Howaldtswerke  Double Bottom     100%        82,500     1981      Bahamian
         SUBTOTAL OIL/BULK/ORE CARRIERS........................     625,900

OTHER TANKERS(5)
Musashi Spirit........  Sasebo         Single Hull       100%       280,700     1993      Bahamian
Inago.................  Solisnor       Double Sides       50%       159,800     1993      Liberian

                                                       PERCENT
                         SERIES/YARD     HULL TYPE    OWNERSHIP      DWT     YEAR BUILT         FLAG
                        -------------  -------------  ---------   ---------  ----------   ----------------
Erati.................  Solisnor       Double Sides       50%       159,700     1992      Liberian
Palmerston............  Halla          Double Bottom     100%        36,700     1990      Australian
Barrington............  Samsung        Double Hull       100%        33,300     1989      Australian
         SUBTOTAL OTHER TANKERS................................     670,200
         SUBTOTAL DWT -- VESSELS DELIVERED.....................   9,235,600

NEW BUILDINGS(3)
Shuttle Tanker (Hull
  1376)...............  Samsung        Double Hull       100%        92,000     2002      N/A
Shuttle Tanker (Hull
  1377)...............  Samsung        Double Hull       100%        92,000     2003      N/A
Shuttle Tanker (Hull
  1408)...............  Samsung        Double Hull       100%       147,500     2003      N/A
         SUBTOTAL NEWBUILDINGS.................................     331,500
         TOTAL DWT -- ALL TANKERS..............................   9,567,100

---------------
(1) Oil/bulk/ore carrier trading exclusively as a crude oil tanker.

(2) Floating storage and off-take vessel.

(3) Time chartered-in vessel.

     See "Description of Certain Debt" for information regarding major encumbrances against some of our vessels.

     Many of the Aframax tankers in our fleet have been designed and constructed as substantially identical sister ships. These vessels can, in many situations, be interchanged, providing scheduling flexibility and greater capacity utilization. In addition, spare parts and technical knowledge can be applied to all the vessels in the particular series, which generates operating efficiencies.

     As part of our ongoing fleet modernization program, we sold a total of 8 of our older tankers during the five fiscal periods ended December 31, 2000, and added a total of 56 tankers (excluding time-chartered-in vessels) during the same period, including vessels acquired through our purchases of Bona Shipholding Ltd. in June 1999 and UNS in March 2001.

     By virtue of their size, Aframax vessels are large enough to benefit from economies of scale yet have access to a wide range of size-restricted ports, and are particularly well-suited for trading in regional markets, including the Mediterranean, the Atlantic and the Indo-Pacific Basin. Our Aframax tanker fleet of 64 vessels (excluding Aframax-size shuttle tankers) is one of the most modern fleets in the world, having an average age of approximately 9 years, compared to an average age for the world Aframax tanker fleet of approximately 12 years. In an environment of increasingly stringent operating and safety standards, we believe that the age profile and quality of our fleet create a high level of demand for our tankers by charterers.

     Oil/bulk/ore carriers are designed to take advantage of natural trading patterns for certain types of cargo in order to maximize the utilization and revenue generating capacity of the vessel. They are capable of transporting either liquid or dry bulk cargoes and are equipped with extensive cleaning systems to facilitate a rapid changeover from wet to dry cargoes and vice versa. The main commodities carried by our oil/bulk/ore carriers are condensate from Algeria to Europe and the United States, and gasoline from the United Kingdom to the United States. When trading to the United States, these vessels have normally returned with coal to Europe. A majority of oil/bulk/ore carriers transport oil and, as of May 31, 2001, these vessels represented approximately 4.6% of the world tanker fleet based on total cargo capacity. The two Aframax-size oil/bulk/ore carriers included in our fleet have been used exclusively to transport crude oil and petroleum products and our other eight oil/bulk/ore carriers have been used in combination trades.

SHUTTLE TANKERS

     Through our acquisition of UNS in the spring of 2001, we acquired 18 shuttle tankers (including one floating storage and off-take vessel and four newbuildings, one of which was delivered in May 2001). The UNS acquisition represents our entry into the shuttle tanker market as a market leader.

     Shuttle tankers are designed to transport oil from offshore production platforms to onshore storage and refinery facilities. These tankers generally range in size from 80,000 to 150,000 dwt and are equipped with sophisticated equipment to handle harsh weather and rolling seas while off-loading oil from offshore production platforms. All but three of our shuttle tankers feature dynamic positioning systems, which enable the tankers to automatically maintain a constant position in spite of harsh conditions through the use of global positioning satellite technology and propellers and thrusters built into the vessels. The average age of the world shuttle tanker fleet is 10 years, compared to 8.5 years (excluding the newbuildings) for our shuttle tanker fleet.

     In contrast to the largely spot price nature of the Aframax market, all but two of our shuttle tankers currently operate under long-term fixed-rate contracts. The fixed-rate contracts of our shuttle tankers have an average remaining term of 4.5 years, excluding optional renewals at the charterers' election. Our three shuttle tanker newbuildings are already subject to contracts, with expiration dates between 2009 and 2013.

CLASSIFICATION AND INSPECTION

     All of our vessels have been certified as being "in-class" by their respective classification societies: Nippon Kaiji Kyokai, Det Norske Veritas or American Bureau of Shipping. Every commercial vessel's hull and machinery is "classed" by a classification society authorized by its country of registry. The classification society certifies that the vessel has been built and maintained in accordance with the rules of that classification society and complies with applicable rules and regulations of the country of registry of the vessel and the international conventions of which that country is a member. Each vessel is inspected by a surveyor of the classification society every year ("Annual Survey"), every two to three years ("Intermediate Survey") and every four to five years ("Special Survey"). Vessels also may be required, as part of the Intermediate Survey process, to be drydocked every 24 to 30 months for inspection of the underwater parts of the vessel and for necessary repair related to such inspection. Many of our vessels have qualified with their respective classification societies for drydocking every five years in connection with the Special Survey and are no longer subject to the Intermediate Survey drydocking process. To so qualify, we were required to enhance the resiliency of the underwater coatings of each qualifying vessel as well as to install apparatus on each vessel to accommodate thorough underwater inspection by divers.

     In addition to the classification inspections, many of our customers, including the major oil companies, regularly inspect our vessels as a precondition to chartering voyages on the vessels. We believe that our well-maintained, high quality tonnage should provide us with a competitive advantage in the current environment of increasing regulation and customer emphasis on quality of service.

     Our employees perform much of the necessary routine maintenance and regularly inspect all of our vessels, both at sea and while the vessels are in port. We inspect our vessels two to four times per year using predetermined and rigorous criteria. Each vessel is examined and specific notations are made, and recommendations are given for improvements to the overall condition of the vessel and in its maintenance, safety, and crew welfare.

     We have obtained through Det Norske Veritas (DNV), the Norwegian classification society, approval of our safety management system as in compliance with International Safety Management (ISM) Code. In November 2000, we obtained certification of our Document of Compliance through November 2004. As part of our ISM Code compliance, all our vessels' safety management certificates are being maintained through ongoing internal audits performed by us and intermediate audits performed by DNV. DNV has also certified the UNS shuttle tankers as ISM Code compliant.

OPERATIONS AND SHIP MANAGEMENT

     We have experienced management in all functions critical to our operations. This affords a focused marketing effort and enhanced capacity utilization supported by a safe, efficient and cost-effective operation.

     The critical ship management functions of vessel maintenance, crewing, purchasing, shipyard supervision, insurance and financial management services are carried out "in-house" in our various offices around the world. Since 1995, IUM Shipmanagement AS ("IUM"), a company in which UNS owns a one-third interest, has provided UNS ship management services, including crewing and maintenance. IUM is under contract to provide these services to UNS until December 31, 2003. IUM does not manage any shuttle tankers other than our vessels.

     In addition to our day-to-day focus on cost control, we established in 1999 with two other shipping companies a joint venture purchasing company, MARCAS, which leverages the purchasing power of the combined fleets, mainly in the commodity areas such as lube oils, paint and other chemicals.

     We have a worldwide chartering staff located in Vancouver, Tokyo, London, Singapore, Houston, and Oslo. Each office serves our clients headquartered in that office's region. Fleet operations, vessel positions and charter market rates are monitored around the clock. We believe that monitoring this information is critical to making informed bids on competitive brokered business. During fiscal 2000, we derived approximately 82% of our consolidated net voyage revenues from spot voyages or time charters and contracts of affreightment priced on a spot market basis. After giving effect to our acquisition of UNS as if it had occurred on January 1, 2000, we would have derived approximately 75% of our pro forma consolidated net voyage revenues from those sources.

CREWING AND STAFF

     We employ approximately 2,700 seagoing staff worldwide and 315 shore-based personnel in offices located around the world. IUM provides approximately 440 additional seagoing staff for our shuttle tanker fleet.

     We regard attracting and retaining motivated seagoing personnel as a top priority. Through our global manning organization comprising of offices in Glasgow, Latvia, Manila, Mumbai, Oslo, and Sydney, we offer seafarers highly competitive employment packages and comprehensive benefits. We also provide excellent opportunities for personal and career development, which relates to our philosophy of promoting internally.

     We have entered into a Collective Bargaining Agreement with the Philippine Seafarers' Union, an affiliate of the International Transport Workers' Federation (ITF), and a Special Agreement with ITF London, which covers substantially all of our junior officers and seamen. We are also a party to Enterprise Bargaining Agreements with three Australian maritime unions, covering officers and seamen employed through our Australian operations.

     Our commitment to training is seen as fundamental to the development of the highest caliber of seafarers for our marine operations. Our cadet training approach is designed to balance academic learning with hands-on training at sea. We have relationships with training institutions in Canada, Croatia, India, Latvia, Norway, Philippines, Turkey, and the United Kingdom. After receiving formal instruction at one of these institutions, the cadet's training continues on board a Teekay vessel. We also have a career development plan which was devised to ensure a continuous flow of qualified officers who are trained on our vessels and familiarized with our operational standards, systems and policies. We believe that high quality manning and training policies will play an increasingly important role in distinguishing larger independent tanker companies that have in-house (or affiliate) capabilities, from smaller companies that must rely on outside ship managers and crewing agents.

CUSTOMERS

     Our customers include major oil companies, major oil traders, large oil consumers and petroleum product producers, government agencies and various other entities dependent upon the tanker transportation trade. Two customers, both international oil companies, individually accounted for $118 million, or 13%, and $110 million, or 12%, of our consolidated voyage revenues during fiscal 2000. Giving pro forma effect to our acquisition of UNS as if it had occurred January 1, 2000, such percentages would have been 12% and 11%, respectively. During the nine months ended December 31, 1999, a single customer, also an international oil company, accounted for $48 million, or 13%, of our consolidated voyage revenues. During the year ended March 31, 1999, three customers, all international oil companies, individually accounted for $51 million, $51 million and $43 million, or 12%, 12% and 10%, respectively, of our consolidated voyage revenues. No other customer accounted for more than 10% of our consolidated voyage revenues in those periods. The loss of any significant customer or a substantial decline in the amount of services requested by a significant customer could have a material adverse effect on our business, financial condition and results of operations.

COMPETITION

     We compete primarily in the Aframax and shuttle tanker markets. In the Aframax market, international seaborne oil and other petroleum products transportation services are provided by two main types of operators: captive fleets of major oil companies (both private and state-owned) and independent ship owner fleets. Many major oil companies and other oil trading companies, the primary charterers of the vessels owned or controlled by us, also operate their own vessels and transport their own oil as well as oil for third party charterers in direct competition with independent owners and operators.

     Competition in the Aframax spot charter market for charters is intense and is based upon price, location, the size, age, condition and acceptability of the vessel, and the reputation of the vessel's manager.

     We compete principally with other Aframax owners in the spot charter market through the global tanker charter market. This market is comprised of tanker broker companies that represent both charterers and ship owners in chartering transactions. Within this market, some transactions, referred to as "market cargoes," are offered by charterers through two or more brokers simultaneously and shown to the widest possible range of owners. Other transactions, referred to as "private cargoes," are given by the charterer to only one broker and shown selectively to a limited number of owners whose tankers are most likely to be acceptable to the charterer and are in position to undertake the voyage.

     We believe the other large operators of modern Aframax tonnage in the spot charter market are as listed in the table below, which excludes newbuildings:

                                                  APPROXIMATE NUMBER OF AFRAMAX
COMPANY                                            VESSELS OWNED OR CONTROLLED
-------                                           -----------------------------
American Eagle Tankers Ltd. (partially owned by
  the Singapore government).....................               24
General Maritime Ship Holdings Ltd. (excluding
  10 additional vessels subject to purchase
  agreements)...................................               14
Tanker Pacific Management (Singapore) Pte.
  Ltd. .........................................               13
Overseas Shipholding Group, Inc.................               12

     Competition in the Aframax market is also affected by the availability of other size vessels that compete in our markets. Suezmax-size vessels and Panamax-size vessels can compete for many of the same charters for which we compete. Because of their large size, Ultra Large Crude Carriers and Very Large Crude Carriers rarely compete directly with Aframax tankers for specific charters. However, because Ultra and Very Large Crude Carriers comprise a substantial portion of the total capacity of the market, movements by such vessels into Suezmax trades and of Suezmax vessels into Aframax trades would heighten the already intense competition.

     We believe we have significant competitive advantages in the Aframax tanker market as a result of the age, quality, type and dimensions of our vessels and our market share in the Indo-Pacific Basin and Atlantic region. Some of our competitors, however, may have greater financial strength and capital resources than we do.

     There currently are 61 vessels in the world shuttle tanker fleet, the majority of which operate in the North Sea. Shuttle tankers typically operate under long-term fixed-rate contracts for a specific offshore oil field or contracts of affreightment for various fields. Competition for charters is based primarily upon price, availability, the size, technical sophistication, age and condition of the vessel, and the reputation of the vessel's manager. Technical sophistication of the vessel is especially important in harsh operating environments such as the North Sea. Although the size of the world shuttle tanker fleet has been relatively unchanged in recent years, conventional tankers could be converted to less sophisticated shuttle tankers by adding specialized equipment to meet the requirements of the oil companies. Shuttle tanker demand is also affected by the possible substitution of sub-sea pipelines that transfer oil from offshore production platforms.

     We currently own 15 shuttle tankers, excluding three newbuildings. Other shuttle tanker owners in the North Sea include Navion ASA, Knudsen O.A.S. Shipping AS, and JJ Ugland Group, which own approximately nine, nine and six shuttle tankers, respectively. The remaining owners in the North Sea each own three or fewer vessels.

     We believe we have significant competitive advantages in the shuttle tanker market as a result of the age and quality of our vessels, and our market share in the North Sea.

RISK OF LOSS AND INSURANCE

     The operation of any ocean-going vessel carries an inherent risk of catastrophic marine disasters and property losses caused by adverse weather conditions, mechanical failures, human error, war, terrorism, piracy and other circumstances or events. In addition, the transportation of crude oil is subject to the risk of crude oil spills and business interruptions due to political circumstances in foreign countries, hostilities, labor strikes and boycotts. The occurrence of any of these events may result in loss of revenues or increased costs.

     We carry protection and indemnity coverage to protect against most of the accident-related risks involved in the conduct of our business, and we also maintain environmental damage and pollution coverage. Except with respect to our shuttle tanker fleet, we do not carry insurance covering the loss of revenue resulting from vessel off-hire time. We believe that our current coverage is adequate to protect against most of the accident-related risks involved in the conduct of our business and that we maintain appropriate levels of environmental damage and pollution coverage. Protection and indemnity insurance also indemnifies us against certain liabilities incurred while operating vessels. Currently, the available amount of coverage for pollution is $1 billion per vessel per incident. However, we cannot assure that all covered risks are adequately insured against, that any particular claim will be paid or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. More stringent environmental regulations at times in the past have resulted in increased costs for, and may result in the lack of availability of, insurance against the risks of environmental damage or pollution.

LEGAL PROCEEDINGS

     From time to time we have been, and expect to continue to be, subject to legal proceedings and claims in the ordinary course of our business, principally personal injury and property casualty claims. These claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources. We are not aware of any legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on us.

REGULATION

     Our business and the operation of our vessels are materially affected by government regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of their registration. Because such conventions, laws and regulations are often revised, we cannot predict the ultimate cost of complying with such conventions, laws and regulations or the impact they may have on the resale price or useful life of our vessels. Additional conventions, laws and regulations may be adopted which could limit our ability to do business or increase the cost of our doing business and which may have a material adverse effect on our operations. We are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to our operations. Subject to the discussion below and to the fact that the kinds of permits, licenses and certificates required for the operations of our vessels will depend upon a number of factors, we believe that we have been and will be able to obtain all permits, licenses and certificates material to the conduct of our operations.

     We believe that the heightened environmental and quality concerns of insurance underwriters, regulators and charterers will impose greater inspection and safety requirements on all vessels in the tanker market and will accelerate the scrapping of older vessels throughout the industry.

     ENVIRONMENTAL REGULATION -- INTERNATIONAL MARITIME ORGANIZATION. On March 6, 1992, the International Maritime Organization adopted regulations that set forth new and upgraded requirements for pollution prevention for tankers. These regulations, which went into effect on July 6, 1995 in many jurisdictions in which our tanker fleet operates, provide that:

     - tankers between 25 and 30 years old must be of double-hull construction or of a mid-deck design with double side construction, unless they have wing tanks or double-bottom spaces, not used for the carriage of oil, which cover at least 30% of the length of the cargo tank section of the hull, or are capable of hydrostatically balanced loading which ensures at least the same level of protection against oil spills in the event of collision or stranding;

     - tankers 30 years old or older must be of double-hull construction or mid-deck design with double-side construction; and

     -  all tankers will be subject to enhanced inspections.

     Also, under International Maritime Organization regulations, a tanker must be of double-hull construction or a mid-deck design with double side construction or be of another approved design ensuring the same level of protection against oil pollution in the event that such tanker (a) is the subject of a contract for a major conversion or original construction on or after July 6, 1993, (b) commences a major conversion or has its keel laid on or after January 6, 1994, or (c) completes a major conversion or is a newbuilding delivered on or after July 6, 1996.

     On April 27, 2001, the International Maritime Organization revised its regulations relating to prevention of pollution from tankers. These regulations, which are scheduled to take effect on September 1, 2002, generally provide that single-hull tankers must be phased out between 2003 and 2015. These regulations identify three categories of single-hull tankers, which include double-bottom and double-side tankers:

     - "Category 1 oil tanker" means any oil tanker of 20,000 dwt and above carrying crude oil, fuel oil, heavy diesel oil or lubricating oil as cargo, and of 30,000 dwt and above carrying other oils, which does not have segregated ballast tanks;

     - "Category 2 oil tanker" means any oil tanker of 20,000 dwt and above carrying crude oil, fuel oil, heavy diesel oil or lubricating oil as cargo, and of 30,000 dwt and above carrying other oils, which has segregated ballast tanks; and

     - "Category 3 oil tanker" means an oil tanker of 5,000 dwt and above but less than the tonnage specified for Category 1 and 2 oil tankers.

     All of the single-hull tankers we operate are Category 2 oil tankers. As illustrated in the following table, the new regulations provide for the phase-out on a rolling basis of Category 1 single-hull oil tankers by 2007 and of Category 2 oil tankers by 2015.

                    PHASE-OUT DATES FOR SINGLE-HULL TANKERS

-------------------------------------------------------------------------------------------------------
  CATEGORY OF OIL TANKER                                  YEAR TO BE REMOVED FROM SERVICE
-------------------------------------------------------------------------------------------------------
  Category 1............................    2003 for ships delivered in 1973 or earlier
                                            2004 for ships delivered in 1974 and 1975
                                            2005* for ships delivered in 1976 and 1977
                                            2006* for ships delivered in 1978, 1979 and 1980
                                            2007* for ships delivered in 1981 or later
-------------------------------------------------------------------------------------------------------
  Category 2............................    2003 for ships delivered in 1973 or earlier
                                            2004 for ships delivered in 1974 and 1975
                                            2005 for ships delivered in 1976 and 1977
                                            2006 for ships delivered in 1978 and 1979
                                            2007 for ships delivered in 1980 and 1981
                                            2008 for ships delivered in 1982
                                            2009 for ships delivered in 1983
                                            2010* for ships delivered in 1984
                                            2011* for ships delivered in 1985
                                            2012* for ships delivered in 1986
                                            2013* for ships delivered in 1987
                                            2014* for ships delivered in 1988
                                            2015* for ships delivered in 1989 or later
-------------------------------------------------------------------------------------------------------

---------------
* Subject to compliance with Condition Assessment Scheme Survey.

     However, under certain conditions, Category 1 and Category 2 oil tankers may continue in operation beyond the date set forth in the table above. Category 2 oil tankers fitted with double bottoms or double sides may continue in service until 25 years after their delivery date. Category 1 oil tankers over 25 years old must have double bottoms or operate with hydrostatically balanced loading. However, a port state may declare that it does not accept entry of such vessels after their phase-out date. The European Union, Cyprus and Malta have already declared that they will not permit the entry of such vessels.

     Vessels must pass a Condition Assessment Scheme survey after 2005 for Category 1 oil tankers, and after 2010 for Category 2 oil tankers. The Conditional Assessment Scheme Survey includes surveys of the hull structure, including cargo tanks, pump rooms, cofferdams, pipe tunnels, void spaces within the cargo area and all ballast tanks.

     Under the current International Maritime Organization regulations, our vessels will be able to operate for substantially all of their respective economic lives before being required to have double-hulls. Although 13 of our vessels are over 15 years old (including the eight oil/bulk/ore carriers we acquired in the Bona acquisition), IMO regulations do not require any of our vessels to be phased-out until 2007. However, compliance with the regulations regarding inspections of all vessels may adversely affect our operations. We cannot at the present time evaluate the likelihood or magnitude of any such adverse effect on our operations due to uncertainty of interpretation of the International Maritime Organization regulations.

     The operation of our vessels is also affected by the requirements set forth in the International Maritime Organization's International Management Code for the Safe Operation of Ships and Pollution Prevention (the "ISM Code"). The ISM Code requires shipowners and bareboat charterers to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject that party to increased liability, may decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports. Currently, each of our applicable vessels is ISM code-certified. However, we cannot assure that such certification will be maintained indefinitely.

     ENVIRONMENTAL REGULATIONS -- THE UNITED STATES OIL POLLUTION ACT OF 1990 ("OPA 90"). OPA 90 established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA 90 affects all owners and operators whose vessels trade to the United States or its territories or possessions or whose vessels operate in U.S. waters, which include the U.S. territorial sea and its two hundred nautical mile exclusive economic zone.

     Under OPA 90, vessel owners, operators and bareboat (or "demise") charterers are "responsible parties" and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels. These other damages are defined broadly to include:

     -  natural resources damages and the costs of assessment thereof;

     -  real and personal property damages;

     -  net loss of taxes, royalties, rents, fees and other lost revenues;

     - lost profits or impairment of earning capacity due to property or natural resources damage;

     - net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards; and

     -  loss of subsistence use of natural resources.

     OPA 90 limits the liability of responsible parties to the greater of $1,200 per gross ton or $10 million per tanker that is over 3,000 gross tons (subject to possible adjustment for inflation). These limits of liability would not apply if the incident was proximately caused by violation of applicable United States federal safety, construction or operating regulations or by the responsible party's gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with the oil removal activities. We currently plan to continue to maintain for each of our vessels pollution liability coverage in the amount of $1 billion per incident through protection and indemnity clubs. A catastrophic spill could exceed the coverage available, which could materially adversely affect our business, financial condition and result of operations.

     Under OPA 90, with limited exceptions, all newly built or converted tankers operating in United States waters must be built with double-hulls, and existing vessels that do not comply with the double-hull requirement must be phased out over a 20-year period (1995-2015) based on size, age and hull construction. Vessels with double-sides and double-bottoms are granted an additional five years of service life before being phased out. Of our vessels, 13 are over 15 years old (including the eight oil/bulk/ore carriers we acquired in the Bona acquisition). Twelve of those vessels have double-sides or double-bottoms, the oldest of which would not be phased out until 2009. Our oldest single-hull tanker is part of our shuttle tanker fleet and does not trade in the United States. Notwithstanding the phase out

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

period, OPA 90 currently permits existing single-hull tankers to operate until the year 2015 if their operations within United States waters are limited to discharging at the Louisiana Off-shore Oil Platform, or off-loading by means of lightering activities within authorized lightering zones more than 60 miles offshore.

     OPA 90 requires owners and operators of vessels to establish and maintain with the United States Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under OPA 90. In December 1994, the U.S. Coast Guard implemented regulations requiring evidence of financial responsibility in the amount of $1,500 per gross ton for tankers, coupling the OPA limitation on liability of $1,200 per gross ton with the Comprehensive Environmental Response, Compensation, and Liability Act liability limit of $300 per gross ton. Under the regulations, evidence of financial responsibility may be demonstrated by insurance, surety bond, self-insurance or guaranty. Under OPA 90, an owner or operator of a fleet of tankers is required only to demonstrate evidence of financial responsibility in an amount sufficient to cover the tanker in the fleet having the greatest maximum limited liability under OPA 90.

     The U.S. Coast Guard's regulations concerning certificates of financial responsibility provide, in accordance with OPA 90, that claimants may bring suit directly against an insurer or guarantor that furnishes certificates of financial responsibility; and, in the event that such insurer or guarantor is sued directly, it is prohibited from asserting any contractual defense that it may have had against the responsible party and is limited to asserting those defenses available to the responsible party and the defense that the incident was caused by the willful misconduct of the responsible party. Certain organizations that had typically provided certificates of financial responsibility under pre-OPA 90 laws, including the major protection and indemnity organizations, declined to furnish evidence of insurance for vessel owners and operators if they are subject to direct actions or required to waive insurance policy defenses.

     The U.S. Coast Guard's financial responsibility regulations may also be satisfied by evidence of surety bond, guaranty or by self-insurance. Under the self-insurance provisions, the ship owner or operator must have a net worth and working capital, measured in assets located in the United States against liabilities located anywhere in the world, that exceeds the applicable amount of financial responsibility. We have complied with the U.S. Coast Guard regulations by providing a financial guaranty from a related company evidencing sufficient self-insurance for all our vessels trading into the United States. If other vessels in our fleet trade to the United States in the future, we expect to provide guaranties through self-insurance, or to obtain such guaranties from third party insurers.

     OPA 90 specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states in the United States have enacted legislation providing for unlimited liability for oil spills. In some cases, states that have enacted such legislation have not yet issued implementing regulations defining tanker owners' responsibilities under these laws. We intend to comply with all applicable state regulations in the ports where our vessels call.

     Owners or operators of tankers operating in United States waters are required to file vessel response plans with the U.S. Coast Guard, and their tankers are required to operate in compliance with their Coast Guard approved plans. The response plans must, among other things:

     - address a "worst case" scenario and identify and ensure, through contract or other approved means, the availability of necessary private response resources to respond to a "worst case discharge;"

     -  describe crew training and drills; and

     - identify a qualified individual with full authority to implement removal actions.

     We have filed vessel response plans with the U.S. Coast Guard for the tankers we own and have received approval of such plans for all vessels in our fleet that operate in United States waters.

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

     ENVIRONMENTAL REGULATION -- OTHER ENVIRONMENTAL INITIATIVES. The European Union is considering legislation that will affect the operation of tankers and the liability of owners for oil pollution. It is impossible to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

     Although the United States is not a party, many countries have ratified and follow the liability scheme adopted by the International Maritime Organization and set out in the International Convention on Civil Liability for Oil Pollution Damage, 1969, as amended (the "CLC"), and the Convention for the Establishment of an International Fund for Oil Pollution of 1971, as amended. Under these conventions, a vessel's registered owner is strictly liable for pollution damage caused on the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Approximately one-quarter of the countries that have ratified the CLC have increased the liability limits through a 1992 Protocol to the CLC. The liability limits in the countries that have ratified this Protocol are currently approximately $3.8 million plus approximately $528 per gross registered ton above 5,000 gross tons with an approximate maximum of approximately $75 million, with the exact amount tied to a unit of account which varies according to a basket of currencies. The right to limited liability is forfeited under the CLC where the spill is caused by the owner's actual fault or privity and, under the 1992 Protocol, where the spill is caused by the owner's intentional or reckless conduct. Vessels trading to contracting states must provide evidence of insurance covering the limited liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CLC.

     In addition, the International Maritime Organization, various countries and states, such as Australia, the United States and the State of California, and various regulators, such as port authorities, the U.S. Coast Guard and the U.S. Environmental Protection Agency, have either adopted legislation or regulations, or are separately considering the adoption of legislation or regulations, aimed at regulating the discharge of ballast water as a potential pollutant.

TAXATION OF TEEKAY

     The following discussion is a summary of the principal United States, Bahamian, Bermudan, Marshall Islands and Norwegian tax laws applicable to us. The following discussion of tax matters, as well as the conclusions regarding certain issues of tax law that are reflected in such discussion, are based on current law and upon the advice received by us from our counsel. This advice is based, in part, on representations made by our officers, some of which relate to anticipated future factual matters and circumstances. No assurance can be given that changes in or interpretation of existing laws will not occur or will not be retroactive or that anticipated future factual matters and circumstances will in fact occur. Our views and those of our counsel have no binding effect or official status of any kind, and no assurance can be given that the conclusions discussed below would be sustained if challenged by taxing authorities.

  UNITED STATES TAXATION

     The following discussion is based on the advice of Seward & Kissel, LLP, special United States tax counsel to us. The following discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury Department regulations, administrative rulings and court decisions, all as of the date of this prospectus.

     Teekay has made, or will shortly make, a special U.S. tax election, the effect of which is to disregard our vessel owning or operating subsidiaries as separate taxable entities from Teekay. Therefore, for purposes of the ensuing U.S. tax discussion, Teekay and not our subsidiaries will be treated as the owner or operator of our vessels.

     We anticipate that Teekay will derive substantially all of its gross income from the use and operation of vessels in international commerce and that this income will principally consist of freights from the transportation of cargoes, hire or lease from time or voyage charters and the performance of services

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

directly related thereto ("Shipping Income"). Unless exempt from U.S. taxation under Section 883 of the Code, Teekay will be subject to U.S. federal income taxation, in the manner discussed below, to the extent such Shipping Income is considered derived from sources within the United States.

     Shipping Income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be considered to be 50% derived from sources within the United States. Shipping Income attributable to transportation that both begins and ends in the United States will be considered to be 100% derived from sources within the United States. All Shipping Income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping Income derived from sources outside the United States will not be subject to U.S. federal income tax.

     Based upon Teekay's anticipated shipping operations, Teekay's vessels will operate in various parts of the world, including to or from U.S. ports. In the calendar year 2000, approximately 42% of its Shipping Income was attributable to the transportation of cargoes either to or from a U.S. port. Accordingly, only 21% of Teekay's Shipping Income would have been treated as derived from U.S. sources for such period. Giving effect to our acquisition of UNS as if it had occurred on January 1, 2000, approximately 40% of Teekay's pro forma Shipping Income for the fiscal year ended December 31, 2000 would have been attributable to transportation of cargoes either to or from a U.S. port.

  THE INTERNAL REVENUE CODE SECTION 883 EXEMPTION

     Teekay will qualify for the exemption from U.S. federal income taxation under Section 883 of the Code if, in relevant part:

     - Teekay is organized in a foreign country that grants an equivalent exemption from tax to corporations organized in the United States ("the country of organization requirement"); and

     - more than 50% of the value of Teekay's shares is treated as owned, directly or indirectly, by individuals who are "residents" of such country or of another foreign country that grants an equivalent exemption to corporations organized in the United States (the "ownership requirement").

     Since the U.S. Treasury Department has recognized Teekay's country of incorporation, the Marshall Islands, as a foreign country that grants an equivalent exemption to U.S. corporations, Teekay satisfies the country of organization requirement.

     There is an exemption from the ownership requirement provided by Section 883 if Teekay can satisfy a special publicly traded stock rule. Teekay will qualify for the exemption if its common stock is considered to be "primarily and regularly traded on an established securities market" in the United States (the "publicly traded test").

     We have taken the position that, under the current tax regime, we qualify under the Section 883 exemption. However, proposed regulations interpreting
Section 883 were promulgated by the U.S. Treasury Department on February 8, 2000. The proposed regulations will apply to taxable years ending 30 days or more after the date the proposed regulations are published as final regulations in the Federal Register. At this time, it is unclear when the proposed regulations will be finalized and whether they will be finalized in their present form.

     The proposed regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be "primarily traded" on an established securities market if the number of shares that are traded during any taxable year on that market exceeds the number of shares traded during that year on any other established securities market. At present, the sole class of Teekay's stock that is issued and outstanding is its common stock and its common stock is listed on the New York Stock Exchange, which is an established securities market in the United States. Since Teekay's common stock is not listed or

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

quoted on any other securities market, its common stock must be considered to be "primarily" traded on such market.

     The proposed regulations further provide that stock will be considered to be "regularly traded" on a market if:

     - stock representing 80% or more of the issuer's outstanding shares, by voting power and value, is listed on such market (the "80% test");

     - stock is traded on such market, other than in de minimis quantities, on at least 60 days during the taxable year (the "trading frequency threshold"); and

     - the aggregate number of shares of stock traded is at least 10% of the average number of shares outstanding during such year (the "trading volume threshold").

     Under the proposed regulations, the trading frequency threshold and the trading volume threshold will be deemed satisfied if, as is the case here, stock is traded on an established securities market in the United States and the stock is regularly quoted by brokers and dealers making a market in the stock (the "U.S. securities market exception").

     Teekay's common stock should satisfy the "regularly traded" requirement of the proposed regulations since the 80% test is satisfied by virtue of 100% of its common stock being listed on the New York Stock Exchange and the trading frequency threshold and trading volume threshold tests will be deemed satisfied as a result of the applicability of the U.S. securities market exception.

     Notwithstanding the foregoing, the proposed regulations provide, in pertinent part, that stock will not be considered to be regularly traded on an established securities market for any taxable year in which 50% or more of the outstanding shares of such stock are owned, within the meaning of the regulations, on any day during such taxable year by persons who each own 5% or more of the value of the outstanding shares of such stock (the "5% override rule").

     Based on its existing shareholdings, Teekay may be subject to this 5% override rule and hence, under the proposed regulations, may not qualify for exemption from the ownership requirement pursuant to the publicly traded test. Without such exemption, Teekay's ability to satisfy the ownership requirement may prove to be problematic.

     In response to an invitation for public comment on the proposed regulations from the U.S. Treasury Department, we submitted written comments requesting certain modifications be made to the 5% override rule which, if accepted and reflected in the final regulations, would render Teekay not subject to the 5% override rule based on its existing shareholdings. However, no assurance can be given that our proposed modifications will ultimately be accepted and reflected in the final regulations or that, even if the modifications are accepted, future changes or shifts in the ownership of our shares will not preclude us from obtaining the benefits of Section 883.

     Until final regulations are promulgated and come into force, however, we intend to take the position on our U.S. tax return filings that Teekay satisfies the publicly traded test and qualifies for exemption under Section 883.

     To the extent Teekay is unable to qualify for exemption from tax under
Section 883, its U.S. source Shipping Income will become subject to the 4% gross basis tax regime or, alternatively, to the net basis and branch tax regime described below.

  TAXATION IN ABSENCE OF INTERNAL REVENUE CODE SECTION 883 EXEMPTION

     4% GROSS BASIS TAX REGIME. To the extent the benefits of Section 883 are unavailable, Teekay's U.S. source Shipping Income that is not considered to be "effectively connected" with the conduct of a U.S. trade or business, as discussed below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. As discussed above, we expect that substantially less than half of Teekay's Shipping Income will be considered U.S. source Shipping

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

Income. Accordingly, we believe that the maximum effective rate of U.S. federal income tax on Teekay's gross Shipping Income would not exceed 2%.

     Based on its U.S. source Shipping Income for the calendar year 2000, Teekay would be subject to U.S. federal income tax of approximately $7.5 million under
Section 887 in the absence of an exemption under Section 883.

     NET BASIS AND BRANCH PROFITS TAX REGIME.  To the extent the benefits of the
Section 883 exemption are unavailable and Teekay's U.S. source Shipping Income is considered to be "effectively connected" with the conduct of a U.S. trade or business, as described below, any such "effectively connected" U.S. source Shipping Income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at rates of up to 35%. In addition, Teekay may be subject to the 30% "branch profits" taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of its U.S. trade or business. Teekay's U.S. source Shipping Income would be considered "effectively connected" with the conduct of a U.S. trade or business only if:

     - Teekay has, or is considered to have, a fixed place of business in the United States involved in the earning of Shipping Income; and

     - substantially all of Teekay's U.S. source Shipping Income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

     We do not intend to have, or permit circumstances that would result in having any Teekay vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of Teekay's shipping operations and other activities as described in this prospectus, we believe that none of Teekay's U.S. source Shipping Income will be "effectively connected" with the conduct of a U.S. trade or business.

     GAIN ON SALE OF VESSELS. To the extent any Teekay vessel makes more than an occasional voyage to U.S. ports, Teekay may be considered to be engaged in the conduct of a U.S. trade or business. As a result, except to the extent such gain falls within the scope of the Section 883 exemption as income that is incidental to Teekay's Shipping Income, any U.S. source gain on the sale of a vessel may be partly or wholly subject to U.S. federal income tax as "effectively connected" income (determined under rules different from those discussed above) under the net basis and branch tax regime described above.

  BAHAMIAN TAXATION

     Based on the advice of Graham, Thompson & Co., our Bahamian counsel, we and our subsidiaries will not be subject to taxation under the laws of the Bahamas, and distributions by our subsidiaries to us also will not be subject to any Bahamian tax.

  BERMUDAN TAXATION

     Based on the advice of Appleby Spurling & Kempe, our Bermudan counsel, we and our subsidiaries will not be subject to taxation under the laws of Bermuda, and distributions by our subsidiaries to us also will not be subject to any Bermudan tax.

  MARSHALL ISLANDS TAXATION

     Based on the advice of Watson, Farley & Williams, our Republic of Marshall Islands counsel, because we and our subsidiaries do not, and we do not expect that we and our subsidiaries will, conduct business or operations in the Republic of the Marshall Islands, we and our subsidiaries will not

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

be subject to taxation under the laws of the Republic of the Marshall Islands, and distributions by our subsidiaries to us will not be subject to Marshall Islands tax.

  NORWEGIAN TAXATION

     The following discussion is based on the advice of Bugge, Arentz-Hansen & Rasmussen, our Norwegian counsel, and the tax laws of Norway and regulations, rulings and judicial decisions thereunder, all as in effect as of the date of this prospectus and subject to possible change on a retroactive basis. The following discussion is for general information purposes only and does not purport to be a comprehensive description of all of the Norwegian income tax considerations applicable to UNS.

     In December 1996, Norway introduced a new regime for the taxation of the shipping industry. If a company meets certain requirements, it may choose to be taxed according to this regime, which results in deferral of taxation for income related to shipping activities until the accumulated untaxed profits are distributed to shareholders outside the regime or upon the company's exit from the regime. A company that is subject to the regime will, however, be liable to pay without the benefit of deferral a 28% tax on investment income and a relatively insignificant tonnage tax based on the registered tonnage of its fleet. The rates for tonnage tax are set annually by the Norwegian parliament.

     To qualify for the shipping taxation regime, the shipping activities of UNS have been separated from other activities, such as management functions, although, prior to Teekay's purchase of UNS, the companies engaged in shipping activities and those providing management functions have been owned by the same ultimate parent. While UNS as the parent company does not qualify under the shipping tax regime, Ugland Nordic Investment AS, a wholly owned subsidiary of UNS owns the assets and companies engaged in shipping activities (the "Qualifying Company"). These companies engaged in shipping activities constitute "shipping companies" under the tax regime. Under the regime, the shipping companies may not have employees; consequently, all service and management functions must be obtained from a related or unrelated entity that is separate from the shipping companies. Intra-group services are required to be priced in accordance with market terms and UNS is subject to a 28% non-deferred tax with respect to the net income of any management services it provides.

     If the Qualifying Company were to cease to qualify for the shipping company tax regime, it would be taxed on its accumulated untaxed profits and gains, taking into account both value appreciations during the period it was under the regime and any untaxed equity that may have been in the Qualifying Company upon entry into the regime. The Qualifying Company would cease to qualify under the regime if it sold all of its vessels and ownership interests in other shipowning companies qualifying under the tax regime and the proceeds from such sale were not reinvested in a shipowning company qualifying under the tax regime or a replacement vessel, or an agreement to build a replacement vessel were not entered into within a year from the sale. Furthermore, under certain conditions, the Qualifying Company would also cease to qualify under the regime if one of the shipowning companies in which the Qualifying Company holds an ownership interest sold all of its vessels and the proceeds from such sale were not reinvested in a replacement vessel or an agreement to build a replacement vessel were not entered into within a year of the sale.

     To the extent untaxed profits are distributed from the Qualifying Company to shareholders outside the regime, which would include dividends or other distributions paid by the Qualifying Company to UNS, the Qualifying Company will be taxed at a rate of 28% of the distributed amount as grossed-up for such taxes. Further, dividends paid from UNS to a non-Norwegian shareholder will be subject to a Norwegian withholding tax of 25%, unless a lower tax has been agreed upon in an applicable tax treaty.

     We record deferred taxes under the Norwegian shipping tax regime on our consolidated financial statements in accordance with accounting principles generally accepted in the United States. See Note 6 to our March 31, 2001 unaudited consolidated financial statements included elsewhere in this prospectus.

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

                                   MANAGEMENT

     Our directors, executive officers and senior management personnel are listed below:

NAME                                   AGE   POSITION
----                                   ---   --------
C. Sean Day..........................  52    Director and Chairman of the Board
Bjorn Moller.........................  43    Director, President and Chief Executive Officer
Axel Karlshoej.......................  61    Director and Chairman Emeritus
Bruce C. Bell........................  54    Director and Corporate Secretary
Dr. Ian D. Blackburne................  55    Director
Morris L. Feder......................  84    Director
Thomas Kuo-Yuen Hsu..................  54    Director
Leif O. Hoegh........................  37    Director
Eileen A. Mercier....................  54    Director
Peter S. Antturi.....................  42    VP, Treasurer and Chief Financial Officer
David Glendinning....................  47    SVP, Customer Service & Marine Project Development
Mads T. Meldgaard....................  36    VP, Chartering
Graham Westgarth.....................  47    SVP, Marine Operations

     Certain biographical information about each of these individuals is set forth below:

     C. SEAN DAY has been a director since September 1998, and has served as our Chairman of the Board since September 1999. He has also been Chairman of the Board of Seagin International LLC since April 1999 and was President and Chief Executive Officer of Navios Corporation, a large bulk shipping company, from 1989 to 1999. Prior to this, Mr. Day held a number of senior management positions in the shipping and financing industry. He is currently serving as a Director of Genesee & Wyoming, Inc., Kirby Corporation, and Sparkling Springs Water Group. Mr. Day is also engaged as a consultant to the trust that constitutes the largest shareholder of Teekay. See "-- Certain Transactions with Related Parties."

     BJORN MOLLER has served as one of our directors and as our President and Chief Executive Officer since April 1998. Mr. Moller has over 20 years experience in the shipping industry and has served in senior management positions with us for more than 12 years. He has headed our overall operations since January 1997, following his promotion to the position of Chief Operating Officer. Prior to this, Mr. Moller headed our global chartering operations and business development activities.

     AXEL KARLSHOEJ is President of Nordic Industries, a California general construction firm with which he has served for the past 26 years. He is the older brother of the late J. Torben Karlshoej, our founder. He has served as a director since 1989 and Chairman of the Board from June 1994 to September 1999, and Chairman Emeritus since stepping down as Chairman.

     BRUCE C. BELL has served as one of our directors and as our Corporate Secretary since May 2000. He is the Managing Director of Oceanic Bank and Trust Limited, a private Bahamian bank, a position he has held since March 1994. Prior to joining Oceanic Bank and Trust Limited, Mr. Bell was engaged in the private practice of law in Canada, specializing in corporate/commercial, banking and international business transactions.

     DR. IAN D. BLACKBURNE has served as one of our directors since September 2000. Dr. Blackburne has over 25 years experience in petroleum refining and marketing, and in March 2000 he retired as Managing Director and CEO of Caltex Australia Limited, a large petroleum refining and marketing conglomerate based in Australia. He is currently serving as a Director of CSR Limited, Suncorp-Metway Ltd., and of Airservices Australia. In February 2001, Dr. Blackburne was appointed as Director and Chairman of Australian Plantation Timber Limited, positions he resigned on June 30, 2001.

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

     MORRIS L. FEDER has served as one of our directors since June 1993. He is President of Worldwide Cargo Inc., a New York-based chartering firm. Mr. Feder has been employed in the shipping industry for more than 49 years, 43 of which were spent with Maritime Overseas Corporation, where he retired as Executive Vice President and Director in December 1991. He has also served as Senior Vice President and Director of Overseas Shipholding Group Inc. and was a member of the Finance and Development Committee of its Board of Directors. Mr. Feder is a member of the American Bureau of Shipping, the Connecticut Maritime Association and the Association of Shipbrokers and Agents USA Inc., as well as a Director of American Marine Advisors, Inc.

     THOMAS KUO-YUEN HSU has served as one of our directors since June 1993. He has served 27 years with, and is presently Executive Director of, Expedo & Company (London) Ltd., which is part of the Expedo Group of Companies that manages a fleet of eight vessels, ranging in size from 20,000 dwt to 280,000 dwt. He has been a Committee Director of the Britannia Steam Ship Insurance Association Limited since 1988.

     LEIF O. HOEGH was appointed as a director in June 1999, concurrently with our acquisition of Bona Shipholding Ltd. He served as a director of Bona from November 1993 to June 1999 and as its Chairman from June 1998 to June 1999. Mr. Hoegh is Managing Director of Leif Hoegh (U.K.) Limited and Vice-Chairman of Leif Hoegh and Co. ASA. He also serves as a Director of Dannebrog Rederi AS and as the Chairman of Hoegh Capital Partners, Inc.

     EILEEN A. MERCIER has served as one of our directors since December 2000. Ms. Mercier has over 30 years of experience in a wide variety of financial and strategic planning positions, including Senior Vice President and Chief Financial Officer for Abitibi-Price Inc. from 1990 to 1995. Since then she has been President of Finvoy Management Inc., a management consulting firm specializing in financial strategy, mergers and acquisitions, restructuring and corporate governance issues. She also currently serves as a director of CGI Group Inc., Quebecor World Inc., Reko International Group Inc., and Winpak Ltd.

     PETER S. ANTTURI joined us in September 1991 as Manager, Accounting and was promoted to the position of Controller in March 1992, and to his current position of Vice President, Treasurer and Chief Financial Officer in October 1997. Prior to joining us, Mr. Antturi held various accounting and finance roles in the shipping industry since 1985.

     CAPTAIN DAVID GLENDINNING joined the Chartering Department of our London office in January 1987. Since then, he has worked in a number of senior positions within the organization, including Vice President, Commercial Operations, and Vice President, Marine and Commercial Operations. Since February 1999 he has served as Senior Vice President, Customer Service and Marine Project Development. Captain Glendinning has 18 years' sea service on oil tankers of various types and sizes and is a Master Mariner with British Class 1 Foreign Going Certificate of Competency.

     MADS T. MELDGAARD joined our Chartering Department in January 1986 and served in our European and Singapore offices until December 1991, when he was appointed Chartering Manager in the Vancouver office. In January 1994, he was promoted to the position of General Manager, Chartering, and then to Managing Director (Singapore) in September 1995. In July 1998, Mr. Meldgaard became Vice President, Chartering, based in Vancouver.

     CAPTAIN GRAHAM WESTGARTH joined us in February 1999 as Vice President, Marine Operations and was promoted to the position of Senior Vice President, Marine Operations in December 1999. Captain Westgarth has 28 years of shipping industry experience. Eighteen of those years were spent at sea, including five years in a command position. He joined us from Maersk Company (U.K.), where he joined as Master in 1987 before being promoted to General Manager in 1994.

COMPENSATION OF DIRECTORS AND SENIOR MANAGEMENT

     The aggregate compensation paid to our five executive officers listed above (the "Executive Officers") was $2,324,667 for the year ended December 31, 2000, a portion of which was attributable to

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

payments made pursuant to bonus plans, which consider both Teekay's and individual performance for a given period. For the year ended December 31, 2000, we also contributed an aggregate of $209,198 to provide pension and similar benefits for the Executive Officers. During the year ended December 31, 2000, we granted an aggregate of 119,500 options, with an exercise price of $23.563 per share, to the Executive Officers under our 1995 Stock Option Plan. The options expire March 6, 2010, ten years after the date of the grant.

     During the year ended December 31, 2000, our eight non-employee directors received, in the aggregate, approximately $120,000 for their services as directors plus reimbursement of their out-of-pocket expenses. During that same period, we granted an aggregate of 70,000 options, with an exercise price of $23.563 per share, to the non-employee directors under our 1995 Stock Option Plan. The options expire March 6, 2010, ten years after the date of the grant.

     There are no employment agreements between us and any of our officers.

OPTIONS TO PURCHASE SECURITIES

     Our 1995 Stock Option Plan (the "Plan") entitles certain of our eligible officers, employees (including senior sea staff) and directors to receive options to acquire our common stock. As of June 30, 2001, a total of 4,007,219 shares of common stock were reserved for issuance under the Plan. As of such date, options to purchase a total of 2,769,635 shares of common stock were outstanding, with options to purchase a total of 1,101,904 shares then exercisable and with the directors and the Executive Officers holding options to purchase a total of 946,350 shares, of which 446,250 were exercisable. The outstanding options under the Plan are exercisable at prices ranging from $16.875 to $41.19 per share, with a weighted average exercise price of $27.86 per share, and expire between July 19, 2005 and March 15, 2011, ten years after the date of each grant.

BOARD PRACTICES

     Our board of directors consists of nine members. The board of directors is divided into three classes, with members of each class elected to hold office for a term of three years in accordance with the classification indicated below or until his or her successor is elected and qualified. Directors Thomas Kuo-Yuen Hsu, Axel Karlshoej, and Bjorn Moller have terms expiring in 2002. Directors Bruce C. Bell, C. Sean Day, and Dr. Ian D. Blackburne have terms expiring in 2003. Directors Morris L. Feder, Leif O. Hoegh, and Eileen A. Mercier have terms expiring in 2004.

     The board of directors has standing Audit, Executive, Governance and Resource Committees, but no standing nominating committee. The Audit Committee oversees actions taken by our independent auditors. The Audit Committee consists of non-employee directors Eileen A. Mercier, Morris L. Feder, and Leif O. Hoegh. The Executive Committee is responsible for items which have been broadly approved by the board, and which are beyond the approval levels of our Chairman and CEO. The Executive Committee consists of our CEO and director, Bjorn Moller, together with non-employee directors C. Sean Day, Morris L. Feder, and Axel Karlshoej. The Governance Committee is responsible for making recommendations to the board on corporate governance issues. The Governance Committee consists of non-employee directors Bruce C. Bell, C. Sean Day, and Eileen A. Mercier, together with our CEO and director, Bjorn Moller. The Resource Committee reviews the compensation of our executive officers and makes recommendations to the board of directors regarding compensation. The Resource Committee consists of non-employee directors Axel Karlshoej, Thomas Kuo-Yuen Hsu, and Dr. Ian D. Blackburne.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 2001 by each owner of 5% or more of our common stock and by all of our directors and officers listed above as a group:

                                                                  COMMON STOCK(1)
                                                              ------------------------
IDENTITY OF PERSON OR GROUP                                     NUMBER      PERCENTAGE
---------------------------                                   ----------    ----------
Cirrus Trust and JTK Trust(2)...............................  16,315,690       40.7%
Neuberger Berman LLC(3).....................................   4,269,745       10.7%
All officers and directors as a group (13 persons)(4).......     472,900        1.2%

---------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of this table, a person is deemed to be the beneficial owner of securities that (a) can be acquired by such person within 60 days upon the exercise of options or warrants and (b) are held by such person's spouse or other immediate family member sharing such person's household. Each beneficial owner's percentage ownership is determined by assuming that options held by such person or listed group of persons (but not those held by any other listed person or group of persons), that are exercisable within 60 days after June 30, 2001, have been exercised.

(2) Cirrus Trust and JTK Trust own, indirectly through wholly-owned subsidiaries, 13,427,397 shares (or 33.5%) of common stock and 2,888,293 shares (or 7.2%) of common stock, respectively. These trusts are under common supervision of Axel Karlshoej and Thomas Hsu, both of whom are on our board of directors, Shigeru Matsui, President of Matsui & Company, a Tokyo-based ship brokerage firm, and Arthur F. Coady, Chairman of Oceanic Bank and Trust, an affiliate of the trusts. C. Sean Day, our Chairman of the Board, is also the Chairman of the Board of each wholly-owned subsidiary of Cirrus Trust and JTK Trust that directly owns these shares of common stock.

(3) Neuberger Berman, LLC ("Neuberger") is a registered investment advisor. In its capacity as investment advisor, Neuberger may have discretionary authority to dispose of or to vote shares that are under its management. As a result, Neuberger may be deemed to have beneficial ownership of such shares. Neuberger does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. Neuberger Berman Inc. is the parent holding company and owns 100% of Neuberger Berman, LLC and Neuberger Berman Management, Inc. As of June 30, 2001, of the shares set forth above, Neuberger had shared dispositive power with respect to 4,269,745 shares, sole voting power with respect to 3,023,020 shares and shared voting power on 1,700 shares. With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Berman Funds are deemed to be beneficial owners for purpose of Rule 13(d) since they have shared power to make decisions whether to retain or dispose of the securities. Neuberger is the sub-advisor to the above referenced funds. It should be further noted that the above mentioned shares are also included with the shared power to dispose calculation.

(4) Includes 446,250 shares of common stock subject to stock options exercisable within 60 days after June 30, 2001. Excludes (a) 500,100 shares of common stock subject to stock options first exercisable more than 60 days after June 30, 2001, (b) as of June 30th, 2001 approximately 773,000 shares of common stock held by Leif Hoegh & Co. ASA, an entity controlled by Leif O. Hoegh, one of our directors and (c) shares owned indirectly by Cirrus Trust and JTK Trust, which, as described in note 2 above, are under the common supervision of, among others, Axel Karlshoej and Thomas Kuo-Yuen Hsu, two of our directors.

                   CERTAIN TRANSACTIONS WITH RELATED PARTIES

     As of June 30, 2001, Cirrus Trust and JTK Trust owned, indirectly through wholly-owned subsidiaries, an aggregate of 40.7% of our outstanding common stock. The activities of Cirrus Trust and JTK Trust are under common supervision of Axel Karlshoej and Thomas Hsu, both of whom are on our board of directors, Shigeru Matsui, President of Matsui & Company, a Tokyo-based ship brokerage firm, and Arthur F. Coady, Chairman of Oceanic Bank and Trust, an affiliate of the trusts. Bruce C. Bell, a Teekay director and our Corporate Secretary, is the Managing Director of Oceanic Bank and Trust. The beneficiaries of the trusts include charitable institutions and affiliated trusts. C. Sean Day, our Chairman of the Board, is also the Chairman of the Board of each wholly-owned subsidiary of Cirrus Trust and JTK Trust that directly owns shares of our common stock.

     Mr. Day is also a consultant to the trusts. We have agreed to reimburse the trusts for consulting fees paid to Mr. Day. We paid $200,000 and $67,000 to the trusts as reimbursement for Mr. Day's consulting services rendered during 2000 and 1999, respectively. We did not make any payments to the trusts as reimbursements for Mr. Day's consulting services in 1998.

                          DESCRIPTION OF CERTAIN DEBT

     The following is a summary of our primary debt. This summary is qualified in its entirety by reference to the full text of the documents that govern the transactions so summarized.

     As at June 30, 2001, our subsidiaries had obligations for outstanding debt for borrowed money under existing credit agreements in the aggregate principal amount of approximately $1,178 million, of which we have guaranteed $842 million, excluding $115 million of joint venture debt guaranteed by certain of our subsidiaries. The following chart indicates, on a consolidated basis after giving effect to the offering of the outstanding notes and the proposed application of the net proceeds therefrom to prepay certain of our existing debt, the aggregate principal amount of debt that would be due and payable in our upcoming fiscal years.

FISCAL YEAR                        AMOUNT
-----------                        ------
2001 (July 1 to Dec. 31,       $   45 million
  2001)......................
2002.........................  $   73 million
2003.........................  $   85 million
2004.........................  $   79 million
2005.........................  $  126 million

FISCAL YEAR                        AMOUNT
-----------                        ------
2006.........................  $  144 million
2007.........................  $  111 million
2008.........................  $  101 million
2009.........................  $   36 million
2010.........................  $    0 million
2011.........................  $  250 million

     In January 1996, we issued $225 million of our 8.32% First Preferred Ship Mortgage Notes in a public offering registered under the Securities Act of 1933. These notes currently are collateralized by first preferred mortgages granted on seven of our Aframax tankers, together with other related collateral, and are guaranteed by our subsidiaries that own the mortgaged vessels. Upon these notes achieving investment grade status and subject to other conditions, the guarantees of the notes will terminate, all of the collateral securing our obligations and the guarantors under the related indenture and security documents will be released and specified covenants under the indenture will no longer be applicable to us. These notes are subject to a sinking fund, which will retire $45 million principal amount of these notes on each February 1, commencing February 1, 2004. These notes are listed for trading on the New York Stock Exchange.

     In January 1998, we negotiated a reducing revolving credit facility with nine commercial banks which, as of June 30, 2001, provided for borrowings of up to $140 million in order to refinance certain debt and to provide working capital. This facility is secured by first priority mortgages granted on eight of our Aframax tankers, together with other related collateral, and a guarantee from us for all amounts outstanding under the facility. Interest payments are based on LIBOR plus a specified margin that is dependent on our capital structure as calculated on a quarterly basis. At June 30, 2001, the margin was +0.50%. The amount available under the facility reduces by $10 million semi-annually with a final balloon reduction in January 2006.

     Bona has a revolving credit facility with 15 commercial banks which, as of June 30, 2001, provided for borrowings of up to $397 million. This facility is secured by first priority mortgages granted on 25 Bona and Teekay vessels. In connection with the Bona acquisition, Teekay agreed to guarantee all of Bona's obligations under this facility. The facility is subject to certain financial covenants, including maintenance of (1) a specified minimum level of free cash,
(2) a specified ratio of liabilities to market value of assets and (3) a specified ratio of current assets to current liabilities. As of June 30, 2001, Bona was in compliance with all such covenants. Interest payments are based on LIBOR plus a specified margin that depends on Bona's capital structure as calculated on a quarterly basis. At June 30, 2001, the margin was +0.725%. The amount available under the facility reduces by $19 million semi-annually with a final balloon reduction in December 2008.

     At June 30, 2001, UNS had a number of single-ship mortgage and other working capital and line of credit loans totaling $336 million. Teekay does not guarantee any of the obligations under these facilities. In April 2001, UNS completed a new $141 million credit facility to finance the $95 million purchase price of four shuttle tankers from Awilco ASA. The remainder of the proceeds were to refinance three existing credit facilities. UNS term loans are collateralized by first priority mortgages granted on the 15 vessels to which the loans relate (including three newbuildings), together with certain other related collateral, and guarantees from UNS. UNS credit facilities are subject to certain financial covenants which include (1) a specified minimum level of free cash, (2) minimum equity (based on book value), (3) minimum working capital, (4) minimum value adjusted equity or total value adjusted assets, (5) minimum committed capital and (6) minimum earnings to interest ratio. As of June 30, 2001, UNS was in compliance with all such covenants.

     The indenture relating to our 8.32% First Preferred Ship Mortgage Notes due 2008 and certain of the credit agreements governing our (and our subsidiaries') credit facilities provide that our ability to pay dividends is subject to limitations based upon our cumulative net income plus certain additional amounts, including the proceeds received by us from any issuance of our capital stock. In addition, credit agreements to which some of our subsidiaries are parties, and guarantees executed by us in connection with them, contain various covenants which restrict our operations and those of our subsidiaries. These credit agreements and guarantees contain covenants that require those subsidiaries or us, as the case may be, to conduct their or our operations, including, for those subsidiaries, the operations of their respective vessels, in accordance with certain standards set forth in the credit agreements or guarantees. Certain credit agreements related to our secured debt contain "hull covenants" that require the applicable subsidiaries to deliver additional collateral to the lenders under the applicable credit agreement, or prepay a certain amount of the debt, in the event that the value of the subject vessels falls below a fixed percentage of the amount of the debt then outstanding under the credit agreement. The percentage at which the combined value of the subject vessels must remain is 125% of the outstanding debt under the revolving credit agreement, with the percentage increasing to 130% over the term of the facility. We believe that as of June 30, 2001 we were in compliance with all of the covenants in effect at that time.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the outstanding notes, we entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes. In that agreement, we agreed to use our best efforts to file and have declared effective within 180 days of the sale of the outstanding notes this registration statement relating to an offer to exchange the exchange notes for the outstanding notes. We also agreed to use our best efforts to complete the exchange offer for the outstanding notes within 60 days after the effective date of this registration statement. We are offering the exchange notes under this prospectus in the exchange offer for the outstanding notes to satisfy our obligations under the exchange and registration rights agreement. We refer to our offer to exchange the exchange notes for the outstanding notes as the "exchange offer."

RESALE OF EXCHANGE NOTES

     Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that each exchange note issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 if, among other things:

     - you are acquiring the exchange notes in the ordinary course of your business;

     - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

     -  you are not an affiliate of Teekay.

     If you tender your outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes or you are an affiliate of Teekay, you:

     -  cannot rely on such interpretations by the SEC staff, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes and such secondary resale transaction must be covered by an effective registration statement under the Securities Act of 1933 containing the selling security holder's information required by
        Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act.

     This prospectus may be used for an offer to resell, resale or otherwise transfer exchange notes only as specifically described in this prospectus. Only those broker-dealers that acquired outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where that broker-dealer acquired such outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $250 million principal amount of outstanding notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer:

     -  will remain outstanding,

     -  will continue to accrue interest, and

     - will be entitled to the rights and benefits that holders have under the indenture relating to the outstanding notes and, under limited circumstances, the exchange and registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the exchange and registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

     If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "-- Fees and Expenses" for more details about fees and expenses incurred in the exchange offer.

     We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE

     The exchange offer will expire at 5:00 p.m., New York City time, on 2001, unless in our sole discretion we extend it.

EXTENSIONS, DELAY IN ACCEPTANCE, TERMINATION OR AMENDMENT

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any outstanding notes by giving oral or written notice of the extension to their holders. During any such extensions, all outstanding notes you have previously tendered will remain subject to the exchange offer for that series, and we may accept them for exchange.

     To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     If any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied with respect to the exchange offer, we reserve the right, in our sole discretion:

     -  to delay accepting for exchange any outstanding notes,

     -  to extend the exchange offer, or

     -  to terminate the exchange offer.

     We will give oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the exchange and registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment:

     - the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC, or

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

     -  the representations described under "-- Your Representations to Us."

     - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the exchange notes under the Securities Act of 1933.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange in the exchange offer, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, nonacceptance or termination to the holders of the outstanding notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

EXCHANGE AGENT

     We have appointed the United States Trust Company of New York as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:
                      ------------------------------------

                         BY HAND DELIVERY TO 4:30 P.M.

                    United States Trust Company of New York
                            30 Broad Street, B-Level
                            New York, NY 10004-2304

                        BY OVERNIGHT COURIER AND BY HAND
                  DELIVERY AFTER 4:30 P.M. ON EXPIRATION DATE

                    United States Trust Company of New York
                          30 Broad Street, 14th Floor
                            New York, NY 10004-2304

                        BY REGISTERED OR CERTIFIED MAIL

                    United States Trust Company of New York
                                  P.O. Box 84
                             Bowling Green Station
                            New York, NY 10274-0084

            BY FACSIMILE TRANSMISSION (ELIGIBLE INSTITUTIONS ONLY):

                    United States Trust Company of New York
                            30 Broad Street, B-Level
                            New York, NY 10004-2304
                              FAX: (646) 458-8111

                             CONFIRM BY TELEPHONE:
                                 (800) 548-6565

PROCEDURES FOR TENDERING

     Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender, described below, or (2) comply with the automated tender offer program procedures of The Depository Trust Company, or "DTC," described below.

     The tender by a holder that is not withdrawn prior to the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

  HOW TO TENDER IF YOU ARE A BENEFICIAL OWNER

     If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

     - make appropriate arrangements to register ownership of the outstanding notes in your name, or

     - obtain a properly completed bond power from the registered holder of your outstanding notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

PROCEDURES FOR PHYSICAL TENDER

     To complete a physical tender, a holder must:

     - complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal,

     - have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires,

     - mail or deliver or facsimile the letter of transmittal to the exchange agent prior to the expiration date, and

     - deliver the outstanding notes to the exchange agent prior to the expiration date or comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "-- Exchange Agent" prior to the expiration date.

  SIGNATURES AND SIGNATURE GUARANTEES

     You must have signatures on a letter of transmittal or a notice of withdrawal described below under "-- Withdrawal of Tenders" guaranteed by an eligible institution unless the outstanding notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

     -  for the account of an eligible institution.

     An eligible institution is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

  WHEN ENDORSEMENTS OR BOND POWERS ARE NEEDED

     If a person other than the registered holder of any outstanding notes signs the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder's name appears on the outstanding notes. An eligible institution must guarantee that signature.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

     An agent's message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

     - DTC has received an express acknowledgment from a participant in DTC's automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation,

     - the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery, and

     -  we may enforce the agreement against such participant.

     To complete a tender through DTC's automated tender offer program, the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message.

DETERMINATIONS UNDER THE EXCHANGE OFFER

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which, in the opinion of our counsel, might be unlawful. We also reserve the right to waive any defects, irregularities or conditions of the exchange offer as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

WHEN WE WILL ISSUE EXCHANGE NOTES

     In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

     - outstanding notes or a timely book-entry confirmation of transfer of such outstanding notes into the exchange agent's account at DTC, and

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     -  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

RETURN OF OUTSTANDING NOTES NOT ACCEPTED OR EXCHANGED

     If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or nonexchanged outstanding notes without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, such nonexchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

YOUR REPRESENTATIONS TO US

     By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     - any exchange notes you receive will be acquired in the ordinary course of your business,

     - you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes within the meaning of the Securities Act of 1933,

     - you are not our affiliate, as defined in Rule 405 under the Securities Act, or, if you are our affiliate, you will comply with the applicable registration and prospectus delivery requirements of the Securities Act,

     - if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes, and

     - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your outstanding notes but they are not immediately available or if you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

     - the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution,

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

     - prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

       - stating your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered,

       -  stating that the tender is being made thereby,

       - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent's message in lieu thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

     - the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent's message, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "-- Exchange Agent," or

     - the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the outstanding notes to be withdrawn,

     - identify the outstanding notes to be withdrawn, including the registration number numbers and the principal amount of such outstanding notes,

     - be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal used to deposit those outstanding notes or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender, and

     - specify the name in which such outstanding notes are to be registered, if different from that of the person who tendered the outstanding notes.

     If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

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

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

     We will pay the cash expenses to be incurred in connection with the exchange offer. These expenses include:

     -  SEC registration fees for the exchange notes,

     -  fees and expenses of the exchange agent and trustee,

     -  accounting and legal fees,

     -  printing costs, and

     -  related fees and expenses.

TRANSFER TAXES

     If you tender your outstanding notes for exchange, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     - certificates representing exchange notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered,

     - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or

     - a transfer tax is imposed for any reason other than the exchange of exchange notes for outstanding notes in the exchange offer.

     If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that

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

tendering holder. The exchange agent will retain possession of exchange notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless either they are registered under the Securities Act of 1933 or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

     The tender of outstanding notes in the exchange offer will reduce the outstanding principal amount of the outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any outstanding notes that you continue to hold.

ACCOUNTING TREATMENT

     We will amortize our expenses of the exchange offer over the term of the exchange notes under accounting principles generally accepted in the United States.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action, if any, to take. In the future, we may seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes, except as required by the exchange and registration rights agreement.

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

                            DESCRIPTION OF THE NOTES

     In this section, "Teekay" or the "Company" means Teekay Shipping Corporation and not any of its subsidiaries. The exchange notes will be issued, and the outstanding notes were issued, by Teekay pursuant to an indenture between Teekay and U.S. Trust Company of Texas, N.A., as trustee. You may obtain a copy of the indenture from Teekay upon request. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.

     The indenture is subject to and governed by the U.S. Trust Indenture Act of 1939. The statements under this section of this prospectus are summaries of the material terms and provisions of the indenture and the notes. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in the indenture. Therefore, we urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined in this description have the meanings ascribed to them in the indenture.

     The outstanding notes and the exchange notes will constitute a single series of debt securities under the indenture. If the exchange offer is consummated, any holders of outstanding notes who do not exchange their outstanding notes for exchange notes will vote together with holders of the exchange notes for all relevant purposes under the indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the exchange notes, and the holders of the outstanding notes and the exchange notes will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of the outstanding notes means, at any time after the exchange offer is consummated, the percentages in aggregate principal amount of the outstanding notes and exchange notes collectively then outstanding.

GENERAL

     The notes:

     -  are general unsecured obligations of Teekay,

     - rank equally and ratably in right of payment with all existing and future unsecured senior debt of Teekay,

     - are senior in right of payment to all existing and future subordinated debt of Teekay,

     - are effectively subordinated to all of Teekay's secured debt to the extent of the collateral securing such debt, and

     - are effectively subordinated to all existing and future debt and other liabilities and commitments of Teekay's subsidiaries because Teekay is a holding company and the notes will not be guaranteed by any of its subsidiaries.

     The indenture does not put any limitation on Teekay and its subsidiaries to incur debt. At June 30, 2001, and giving effect to the proposed application of the net proceeds of the issuance of the outstanding notes, the consolidated debt of Teekay and its subsidiaries would have been approximately $1,053 million, of which $803 million would have been secured debt that represented the obligations of, or was guaranteed by, certain of Teekay's subsidiaries. In addition, the outstanding notes are and the exchange notes will be effectively junior to approximately $115 million of debt of joint ventures that are 50% owned by certain of Teekay's subsidiaries, which is guaranteed by such subsidiaries.

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

  PRINCIPAL, MATURITY AND INTEREST

     In the exchange offer, Teekay will issue up to $250 million aggregate principal amount of exchange notes. The indenture provides for the issuance of additional notes having identical terms and conditions to the notes. The notes and any additional notes subsequently issued under the indenture would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Teekay will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The exchange notes will mature on July 15, 2011.

     Interest on the notes will accrue at the rate of 8.875% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2002. Teekay will make each interest payment to the holders of record on the immediately preceding January 1 and July 1.

     Interest on the notes will accrue from June 22, 2002 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                              OPTIONAL REDEMPTION

     At Teekay's option, Teekay may redeem the notes in whole or in part at any time before their maturity date at a redemption price equal to the greater of
(i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (excluding the portion of any such interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 50 basis points, plus, in each case, accrued and unpaid interest to the redemption date. For this purpose, the following terms have the following meanings:

     "Treasury Yield" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Independent Investment Banker" means Goldman, Sachs & Co. or its successor or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by Teekay.

     "Reference Treasury Dealer" means (i) each of Goldman, Sachs & Co. and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with, Goldman, Sachs & Co., provided however, that if Goldman, Sachs & Co. or any of its

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

designees shall cease to be a Primary Treasury Dealer, Teekay will appoint another Primary Treasury Dealer as a substitute for such entity and (ii) any other Primary Treasury Dealer selected by Teekay.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     At least 30 days but not more than 60 days before the relevant redemption date, Teekay will send notice of redemption to each holder of notes to be redeemed. If less than all of the notes are to be redeemed, the trustee will select, by such method as it will deem fair and appropriate, the notes to be redeemed in whole or in part.

     Unless Teekay defaults in payment of the redemption price, no interest will accrue on the notes called for redemption for the period from and after the redemption date.

                  REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

     The notes will be subject to redemption in whole, but not in part, at the option of Teekay, at any time at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the Redemption Date, and any other amounts owed to the holders of the notes under the terms of the indenture or the notes, if (i) Teekay becomes obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts as a result of any generally applicable change in the laws or regulations of a Taxing Jurisdiction which becomes effective after the date of issuance of any of the outstanding notes and (ii) Teekay cannot avoid its obligations to pay such Additional Amounts by taking reasonable measures available to Teekay. However, any such notice of redemption must be given within 60 calendar days of the earliest date on which Teekay would be obligated to pay such Additional Amounts if a payment in respect of the notes were then due. Prior to the giving of any notice of redemption described in this paragraph, Teekay will deliver to the trustee an officer's certificate stating that Teekay is entitled to redeem the notes in accordance with the terms in the indenture and stating the facts relating to such redemption. See "-- Additional Amounts."

                              MANDATORY REDEMPTION

     Except as set forth below under "Covenants -- Repurchase of Notes upon a Change of Control Triggering Event" Teekay is not required to make sinking fund payments or mandatory redemption payments prior to maturity with respect to the notes.

                                   COVENANTS

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT

     The indenture provides that upon the occurrence of a Change of Control Triggering Event, each holder of notes will have the right to require Teekay to repurchase such holder's notes, in whole or in part, in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the indenture. A "Change of Control" also constitutes an event of default under several of Teekay's other debt agreements. There can be no assurance that Teekay will have sufficient funds to pay the purchase price referred to above at the time of the Change of Control Triggering Event. The existence of a holder's right to require Teekay to repurchase notes upon the occurrence of a Change of Control Triggering Event may deter a third party from acquiring Teekay in a transaction which would constitute a Change of Control.

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

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Teekay may not, in a single transaction or a series of related transactions:

     (1) consolidate with or merge with or into any other person or permit any other person to consolidate with or merge with or into Teekay, or

     (2) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless, in the case of clauses
        (1) or (2) of this covenant:

        (A) in a transaction in which Teekay does not survive or in which Teekay sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to Teekay is organized under (i) the laws of the United States or any State thereof or the District of Columbia, (ii) the laws of the Republic of Liberia,
             (iii) the laws of the Commonwealth of the Bahamas, (iv) the laws of the Republic of the Marshall Islands or (v) the laws of any other country recognized by the United States of America and which, in the case of any of events under subclause (i), (ii), (iii), (iv) or
             (v) of this subclause A, shall expressly assume, by a supplemental indenture executed and delivered to the trustee in form satisfactory to the trustee, all of Teekay's obligations under the indenture;

        (B) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

        (C)  certain other conditions are met.

LIMITATION ON LIENS

     Teekay may not create, incur, assume or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any present or future Relevant Debt of Teekay without making effective provision for securing the notes:

     (1) in the event such debt is pari passu with the notes, equally and ratably with such debt as to such property or assets for so long as such debt will be so secured, or

     (2) in the event such debt is subordinate in right of payment to the notes, prior to such debt as to such property or assets for so long as such debt will be so secured.

     The term "Relevant Debt" shall be defined in the indenture as meaning any debt for borrowed money in the form of bonds, notes, debentures or other debt securities issued by way of public offering or private placement, including any guarantee or indemnity given in respect of debt of any third party for money borrowed in the form of bonds, notes, debentures or other debt securities issued by way of a public offering or private placement, but, for greater clarity, shall not include loans (or collateral debt securities relating to such loans) made by banks or other financial institutions, customers or strategic partners.

PAYMENTS FOR CONSENT

     Teekay may not, and may not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

PROVISION OF FINANCIAL INFORMATION

     So long as any notes are outstanding, whether or not Teekay is subject to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or any successor provision thereto, Teekay shall file with the Securities and Exchange Commission ("SEC") within the filing time periods specified by the SEC (the

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

"Required Filing Date") copies of the annual reports, quarterly reports and other documents which Teekay would have been required to file pursuant to
Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto. In addition, Teekay will:

     (1) within 15 days of each Required Filing Date (A) transmit by mail to all holders, as their names and addresses appear in the security register of Teekay without cost to such holders, and (B) file with the trustee, copies of the annual reports, quarterly reports and other documents which Teekay files with the SEC pursuant to Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provisions thereto; and

     (2) if filing such documents with the SEC is not permitted under the Exchange Act, promptly upon written request, Teekay will supply copies of such documents to any prospective holder.

                               ADDITIONAL AMOUNTS

     All payments made by Teekay under or with respect to the notes will be made free and clear of and without withholding or deduction for or an account of any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter "Taxes") imposed or levied by or on behalf of any Taxing Jurisdiction, unless Teekay is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If Teekay is so required to withhold or deduct any amount of interest for or on account of Taxes from any payment made under or with respect to the notes, Teekay will pay such additional amounts of interest ("Additional Amounts") as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that Teekay will not pay Additional Amounts in connection with any Taxes that are imposed due to any of the following ("Excluded Additional Amounts"):

     (1) the holder or beneficial owner has some connection with the Taxing Jurisdiction other than merely holding the notes or receiving principal or interest payments on the notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

     (2)   any tax imposed on, or measured by net income;

     (3) the holder or beneficial owner fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the Taxing Jurisdiction, if (A) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax duty assessment or other governmental charge, (B) the holder or beneficial owner is able to comply with such requirements without undue hardship and (C) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty shall apply, Teekay has notified such holder that such holder will be required to comply with such requirements;

     (4) the holder fails to present (where presentation is required) its note within 30 calendar days after Teekay has made available to the holder a payment of principal or interest, provided that Teekay will pay Additional Amounts which a holder would have been entitled to had the note owned by such holder been present on any day (including the last day) within such 30-day period;

     (5) any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges;

     (6) where any Additional Amounts are imposed on a payment on the notes to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings

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

        implementing the conclusions of the Economic and Financial Council of Ministers of the member states of the European Union (ECOFIN) Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (7) where the holder or beneficial owner could avoid any Additional Amounts by requesting that a payment on the notes be made by, or presenting the relevant notes for payment to, another paying agent located in a Member State of the European Union.

     Teekay will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Teekay will furnish to the holders of the notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Teekay.

     Teekay will indemnify and hold harmless each holder for the amount (other than Excluded Additional Amounts) of (1) any Taxes not withheld or deducted by Teekay and levied or imposed by a Taxing Jurisdiction and paid by such holder as a result of payments made under or with respect to the notes, (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (3) any Taxes imposed by a Taxing Jurisdiction with respect to any reimbursement under clause (1) or (2) of this paragraph.

     At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if Teekay is aware that it will be obligated to pay Additional Amounts with respect to such payment, Teekay will deliver to the trustee an officers' certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information necessary to enable the trustee to pay such Additional Amounts to holders on the payment date. Whenever in the indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any note, such mention (except where expressly mentioned) shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     Teekay will pay any stamp, administrative, court, documentary, excise or property taxes arising in a Taxing Jurisdiction in connection with the Additional Amounts and will indemnify the holders of the notes for any such taxes paid by the holders of the notes.

                               EVENTS OF DEFAULT

     The following events are defined as "Events of Default" in the indenture:

     (1) Teekay defaults in the payment of principal of (or premium, if any, on) any notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

     (2) Teekay defaults in the payment of interest on any notes when the same become due and payable, and such default continues for a period of 30 days;

     (3) Teekay defaults in the payment of principal and interest on notes required to be purchased upon the occurrence of a Change of Control Triggering Event when due and payable;

     (4) Teekay defaults in the performance of or breaches any other covenant or agreement of Teekay in the indenture or under the notes and such default or breach continues for a period of 30 consecutive days after the date on which written notice of such default or breach requiring Teekay to remedy the same, shall have been given to Teekay by the trustee, or to Teekay and the trustee by the holders of at least 25% in aggregate principal amount of the notes;

     (5) there occurs with respect to any issue or issues of Debt of Teekay or any of its Subsidiaries having an outstanding aggregate principal amount of $10 million or more individually or $20 million or more in the aggregate for all such issues of all such Persons, whether such
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

        Debt now exists or shall hereafter be created, an event of default that has caused the holder thereof to declare such Debt to be due and payable prior to its Stated Maturity and such Debt has not been discharged in full or such acceleration has not been rescinded or annulled (by cure, waiver or otherwise) within 30 days of such acceleration; provided, however, that any secured Debt in excess of the limits set forth above shall be deemed to have been declared due and payable if the lender in respect thereof takes any action to enforce a security interest against, or an assignment of, or to collect on, seize, dispose of or apply any assets of Teekay or its Subsidiaries (including lock-box and other similar arrangements) securing such Debt, or to set off against any bank account of Teekay or its Subsidiaries in excess of $10 million;

     (6) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million individually or $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Teekay or any Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order in excess of $10 million individually or that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (7) Teekay or any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Teekay or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Teekay or any Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (7); or

     (8) Teekay and/or one or more Subsidiaries fails to make (A) at the final (but not any interim) fixed maturity of any issue of Debt a principal payment of $10 million or more or (B) at the final (but not any interim) fixed maturity of more than one issue of such Debt principal payments aggregating $20 million or more and, in the case of clause
           (A), such defaulted payment shall not have been made, waived or extended within 30 days of the payment default and, in the case of clause (B), all such defaulted payments shall not have been made, waived or extended within 30 days of the payment default that causes the amount described in clause (B) to exceed $20 million.

     If an Event of Default (other than an Event of Default specified in clause
(7) above) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to Teekay (and to the trustee if such notice is given by the holders (the "Acceleration Notice")), may, and the trustee at the request of the holders shall, declare the entire unpaid principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (4) or (8) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to clause (4) or (8) shall be remedied or cured by Teekay and/or the relevant Subsidiaries or
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

waived by the holders of the relevant Debt within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(7) above occurs, all unpaid principal of, premium, if any, and accrued interest on the notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to Teekay and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

     (1)   Teekay has paid or deposited with the trustee a sum sufficient to pay
           (A) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, (B) all overdue interest on all notes, (C) the principal of and premium, if any, on, any notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such notes, and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor by such notes,

     (2) all existing Events of Default, other than the non-payment of the principal of the notes that have become due solely by such declaration of acceleration, have been cured or waived, and

     (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     For information as to the waiver of defaults, see "-- Modification and Waiver."

     The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or that may expose the trustee to personal liability. A holder may not pursue any remedy with respect to the indenture or the notes unless:

     (1) the holder gives to the trustee written notice of a continuing Event of Default;

     (2) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

     (3) such holder or holders offer to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

     (4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

     However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment on or after the due dates expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

     The indenture requires certain officers of Teekay to certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of Teekay and its Subsidiaries and Teekay's and its Subsidiaries' performance under the indenture and that Teekay has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Teekay is also obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

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

                                   DEFEASANCE

DEFEASANCE AND DISCHARGE

     The indenture provides that Teekay will be deemed to have paid and will be discharged from any and all obligations in respect of the notes and the provisions of the indenture will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust), on the 123rd day after the date referred to below if, among other things:

     (1) Teekay has deposited with the trustee, in trust, money and/or U.S. Government Securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indentures and the notes,

     (2) Teekay has delivered to the trustee (A) either (i) an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of Teekay's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by copy of) a ruling of the Internal Revenue Service to the same effect or based upon a change in applicable federal income tax law after the date of the indenture or
           (ii) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

     (3) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Teekay is a party or by which Teekay is bound and

     (4) if at such time the notes are listed on a national securities exchange, Teekay has delivered to the trustee an Opinion of Counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT

     The indenture provides that certain provisions of the indenture will no longer be in effect upon, among other things, the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes, the satisfaction of the provisions described in clauses (2)(B), (3) and (4) of the preceding paragraph and the delivery by Teekay to the trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

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

DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT

     In the event Teekay exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, Teekay will remain liable for such payments.

MODIFICATION AND WAIVER

     Modifications and amendments of the indenture may be made by Teekay and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any note,

     (2) reduce the principal amount of, or premium, if any, or interest on, any note,

     (3) change the place or currency of payment of principal of, or premium, if any, or interest on, any note,

     (4) impair the right to institute suit for the enforcement of any payment on or with respect to any note,

     (5) reduce the percentage of aggregate principal amount of outstanding notes the consent of whose holders is necessary to modify or amend the indenture,

     (6) modify any provisions of the indenture relating to the modification and amendment of the indenture, except as otherwise specified in the indenture, or

     (7) reduce the percentage of aggregate principal amount of outstanding notes, the consent of whose holders is necessary for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults.

                    NO PERSONAL LIABILITY OF INCORPORATORS,
                 SHAREHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES

     The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on, any of the notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Teekay in the indenture, or in any of the notes, or because of the creation of any Debt represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Affiliate or controlling person of Teekay or of any successor person thereof. Each holder, by accepting such notes, waives and releases all such liability.

                                  THE TRUSTEE

     The trustee under the indenture is the registrar and paying agent with regard to the notes. The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

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

                                 GOVERNING LAW

     The indenture is governed by the laws of the State of New York.

                      CONSENT TO JURISDICTION AND SERVICE

     Teekay has irrevocably appointed Watson, Farley & Williams, New York, New York, as its respective agent for service of process in any suit, action or proceeding with respect to the indenture or the notes brought in any federal or state court located in New York City and have submitted to such jurisdiction.

                              CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Capital Stock" is defined to mean, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such person's capital stock or ownership interests, whether outstanding prior to or issued after the date of the indenture, including, without limitation, all common stock and preferred stock.

     "Capitalized Lease" is defined to mean, as applied to any person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person, as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

     "Change of Control" is defined to mean such time as:

     (1) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than any Permitted Holder, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and including by reason of any change in the ultimate "beneficial ownership" of the Capital Stock of Teekay) of more than 50% of the total voting power of the Voting Stock of Teekay (calculated on a fully diluted basis); or

     (2) individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of Teekay (together with any new directors whose election by such board of directors or whose nomination for election was approved by a vote of at least two-thirds of the members of such board of directors then still in office who either were members of such board of directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the members of such board of directors then in office.

     "Change of Control Triggering Event" is defined to mean the occurrence of a Change of Control and a Rating Decline.

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

     "Currency Agreement" is defined to mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Teekay or any of its Subsidiaries against fluctuations in currency values to or under which Teekay or any of its Subsidiaries is a party or a beneficiary on the date of this indenture or becomes a party or a beneficiary thereafter.

     "Debt" is defined to mean, with respect to any person at any date of determination (without duplication):

     (1)   all debt of such person for borrowed money,

     (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,

     (3) all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto),

     (4) all obligations of such person to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereto or the completion of such services, except trade payables,

     (5)   all obligations of such person as lessee under Capitalized Leases,

     (6) all Debt of persons other than such person secured by a Lien on any asset of such person, whether or not such Debt is assumed by such person; provided that the amount of such Debt shall be the lesser of
           (A) the fair market value of such asset at such date of determination and (B) the amount of such Debt,

     (7) all Debt of persons other than such person guaranteed by such person to the extent such Debt is guaranteed by such person, and

     (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

     The amount of Debt of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Debt issued with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP; and provided further that Debt shall not include any liability for federal, state, local, foreign or other taxes.

     "Default" is defined to mean any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Event of Default" has the meaning set forth under "-- Events of Default."

     "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of the date of the indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the indenture shall be made without giving effect to:

     (1) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17; and

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

     (2) any non-recurring charges associated with the adoption, after the date of the indenture, of Financial Accounting Standard Nos. 106 and 109.

     "Governing Board Members" means the individuals serving as members of the protectorate or governing boards of (x) the Trusts or their respective trustees or (y) if the individuals serving as members of the protectorate or governing boards of the Trusts or their respective trustees immediately prior to any restructuring or dissolution of the Trusts or any transfer of Capital Stock of Teekay held directly or indirectly thereby represent at least a majority of the members of the protectorate or governing board of the trust (or trustee thereof) or other entity replacing the Trusts as a direct or indirect owner of all, or substantially all, of the Capital Stock of Teekay held directly or indirectly by the Trusts immediately prior to such restructuring, dissolution or transfer, such replacement trust (or its trustee) or entity, together with any new members whose election or appointment was approved by at least two-thirds of the members of such boards or board.

     "Gradation" is defined to mean a gradation within a Rating Category or a change to another Rating Category, which shall include:

     (1) "+" and "-" in the case of S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation),

     (2) 1 and 2 in the case of Moody's current Rating Categories (e.g., a decline from B1 to B2 would constitute a decrease of one gradation), or

     (3) the equivalent in respect of successor Rating Categories of S&P or Moody's or Rating Categories used by Rating Agencies other than S&P and Moody's.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect Teekay or any of its Subsidiaries against fluctuations in interest rates to or under which Teekay or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

     "Investment Grade" is defined to mean:

     (1) BBB- or above in the case of S&P (or its equivalent under any successor Rating Categories of S&P);

     (2) Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's); and

     (3) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

     "Lien" is defined to mean any mortgage, lien, pledge, security interest, encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

     "Moody's" is defined to mean Moody's Investors Service, Inc. and its successors.

     "Permitted Holder" is defined to mean the Trusts, a majority of the Governing Board Members (each in his or her capacity as a Governing Board Member), or any holding company, more than 50% of the total voting power of the Voting Stock of which is, at the time of any transfer of Capital Stock of Teekay by the Trusts or any such other holding company, "beneficially owned" by the Trusts or a majority of the Governing Board Members (each in his or her capacity as a Governing Board Member).

     "Rating Agencies" is defined to mean:

     (1)   S&P and Moody's; or

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     (2)   if S&P or Moody's or both of them are not making ratings of the notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by Teekay, which will be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" is defined to mean:

     (1) with respect to S&P, any of the following categories (any of which may include a "+" or "- "): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

     (2) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

     (3) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

     "Rating Decline" is defined to mean that at any time within 90 days (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or of the intention of Teekay or of any person to effect a Change of Control, the rating of the notes is decreased by both Rating Agencies by one or more Gradations and the rating by such Rating Agencies on the notes following such downgrade is below Investment Grade.

     "Redemption Date", when used with respect to any note to be redeemed, is defined to mean the date fixed for such redemption by or pursuant to the indenture.

     "S&P" is defined to mean Standard & Poor's Ratings Group, a division of McGraw Hill Inc., a New York Corporation and its successors.

     "Stated Maturity" is defined to mean (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" is defined to mean, with respect to Teekay, any business entity of which more than 50% of the outstanding Voting Stock is owned directly or indirectly by Teekay and one or more other Subsidiaries of Teekay.

     "Taxing Jurisdiction" is defined to mean the Republic of the Marshall Islands or any jurisdiction from or through which payment on the notes is made, or any political subdivision thereof, or any authority or agency therein or thereof having power to tax.

     "Trusts" is defined to mean, collectively, the Cirrus Trust, a trust organized under the laws of the Turks and Caicos Islands, and the JTK Trust, a trust organized under the laws of the Bahamas, which as of June 30, 2001 owned (indirectly through wholly owned subsidiaries) approximately 33.5% and 7.2% of the outstanding Common Stock of Teekay, respectively.

     "U.S. Government Securities" is defined to mean securities that are direct obligations of the United States of America, direct obligations of the Federal Home Loan Mortgage Corporation, direct obligations of the Federal National Mortgage Association, securities which the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America, trust receipts or other evidence of indebtedness of a direct claim upon the instrument described above and money market mutual funds that invest solely in such securities.

     "Voting Stock" of any person as of any date means the Capital Stock of such person that is at the time entitled to vote in the election of the board of directors or similar governing body of such person.

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             FORM DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     We will issue the exchange notes by one or more notes in registered, global form (collectively, the "Restricted Global Notes"). The Restricted Global Notes will be deposited on issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     The Global Notes will be deposited on behalf of the acquirers of the exchange notes for credit to the respective accounts of the acquirers or to such other accounts as they may direct at DTC. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes."

DEPOSITARY PROCEDURES

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and any transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or records maintained by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

     Payments in respect of the Global Notes registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the trustee nor any agent thereof has or will have any responsibility or liability for:

     (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or

     (2) maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes, or

     (3) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and

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

customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

     Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described in this section of this prospectus, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counter party in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary or take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of an interest in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect to such portion of the principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC reserves the right to exchange the Global Notes for legended notes in certificated form and to distribute such notes to its Participants.

     The information in this section of this prospectus concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that Teekay believes to be reliable, but Teekay takes no responsibility for the accuracy thereof.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interest in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A beneficial interest in a Global Note may not be exchanged for a security in certificated form unless

     (1)   DTC:

        (A) notifies Teekay that it is unwilling or unable to continue as depositary for such Global Notes, or

        (B) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934,

     and in either case Teekay thereupon fails to appoint a successor depositary,

     (2) Teekay, at its option, notifies the trustee in writing that it elects to cause the issuance of the notes in certificated form, or

     (3) there shall have occurred and be continuing an Event of Default with respect to the notes.

     In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the applicable security registrar to reflect a decrease in the principal amount of the relevant Global Note.

                              REGISTRATION RIGHTS

     We entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes pursuant to which we agreed, for the benefit of the holders of the outstanding notes, at our cost:

     (1) to use our best efforts to file with the SEC within 60 days following the date of issuance of the outstanding notes a registration statement on the appropriate form relating to a registered exchange offer for the outstanding notes under the Securities Act of 1933.

     (2) to use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days following the issuance of the outstanding notes; and

     (3) to use our best efforts to consummate the exchange offer within 60 days after the exchange offer registration statement has been declared effective.

     Upon the exchange offer registration statement being declared effective, we will offer the exchange notes in exchange for the surrender of the outstanding notes. We will keep the exchange offer open for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes. For each outstanding note surrendered to us pursuant to the exchange offer, the holder of such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered note. The exchange notes will have terms identical in all material aspects to the outstanding notes (except that the exchange notes will not contain terms with respect to transfer restrictions).

     Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the exchange notes would in general be freely tradable after the exchange offer without further registration under the Securities Act of 1933. However, any purchaser of notes who is our affiliate (as such term is defined in the indenture -- See "Description of the Notes -- Certain Definitions") or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     (1) will not be able to rely on the interpretation of the staff of the SEC;

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

     (2)   will not be able to tender its notes in the exchange offer; and

     (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

     Each holder of the outstanding notes (other than certain specified holders) who wishes to exchange outstanding notes for exchange notes in the exchange offer will be required to represent that:

     (1) any exchange notes that it will receive will be acquired in the ordinary course of your business,

     (2) it has no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes,

     (3) it is not our "affiliate," as defined in Rule 405 of the Securities Act of 1933, or, if it is our affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act,

     (4) if it is a broker-dealer, it is not engaged in and does not intend to engage in the distribution of the exchange notes, and

     (5) if it is a broker-dealer (a "Participating Broker-Dealer") that will receive exchange notes for its own account in exchange for outstanding notes that it acquired as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such exchange notes.

     The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the outstanding notes) with the prospectus contained in the exchange offer registration statement. Under the exchange and registration rights agreement, we are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such exchange notes.

     In the event that any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, or if for any reason the exchange offer is not consummated within 240 days following the date of issuance of the outstanding notes, or the exchange offer is not available to any holder of the outstanding notes, we will, at our cost:

     - as promptly as practicable, but no later than 30 days after the time such obligation arises, file a shelf registration statement covering resales of the outstanding notes;

     - use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act of 1933 within 120 days after such shelf registration statement is filed; and

     - use our best efforts to keep effective the shelf registration statement until two years after its effective date or such shorter period that will terminate when all outstanding notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

     We will, in the event of the filing of a shelf registration statement, provide to each holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the outstanding notes has become effective and take certain other actions as are required to generally permit unrestricted resales of the outstanding notes. A holder of notes that sells such notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act of 1933 in connection with such sales and will be bound by the provisions of the exchange and registration rights agreement which are applicable to such holder (including certain

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

indemnification obligations). In addition, each holder of the outstanding notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the exchange and registration rights agreement in order to have its notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

     In the event that:

     (1) the exchange offer registration statement is not filed with the SEC on or prior to the 60th day following the date of issuance of the outstanding notes or the shelf registration statement is not filed with the SEC on or prior to the 30th day following the date an obligation to file arises;

     (2) such exchange offer registration statement or shelf registration statement is not declared effective on or prior to the 180th day following the date of issuance of the outstanding notes or the 120th day after such shelf registration statement is filed, respectively;

     (3) the exchange offer is not completed within 60 days after the initial effective date of the exchange registration statement; or

     (4) the exchange offer registration statement or shelf registration statement is declared effective but thereafter ceases to be effective or usable (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then special interest, in addition to the interest set forth on the cover hereof, shall accrue at a per annum rate of 0.5% for the first 90-day period immediately following the occurrence of the first Registration Default, and the per annum interest rate will increase by an additional 0.5% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 1.5% per annum in excess of the interest rate on the cover of this prospectus. Upon the cure of the Registration Default, the special interest shall no longer accrue and the notes will bear interest at the original rate, provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions.

     The summary herein of certain provisions of the exchange and registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the exchange and registration rights agreement, a copy of which is available upon request to Teekay. The exchange and registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

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                               TAX CONSIDERATIONS

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  GENERAL

     The following summary describes the material United States federal income tax consequences relevant to the purchase, ownership, and disposition of the exchange notes. Except where indicated, this summary deals only with notes held as capital assets by purchasers of outstanding notes in the original offering of the outstanding notes who receive exchange notes pursuant to the exchange offer and does not purport to be a complete analysis of all the potential tax considerations that may be relevant to such holders. The discussion does not include special rules that might apply to certain holders such as dealers in securities or currencies, financial institutions, investors in pass-through entities, tax-exempt organizations or pension plans, life insurance companies, persons holding notes as a part of a hedging or conversion transaction or a straddle or United States holders whose "functional currency" is not the U.S. dollar. In addition, the following discussion, as well as the conclusions regarding certain issues of United States federal income tax law that are reflected in that discussion, are based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), and related regulations, rulings and judicial decisions existing as of the date of this prospectus, and upon the advice received by us from special U.S. tax counsel. Changes in existing laws or regulations or their interpretation may occur, which could be retroactive. Applicable authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. Our and our special U.S. tax counsel's views have no binding effect or official status of any kind, and no assurance can be given that the conclusions discussed below would be sustained by a court if challenged by the Internal Revenue Service.

     THE DISCUSSION BELOW IS A SUMMARY FOR GENERAL INFORMATION ONLY AND DOES NOT ADDRESS ALL POTENTIAL TAX CONSIDERATIONS THAT DEPEND UPON CIRCUMSTANCES SPECIFIC TO EACH INVESTOR. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD SATISFY THEMSELVES AS TO THE OVERALL TAX CONSEQUENCES OF THEIR OWNERSHIP OF THE NOTES, INCLUDING STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES THEREOF (WHICH ARE NOT REVIEWED IN THIS DISCUSSION) AND CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

     As used in this section of the prospectus, a "United States holder" of a note means a holder that is an individual citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that was in existence on August 20, 1996, was treated as a United States person on August 19, 1996 and elected to be treated as a United States person at all times thereafter. A "Non-United States holder" of a note is a holder that is not a United States holder.

THE EXCHANGE OFFER

     The exchange of an outstanding note for an exchange note in the exchange offer will not constitute a significant modification of the outstanding note for United States federal income tax purposes. Therefore, the exchange note received will be treated as a continuation of the outstanding note in your hands. As a result, there will be no United States federal income tax consequences to you upon the exchange of an outstanding note for an exchange note in the exchange offer and you will have the same adjusted tax basis and holding period in the exchange note as you had in the outstanding note immediately before the exchange.

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

UNITED STATES HOLDER

  PAYMENTS OF INTEREST

     We expect that the interest (including Additional Amounts, if any) on the notes will be "qualified stated interest." Qualified stated interest is generally defined as stated interest that is unconditionally payable in cash or other property (other than debt instruments of the issuer) or that will be constructively received, at least annually or at a single fixed rate. We expect that the notes will not be issued with "original issue discount" within the meaning of Section 1273 of the Code and the Treasury Department Regulations issued under that section and other related sections of the Code relating to original issue discount. Thus, any payment of interest on a note will generally be taxable to a United States holder as ordinary income at the time it is paid or accrued in accordance with the United States holder's regular method of accounting for tax purposes. Thus, to the extent that amounts are withheld and Additional Amounts are paid on the notes, a United States holder will be required to report income in an amount greater than cash received on the payments.

     Interest income from the notes will constitute foreign source income for United States federal income tax purposes and, with certain exemptions, will be treated separately, together with other items of "passive income" or, in the case of certain holders, "financial services income" for purposes of computing the foreign tax credit allowable under the Code. A United States holder may be eligible, subject to a number of limitations, for a foreign tax credit or deduction against such United States holder's United States federal income tax liability for taxes withheld on the notes.

  SALE, EXCHANGE AND RETIREMENT OF NOTES

     A United States holder's tax basis in a note generally will be the United States holder's cost for the note. Upon the sale, exchange or retirement of a note, a United States holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the adjusted tax basis of the note. In general, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to significant limitations. Capital gain or loss realized by a United States holder generally will be treated as United States source income for United States foreign tax credit limitation purposes.

     The exchange of the notes for registered notes pursuant to the exchange offer will not constitute a material modification of the terms of the notes and therefore will not constitute a taxable event for United States federal income tax purposes. In that event, the exchange would have no United States federal income tax consequences to a United States holder, so that the United States holder's holding period and adjusted tax basis for a note would not be affected and the United States holder would continue to take into account income in respect of a note in the same manner as before the exchange.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting will apply to certain payments of principal and interest on the notes and to the proceeds from the sale of a note paid to United States holders other than certain exempt recipients. Additionally, a 31% backup withholding tax will apply to such payments if the United States holder fails to provide a correct taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income or otherwise fails to comply with applicable requirements of the backup withholding rules.

     If the 31% backup withholding tax applies to a United States holder, the United States holder may use the amounts withheld as a refund or credit against the United States holder's United States federal income tax liability as long as the United States holder provides certain information to the Internal Revenue Service.

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NON-UNITED STATES HOLDER

  PAYMENTS OF INTEREST

     Payments of principal and interest on the notes will not be subject to United States federal income tax, including United States withholding tax, if paid to a non-United States holder, unless, in the case of interest, the non-United States holder is: (1) a corporation that is an insurance company carrying on a United States trade or business to which the interest is attributable within the meaning of the Code; or (2) an individual or corporation with an office or other fixed place of business in the United States to which the interest is attributable, the interest either is derived in the active conduct of a banking, financing or similar business within the United States or is received by a corporation, the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

  SALE, EXCHANGE AND RETIREMENT OF NOTES

     Gain, realized on the sale, retirement or other disposition of notes by a non-United States holder, generally will not be subject to United States federal income tax, including withholding tax, unless the gain is effectively connected with the conduct by such holder of a trade or business within the United States; or in the case of an individual, the non-United States holder has been present in the United States for 183 days or more during the taxable year of the sale or retirement and certain other conditions are satisfied.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information reporting and backup withholding generally will not apply to payments of principal and interest on the notes made by a United States paying agent to a non-United States holder of a note, provided that: (1) the beneficial owner of such note certifies, under penalties of perjury, that it is not a United States holder and provides its name and address; or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes certifies, under penalties of perjury, that such statement has been received from the beneficial owner of such note by it or by a financial institution between it and the beneficial owner and furnishes such paying agent with a copy thereof. Additionally, such paying agent must not have actual knowledge that such beneficial owner is a United States person.

     Proceeds received from the sale of a note by a non-United States holder to or through the United States office of a broker generally are subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

     Generally, the certification requirements will be satisfied if an individual or corporation provides the Withholding Agent, as defined below, with a properly completed Internal Revenue Service Form W-8BEN, or appropriate successor form. A "Withholding Agent" is the last United States payor (or a non-United States payor who is a qualified intermediary, United States branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-United States person (which is itself not a Withholding Agent).

     If backup withholding tax applies to a non-United States holder, the holder may use the amounts withheld as a refund or credit against the holder's United States federal income tax liability as long as the non-United States holder provides certain information to the Internal Revenue Service.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ANY INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX LAWS.

MARSHALL ISLANDS TAXATION

     Based on the advice of Watson, Farley & Williams, Republic of Marshall Islands counsel to us, since we are not now carrying on, and in the future do not expect to carry on, any operations within the Republic of the Marshall Islands, and assuming that the holders of the notes are neither residents or citizens of the Republic of the Marshall Islands, under current Marshall Islands law no taxes or withholding will be imposed by the Republic of the Marshall Islands on payments to be made in respect of the notes.

BAHAMIAN TAXATION

     Based on the advice of Graham, Thompson & Co., Bahamian counsel to us, under current Bahamian law no taxes or withholding will be imposed by the Bahamas on payments to be made in respect of the notes.

TRANSFER TAXES

     Holders who tender their outstanding notes for exchange generally will not be obligated to pay any transfer tax in connection with the exchange. However, holders who instruct us to register exchange notes in the name of a person other than the registered holders of the outstanding notes not properly tendered, withdrawn or not accepted in the exchange offer be returned to a person other than the registered tendering holder, will be responsible for the payment of any applicable transfer tax.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes only where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days from the date on which the exchange offer is consummated, or such shorter period as will terminate when all outstanding notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange notes and such exchange notes have been resold by such broker-dealers.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver any by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     We have agreed to pay all our expenses incident to the exchange offer, including reasonable fees of not more than one counsel retained by the holders of outstanding notes in connection with the filing of a shelf registration statement, if required, but excluding commissions or concessions of any brokers or dealers and the fees of any other advisors or experts retained by the holders of outstanding notes, except as expressly set forth in the exchange and registration rights agreement, and will indemnify the holders of outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS

     The validity of the exchange notes offered by this prospectus and certain legal matters will be passed upon for us by Perkins Coie LLP, Portland Oregon, as to United States law, and certain other legal matters will be passed upon for us by Watson, Farley & Williams, New York, New York, as to Marshall Islands law, by Seward & Kissel, LLP, New York, New York, as to U.S. tax law, by Graham, Thompson & Co., Nassau, the Bahamas, as to Bahamian law, by Appleby Spurling & Kempe, Hamilton, Bermuda, as to Bermuda law, and by Bugge, Arentz-Hansen & Rasmussen, Oslo, Norway, as to Norwegian law.

                                    EXPERTS

     The consolidated financial statements and schedule of Teekay and its subsidiaries as at December 31, 2000 and 1999, and for the fiscal year ended December 31, 2000, the nine months ended December 31, 1999 and the year ended March 31, 1999, included in this prospectus and audited by Ernst & Young, independent chartered accountants, have been included in reliance upon the report given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of UNS and its subsidiaries as at December 31, 2000 and 1999, and for the fiscal years ended December 31, 2000 and 1999, included in this prospectus and audited by Deloitte & Touche, independent public accountants, have been included in reliance upon the report given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
TEEKAY SHIPPING CORPORATION UNAUDITED HISTORICAL INTERIM
  CONSOLIDATED FINANCIAL STATEMENTS:
Independent Accountant's Review Report on Interim Financial
  Statements................................................   F-2
Unaudited Consolidated Statements of Income for the three
  months ended March 31, 2001 and 2000......................   F-3
Unaudited Consolidated Balance Sheet as at March 31, 2001...   F-4
Unaudited Consolidated Statements of Cash Flows for the
  three months ended March 31, 2001 and 2000................   F-5
Unaudited Consolidated Statement of Changes in Stockholders'
  Equity for the three months ended March 31, 2001..........   F-6
Notes to the Interim Consolidated Financial Statements......   F-7
Schedule A to the Interim Consolidated Financial
  Statements................................................  F-13
TEEKAY SHIPPING CORPORATION AUDITED HISTORICAL CONSOLIDATED
  FINANCIAL STATEMENTS:
Auditor's Report............................................  F-19
Consolidated Statements of Income for the year ended
  December 31, 2000, the nine months ended December 31, 1999 and the year ended March 31, 1999.........................  F-20
Consolidated Balance Sheets as at December 31, 2000 and
  1999......................................................  F-21
Consolidated Statements of Cash Flows for the year ended
  December 31, 2000, the nine months ended December 31, 1999 and the year ended March 31, 1999.........................  F-22
Consolidated Statements of Changes in Stockholders' Equity
  for the year ended December 31, 2000, the nine months
  ended December 31, 1999 and the year ended March 31,
  1999......................................................  F-23
Notes to the Consolidated Financial Statements..............  F-24
Schedule A to the Consolidated Financial Statements.........  F-35
UGLAND NORDIC SHIPPING ASA UNAUDITED HISTORICAL INTERIM
  CONSOLIDATED FINANCIAL STATEMENTS:
Unaudited Consolidated Statements of Income for the three
  months ended March 31, 2001 and 2000 and Unaudited
  Consolidated Balance Sheet as at March 31, 2001...........  F-43
UGLAND NORDIC SHIPPING ASA AUDITED HISTORICAL CONSOLIDATED
  FINANCIAL STATEMENTS:
Auditor's Reports...........................................  F-44
Consolidated Statements of Income for the years ended
  December 31, 2000 and 1999................................  F-46
Consolidated Balance Sheets as at December 31, 2000 and
  1999......................................................  F-47
Consolidated Statements of Cash Flows for the years ended
  December 31, 2000 and 1999................................  F-49
Notes to the Consolidated Financial Statements..............  F-50
TEEKAY SHIPPING CORPORATION UNAUDITED PRO FORMA CONSOLIDATED
  CONDENSED FINANCIAL STATEMENTS:
Unaudited Pro Forma Consolidated Condensed Balance Sheet as
  at March 31, 2001.........................................  F-63
Unaudited Pro Forma Consolidated Condensed Statement of
  Income for the three months ended March 31, 2001..........  F-64
Unaudited Pro Forma Consolidated Condensed Statement of
  Income for the year ended December 31, 2000...............  F-65
Notes to Unaudited Pro Forma Consolidated Condensed
  Financial Statements......................................  F-66

               INDEPENDENT ACCOUNTANT'S REVIEW REPORT ON INTERIM
                              FINANCIAL STATEMENTS

To the Board of Directors of
TEEKAY SHIPPING CORPORATION

     We have reviewed the accompanying consolidated balance sheet of TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES as of March 31, 2001, and the related consolidated statements of income and cash flows for the three-month periods ended March 31, 2001 and 2000, and the consolidated statement of changes in stockholders' equity for the three-month period ended March 31, 2001. Our review also included Schedule A. These financial statements and schedule are the responsibility of the Company's management.

     We were furnished with the report of other accountants on their review of the interim information of Ugland Nordic Shipping ASA, whose total assets as of March 31, 2001 and whose revenues for the period from acquisition constituted 18 percent and 2 percent, respectively, of the consolidated totals.

     We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our reviews and the report of other accountants, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements and schedule referred to above for them to be in conformity with accounting principles generally accepted in the United States.

     We have previously audited, in accordance with auditing standards generally accepted in the United States, the consolidated balance sheet of Teekay Shipping Corporation and subsidiaries as of December 31, 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended, not presented herein, and in our report dated February 16, 2001 (except for note 13 which is as of March 6, 2001), we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet and related schedule as of December 31, 2000, if fairly stated, in all material respects, in relation to the consolidated balance sheet and schedule from which they have been derived.

Nassau, Bahamas,                                               /s/ ERNST & YOUNG
April 26, 2001                                             Chartered Accountants

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
            (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                               2001       2000
                                                              -------    -------
                                                                 $          $
                                                                 (UNAUDITED)
NET VOYAGE REVENUES
Voyage revenues.............................................  307,886    182,262
Voyage expenses.............................................   62,730     62,195
                                                              -------    -------
Net voyage revenues.........................................  245,156    120,067
                                                              -------    -------
OPERATING EXPENSES
Vessel operating expenses...................................   33,879     34,769
Time-charter hire expense...................................   17,183     12,966
Depreciation and amortization...............................   27,521     25,042
General and administrative..................................   10,838      9,522
                                                              -------    -------
                                                               89,421     82,299
                                                              -------    -------
INCOME FROM VESSEL OPERATIONS...............................  155,735     37,768
                                                              -------    -------
OTHER ITEMS
Interest expense............................................  (14,786)   (19,989)
Interest income.............................................    2,803      3,253
Other income (loss) (note 10)...............................      936     (1,092)
                                                              -------    -------
                                                              (11,047)   (17,828)
                                                              -------    -------
NET INCOME..................................................  144,688     19,940
                                                              =======    =======
EARNINGS PER COMMON SHARE (note 8)
  Basic.....................................................     3.69       0.52
  Diluted...................................................     3.59       0.52

   The accompanying notes are an integral part of the consolidated financial statements.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                 AS AT               AS AT
                                                             MARCH 31, 2001    DECEMBER 31, 2000
                                                             --------------    -----------------
                                                                   $                   $
                                                              (UNAUDITED)
ASSETS
CURRENT
Cash and cash equivalents..................................      296,940             181,300
Marketable securities (note 3).............................        7,270               8,081
Accounts receivable........................................       76,180              80,158
Prepaid expenses and other assets..........................       27,188              25,956
                                                               ---------           ---------
TOTAL CURRENT ASSETS.......................................      407,578             295,495
                                                               ---------           ---------
Marketable securities (note 3).............................       43,844              33,742
VESSELS AND EQUIPMENT
  At cost, less accumulated depreciation of $708,568
  (December 31, 2000 -- $680,756) (note 7).................    1,901,357           1,607,716
Advances on newbuilding contracts (notes 7 and 9)..........       42,851                  --
                                                               ---------           ---------
TOTAL VESSELS AND EQUIPMENT................................    1,944,208           1,607,716
                                                               ---------           ---------
Investment in joint ventures...............................       46,402              20,474
Other assets...............................................       17,482              16,672
Goodwill (note 4)..........................................       58,818                  --
                                                               ---------           ---------
                                                               2,518,332           1,974,099
                                                               =========           =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable...........................................       20,924              22,084
Accrued liabilities........................................       48,408              44,081
Current portion of long-term debt (note 7).................      123,058              72,170
                                                               ---------           ---------
TOTAL CURRENT LIABILITIES..................................      192,390             138,335
                                                               ---------           ---------
Long-term debt (note 7)....................................      985,636             725,314
Other long-term liabilities (note 6).......................       38,558               7,368
                                                               ---------           ---------
TOTAL LIABILITIES..........................................    1,216,584             871,017
                                                               ---------           ---------
MINORITY INTEREST..........................................       66,968               4,570
STOCKHOLDERS' EQUITY
Capital stock (note 8).....................................      458,605             452,808
Retained earnings..........................................      777,618             641,149
Accumulated other comprehensive income (loss)..............       (1,443)              4,555
                                                               ---------           ---------
TOTAL STOCKHOLDERS' EQUITY.................................    1,234,780           1,098,512
                                                               ---------           ---------
                                                               2,518,332           1,974,099
                                                               =========           =========

Commitments and contingencies (note 9)

   The accompanying notes are an integral part of the consolidated financial statements.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                               2001       2000
                                                              -------    -------
                                                                 $          $
                                                                 (UNAUDITED)
Cash and cash equivalents provided by (used for)
OPERATING ACTIVITIES
Net income..................................................  144,688     19,940
Non-cash items:
  Depreciation and amortization.............................   27,521     25,042
  Loss on disposition of vessels and equipment..............       --      1,009
  Gain on disposition of available-for-sale securities......   (2,707)        --
  Equity income (net of dividends received: March 31, 2001
     -- $2,500; March 31, 2000 -- $500).....................     (293)      (319)
  Future income taxes.......................................      671        500
  Other -- net..............................................    3,022       (592)
Change in non-cash working capital items related to
  operating activities......................................   (8,390)    (5,355)
                                                              -------    -------
NET CASH FLOW FROM OPERATING ACTIVITIES.....................  164,512     40,225
                                                              -------    -------
FINANCING ACTIVITIES
Proceeds from long-term debt................................  143,500         --
Scheduled repayments of long-term debt......................   (5,790)      (606)
Prepayments of long-term debt...............................  (92,118)   (10,000)
Proceeds from issuance of Common Stock......................    5,788        898
Cash dividends paid.........................................   (8,408)    (8,178)
                                                              -------    -------
NET CASH FLOW FROM FINANCING ACTIVITIES.....................   42,972    (17,886)
                                                              -------    -------
INVESTING ACTIVITIES
Expenditures for vessels and equipment......................   (1,394)      (550)
Expenditures for drydocking.................................   (2,240)    (2,500)
Proceeds from disposition of assets.........................       --      9,705
Expenditure for purchase of Ugland Nordic Shipping ASA (net
  of cash acquired of $26,605)..............................  (97,144)        --
Acquisition costs related to purchase of Bona Shipholding
  Ltd.......................................................      (20)    (1,716)
Proceeds from disposition of available-for-sale
  securities................................................    8,954         --
Purchases of available-for-sale securities..................       --     (8,911)
                                                              -------    -------
NET CASH FLOW FROM INVESTING ACTIVITIES.....................  (91,844)    (3,972)
                                                              -------    -------
INCREASE IN CASH AND CASH EQUIVALENTS.......................  115,640     18,367
Cash and cash equivalents, beginning of the period..........  181,300    220,327
                                                              -------    -------
CASH AND CASH EQUIVALENTS, END OF THE PERIOD................  296,940    238,694
                                                              =======    =======

The accompanying notes are an integral part of the consolidated financial statements.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                    ACCUMULATED
                                                                       OTHER
                               THOUSANDS OF                        COMPREHENSIVE                       TOTAL
                                  COMMON      COMMON    RETAINED      INCOME       COMPREHENSIVE   STOCKHOLDERS'
                                  SHARES       STOCK    EARNINGS      (LOSS)          INCOME          EQUITY
                               ------------   -------   --------   -------------   -------------   -------------
                                    #            $         $             $               $               $
BALANCE AS AT DECEMBER 31,
  2000.......................     39,145      452,808   641,149        4,555                         1,098,512
                                  ------      -------   -------       ------                         ---------
Net income...................                           144,688                       144,688          144,688
Other comprehensive income:
  Unrealized loss on
    available-for-sale
    securities (note 3)......                                         (1,503)          (1,503)          (1,503)
  Reclassification adjustment
    for gain on
    available-for-sale
    securities included in
    net income (note 3)......                                         (4,946)          (4,946)          (4,946)
  Cumulative effect of
    accounting change (note
    11)......................                                          4,155            4,155            4,155
  Unrealized loss on
    derivative instruments
    (note 11)................                                         (3,314)          (3,314)          (3,314)
  Reclassification adjustment
    for gain on derivative
    instruments (note 11)....                                           (390)            (390)            (390)
                                                                                      -------
Comprehensive income.........                                                         138,690
                                                                                      -------
Adjustment for equity income
  on step acquisition (note
  2).........................                               198                                            198
Dividends declared...........                            (8,417)                                        (8,417)
Reinvested dividends.........          1           9                                                         9
Exercise of stock options....        256       5,788                                                     5,788
                                  ------      -------   -------       ------                         ---------
BALANCE AS AT MARCH 31, 2001
  (UNAUDITED)................     39,402      458,605   777,618       (1,443)                        1,234,780
                                  ======      =======   =======       ======                         =========

   The accompanying notes are an integral part of the consolidated financial statements.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
  (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)
       (INFORMATION AS AT MARCH 31, 2001 AND FOR THE THREE-MONTH PERIODS
                  ENDED MARCH 31, 2001 AND 2000 IS UNAUDITED)

1.  BASIS OF PRESENTATION

     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States and the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures required by generally accepted accounting principles for complete annual financial statements have been omitted and, therefore, it is suggested that these interim financial statements be read in conjunction with the Company's audited financial statements for the year ended December 31, 2000. In the opinion of management, these statements reflect all adjustments (consisting only of normal recurring accruals), necessary to present fairly, in all material respects, the Company's consolidated financial position, results of operations, cash flows, and changes in stockholders' equity for the interim periods presented. The results of operations for the three-month period ended March 31, 2001 are not necessarily indicative of those for a full fiscal year.

2.  ACQUISITION OF UGLAND NORDIC SHIPPING ASA

     As of March 31, 2001, the Company had purchased approximately a 64% interest in Ugland Nordic Shipping ASA ("UNS") (nine percent of which was purchased in fiscal 2000), for $143.9 million cash, including estimated transaction expenses of $7.0 million, or at an average price of Norwegian Kroner 134 per share. UNS controls a modern fleet of 18 shuttle tankers (including four newbuildings and four vessels purchased on April 2, 2001) that engage in the transportation of oil from offshore production platforms to refineries.

     The acquisition of UNS has been accounted for using the purchase method of accounting, based upon preliminary estimates of fair value. UNS' operating results are reflected in these financial statements commencing March 6, 2001, the date the Company acquired control. Equity income related to the Company's nine percent interest in UNS up to December 31, 2000 has been credited as an adjustment to retained earnings. The Company's interest in UNS for the period from January 1, 2001 to March 5, 2001 has been included in equity income for the corresponding period. In April 2001, the Company purchased an additional 34% interest in UNS (see Note 12).

     The following table shows comparative summarized consolidated pro forma financial information for the three-month periods ended March 31, 2001 and 2000 and gives effect to the acquisition of 100% of the outstanding shares in UNS as if it had taken place January 1, 2000:

                                                                  PRO FORMA
                                                                 THREE MONTHS
                                                               ENDED MARCH 31,
                                                              ------------------
                                                               2001       2000
                                                              -------    -------
                                                                 $          $
Net voyage revenues.........................................  261,416    135,012
Net income..................................................  145,097     15,421
Net income per common share
  basic.....................................................     3.70       0.41
  diluted...................................................     3.60       0.40

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

  (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)
       (INFORMATION AS AT MARCH 31, 2001 AND FOR THE THREE-MONTH PERIODS
                  ENDED MARCH 31, 2001 AND 2000 IS UNAUDITED)

3.  MARKETABLE SECURITIES

     The Company's investments in marketable securities are classified as available-for-sale securities and are carried at fair value. Net unrealized gains or losses on available-for-sale securities, if material, are reported as a separate component of stockholders' equity.

4.  GOODWILL

     Goodwill acquired as a result of the acquisition of UNS (see Note 2) is amortized over 20 years using the straight-line method. Management periodically reviews goodwill for permanent diminution in value. As at March 31, 2001, goodwill is net of accumulated amortization of $0.2 million.

5.  CASH FLOWS

     Cash interest paid during the three-month periods ended March 31, 2001 and 2000 totalled approximately $18.0 million and $14.9 million, respectively.

6.  INCOME TAXES

     The legal jurisdictions of the countries in which Teekay and the majority of its subsidiaries are incorporated do not impose income taxes upon shipping-related activities. The Company's Australian ship-owning subsidiaries and Norwegian subsidiary UNS are subject to income taxes (see Note 10). Included in other long-term liabilities are deferred income taxes of $34.0 million at March 31, 2001 and $4.2 million at December 31, 2000. The Company accounts for such taxes using the liability method pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

7.  LONG-TERM DEBT

                                                                  MARCH 31,    DECEMBER 31,
                                                                    2001           2000
                                                                  ---------    ------------
                                                                      $             $

    Revolving Credit Facilities.................................    424,843      415,800

    First Preferred Ship Mortgage Notes (8.32%) due through
      2008......................................................    189,274      189,274

    Term Loans due through 2009.................................    494,577      192,410
                                                                  ---------      -------

                                                                  1,108,694      797,484

    Less current portion........................................    123,058       72,170
                                                                  ---------      -------

                                                                    985,636      725,314
                                                                  =========      =======

     The Company has two long-term Revolving Credit Facilities (the "Revolvers") available which, as at March 31, 2001, provided for borrowings of up to $555.8 million. Interest payments are based on LIBOR (March 31, 2001: 4.88%; December 31, 2000: 6.40%) plus a margin depending on the financial leverage of the Company; at March 31, 2001 the margins ranged between 0.50% and 0.85% (December 31, 2000: 0.50% and 0.85%). The amount available under the Revolvers reduces semi-annually with final balloon reductions in 2006 and 2008. The Revolvers are collateralized by first priority mortgages granted on 33 of the Company's vessels, together with certain other related collateral, and a guarantee from Teekay for all amounts outstanding under the Revolvers.

     The 8.32% First Preferred Ship Mortgage Notes due February 1, 2008 (the "8.32% Notes") are collateralized by first preferred mortgages on seven of the Company's Aframax tankers, together with

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

  (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)
       (INFORMATION AS AT MARCH 31, 2001 AND FOR THE THREE-MONTH PERIODS
                  ENDED MARCH 31, 2001 AND 2000 IS UNAUDITED)

certain other related collateral, and are guaranteed by seven subsidiaries of the Company that own the mortgaged vessels (the "8.32% Notes Guarantor Subsidiaries") to a maximum of 95% of the fair value of their net assets. As at March 31, 2001, the fair value of these net assets approximated $233.9 million. The 8.32% Notes are also subject to a sinking fund, which will retire $45.0 million principal amount of the 8.32% Notes on each February 1, commencing 2004.

     Condensed financial information regarding the Company, the 8.32% Notes Guarantor Subsidiaries, and non-guarantor subsidiaries of the Company is set out in Schedule A of these consolidated financial statements.

     The Company has several term loans outstanding, which, as at March 31, 2001, totalled $494.6 million. Interest payments are based on LIBOR plus a margin. As at March 31, 2001, the margins ranged between 0.50% and 1.50%. The term loans reduce in quarterly or semi-annual payments with varying maturities through 2009. All term loans of the Company are collateralized by first preferred mortgages on the vessels to which the loans relate, together with certain other collateral, and guarantees from Teekay. Term loans of UNS are not guaranteed by Teekay.

8.  CAPITAL STOCK

     The authorized capital stock of the Company at March 31, 2001 is 25,000,000 shares of Preferred Stock, with a par value of $1 per share, and 725,000,000 shares of Common Stock with a par value of $0.001 per share. As at March 31, 2001, the Company had 39,401,597 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

     As at March 31, 2001, the Company had reserved 4,655,497 shares of Common Stock for issuance upon exercise of options granted pursuant to the Company's 1995 Stock Option Plan. As at March 31, 2001, options to purchase a total of 3,401,720 shares of the Company's Common Stock were outstanding, of which 1,196,227 options were then exercisable at prices ranging from $16.875 to $33.50 per share and a weighted average exercise price of $23.74 per share. The remaining outstanding options have exercise prices ranging from $16.875 to $41.19 per share and a weighted average exercise price of $26.67 per share. All outstanding options expire between July 19, 2005 and March 15, 2011, ten years after the date of each respective grant.

     The Company's basic earnings per share is based upon the following weighted average number of common shares outstanding: 39,229,776 shares for the three-month period ended March 31, 2001; and 38,069,614 shares for the three-month period ended March 31, 2000. Diluted earnings per share is based upon the following weighted average number of common shares outstanding adjusted for the effect of dilution: 40,339,978 shares for the three-month period ended March 31, 2001; and 38,255,512 shares for the three-month period ended March 31, 2000.

9.  COMMITMENTS AND CONTINGENCIES

     As at March 31, 2001, UNS was committed to the construction of three newbuilding shuttle tankers, having an aggregate cost of $160.8 million. A joint venture company, 50%-owned by UNS, was committed to the construction of one additional newbuilding shuttle tanker, having a cost of approximately $63.4 million. The newbuilding vessels are scheduled for delivery between May 2001 and September 2003. As of March 31, 2001, there have been payments made towards these commitments of $60.8 million (including $18.9 million made by the 50%-owned joint venture) and long-term financing arrangements exist for $122.3 million (including $44.5 million for the 50%-owned joint venture) of the

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

  (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)
       (INFORMATION AS AT MARCH 31, 2001 AND FOR THE THREE-MONTH PERIODS
                  ENDED MARCH 31, 2001 AND 2000 IS UNAUDITED)

unpaid cost of these vessels. It is the Company's intention to finance the remaining unpaid amount of $41.1 million through either additional debt borrowings or surplus cash balances, or a combination thereof. The remaining payments required to be made under these newbuilding contracts are as follows:
$67.0 million in 2001, $43.3 million in 2002 and $53.1 million in 2003. Of the $67.0 million due in 2001, $44.5 million will be paid by the 50%-owned joint venture.

     The Company has guaranteed its share of the outstanding mortgage debt in the joint venture companies Soponata-Teekay Limited, P/R Stena Ugland Shuttletankers I DA, and P/R Stena Ugland Shuttletankers II DA, which are 50%-owned by the Company. As of March 31, 2001, the Company has guaranteed $92.8 million of such debt, or 50% of the total $185.6 million in outstanding mortgage debt of the joint venture companies. These joint venture companies together own five vessels (one Aframax, two Suezmax, and two shuttle tankers).

     The Company has guaranteed its share of committed, uncalled capital in certain limited partnerships, which own two of the Company's oil/bulk/ore carriers. As at March 31, 2001, the Company has guaranteed $1.7 million of such capital.

10. OTHER INCOME (LOSS)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ---------------------
                                                               2001           2000
                                                              ------         ------
                                                                $              $
Loss on disposition of vessels and equipment................      --         (1,009)
Gain on disposition of available-for-sale securities........   2,707             --
Equity income from joint ventures...........................   2,793            819
Future income taxes.........................................    (671)          (500)
Miscellaneous...............................................  (3,893)          (402)
                                                              ------         ------
                                                                 936         (1,092)
                                                              ======         ======

11. DERIVATIVES INSTRUMENTS AND HEDGING ACTIVITIES

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities", which establishes new standards for recording derivatives in interim and annual financial statements. This statement requires the recording of all derivative instruments as assets or liabilities, measured at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending upon the nature of the hedge, changes in the fair value of the derivatives are either offset against the fair value of assets, liabilities or firm commitments through income, or recognized in other comprehensive income until the hedged item is recognized into income. The ineffective portion of a derivative's change in fair value will be immediately recognized into income. SFAS 133, as amended by Statements of Financial Accounting Standards No. 137 and No. 138, is effective for fiscal years beginning after June 15, 2000.

     The Company adopted SFAS 133 on January 1, 2001. The Company recognized the fair value of its derivatives as assets of $2.2 million and liabilities of $1.3 million on its consolidated balance sheet as of January 1, 2001. These amounts were recorded as a cumulative effect of an accounting change as an adjustment to stockholders' equity through other comprehensive income. There was no impact on net

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

  (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)
       (INFORMATION AS AT MARCH 31, 2001 AND FOR THE THREE-MONTH PERIODS
                  ENDED MARCH 31, 2001 AND 2000 IS UNAUDITED)

income. In addition, a deferred gain of $3.2 million on unwound interest rate swap agreements presented as other long-term liabilities at December 31, 2000, was reclassified to accumulated other comprehensive income and will be recognized into earnings over the hedged term of the debt.

     The Company only used derivatives for hedging purposes. The following summarizes the Company's risk strategies with respect to market risk from foreign currency fluctuations and changes in interest rates and the effect of these strategies on the Company's financial statements. The Company has a foreign currency cash flow hedging program to protect against the increase in cost of certain forecasted foreign currency cash flows resulting from voyage, vessel operating, drydocking and general and administrative expenditures that have been forecasted to occur over the next three years. The Company hedges portions of its forecasted expenditures denominated in foreign currencies with forward contracts. As at March 31, 2001, the Company was committed to foreign exchange contracts for the forward purchase of approximately Japanese Yen 100.0 million, Singapore Dollars 11.6 million, Norwegian Kroner 137.7 million, Canadian Dollars 46.2 million and Euros 5.4 million for U.S. Dollars, at an average rate of Japanese Yen 119.5 per U.S. Dollar, Singapore Dollar 1.72 per U.S. Dollar, Norwegian Kroner 9.44 per U.S. Dollar, Canadian Dollar 1.54 per U.S. Dollar and Euros 1.09 per U.S. Dollar, respectively.

     As at March 31, 2001, the Company was committed to a series of interest rate swap agreements whereby $145.0 million of the Company's floating rate debt was swapped with fixed rate obligations having a weighted average remaining term of 1.3 years, expiring between December 2001 and May 2004. These agreements effectively change the Company's interest rate exposure on $145.0 million of debt from a floating LIBOR rate to an average fixed rate of 6.46%. The Company is exposed to credit loss in the event of non-performance by the counter parties to the interest rate swap agreements; however, the Company does not anticipate non-performance by any of the counter parties.

     During the three-month period ended March 31, 2001, the Company recognized a net loss of $0.5 million relating to the ineffective portion of its foreign currency forward contracts and $0.1 million relating to the ineffective portion of its interest rate swap agreements. The ineffective portion of the foreign currency forward contracts and interest rate swap agreements are presented as other income (loss) and interest expense, respectively.

     As at March 31, 2001, the Company estimates, based on current foreign exchange and interest rates, that it will reclassify $0.1 million of net loss on derivative instruments from accumulated other comprehensive income to earnings during the next twelve months due to actual voyage, vessel operating, drydocking and general and administrative expenditures and the payment of interest expense associated with the floating-rate debt.

12. SUBSEQUENT EVENTS

     On April 2, 2001, the Company, through its subsidiary UNS, purchased four shuttle tankers for $95.0 million. The purchase was financed with long-term debt borrowings bearing interest at LIBOR plus 1.25% due April 2006.

     On April 25, 2001, a joint venture in which the Company owns a 50% interest, entered into an agreement to sell its three vessels. The vessels are scheduled for delivery between July 15, 2001 and August 30, 2001.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

  (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)
       (INFORMATION AS AT MARCH 31, 2001 AND FOR THE THREE-MONTH PERIODS
                  ENDED MARCH 31, 2001 AND 2000 IS UNAUDITED)

     On April 26, 2001, the Company purchased an additional 34% interest in UNS for $75.2 million cash, or at a price of Norwegian Kroner 140 per share, to bring the Company's total ownership in UNS to approximately 98%. The Company intends to commence a compulsory acquisition of the remaining shares held by minority shareholders, with a view to applying for a delisting of the UNS shares from the Oslo Stock Exchange soon thereafter.

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
              CONDENSED STATEMENTS OF INCOME AND RETAINED EARNINGS
                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31, 2001
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Net voyage revenues...................          --           8,781         276,534         (40,159)       245,156
Operating expenses....................       2,793           8,740         118,047         (40,159)        89,421
                                           -------         -------         -------        --------        -------
  (Loss) income from vessel
    operations........................      (2,793)             41         158,487               0        155,735
Net interest expense..................      (2,746)             --          (9,237)             --        (11,983)
Equity in net income of
  subsidiaries........................     147,858              --              --        (147,858)            --
Other income..........................       2,369              --          (1,433)             --            936
                                           -------         -------         -------        --------        -------
NET INCOME............................     144,688              41         147,817        (147,858)       144,688
Retained earnings (deficit), beginning
  of the period.......................     641,149         (18,969)        671,069        (652,100)       641,149
Adjustment for equity income on step
  acquisition.........................         198              --              --              --            198
Dividends declared....................      (8,417)             --              --              --         (8,417)
                                           -------         -------         -------        --------        -------
RETAINED EARNINGS (DEFICIT), END OF
  THE PERIOD..........................     777,618         (18,928)        818,886        (799,958)       777,618
                                           =======         =======         =======        ========        =======

                                                              THREE MONTHS ENDED MARCH 31, 2000
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Net voyage revenues...................          --           9,257         147,888         (37,078)       120,067
Operating expenses....................         142           7,952         104,722         (30,517)        82,299
                                           -------         -------         -------        --------        -------
  (Loss) income from vessel
    operations........................        (142)          1,305          43,166          (6,561)        37,768
Net interest (expense) income.........      (4,761)             46         (12,021)             --        (16,736)
Equity in net income of
  subsidiaries........................      24,843              --              --         (24,843)            --
Other loss............................          --              --          (1,092)             --         (1,092)
                                           -------         -------         -------        --------        -------
NET INCOME............................      19,940           1,351          30,053         (31,404)        19,940
Retained earnings (deficit), beginning
  of the period.......................     404,130         (28,950)        369,370        (340,420)       404,130
Dividends declared....................      (8,184)             --              --              --         (8,184)
                                           -------         -------         -------        --------        -------
RETAINED EARNINGS (DEFICIT), END OF
  THE PERIOD..........................     415,886         (27,599)        399,423        (371,824)       415,886
                                           =======         =======         =======        ========        =======

---------------

(See Note 7)

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

                  CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31, 2001
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Net income............................     144,688             41          147,817        (147,858)       144,688
Other comprehensive income
  Unrealized loss on
    available-for-sale securities.....          --             --           (1,503)             --         (1,503)
  Reclassification adjustment for gain
    on available-for-sale securities
    included in net income............          --             --           (4,946)             --         (4,946)
  Cumulative effect of accounting
    change............................          --             --            4,155              --          4,155
  Unrealized loss on derivative
    instruments.......................          --             --           (3,314)             --         (3,314)
  Reclassification adjustment for gain
    on derivative instruments.........          --             --             (390)             --           (390)
                                           -------          -----          -------        --------        -------
COMPREHENSIVE INCOME..................     144,688             41          141,819        (147,858)       138,690
                                           =======          =====          =======        ========        =======

                                                              THREE MONTHS ENDED MARCH 31, 2000
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Net income............................      19,940          1,351           30,053         (31,404)        19,940
Other comprehensive income............          --             --               --              --             --
                                           -------          -----          -------        --------        -------
COMPREHENSIVE INCOME..................      19,940          1,351           30,053         (31,404)        19,940
                                           =======          =====          =======        ========        =======

---------------

(See Note 7)

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

                            CONDENSED BALANCE SHEETS
                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                                    AS AT MARCH 31, 2001
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
ASSETS
Cash and cash equivalents.............          188             --          296,752              --        296,940
Other current assets..................        1,146            736          204,756         (96,000)       110,638
                                          ---------        -------        ---------      ----------      ---------
  Total current assets................        1,334            736          501,508         (96,000)       407,578
Vessels and equipment (net)...........           --        276,076        1,668,132              --      1,944,208
Advances due from subsidiaries........       77,002             --               --         (77,002)            --
Other assets (principally marketable
  securities and investments in
  subsidiaries).......................    1,352,411             10           61,326      (1,352,421)        61,326
Investment in joint venture...........           --             --           46,402              --         46,402
Goodwill..............................           --             --           58,818              --         58,818
                                          ---------        -------        ---------      ----------      ---------
                                          1,430,747        276,822        2,336,186      (1,525,423)     2,518,332
                                          =========        =======        =========      ==========      =========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities...................        5,250          1,506          281,634         (96,000)       192,390
Long-term debt........................      189,274             --          834,920              --      1,024,194
Due to (from) affiliates..............           --        (75,086)         192,512        (117,427)            --
                                          ---------        -------        ---------      ----------      ---------
  Total liabilities...................      194,524        (73,580)       1,309,066        (213,427)     1,216,584
                                          ---------        -------        ---------      ----------      ---------
Minority Interest.....................           --             --           66,968              --         66,968
Stockholders' Equity
Capital stock.........................      458,605             23            5,943          (5,966)       458,605
Contributed capital...................           --        369,307          136,766        (506,073)            --
Retained earnings (deficit)...........      777,618        (18,928)         818,886        (799,957)       777,618
Accumulated other comprehensive loss..           --             --           (1,443)             --         (1,443)
                                          ---------        -------        ---------      ----------      ---------
  Total stockholders' equity..........    1,236,223        350,402          960,152      (1,311,996)     1,234,780
                                          ---------        -------        ---------      ----------      ---------
                                          1,430,747        276,822        2,336,186      (1,525,423)     2,518,332
                                          =========        =======        =========      ==========      =========

---------------

(See Note 7)

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

                            CONDENSED BALANCE SHEETS
                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                                   AS AT DECEMBER 31, 2000
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
ASSETS
Cash and cash equivalents.............          294             --          181,006              --        181,300
Other current assets..................           45            725          209,425         (96,000)       114,195
                                          ---------        -------        ---------      ----------      ---------
  Total current assets................          339            725          390,431         (96,000)       295,495
Vessels and equipment (net)...........           --        281,377        1,326,339              --      1,607,716
Advances due from subsidiaries........       58,068             --               --         (58,068)            --
Other assets (principally marketable
  securities and investments in
  subsidiaries).......................    1,229,756             --           50,414      (1,229,756)        50,414
Investment in joint venture...........           --             --           20,474              --         20,474
                                          ---------        -------        ---------      ----------      ---------
                                          1,288,163        282,102        1,787,658      (1,383,824)     1,974,099
                                          =========        =======        =========      ==========      =========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities...................        4,932          1,371          228,032         (96,000)       138,335
Long-term debt........................      189,274             --          543,408              --        732,682
Due to (from) affiliates..............           --        (69,630)         193,315        (123,685)            --
                                          ---------        -------        ---------      ----------      ---------
  Total liabilities...................      194,206        (68,259)         964,755        (219,685)       871,017
                                          ---------        -------        ---------      ----------      ---------
Minority Interest.....................           --             --            4,570              --          4,570
Stockholders' Equity
Capital stock.........................      452,808             23            5,943          (5,966)       452,808
Contributed capital...................           --        369,307          136,766        (506,073)            --
Retained earnings (deficit)...........      641,149        (18,969)         671,069        (652,100)       641,149
Accumulated other comprehensive
  income..............................           --             --            4,555              --          4,555
                                          ---------        -------        ---------      ----------      ---------
  Total stockholders' equity..........    1,093,957        350,361          818,333      (1,164,139)     1,098,512
                                          ---------        -------        ---------      ----------      ---------
                                          1,288,163        282,102        1,787,658      (1,383,824)     1,974,099
                                          =========        =======        =========      ==========      =========

---------------

(See Note 7)

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
                       CONDENSED STATEMENTS OF CASH FLOWS
                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31, 2001
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Cash and cash equivalents provided by
  (used for)..........................
                                           -------          ------         -------        --------        -------
OPERATING ACTIVITIES
  Net cash flow from operating
    activities........................      21,250           6,139         137,123              --        164,512
                                           -------          ------         -------        --------        -------
FINANCING ACTIVITIES
Proceeds from long-term debt..........          --              --         143,500              --        143,500
Scheduled repayments of long-term
  debt................................          --              --          (5,790)             --         (5,790)
Prepayments of long-term debt.........          --              --         (92,118)             --        (92,118)
Other.................................     (21,555)         (6,016)         24,951              --         (2,620)
                                           -------          ------         -------        --------        -------
  Net cash flow from financing
    activities........................     (21,555)         (6,016)         70,543              --         42,972
                                           -------          ------         -------        --------        -------
INVESTING ACTIVITIES
Expenditures for vessels and
  equipment...........................          --            (114)         (3,520)             --         (3,634)
Expenditure for the purchase of Ugland
  Nordic Shipping ASA.................         199              --         (97,343)             --        (97,144)
Other.................................          --              (9)          8,943              --          8,934
                                           -------          ------         -------        --------        -------
  Net cash flow from investing
    activities........................         199            (123)        (91,920)             --        (91,844)
                                           -------          ------         -------        --------        -------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.........................        (106)             --         115,746              --        115,640
Cash and cash equivalents, beginning
  of the period.......................         294              --         181,006              --        181,300
                                           -------          ------         -------        --------        -------
CASH AND CASH EQUIVALENTS, END OF THE
  PERIOD..............................         188              --         296,752              --        296,940
                                           =======          ======         =======        ========        =======

---------------

(See Note 7)

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
                       CONDENSED STATEMENTS OF CASH FLOWS
                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31, 2000
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Cash and cash equivalents provided by
  (used for)..........................
                                           -------          ------         -------        --------        -------
OPERATING ACTIVITIES
  Net cash flow from operating
    activities........................      (9,679)          5,101          44,803              --         40,225
                                           -------          ------         -------        --------        -------
FINANCING ACTIVITIES
Scheduled repayments of long-term
  debt................................          --              --            (606)             --           (606)
Prepayments of long-term debt.........          --              --         (10,000)             --        (10,000)
Other.................................       9,626               2         (16,908)             --         (7,280)
                                           -------          ------         -------        --------        -------
  Net cash flow from financing
    activities........................       9,626               2         (27,514)             --        (17,886)
                                           -------          ------         -------        --------        -------
INVESTING ACTIVITIES
Expenditures for vessels and
  equipment...........................          --            (113)         (2,937)             --         (3,050)
Proceeds from disposition of assets...          --              --           9,705              --          9,705
Acquisition costs related to purchase
  of Bona Shipholding Ltd.............          --              --          (1,716)             --         (1,716)
Other.................................          --              --          (8,911)             --         (8,911)
                                           -------          ------         -------        --------        -------
  Net cash flow from investing
    activities........................          --            (113)         (3,859)             --         (3,972)
                                           -------          ------         -------        --------        -------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.........................         (53)          4,990          13,430              --         18,367
Cash and cash equivalents, beginning
  of the period.......................         210          39,652         180,465              --        220,327
                                           -------          ------         -------        --------        -------
CASH AND CASH EQUIVALENTS, END OF THE
  PERIOD..............................         157          44,642         193,895              --        238,694
                                           =======          ======         =======        ========        =======

---------------

(See Note 7)

                                AUDITOR'S REPORT

To the Board of Directors of
TEEKAY SHIPPING CORPORATION

     We have audited the accompanying consolidated balance sheets of TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 2000, the nine month period ended December 31, 1999 and the year ended March 31, 1999. Our audits also included Schedule A. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Teekay Shipping Corporation and subsidiaries as at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for the year ended December 31, 2000, the nine month period ended December 31, 1999 and the year ended March 31, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material aspects the information set forth therein.

Nassau, Bahamas,                                               /s/ ERNST & YOUNG
February 16, 2001                                          Chartered Accountants
(except for note 13 which is as of March 6, 2001)

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
            (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                  YEAR ENDED     NINE MONTHS ENDED    YEAR ENDED
                                                 DECEMBER 31,      DECEMBER 31,       MARCH 31,
                                                     2000              1999              1999
                                                 ------------    -----------------    ----------
                                                     $                $                  $
NET VOYAGE REVENUES
Voyage revenues................................    893,226            377,882          411,922
Voyage expenses................................    248,957            129,532           93,511
                                                   -------            -------          -------
Net voyage revenues............................    644,269            248,350          318,411
                                                   -------            -------          -------
OPERATING EXPENSES
Vessel operating expenses......................    125,415             98,780           84,397
Time charter hire expense......................     53,547             30,681           29,666
Depreciation and amortization..................    100,153             68,299           93,712
General and administrative.....................     37,479             27,018           25,002
                                                   -------            -------          -------
                                                   316,594            224,778          232,777
                                                   -------            -------          -------
INCOME FROM VESSEL OPERATIONS..................    327,675             23,572           85,634
                                                   -------            -------          -------
OTHER ITEMS
Interest expense...............................    (74,540)           (44,996)         (44,797)
Interest income................................     13,021              5,842            6,369
Other income (loss) (note 11)..................      3,864             (4,013)           5,506
                                                   -------            -------          -------
                                                   (57,655)           (43,167)         (32,922)
                                                   -------            -------          -------
Net income (loss) before extraordinary loss....    270,020            (19,595)          52,712
Extraordinary loss on bond redemption (note
  6)...........................................         --                 --           (7,306)
                                                   -------            -------          -------
NET INCOME (LOSS)..............................    270,020            (19,595)          45,406
                                                   =======            =======          =======
BASIC EARNINGS PER COMMON SHARE (note 9)
- Net income (loss) before extraordinary
  loss.........................................       7.02              (0.54)            1.70
- Net income (loss)............................       7.02              (0.54)            1.46
DILUTED EARNINGS PER COMMON SHARE (note 9)
- Net income (loss) before extraordinary
  loss.........................................       6.86              (0.54)            1.70
- Net income (loss)............................       6.86              (0.54)            1.46

   The accompanying notes are an integral part of the consolidated financial statements.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                AS AT                AS AT
                                                          DECEMBER 31, 2000    DECEMBER 31, 1999
                                                          -----------------    -----------------
                                                                  $                    $
ASSETS
CURRENT
Cash and cash equivalents...............................        181,300              220,327
Marketable securities (note 4)..........................          8,081                   --
Accounts receivable.....................................         80,158               30,753
Prepaid expenses and other assets.......................         25,956               29,579
                                                              ---------            ---------
TOTAL CURRENT ASSETS....................................        295,495              280,659
                                                              ---------            ---------
Marketable securities (note 4)..........................         33,742                6,054
VESSELS AND EQUIPMENT (notes 1 and 6)
At cost, less accumulated depreciation of $680,756
  (December 31, 1999 -- $624,727).......................      1,607,716            1,663,517
Investment in joint venture.............................         20,474               19,402
Other assets............................................         16,672               13,052
                                                              ---------            ---------
                                                              1,974,099            1,982,684
                                                              =========            =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable........................................         22,084               20,431
Accrued liabilities (note 5)............................         44,081               39,515
Current portion of long-term debt (note 6)..............         72,170               66,557
                                                              ---------            ---------
TOTAL CURRENT LIABILITIES...............................        138,335              126,503
                                                              ---------            ---------
Long-term debt (note 6).................................        725,314            1,018,610
Other long-term liabilities.............................          7,368                3,400
                                                              ---------            ---------
TOTAL LIABILITIES.......................................        871,017            1,148,513
                                                              ---------            ---------
MINORITY INTEREST.......................................          4,570                2,104
STOCKHOLDERS' EQUITY
Capital stock (note 9)..................................        452,808              427,937
Retained earnings.......................................        641,149              404,130
Accumulated other comprehensive income..................          4,555                   --
                                                              ---------            ---------
TOTAL STOCKHOLDERS' EQUITY..............................      1,098,512              832,067
                                                              ---------            ---------
                                                              1,974,099            1,982,684
                                                              =========            =========

Commitments and contingencies (notes 7 and 10)

   The accompanying notes are an integral part of the consolidated financial statements.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                             YEAR ENDED        NINE MONTHS ENDED      YEAR ENDED
                                          DECEMBER 31, 2000    DECEMBER 31, 1999    MARCH 31, 1999
                                          -----------------    -----------------    --------------
                                                  $                    $                  $
Cash and cash equivalents provided by
  (used for)
OPERATING ACTIVITIES
Net income (loss).......................       270,020              (19,595)             45,406
Non-cash items:
Depreciation and amortization...........       100,153               68,299              93,712
Loss (gain) on disposition of assets....         1,004                   --              (7,117)
Loss on bond redemption.................            --                   --               7,306
Equity income (net of dividends
  received: December 31, 2000 -- $8,474;
  December 31, 1999 -- $Nil)............        (1,072)                (721)                 --
Future income taxes.....................           999                1,500               1,900
Other -- net............................        (1,173)               1,134               1,218
Change in non-cash working capital items
  related to operating activities (note
  12)...................................       (36,676)                 896              (4,717)
                                              --------              -------            --------
NET CASH FLOW FROM OPERATING
  ACTIVITIES............................       333,255               51,513             137,708
                                              --------              -------            --------
FINANCING ACTIVITIES
Proceeds from long-term debt............       206,000              100,000             230,000
Scheduled repayments of long-term
  debt..................................       (63,757)             (32,252)            (50,577)
Prepayments of long-term debt...........      (429,926)             (10,000)           (268,034)
Net proceeds from issuance of Common
  Stock.................................        24,843                   --              68,751
Cash dividends paid.....................       (32,973)             (23,150)            (26,222)
Other...................................         2,970                   --                (690)
                                              --------              -------            --------
NET CASH FLOW FROM FINANCING
  ACTIVITIES............................      (292,843)              34,598             (46,772)
                                              --------              -------            --------
INVESTING ACTIVITIES
Expenditures for vessels and
  equipment.............................       (43,512)             (23,313)            (85,445)
Expenditures for drydocking.............       (11,941)              (6,598)            (11,749)
Proceeds from disposition of assets.....         9,713                   --              23,435
Net cash acquired through purchase of
  Bona Shipholding Ltd. (note 3)........            --               51,774                  --
Acquisition costs related to purchase of
  Bona Shipholding Ltd. (note 3)........        (2,685)             (13,806)                 --
Proceeds on sale of available-for-sale
  securities............................            --               13,724              13,305
Purchases of available-for-sale
  securities............................       (31,014)              (6,000)                 --
                                              --------              -------            --------
NET CASH FLOW FROM INVESTING
  ACTIVITIES............................       (79,439)              15,781             (60,454)
                                              --------              -------            --------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................       (39,027)             101,892              30,482
Cash and cash equivalents, beginning of
  the period............................       220,327              118,435              87,953
                                              --------              -------            --------
CASH AND CASH EQUIVALENTS, END OF THE
  PERIOD................................       181,300              220,327             118,435
                                              ========              =======            ========

   The accompanying notes are an integral part of the consolidated financial statements.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                              ACCUMULATED
                                         THOUSANDS OF                            OTHER       COMPREHENSIVE       TOTAL
                                            COMMON      COMMON    RETAINED   COMPREHENSIVE      INCOME       STOCKHOLDERS'
                                            SHARES       STOCK    EARNINGS      INCOME          (LOSS)          EQUITY
                                         ------------   -------   --------   -------------   -------------   -------------
                                             #             $         $           $               $                $
BALANCE AS AT MARCH 31, 1998...........     28,833      261,353   428,102           --                           689,455
                                            ------      -------   -------        -----                         ---------
Net income.............................                            45,406                        45,406           45,406
Other comprehensive income.............                                                              --
                                                                                                -------
Comprehensive income...................                                                          45,406
                                                                                                -------
Dividends declared.....................                           (26,611)                                       (26,611)
June 15, 1998 share offering (2,800,000
  shares at $24.7275 per share of
  common stock net of share issue
  costs) (note 9)......................      2,800      68,700                                                    68,700
Reinvested dividends...................         13         389                                                       389
Exercise of stock options..............          2          51                                                        51
                                            ------      -------   -------        -----                         ---------
BALANCE AS AT MARCH 31, 1999...........     31,648      330,493   446,897           --                           777,390
                                            ------      -------   -------        -----                         ---------
Net income (loss)......................                           (19,595)                      (19,595)         (19,595)
Other comprehensive income.............                                                              --
                                                                                                -------
Comprehensive income (loss)............                                                         (19,595)
                                                                                                -------
Dividends declared.....................                           (23,172)                                       (23,172)
June 11, 1999 common stock issued on
  acquisition of Bona Shipholding Ltd.
  (note 3).............................      6,415      97,422                                                    97,422
Reinvested dividends...................          1          22                                                        22
                                            ------      -------   -------        -----                         ---------
BALANCE AS AT DECEMBER 31, 1999........     38,064      427,937   404,130           --                           832,067
                                            ------      -------   -------        -----                         ---------
Net income.............................                           270,020                       270,020          270,020
Other comprehensive income:
  Unrealized gain on available-for-sale
    securities (note 4)                                                          4,555            4,555            4,555
                                                                                                -------
Comprehensive income...................                                                         274,575
                                                                                                -------
Dividends declared.....................                           (33,001)                                       (33,001)
Reinvested dividends...................          1          28                                                        28
Exercise of stock options..............      1,080      24,843                                                    24,843
                                            ------      -------   -------        -----                         ---------
BALANCE AS AT DECEMBER 31, 2000........     39,145      452,808   641,149        4,555                         1,098,512
                                            ======      =======   =======        =====                         =========

   The accompanying notes are an integral part of the consolidated financial statements.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
 (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, OTHER THAN SHARE OR
                                PER SHARE DATA)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. They include the accounts of Teekay Shipping Corporation ("Teekay"), which is incorporated under the laws of the Republic of the Marshall Islands, and its wholly owned or controlled subsidiaries (the "Company"). Significant intercompany items and transactions have been eliminated upon consolidation.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Certain of the comparative figures have been reclassified to conform with the presentation adopted in the current period.

REPORTING CURRENCY

     The consolidated financial statements are stated in U.S. dollars because the Company operates in international shipping markets which utilize the U.S. dollar as the functional currency.

CHANGE IN FISCAL YEAR END

     The Company changed its fiscal year end from March 31 to December 31, effective December 31, 1999. The following is a summary of selected financial information for the comparative twelve month periods ended December 31, 2000, 1999 and 1998.

                                                 TWELVE MONTHS    TWELVE MONTHS    TWELVE MONTHS
                                                     ENDED            ENDED            ENDED
                                                 DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                     2000             1999             1998
                                                 -------------    -------------    -------------
                                                  (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
                                                       $                $                $
RESULTS OF OPERATIONS
Net voyage revenues............................     644,269          318,348          327,016
Income from vessel operations..................     327,675           34,189          103,660
Net income (loss) before extraordinary loss....     270,020          (17,723)          66,451
Net income (loss)..............................     270,020          (17,723)          59,145
Net income (loss) before extraordinary loss per
  common share
  -- basic.....................................        7.02            (0.50)            2.19
  -- diluted...................................        6.86            (0.50)            2.19
Net income (loss) per common share
  -- basic.....................................        7.02            (0.50)            1.95
  -- diluted...................................        6.86            (0.50)            1.95
CASH FLOWS
Net cash flow from operating activities........     333,255           71,633          151,779
Net cash flow from financing activities........    (292,843)          76,948          (74,407)
Net cash flow from investing activities........     (79,439)           5,613         (127,372)

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, OTHER THAN SHARE OR
                                PER SHARE DATA)

OPERATING REVENUES AND EXPENSES

     Voyage revenues and expenses are recognized on the percentage of completion method of accounting. Effective December 31, 1999 the Company refined its estimation process from a load-to-load basis to a discharge-to-discharge basis under the percentage of completion method to more precisely reflect net voyage revenues. This refinement in accounting estimate resulted in a one-time increase in net voyage revenues of $5.7 million, or 16 cents per share, for the nine month period ended December 31, 1999.

     Estimated losses on voyages are provided for in full at the time such losses become evident. The consolidated balance sheets reflect the deferred portion of revenues and expenses applicable to subsequent periods.

     Voyage expenses comprise all expenses relating to particular voyages, including bunker fuel expenses, port fees, canal tolls, and brokerage commissions. Vessel operating expenses comprise all expenses relating to the operation of vessels, including crewing, repairs and maintenance, insurance, stores, lubes, communications, and miscellaneous expenses.

MARKETABLE SECURITIES

     The Company's investments in marketable securities are classified as available-for-sale securities and are carried at fair value. Net unrealized gains or losses on available-for-sale securities, if material, are reported as a component of other comprehensive income.

VESSELS AND EQUIPMENT

     All pre-delivery costs incurred during the construction of newbuildings, including interest costs and supervision and technical costs, are capitalized. The acquisition cost and all costs incurred to restore used vessel purchases to the standard required to properly service the Company's customers are capitalized. Depreciation is calculated on a straight-line basis over a vessel's useful life from the date a vessel is initially placed in service.

     Effective April 1, 1999, the Company revised the estimated useful life of its vessels from 20 years to 25 years, consistent with most other public tanker companies. This change in accounting estimate resulted in a reduction of depreciation expense of $22.5 million, or 62 cents per share, for the nine month period ended December 31, 1999.

     Interest costs capitalized to vessels and equipment for the year ended December 31, 2000, the nine month period ended December 31, 1999 and the year ended March 31, 1999 aggregated $Nil, $1,710,000, and $3,018,000, respectively.

     Expenditures incurred during drydocking are capitalized and amortized on a straight-line basis over the period until the next anticipated drydocking. When significant drydocking expenditures recur prior to the expiry of this period, the remaining balance of the original drydocking is expensed in the month of the subsequent drydocking. Drydocking expenses amortized for the year ended December 31, 2000, the nine month period ended December 31, 1999 and the year ended March 31, 1999 aggregated $9,208,000, $6,275,000, and $8,583,000, respectively.

INVESTMENT IN JOINT VENTURE

     The Company has a 50% participating interest in the joint venture (Soponata-Teekay Limited) which owns two Suezmax vessels and one Aframax vessel. The joint venture is accounted for using the

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, OTHER THAN SHARE OR
                                PER SHARE DATA)

equity method whereby the investment is carried at the Company's original cost plus its proportionate share of undistributed earnings.

INVESTMENT IN THE PANAMAX O/B/O POOL

     All oil/bulk/ore carriers ("O/B/O") owned by the Company are operated through a Panamax O/B/O Pool. The participants in the Pool are the companies contributing vessel capacity to the Pool. The voyage revenues and expenses of these vessels have been included on a 100% basis in the consolidated financial statements. The minority pool participants' share of the result has been deducted as time charter hire expense.

LOAN COSTS

     Loan costs, including fees, commissions and legal expenses, which are presented as other assets are capitalized and amortized on a straight line basis over the term of the relevant loan. Amortization of loan costs is included in interest expense.

INTEREST RATE SWAP AGREEMENTS

     The differential to be paid or received, pursuant to interest rate swap agreements, is accrued as interest rates change and is recognized as an adjustment to interest expense. Premiums and receipts, if any, are recognized as adjustments to interest expense over the lives of the individual contracts.

FORWARD CONTRACTS

     The Company enters into forward contracts as a hedge against changes in certain foreign exchange rates. Market value gains and losses are deferred and recognized during the period in which the hedged transaction is recorded in the accounts.

CASH AND CASH EQUIVALENTS

     The Company classifies all highly liquid investments with a maturity date of three months or less when purchased as cash and cash equivalents.

     Cash interest paid during the year ended December 31, 2000, the nine month period ended December 31, 1999 and the year ended March 31, 1999 totaled $77,073,000, $63,086,000, and $48,527,000, respectively.

INCOME TAXES

     The legal jurisdictions of the countries in which Teekay and the majority of its subsidiaries are incorporated do not impose income taxes upon shipping-related activities. The Company's Australian ship-owning subsidiaries are subject to income taxes (see Note 11). The Company accounts for such taxes using the liability method pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

ACCOUNTING FOR STOCK-BASED COMPENSATION

     Under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", disclosures of stock-based compensation arrangements with employees are required and companies are encouraged (but not required) to record compensation costs associated with employee stock option awards, based on estimated fair values at the grant dates. The

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, OTHER THAN SHARE OR
                                PER SHARE DATA)

Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 ("APB 25") "Accounting for Stock Issued to Employees" and has disclosed the required pro forma effect on net income and earning per share as if the fair value method of accounting as prescribed in SFAS 123 had been applied (see Note 9).

COMPREHENSIVE INCOME

     The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes new standards for recording derivatives in interim and annual financial statements. This statement requires recording all derivative instruments as assets or liabilities, measured at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending upon the nature of the hedge, changes in the fair value of the derivatives are either offset against the fair value of assets, liabilities or firm commitments through income, or recognized in other comprehensive income until the hedged item is recognized in income. The ineffective portion of a derivative's change in fair value will be immediately recognized in income. Statement No. 133, as amended by FASB Statements No. 137 and No. 138, is effective for fiscal years beginning after June 15, 2000.

     Based upon the Company's derivative position at December 31, 2000, the Company estimates that upon adoption of Statement No. 133 it will recognize the fair value of all derivatives as assets of $2,252,000 and liabilities of $1,297,000 on its consolidated balance sheet. These amounts will be recorded as an adjustment to stockholders' equity through other comprehensive income. There will be no impact on net income. In addition, a deferred gain of $3,200,000 on the unwound interest rate swap agreements presented as other long-term liabilities at December 31, 2000, will be reclassified to accumulated other comprehensive income and will be recognized into earnings over the hedged term of the debt.

2.  BUSINESS OPERATIONS

     The Company is engaged in the ocean transportation of petroleum cargoes worldwide through the ownership and operation of a fleet of tankers. All of the Company's revenues are earned in international markets.

     Two customers, both international oil companies, individually accounted for 13% ($118,306,000) and 12% ($110,241,000) of the company's consolidated voyage revenues during the year ended December 31, 2000. During the nine months ended December 31, 1999, a single customer, also an international oil company, accounted for 13% ($48,140,000) of the Company's consolidated voyage revenues. During the year ended March 31, 1999, three customers, all international oil companies, individually accounted for 12% ($51,411,000), 12% ($50,727,000) and 10% ($42,797,000), respectively, of the Company's consolidated voyage revenues. No other customer accounted for more than 10% of the Company's consolidated voyage revenues during the fiscal periods presented herein.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, OTHER THAN SHARE OR
                                PER SHARE DATA)

3.  ACQUISITION OF BONA SHIPHOLDING LTD.

     On June 11, 1999, Teekay purchased Bona Shipholding Ltd. ("Bona") for aggregate consideration (including estimated transaction expenses of $19.0 million) of $450.3 million, consisting of $39.9 million in cash, $294.0 million of assumed debt (net of cash acquired of $91.7 million) and the balance of $97.4 million in shares of Teekay's Common Stock. Bona's operating results are reflected in these financial statements commencing the effective date of the acquisition.

     The following table shows comparative summarized condensed pro forma financial information for the nine month period ended December 31, 1999, and for the year ended March 31, 1999 and gives effect to the acquisition as if it had taken place April 1, 1998:

                                                                       PRO FORMA
                                                              ---------------------------
                                                              NINE MONTHS
                                                                 ENDED        YEAR ENDED
                                                              DECEMBER 31,     MARCH 31,
                                                                  1999           1999
                                                              ------------    -----------
                                                              (UNAUDITED)     (UNAUDITED)
                                                                   $               $
Net voyage revenues.........................................    272,469         463,696
Income from vessel operations...............................     26,127         132,122
Net income (loss) before extraordinary loss.................    (22,482)         86,505
Net income (loss)...........................................    (22,482)         79,199
Net income (loss) before extraordinary loss per common share
  -- basic and diluted......................................      (0.59)           2.31
Net income (loss) per common share
  -- basic and diluted......................................      (0.59)           2.11

4.  INVESTMENTS IN MARKETABLE SECURITIES

                                                                                      APPROXIMATE
                                                              GROSS        GROSS      MARKET AND
                                                            UNREALIZED   UNREALIZED    CARRYING
                                                    COST      GAINS        LOSSES       VALUES
                                                   ------   ----------   ----------   -----------
                                                     $          $            $             $
DECEMBER 31, 2000
Available-for-sale equity securities.............  17,032     4,577          --         21,609
Available-for-sale debt securities...............  20,236         8         (30)        20,214
                                                   ------     -----         ---         ------
                                                   37,268     4,585         (30)        41,823
                                                   ======     =====         ===         ======
DECEMBER 31, 1999
Available-for-sale debt securities...............   6,051         6          (3)         6,054
                                                   ======     =====         ===         ======

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, OTHER THAN SHARE OR
                                PER SHARE DATA)

     The cost and approximate market value of available-for-sale debt securities by contractual maturity, as at December 31, 2000 and December 31, 1999, are shown as follows:

                                                                        APPROXIMATE
                                                                        MARKET AND
                                                                         CARRYING
                                                               COST       VALUES
                                                              ------    -----------
                                                                $            $
DECEMBER 31, 2000
Less than one year..........................................   8,081       8,081
Due after one year through five years.......................  12,155      12,133
                                                              ------      ------
                                                              20,236      20,214
                                                              ======      ======
DECEMBER 31, 1999
Less than one year..........................................      --          --
Due after one year through five years.......................   6,051       6,054
                                                              ------      ------
                                                               6,051       6,054
                                                              ======      ======

5.  ACCRUED LIABILITIES

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2000            1999
                                                              ------------    ------------
                                                                   $               $
Voyage and vessel...........................................     26,461          12,469
Interest....................................................      9,444          12,619
Payroll and benefits........................................      8,176          14,427
                                                                 ------          ------
                                                                 44,081          39,515
                                                                 ======          ======

6.  LONG-TERM DEBT

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2000            1999
                                                              ------------    ------------
                                                                   $               $
Revolving Credit Facilities.................................    415,800          634,000
First Preferred Ship Mortgage Notes (8.32%)
  U.S. dollar debt due through 2008.........................    189,274          225,000
Term Loans U.S. dollar debt due through 2009................    192,410          226,167
                                                                -------        ---------
                                                                797,484        1,085,167
Less current portion........................................     72,170           66,557
                                                                -------        ---------
                                                                725,314        1,018,610
                                                                =======        =========

     The Company has two long-term Revolving Credit Facilities (the "Revolvers") available, which, as at December 31, 2000, provided for borrowings of up to $565.8 million. Interest payments are based on LIBOR (December 31, 2000: 6.4%; December 31, 1999: 6.0%) plus a margin depending on the financial leverage of the Company; at December 31, 2000, the margins ranged between 0.50% and 0.85% (December 31, 1999: between 0.60% and 0.90%). The amount available under the Revolvers reduces semi-annually with final balloon reductions in 2006 and 2008. The Revolvers are collateralized

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, OTHER THAN SHARE OR
                                PER SHARE DATA)

by first priority mortgages granted on thirty-four of the Company's vessels, together with certain other related collateral, and a guarantee from the Company for all amounts outstanding under the Revolvers.

     The 8.32% First Preferred Ship Mortgage Notes due February 1, 2008 (the "8.32% Notes") are collateralized by first preferred mortgages on seven of the Company's Aframax tankers, together with certain other related collateral, and are guaranteed by seven subsidiaries of Teekay that own the mortgaged vessels (the "8.32% Notes Guarantor Subsidiaries") to a maximum of 95% of the fair value of their net assets. As at December 31, 2000, the fair value of these net assets approximated $231.5 million. The 8.32% Notes are also subject to a sinking fund, which will retire $45.0 million principal amount of the 8.32% Notes on each February 1, commencing 2004. During June 2000, the Company repurchased a principal amount of $35.7 million of the 8.32% Notes outstanding.

     Upon the 8.32% Notes achieving Investment Grade Status (as defined in the Indenture) and subject to certain other conditions, the guarantees of the 8.32% Notes Guarantor Subsidiaries will terminate, all of the collateral securing the obligations of the Company and the 8.32% Notes Guarantor Subsidiaries under the Indenture and the Security Documents (as defined in the Indenture) will be released (whereupon the Notes will become general unsecured obligations of the Company) and certain covenants under the Indenture will no longer be applicable to the Company.

     Condensed financial information regarding the Company, the 8.32% Notes Guarantor Subsidiaries, and non-guarantor subsidiaries of the Company is set out in Schedule A of these consolidated financial statements.

     In August 1998, the Company redeemed the remaining $98.7 million of the 9 5/8% First Preferred Ship Mortgage Notes (the "9 5/8% Notes") which resulted in an extraordinary loss of $7.3 million, or 24 cents per share, for the year ended March 31, 1999.

     The Company has several term loans outstanding, which, as at December 31, 2000, totalled $192.4 million. Interest payments are based on LIBOR plus a margin. At December 31, 2000, the margins ranged between 0.55% and 1.25%. The term loans reduce in quarterly or semi-annual payments with varying maturities through 2009. All term loans of the Company are collateralized by first preferred mortgages on the vessels to which the loans relate, together with certain other collateral, and guarantees from Teekay.

     As at December 31, 2000, the Company was committed to a series of interest rate swap agreements whereby $100.0 million of the Company's floating rate debt was swapped with fixed rate obligations having an average remaining term of 1.5 years, expiring between December 2001 and December 2002. These arrangements effectively change the Company's interest rate exposure on $100.0 million of debt from a floating LIBOR rate to an average fixed rate of 6.71%. The Company is exposed to credit loss in the event of non-performance by the counter parties to the interest rate swap agreements; however, the Company does not anticipate non-performance by any of the counter parties.

     Among other matters, the long-term debt agreements generally provide for such items as maintenance of certain vessel market value to loan ratios and minimum consolidated financial covenants, prepayment privileges (in some cases with penalties), and restrictions against the incurrence of additional debt and new investments by the individual subsidiaries without prior lender consent. The amount of Restricted Payments, as defined, that the Company can make, including dividends and purchases of its own capital stock, is limited as of December 31, 2000, to $316.6 million. Certain of the loan agreements require a minimum level of free cash be maintained. As at December 31, 2000, this amount was $26.0 million.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, OTHER THAN SHARE OR
                                PER SHARE DATA)

     The aggregate annual long-term debt principal repayments required to be made for the five fiscal years subsequent to December 31, 2000 are $72,170,000
(2001), $70,017,000 (2002), $112,131,000 (2003), $94,052,000 (2004), and
$109,025,000 (2005).

7.  LEASES

CHARTERS-OUT

     Time charters to third parties of the Company's vessels are accounted for as operating leases. The minimum future revenues to be received on time charters currently in place are $82,791,000 (2001), $71,993,000 (2002), $53,199,000
(2003), $42,634,000 (2004), $39,035,000 (2005), and $93,028,000 thereafter.

     The minimum future revenues should not be construed to reflect total charter hire revenues for any of the years.

CHARTERS-IN

     Minimum commitments under vessel operating leases are $32,576,000 (2001), $15,632,000 (2002), $11,755,000 (2003), $6,771,000 (2004) and $1,665,000 (2005).

8.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Carrying amounts of all financial instruments approximate fair market value except for the following:

     LONG-TERM DEBT -- The fair values of the Company's fixed rate long-term debt are based on either quoted market prices or estimated using discounted cash flow analyses, based on rates currently available for debt with similar terms and remaining maturities.

     INTEREST RATE SWAP AGREEMENTS AND FOREIGN EXCHANGE CONTRACTS -- The fair value of interest rate swaps and foreign exchange contracts, used for hedging purposes, is the estimated amount that the Company would receive or pay to terminate the agreements at the reporting date, taking into account current interest rates, the current credit worthiness of the swap counter parties and foreign exchange rates.

     The estimated fair value of the Company's financial instruments is as follows:

                                                  DECEMBER 31, 2000      DECEMBER 31, 1999
                                                  ------------------   ---------------------
                                                  CARRYING    FAIR     CARRYING      FAIR
                                                   AMOUNT     VALUE     AMOUNT       VALUE
                                                  --------   -------   ---------   ---------
                                                     $          $          $           $
Cash, cash equivalents and marketable
  securities....................................  223,123    223,123     226,381     226,381
Long-term debt..................................  797,484    789,913   1,085,167   1,060,417
Interest rate swap agreements (note 6)..........       --     (1,297)         --       4,488
Foreign currency contracts (note 10)............       --      2,252          --         (20)

     The Company transacts interest rate swap and foreign currency contracts with investment grade rated financial institutions and requires no collateral from these institutions.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, OTHER THAN SHARE OR
                                PER SHARE DATA)

9.  CAPITAL STOCK

     The authorized capital stock of the Company at December 31, 2000 is 25,000,000 shares of Preferred Stock with a par value of $1 per share and 725,000,000 shares of Common Stock with a par value of $0.001 per share. At December 31, 2000 the Company had 39,145,219 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

     The Company's shareholders approved amendments to the Company's 1995 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock reserved and available for future grants of options under the Plan by an additional 1,800,000 shares in September 1998, and 2,350,000 shares in March 2000. As of December 31, 2000, the Company had reserved 4,911,622 shares of Common Stock for issuance upon exercise of options granted pursuant to the Plan. During the year ended December 31, 2000, the nine month period ended December 31, 1999 and the year ended March 31, 1999, the Company granted options under the Plan to acquire up to 889,500, 1,463,500, and 573,000 shares of Common Stock (the "Grants"), respectively, to certain eligible officers, employees (including senior sea staff), and directors of the Company. The options have a 10-year term and had initially vested equally over four years from the date of grant. Effective September 8, 2000, the Company amended the Plan which reduced the vesting period for all subsequent stock option grants from four years to three years. In addition, the Company also accelerated the vesting period for the existing grants by one year. The impact of the accelerated vesting for the existing grants on compensation expense was not material for the year ended December 31, 2000.

     A summary of the Company's stock option activity, and related information for the year ended December 31, 2000, the nine month period ended December 31, 1999 and the year ended March 31, 1999 is as follows:

                                                   DECEMBER 31, 2000       DECEMBER 31, 1999         MARCH 31, 1999
                                                  --------------------    --------------------    --------------------
                                                             WEIGHTED-               WEIGHTED-               WEIGHTED-
                                                              AVERAGE                 AVERAGE                 AVERAGE
                                                  OPTIONS    EXERCISE     OPTIONS    EXERCISE     OPTIONS    EXERCISE
                                                  (000'S)      PRICE      (000'S)      PRICE      (000'S)      PRICE
                                                  -------    ---------    -------    ---------    -------    ---------
                                                     #           $           #           $           #           $
Outstanding-beginning of period.................   3,099       22.14       1,729       26.46       1,161       26.66
Granted.........................................     889       23.56       1,464       17.11         573       26.05
Exercised.......................................  (1,080)      23.00          --          --          (2)      21.50
Forfeited.......................................     (48)      22.77         (94)      21.12          (3)      30.44
                                                  ------                   -----                   -----
Outstanding-end of period.......................   2,860       22.25       3,099       22.14       1,729       26.46
                                                  ======                   =====                   =====
Exercisable at end of period....................   1,453       23.54       1,019       25.35         731       24.08
                                                  ======                   =====                   =====
Weighted-average fair value of options granted
  during the period (per option)................                6.62                    3.88                    5.93

     Exercise prices for the options outstanding as of December 31, 2000 ranged from $16.88 to $33.50. These options have a weighted-average remaining contractual life of 7.83 years.

     As the exercise price of the Company's employee stock options equals the market price of underlying stock on the date of grant, no compensation expense is recognized under APB 25.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, OTHER THAN SHARE OR
                                PER SHARE DATA)

     Had the Company recognized compensation costs for the Grants consistent with the methods recommended by SFAS 123 (see Note 1 -- Accounting for Stock-Based Compensation), the Company's net income and earnings per share for the year ended December 31, 2000, the nine month period ended December 31, 1999 and the year ended March 31, 1999 would have been stated at the pro forma amounts as follows:

                                                                      NINE MONTHS
                                                       YEAR ENDED        ENDED        YEAR ENDED
                                                      DECEMBER 31,    DECEMBER 31,    MARCH 31,
                                                          2000            1999           1999
                                                      ------------    ------------    ----------
                                                           $               $              $
NET INCOME (LOSS):
As reported.........................................    270,020         (19,595)        45,406
Pro forma...........................................    264,449         (21,828)        43,715
BASIC EARNINGS (LOSS) PER COMMON SHARE:
As reported.........................................       7.02           (0.54)          1.46
Pro forma...........................................       6.87           (0.60)          1.41
DILUTED EARNINGS (LOSS) PER COMMON SHARE:
As reported.........................................       6.86           (0.54)          1.46
Pro forma...........................................       6.72           (0.60)          1.41

     Basic earnings per share is based upon the following weighted average number of common shares outstanding: 38,468,158 shares for the year ended December 31, 2000; 36,384,191 shares for the nine month period ended December 31, 1999; and 31,063,357 shares for the year ended March 31, 1999. Diluted earnings per share, which gives effect to the aforementioned stock options, is based upon the following weighted average number of common shares outstanding:
39,368,253 shares for the year ended December 31, 2000; 36,405,089 shares for the nine month period ended December 31, 1999; and 31,063,357 shares for the year ended March 31, 1999.

     The fair values of the Grants were estimated on the dates of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free average interest rates of 6.6% for the year ended December 31, 2000; 5.8% for the nine month period ended December 31, 1999; and 5.4% for the year ended March 31, 1999, respectively; dividend yield of 3.0%; expected volatility of 30% for the year ended December 31, 2000 and 25% for the nine months ended December 31, 1999 and the year ended March 31, 1999; and expected lives of 5 years.

10. COMMITMENTS AND CONTINGENCIES

     The Company has guaranteed 50% of the outstanding mortgage debt in the joint venture company, Soponata-Teekay Limited, totalling $26.2 million as at December 31, 2000.

     The Company has guaranteed its share of committed, uncalled capital in certain limited partnerships totalling $1.8 million as at December 31, 2000.

     As at December 31, 2000, the Company was committed to foreign exchange contracts with maturities ranging from one month to three years for the forward purchase of approximately Japanese Yen 62.0 million, Singapore Dollars 13.9 million, Norwegian Kroner 132.0 million, Euros 5.9 million and Canadian Dollars
52.8 million for U.S. Dollars, at an average rate of Japanese Yen 111.72 per U.S. Dollar, Singapore Dollar 1.72 per U.S. dollar, Norwegian Kroner 9.54 per U.S. Dollar, Euros 1.09 per U.S. Dollar and Canadian Dollars 1.54 per U.S. dollar, respectively, for the purpose of hedging accounts payable, accrued liabilities and certain general and administrative and operating expenses.

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (ALL TABULAR AMOUNTS STATED IN THOUSANDS OF U.S. DOLLARS, OTHER THAN SHARE OR
                                PER SHARE DATA)

11. OTHER INCOME (LOSS)

                                                                      NINE MONTHS
                                                       YEAR ENDED        ENDED        YEAR ENDED
                                                      DECEMBER 31,    DECEMBER 31,    MARCH 31,
                                                          2000            1999           1999
                                                      ------------    ------------    ----------
                                                           $               $              $
Gain (loss) on disposition of assets................     (1,004)             --          7,117
Equity income from joint venture....................      9,546             721             --
Future income taxes.................................       (999)         (1,500)        (1,900)
Miscellaneous.......................................     (3,679)         (3,234)           289
                                                         ------          ------         ------
                                                          3,864          (4,013)         5,506
                                                         ======          ======         ======

12. CHANGE IN NON-CASH WORKING CAPITAL ITEMS RELATED TO OPERATING ACTIVITIES

                                                                      NINE MONTHS
                                                       YEAR ENDED        ENDED        YEAR ENDED
                                                      DECEMBER 31,    DECEMBER 31,    MARCH 31,
                                                          2000            1999           1999
                                                      ------------    ------------    ----------
                                                           $               $              $
Accounts receivable.................................    (49,405)         (5,462)         1,332
Prepaid expenses and other assets...................      3,443             307         (2,409)
Accounts payable....................................      2,613          (6,571)        (4,238)
Accrued liabilities.................................      6,673          12,622            598
                                                        -------          ------         ------
                                                        (36,676)            896         (4,717)
                                                        =======          ======         ======

13. SUBSEQUENT EVENT

     As of March 6, 2001, the Company had purchased a 56% interest in Ugland Nordic Shipping ASA ("UNS"), (9% of which was purchased in 2000), for approximately $117 million cash, or an average price of approximately NOK 134 per share. UNS controls a modern fleet of eighteen shuttle tankers (including four newbuildings) that engage in the transportation of oil from offshore production platforms to refineries. Shares of UNS are listed on the Oslo Stock Exchange.

     The Company will promptly launch a mandatory bid for the remaining shares in UNS at NOK 140 per share (for a total cost of approximately $100 million) as required by Norwegian law.

     The acquisition of UNS will be accounted for using the purchase method of accounting as required by accounting principles generally accepted in the United States.

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

              CONDENSED STATEMENTS OF INCOME AND RETAINED EARNINGS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                YEAR ENDED DECEMBER 31, 2000
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Net voyage revenues...................          --          35,137         776,291        (167,159)       644,269
Operating expenses....................         420          25,202         433,578        (142,606)       316,594
                                           -------         -------         -------        --------        -------
  (Loss) income from vessel
    operations........................        (420)          9,935         342,713         (24,553)       327,675
Net interest (expense) income.........     (17,373)             46         (44,192)             --        (61,519)
Equity in net income of
  subsidiaries........................     287,127              --              --        (287,127)            --
Other income..........................         686              --           3,178              --          3,864
                                           -------         -------         -------        --------        -------
NET INCOME............................     270,020           9,981         301,699        (311,680)       270,020
Retained earnings (deficit), beginning
  of the year.........................     404,130         (28,950)        369,370        (340,420)       404,130
Dividends declared....................     (33,001)             --              --              --        (33,001)
                                           -------         -------         -------        --------        -------
RETAINED EARNINGS (DEFICIT), END OF
  THE YEAR............................     641,149         (18,969)        671,069        (652,100)       641,149
                                           =======         =======         =======        ========        =======

                                                             NINE MONTHS ENDED DECEMBER 31, 1999
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Net voyage revenues...................          --          28,589         349,222        (129,461)       248,350
Operating expenses....................         493          24,056         310,304        (110,075)       224,778
                                           -------         -------         -------        --------        -------
  (Loss) income from vessel
    operations........................        (493)          4,533          38,918         (19,386)        23,572
Net interest (expense) income.........     (14,420)             87         (24,821)             --        (39,154)
Equity in net (loss) income of
  subsidiaries........................      (4,682)             --              --           4,682             --
Other (loss) income...................          --              --          (4,013)             --         (4,013)
                                           -------         -------         -------        --------        -------
NET (LOSS) INCOME.....................     (19,595)          4,620          10,084         (14,704)       (19,595)
Retained earnings (deficit), beginning
  of the period.......................     446,897         (33,570)        359,286        (325,716)       446,897
Dividends declared....................     (23,172)             --              --              --        (23,172)
                                           -------         -------         -------        --------        -------
RETAINED EARNINGS (DEFICIT), END OF
  THE PERIOD..........................     404,130         (28,950)        369,370        (340,420)       404,130
                                           =======         =======         =======        ========        =======

---------------

(See Note 6)

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

              CONDENSED STATEMENTS OF INCOME AND RETAINED EARNINGS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                  YEAR ENDED MARCH 31, 1999
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Net voyage revenues...................          --          37,820         461,394        (180,803)       318,411
Operating expenses....................         356          37,214         376,010        (180,803)       232,777
                                           -------         -------         -------        --------        -------
  (Loss) income from vessel
    operations........................        (356)            606          85,384              --         85,634
Net interest (expense) income.........     (22,857)            148         (15,719)             --        (38,428)
Equity in net income of
  subsidiaries........................      75,698              --              --         (75,698)            --
Other income..........................         227              --          30,710         (25,431)         5,506
                                           -------         -------         -------        --------        -------
Net income before extraordinary
  loss................................      52,712             754         100,375        (101,129)        52,712
Extraordinary loss on bond
  redemption..........................      (7,306)             --              --              --         (7,306)
                                           -------         -------         -------        --------        -------
NET INCOME............................      45,406             754         100,375        (101,129)        45,406
Retained earnings (deficit), beginning
  of the year.........................     428,102         (34,324)        258,911        (224,587)       428,102
Dividends declared....................     (26,611)             --              --              --        (26,611)
                                           -------         -------         -------        --------        -------
RETAINED EARNINGS (DEFICIT), END OF
  THE YEAR............................     446,897         (33,570)        359,286        (325,716)       446,897
                                           =======         =======         =======        ========        =======

---------------

(See Note 6)

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
                  CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                YEAR ENDED DECEMBER 31, 2000
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Net income............................     270,020          9,981          301,699        (311,680)       270,020
Other comprehensive income
  Unrealized gain on
    available-for-sale securities.....          --             --            4,555              --          4,555
                                           -------          -----          -------        --------        -------
COMPREHENSIVE INCOME..................     270,020          9,981          306,254        (311,680)       274,575
                                           =======          =====          =======        ========        =======

                                                             NINE MONTHS ENDED DECEMBER 31, 1999
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Net (loss) income.....................     (19,595)         4,620           10,084         (14,704)       (19,595)
Other comprehensive income............          --             --               --              --             --
                                           -------          -----          -------        --------        -------
COMPREHENSIVE (LOSS) INCOME...........     (19,595)         4,620           10,084         (14,704)       (19,595)
                                           =======          =====          =======        ========        =======

                                                                  YEAR ENDED MARCH 31, 1999
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Net income............................      45,406            754          100,375        (101,129)        45,406
Other comprehensive income............          --             --               --              --             --
                                           -------          -----          -------        --------        -------
COMPREHENSIVE INCOME..................      45,406            754          100,375        (101,129)        45,406
                                           =======          =====          =======        ========        =======

---------------

(See Note 6)

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

                            CONDENSED BALANCE SHEETS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                   AS AT DECEMBER 31, 2000
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
ASSETS
Cash and cash equivalents.............          294             --          181,006              --        181,300
Other current assets..................           45            725          209,425         (96,000)       114,195
                                          ---------        -------        ---------      ----------      ---------
  Total current assets................          339            725          390,431         (96,000)       295,495
Vessels and equipment (net)...........           --        281,377        1,326,339              --      1,607,716
Advances due from subsidiaries........       58,068             --               --         (58,068)            --
Other assets (principally marketable
  securities and investments in
  subsidiaries).......................    1,229,756             --           50,414      (1,229,756)        50,414
Investment in joint venture...........           --             --           20,474              --         20,474
                                          ---------        -------        ---------      ----------      ---------
                                          1,288,163        282,102        1,787,658      (1,383,824)     1,974,099
                                          =========        =======        =========      ==========      =========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities...................        4,932          1,371          228,032         (96,000)       138,335
Long-term debt........................      189,274             --          543,408              --        732,682
Due to (from) affiliates..............           --        (69,630)         193,315        (123,685)            --
                                          ---------        -------        ---------      ----------      ---------
  Total liabilities...................      194,206        (68,259)         964,755        (219,685)       871,017
                                          ---------        -------        ---------      ----------      ---------
Minority Interest.....................           --             --            4,570              --          4,570
Stockholders' Equity
Capital stock.........................      452,808             23            5,943          (5,966)       452,808
Contributed capital...................           --        369,307          136,766        (506,073)            --
Retained earnings (deficit)...........      641,149        (18,969)         671,069        (652,100)       641,149
Accumulated other comprehensive
  income..............................           --             --            4,555              --          4,555
                                          ---------        -------        ---------      ----------      ---------
  Total stockholders' equity..........    1,093,957        350,361          818,333      (1,164,139)     1,098,512
                                          ---------        -------        ---------      ----------      ---------
                                          1,288,163        282,102        1,787,658      (1,383,824)     1,974,099
                                          =========        =======        =========      ==========      =========

---------------

(See Note 6)

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES

                            CONDENSED BALANCE SHEETS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                   AS AT DECEMBER 31, 1999
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
ASSETS
Cash and cash equivalents.............          210         39,652          180,465              --        220,327
Other current assets..................           42            582          162,084        (102,376)        60,332
                                          ---------        -------        ---------      ----------      ---------
  Total current assets................          252         40,234          342,549        (102,376)       280,659
Vessels and equipment (net)...........           --        294,800        1,368,717              --      1,663,517
Advances due from subsidiaries........      121,415             --               --        (121,415)            --
Other assets (principally marketable
  securities and investments in
  subsidiaries).......................      943,389             --           19,111        (943,394)        19,106
Investment in joint venture...........           --             --           19,402              --         19,402
                                          ---------        -------        ---------      ----------      ---------
                                          1,065,056        335,034        1,749,779      (1,167,185)     1,982,684
                                          =========        =======        =========      ==========      =========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities...................        7,989            991          227,331        (109,808)       126,503
Long-term debt........................      225,000             --          797,010              --      1,022,010
Due to (from) affiliates..............           --         (6,337)         211,255        (204,918)            --
                                          ---------        -------        ---------      ----------      ---------
  Total liabilities...................      232,989         (5,346)       1,235,596        (314,726)     1,148,513
                                          ---------        -------        ---------      ----------      ---------
Minority Interest.....................           --             --            2,104              --          2,104
Stockholders' Equity
Capital stock.........................      427,937             23            5,943          (5,966)       427,937
Contributed capital...................           --        369,307          136,766        (506,073)            --
Retained earnings (deficit)...........      404,130        (28,950)         369,370        (340,420)       404,130
Accumulated other comprehensive
  income..............................           --             --               --              --             --
                                          ---------        -------        ---------      ----------      ---------
  Total stockholders' equity..........      832,067        340,380          512,079        (852,459)       832,067
                                          ---------        -------        ---------      ----------      ---------
                                          1,065,056        335,034        1,749,779      (1,167,185)     1,982,684
                                          =========        =======        =========      ==========      =========

---------------

(See Note 6)

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
                       CONDENSED STATEMENTS OF CASH FLOWS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                YEAR ENDED DECEMBER 31, 2000
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Cash and cash equivalents provided by
  (used for)..........................
                                           --------        -------        --------        -------         --------
OPERATING ACTIVITIES
  Net cash flow from operating
    activities........................      (19,407)        25,048         327,614                         333,255
                                           --------        -------        --------        -------         --------
FINANCING ACTIVITIES
Proceeds from long-term debt..........           --             --         206,000                         206,000
Repayments of long-term debt..........           --             --         (63,757)                        (63,757)
Prepayments of long-term debt.........      (35,726)            --        (394,200)                       (429,926)
Other.................................       55,217        (63,293)          2,916                          (5,160)
                                           --------        -------        --------        -------         --------
  Net cash flow from financing
    activities........................       19,491        (63,293)       (249,041)                       (292,843)
                                           --------        -------        --------        -------         --------
INVESTING ACTIVITIES
Expenditures for vessels and
  equipment...........................           --         (1,407)        (54,046)                        (55,453)
Proceeds from disposition of assets...           --             --           9,713                           9,713
Acquisition costs related to purchase
  of Bona Shipholding Ltd.............           --             --          (2,685)                         (2,685)
Other.................................           --             --         (31,014)                        (31,014)
                                           --------        -------        --------        -------         --------
  Net cash flow from investing
    activities........................           --         (1,407)        (78,032)                        (79,439)
                                           --------        -------        --------        -------         --------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.........................           84        (39,652)            541                         (39,027)
Cash and cash equivalents, beginning
  of the year.........................          210         39,652         180,465                         220,327
                                           --------        -------        --------        -------         --------
CASH AND CASH EQUIVALENTS, END OF THE
  YEAR................................          294             --         181,006                         181,300
                                           ========        =======        ========        =======         ========

---------------

(See Note 6)

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
                       CONDENSED STATEMENTS OF CASH FLOWS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                             NINE MONTHS ENDED DECEMBER 31, 1999
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                                            NOTES                                          TEEKAY
                                            TEEKAY        GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                        SHIPPING CORP.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Cash and cash equivalents provided by
  (used for)..........................
                                           --------        -------        --------        -------         --------
OPERATING ACTIVITIES
  Net cash flow from operating
    activities........................       (9,844)        16,674          44,683                          51,513
                                           --------        -------        --------        -------         --------
FINANCING ACTIVITIES
Proceeds from long-term debt..........           --             --         100,000                         100,000
Prepayments of long-term debt.........           --             --         (10,000)                        (10,000)
Repayments of long-term debt..........           --             --         (32,252)                        (32,252)
Other.................................       49,933        (10,327)        (62,756)                        (23,150)
                                           --------        -------        --------        -------         --------
  Net cash flow from financing
    activities........................       49,933        (10,327)         (5,008)                         34,598
                                           --------        -------        --------        -------         --------
INVESTING ACTIVITIES
Expenditures for vessels and
  equipment...........................           --             (8)        (29,903)                        (29,911)
Net cash flow from purchase of Bona
  Shipholding Ltd.
  (net of cash acquired of $91,658)...      (39,884)            --              --                         (39,884)
Other.................................           --             --          85,576                          85,576
                                           --------        -------        --------        -------         --------
  Net cash flow from investing
    activities........................      (39,884)            (8)         55,673                          15,781
                                           --------        -------        --------        -------         --------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.........................          205          6,339          95,348                         101,892
Cash and cash equivalents, beginning
  of the period.......................            5         33,313          85,117                         118,435
                                           --------        -------        --------        -------         --------
CASH AND CASH EQUIVALENTS, END OF THE
  PERIOD..............................          210         39,652         180,465                         220,327
                                           ========        =======        ========        =======         ========

---------------

(See Note 6)

                                                                      SCHEDULE A

                  TEEKAY SHIPPING CORPORATION AND SUBSIDIARIES
                       CONDENSED STATEMENTS OF CASH FLOWS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                  YEAR ENDED MARCH 31, 1999
                                        -----------------------------------------------------------------------------
                                                            8.32%
                                            TEEKAY          NOTES                                          TEEKAY
                                           SHIPPING       GUARANTOR     NON-GUARANTOR                  SHIPPING CORP.
                                            CORP.        SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   & SUBSIDIARIES
                                        --------------   ------------   -------------   ------------   --------------
                                              $               $               $              $               $
Cash and cash equivalents provided by
  (used for)..........................
                                           --------        -------        --------        -------         --------
OPERATING ACTIVITIES
  Net cash flow from operating
    activities........................      (24,829)        21,261         141,276                         137,708
                                           --------        -------        --------        -------         --------
FINANCING ACTIVITIES
Proceeds from long-term debt..........           --             --         230,000                         230,000
Prepayments of long-term debt.........     (108,034)            --        (160,000)                       (268,034)
Repayments of long-term debt..........      (20,645)            --         (29,932)                        (50,577)
Net proceeds from issuance of Common
  Stock...............................       68,751             --              --                          68,751
Other.................................       84,740          3,252        (114,904)                        (26,912)
                                           --------        -------        --------        -------         --------
  Net cash flow from financing
    activities........................       24,812          3,252         (74,836)                        (46,772)
                                           --------        -------        --------        -------         --------
INVESTING ACTIVITIES
Expenditures for vessels and
  equipment...........................           --         (1,887)        (95,307)                        (97,194)
Other.................................           --             --          36,740                          36,740
                                           --------        -------        --------        -------         --------
  Net cash flow from investing
    activities........................           --         (1,887)        (58,567)                        (60,454)
                                           --------        -------        --------        -------         --------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.........................          (17)        22,626           7,873                          30,482
Cash and cash equivalents, beginning
  of the year.........................           22         10,687          77,244                          87,953
                                           --------        -------        --------        -------         --------
CASH AND CASH EQUIVALENTS, END OF THE
  YEAR................................            5         33,313          85,117                         118,435
                                           ========        =======        ========        =======         ========

---------------

(See Note 6)

UGLAND NORDIC SHIPPING GROUP

                            PROFIT AND LOSS ACCOUNT
                 (ALL FIGURES ARE EXPRESSED IN NOK IN MILLIONS)

                                                               THREE MONTHS
                                                              ENDED MARCH 31,
                                                              ---------------
                                                              2001      2000
                                                              -----    ------
                                                                (UNAUDITED)
Operating income............................................  226.0     148.9
Operating expenses..........................................  (69.5)    (47.4)
Administrative expenses.....................................   (7.3)     (4.9)
                                                              -----    ------
Result before depreciation..................................  149.2      96.6
                                                              -----    ------
Docking expenses............................................   (7.1)     (5.8)
Ordinary depreciation.......................................  (41.8)    (33.3)
                                                              -----    ------
OPERATING PROFIT............................................  100.3      57.5
                                                              -----    ------
Interest income.............................................    2.7       1.4
Currency gain/(loss) realised...............................    9.8       6.7
Other financial income......................................   40.8       6.0
Interest expenses...........................................  (49.5)    (41.0)
Other financial expenses....................................  (11.8)     (0.5)
Net financial items.........................................   (8.0)    (27.4)
                                                              -----    ------
Profit before unrealised currency items.....................   92.3      30.1
                                                              -----    ------
Unrealised currency items...................................  (85.1)   (123.1)
                                                              -----    ------
RESULT BEFORE TAX AND MINORITY INTERESTS....................    7.2     (93.0)
                                                              -----    ------
Tax.........................................................    0.0       0.0
                                                              -----    ------
RESULT BEFORE MINORITY INTERESTS............................    7.2     (93.0)
                                                              -----    ------
Minority interests..........................................  (11.0)      5.6
                                                              -----    ------
RESULT......................................................   (3.8)    (87.4)
                                                              =====    ======

                                 BALANCE SHEET
                 (ALL FIGURES ARE EXPRESSED IN NOK IN MILLIONS)

                                                                AS AT         AS AT
                                                              MARCH 31,    DECEMBER 31,
                                                                2001           2000
                                                              ---------    ------------
                                                              (UNAUDITED)
ASSETS
Ships.......................................................   3,419.8       3,404.5
Other fixed assets..........................................     212.8         207.7
Other current assets........................................      85.1          12.7
Bank deposits...............................................     281.9         282.3
                                                               -------       -------
TOTAL ASSETS................................................   3,999.6       3,907.2
                                                               =======       =======
EQUITY AND LIABILITIES
Equity (incl. 14,169,772 shares @ NOK 5)....................     829.7         815.4
Minority interests..........................................      64.3          53.4
Long-term Debt..............................................   3,052.2       2,977.1
Current liabilities.........................................      53.4          61.3
                                                               -------       -------
TOTAL LIABILITIES AND EQUITY................................   3,999.6       3,907.2
                                                               =======       =======

Deloitte & Touche
Statsautoriserte revisorer
Radhusgt, 1
N-3201 Tonsberg
Tel: 33 00 39 00
Fax: 33 00 39 01
www.deloitte.no / ww.deloitte-
legal.no                                                (Deloitte & Touche LOGO)

                                 Translation from the original Norwegian version

To the Annual Shareholders' Meeting of Ugland Nordic Shipping ASA

                           AUDITOR'S REPORT FOR 2000

     We have audited the annual financial statements of Ugland Nordic Shipping ASA as of 31 December 2000, showing a profit of NOK 28.373.000 for the parent company and a profit of NOK 41.320.000 for the group. We have also audited the information in the Board of Directors' report concerning the financial statements, the going concern assumption, and the proposal for the allocation of the profit. The financial statements comprise the balance sheet, the statements of income and cash flows, the accompanying notes and the group accounts. These financial statements are the responsibility of the Company's Board of Directors and Managing Director. Our responsibility is to express an opinion on these financial statements and on the other information according to the requirements of the Norwegian Act on Auditing and Auditors.

     We conducted our audit in accordance with the Norwegian Act on Auditing and Auditors and generally accepted auditing standards in Norway. Generally accepted auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. To the extent required by law and generally accepted auditing standards, an audit also comprises a review of the management of the Company's financial affairs and its accounting and internal control systems. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion,

     - the financial statements are prepared in accordance with the law and regulations and present the financial position of the Company and of the Group as of 31. December 2000, and the results of its operations and its cash flows for the year then ended, in accordance with generally accepted accounting principles in Norway.

     - the Company's management has fulfilled its duty to maintain the Company's accounting process in such a proper and well-arranged manner that the accounting process is in accordance with the law and generally accepted accounting practices.

     - the information in the Board of Directors' report concerning the financial statements, the going concern assumption, and the proposal for the allocation of the profit is consistent with the financial statements and complies with the law and regulations.

Tonsberg, 28, March 2001
DELOITTE & TOUCHE

Alf-Anton Eid (signed)
State Authorised Public Accountant (Norway)

(Deloitte & Touche LOGO)        Bergen Floro Forde Haugesund Knarvik Kristiansand Levanger
                                Lyngdal Oslo
                                Skien Sogndal Stavanger Steinkjer Trondheim Tonsberg Orsta
                                Medlemmer av Den Norske Revisorforening
                                org.nr: 980 211 282

Deloitte & Touche
Statsautoriserte revisorer
Radhusgt, 1
N-3201 Tonsberg
Tel: 33 00 39 00
Fax: 33 00 39 01
www.deloitte.no / ww.deloitte-
legal.no                                                (Deloitte & Touche LOGO)

                                 Translation from the original Norwegian version

To the Annual Shareholders' Meeting of Ugland Nordic Shipping ASA

                           AUDITOR'S REPORT FOR 1999

     We have audited the annual financial statements of Ugland Nordic Shipping ASA as of 31 December 1999, showing a profit of NOK 32.297.000 for the parent company and a profit of NOK 1.468.000 for the group. We have also audited the information in the Board of Directors' report concerning the financial statements, the going concern assumption, and the proposal for the allocation of the profit. The financial statements comprise the balance sheet, the statements of income and cash flows, the accompanying notes and the group accounts. These financial statements are the responsibility of the Company's Board of Directors and Managing Director. Our responsibility is to express an opinion on these financial statements and on the other information according to the requirements of the Norwegian Act on Auditing and Auditors.

     We conducted our audit in accordance with the Norwegian Act on Auditing and Auditors and generally accepted auditing standards in Norway. Generally accepted auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. To the extent required by law and generally accepted auditing standards, an audit also comprises a review of the management of the Company's financial affairs and its accounting and internal control systems. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion,

     - the financial statements are prepared in accordance with the law and regulations and present the financial position of the Company and of the Group as of 31. December 1999, and the results of its operations and its cash flows for the year then ended, in accordance with generally accepted accounting principles in Norway.

     - the Company's management has fulfilled its duty to maintain the Company's accounting process in such a proper and well-arranged manner that the accounting process is in accordance with the law and generally accepted accounting practices.

     - the information in the Board of Directors' report concerning the financial statements, the going concern assumption, and the proposal for the allocation of the profit is consistent with the financial statements and complies with the law and regulations.

Tonsberg, 7, April 2000
DELOITTE & TOUCHE

Alf-Anton Eid (signed)
State Authorised Public Accountant (Norway)

(Deloitte & Touche LOGO)        Bergen Floro Forde Haugesund Knarvik Kristiansand Levanger
                                Lyngdal Oslo
                                Skien Sogndal Stavanger Steinkjer Trondheim Tonsberg Orsta
                                Medlemmer av Den Norske Revisorforening
                                org.nr: 980 211 282

UGLAND NORDIC SHIPPING GROUP

                             PROFIT & LOSS ACCOUNT
                           (ALL FIGURES IN NOK '000)

      UGLAND NORDIC                                                                               UGLAND NORDIC
      SHIPPING ASA                                                                               SHIPPING GROUP
    -----------------                                                                          -------------------
     1999      2000                                                                    NOTE      2000       1999
    -------   -------                                                                  -----   --------   --------
      4,522     6,271   OPERATING INCOME............................................   11/18    817,055    601,955
    -------   -------                                                                          --------   --------
                        OPERATING COSTS/DEPRECIATION
          0         0   Operating costs vessels.....................................           (238,520)  (201,554)
          0         0   Docking costs...............................................   2        (24,439)   (25,717)
    (11,933)  (14,311)  Payroll expense.............................................   3        (14,311)   (11,933)
     (7,489)  (10,545)  Other administrative expense................................   2/3      (12,252)    (9,313)
       (554)     (624)  Ordinary depreciation.......................................   2       (134,714)  (117,103)
    -------   -------                                                                          --------   --------
    (19,976)  (25,480)  Sum operating costs.........................................           (424,236)  (365,620)
    -------   -------                                                                          --------   --------
    (15,454)  (19,209)  OPERATING PROFIT............................................            392,819    236,335
    -------   -------                                                                          --------   --------
                        FINANCIAL INCOME/FINANCIAL COSTS
     36,759    33,531   Interest income.............................................   7         21,537     16,262
     (4,787)   (6,624)  Exchange gains/losses.......................................            (34,113)     2,195
     63,416    68,911   Other financial income                                         7         65,343     21,614
    (30,324)  (17,288)  Interest expense............................................   7/14    (193,733)  (136,867)
       (307)     (704)  Other financial costs.......................................             (1,475)      (849)
    (10,055)  (18,630)  Unrealised currency loss....................................           (197,448)  (120,722)
    -------   -------                                                                          --------   --------
     54,702    59,196   NET FINANCIAL COSTS.........................................           (339,889)  (218,367)
    -------   -------                                                                          --------   --------
     39,248    39,987   PROFIT (LOSS) BEFORE TAXES AND MINORITY INTEREST............             52,930     17,968
    -------   -------                                                                          --------   --------
     (6,951)  (11,614)  Taxes.......................................................   16       (11,610)   (16,500)
    -------   -------                                                                          --------   --------
     32,297    28,373   PROFIT (LOSS) FOR THE YEAR..................................             41,320      1,468
    =======   =======                                                                          ========   ========
          0         0   Minority interest...........................................            (30,438)       368
    -------   -------                                                                          --------   --------
     32,297    28,373   PROFIT (LOSS) FOR THE YEAR AFTER MINORITY INTEREST..........             10,882      1,836
    =======   =======                                                                          ========   ========
                        Result and diluted result per share.........................   10          0.89       0.17
    (25,130)    2,242   Proposed dividend...........................................

UGLAND NORDIC SHIPPING GROUP

                           BALANCE SHEET AS AT 31.12

                                     ASSETS
                           (ALL FIGURES IN NOK '000)

       UGLAND NORDIC                                                                                UGLAND NORDIC
       SHIPPING ASA                                                                                SHIPPING GROUP
    -------------------                                                                         ---------------------
     1999       2000                                                                     NOTE     2000        1999
    -------   ---------                                                                  ----   ---------   ---------
                          FIXED ASSETS
                          INTANGIBLE FIXED ASSETS
     22,001      12,623   Deferred tax assets.........................................   16        12,905      22,213
    -------   ---------                                                                         ---------   ---------
     22,001      12,623   TOTAL INTANGIBLE FIXED ASSETS...............................             12,905      22,213
    -------   ---------                                                                         ---------   ---------
                          TANGIBLE FIXED ASSETS
          0           0   Vessels.....................................................   2/8/13 3,404,550   2,583,050
      2,706       2,333   Fixtures and fittings, office machinery, etc................   2          2,333       2,706
    -------   ---------                                                                         ---------   ---------
      2,706       2,333   TOTAL TANGIBLE FIXED ASSETS.................................          3,406,883   2,585,756
    -------   ---------                                                                         ---------   ---------
                          FINANCIAL FIXED ASSETS
    259,822     380,561   Investment in subsidiaries..................................   4              0           0
    392,319     507,875   Loans to group companies....................................   6              0           0
          0      14,320   Investments in associates...................................   4         13,912      64,865
    205,604     177,083   Investments in shares and parts of companies................   5/13     177,305     205,741
        299       1,194   Other receivables...........................................   1            194         299
    -------   ---------                                                                         ---------   ---------
    858,044   1,081,033   TOTAL FINANCIAL FIXED ASSETS................................            192,411     270,905
    -------   ---------                                                                         ---------   ---------
    882,751   1,095,989   TOTAL FIXED ASSETS..........................................          3,612,199   2,878,874
    -------   ---------                                                                         ---------   ---------
                          CURRENT ASSETS
                          DEBTORS
      8,232          52   Other debtors...............................................             11,162      17,049
    -------   ---------                                                                         ---------   ---------
      8,232          52   TOTAL DEBTORS...............................................             11,162      17,049
    -------   ---------                                                                         ---------   ---------
                          INVESTMENTS
      2,424       1,542   Marketable securities.......................................   5          1,542       2,424
    -------   ---------                                                                         ---------   ---------
      2,424       1,542   TOTAL INVESTMENTS...........................................              1,542       2,424
    -------   ---------                                                                         ---------   ---------
     36,412     137,202   Bank deposits, cash in hand, etc............................   13       282,288     176,374
    -------   ---------                                                                         ---------   ---------
     47,068     138,796   TOTAL CURRENT ASSETS........................................            294,992     195,847
    -------   ---------                                                                         ---------   ---------
    929,819   1,234,785   TOTAL ASSETS................................................          3,907,191   3,074,721
    =======   =========                                                                         =========   =========

UGLAND NORDIC SHIPPING GROUP

                           BALANCE SHEET AS AT 31.12
                             EQUITY AND LIABILITIES
                           (ALL FIGURES IN NOK '000)

       UGLAND NORDIC                                                                                  UGLAND NORDIC
       SHIPPING ASA                                                                                  SHIPPING GROUP
    -------------------                                                                           ---------------------
     1999       2000                                                                     NOTE       2000        1999
    -------   ---------                                                                 -------   ---------   ---------
                          EQUITY
                          PAID-IN CAPITAL
     54,630      69,549   Share capital (13,909,772 shares @ NOK 5)..................   9/12/17      69,549      54,630
    446,369     669,273   Share premium reserve......................................   12          669,273     420,369
    -------   ---------                                                                           ---------   ---------
    500,999     738,822   TOTAL PAID-IN CAPITAL......................................               738,822     474,999
    -------   ---------                                                                           ---------   ---------
                          RETAINED EARNINGS
    136,475     162,605   Other equity...............................................   12           76,616      92,893
    -------   ---------                                                                           ---------   ---------
    136,475     162,605   TOTAL RETAINED EARNINGS....................................                76,616      92,893
    -------   ---------                                                                           ---------   ---------
    637,474     901,427   TOTAL EQUITY BEFORE MINORITIES.............................               815,438     567,892
    -------   ---------                                                                           ---------   ---------
          0           0   Minority interest..........................................                53,375      (1,719)
    -------   ---------                                                                           ---------   ---------
    637,474     901,427   TOTAL EQUITY...............................................               868,813     566,173
    -------   ---------                                                                           ---------   ---------
                          LIABILITIES
                          OTHER LONG-TERM LIABILITIES
    195,858     250,188   Liabilities to financial institutions......................   13/14     2,977,118   2,435,756
     64,526      76,054   Loans to subsidiaries......................................   6                 0           0
    -------   ---------                                                                           ---------   ---------
    260,384     326,242   TOTAL OTHER LONG-TERM LIABILITIES..........................             2,977,118   2,435,756
    -------   ---------                                                                           ---------   ---------
                          CURRENT LIABILITIES
      3,747       3,033   Accounts payable...........................................                     0       3,746
          0           0   Taxes payable..............................................                 3,530       3,528
      3,084       4,042   Public duties payable......................................                 4,041       3,084
     25,130           0   Dividends..................................................                     0      25,130
          0          41   Other short-term liabilities...............................                53,689      37,304
    -------   ---------                                                                           ---------   ---------
     31,961       7,116   TOTAL CURRENT LIABILITIES..................................                61,260      72,792
    -------   ---------                                                                           ---------   ---------
    292,345     333,358   TOTAL LIABILITIES..........................................             3,038,378   2,508,548
    -------   ---------                                                                           ---------   ---------
    929,819   1,234,785   TOTAL EQUITY AND LIABILITIES...............................             3,907,191   3,074,721
    =======   =========                                                                           =========   =========

UGLAND NORDIC SHIPPING GROUP

                               CASH FLOW ANALYSIS
                           (ALL FIGURES IN NOK '000)

      UGLAND NORDIC                                                                         UGLAND NORDIC
       SHIPPING ASA                                                                        SHIPPING GROUP
    ------------------                                                                  ---------------------
     1999       2000                                                                       2000        1999
    -------   --------                                                                  ----------   --------
                         CASH FLOW FROM OPERATING ACTIVITIES
     39,248     39,987   Operating income before tax.................................       52,930     17,968
        554        624   Ordinary depreciation.......................................      134,714    117,103
        (25)         0   Profit from sale of non-current assets......................      (76,895)   (29,714)
          0          0   Result from associated companies............................         (222)   (14,521)
      9,340      8,465   Change in trade receivables/payables........................       20,621      1,903
    -------   --------                                                                  ----------   --------
     49,117     49,076   NET CASH PROVIDED BY OPERATING ACTIVITIES...................      131,148     92,739
    -------   --------                                                                  ----------   --------
                         CASH FLOW FROM INVESTING ACTIVITIES
        318          0   Proceeds from sale of fixed assets..........................      154,100    234,578
     (1,652)    (1,146)  Purchase of fixed assets....................................   (1,034,060)  (698,545)
          0    (14,320)  Investment in related companies.............................       75,831          0
          0          0   Payments from related companies.............................            0      1,417
     (1,888)  (120,739)  Investments in subsidiaries.................................            0          0
    (25,960)    29,403   Purchase of shares and parts in other companies.............       29,318    (25,892)
    -------   --------                                                                  ----------   --------
    (29,182)  (106,802)  NET CASH PROVIDED BY INVESTING ACTIVITIES...................     (774,811)  (488,442)
    -------   --------                                                                  ----------   --------
                         CASH FLOW FROM FINANCING ACTIVITIES
          0     70,913   Proceeds from long-term borrowings..........................      842,971    569,483
    (83,380)   (16,583)  Repayment of long-term borrowings...........................     (301,609)  (279,769)
     81,888   (104,029)  Payment on long-term account receivable (payable)...........            0    (35,523)
          0    235,587   Proceeds from issue of shares...............................      235,587          0
    (21,851)   (27,372)  Dividends paid..............................................      (27,372)   (21,851)
    -------   --------                                                                  ----------   --------
    (23,343)   158,516   NET CASH PROVIDED FROM FINANCING ACTIVITIES.................      749,577    232,340
    -------   --------                                                                  ----------   --------
     (3,408)   100,790   Net change in cash and cash equivalents.....................      105,914   (163,363)
     15,552     36,412   Cash and cash equivalents at beginning of year..............      176,374    339,737
    -------   --------                                                                  ----------   --------
     12,144    137,202   CASH AND CASH EQUIVALENTS AT END OF YEAR....................      282,288    176,374
    =======   ========                                                                  ==========   ========

NOTE 1:  ACCOUNTING PRINCIPLES

     The annual accounts are showing the 2000 Profit and Loss Account and Balance Sheet of the holding company Ugland Nordic Shipping ASA and the Ugland Nordic Shipping Group. During 2000 merger have taken place within the Group. Profit and Loss Account and Balance Sheet for 1999 have been restated for comparative purposes. The financial statements are prepared in accordance with The Norwegian Accounting Act of 1998. The accounting principles are described below. All figures are stated in NOK 1,000. Exact figures or figures in a different currency are specially commented.

CONSOLIDATION

     The consolidated accounts cover Ugland Nordic Shipping ASA and subsidiaries where Ugland Nordic Shipping ASA either directly or indirectly owns more than 50% of the shares. Identical accounting principles have been applied to all accounts within the Group.

     When consolidating the subsidiaries, the holding company's shares in subsidiaries have been replaced by these companies' assets and liabilities. All values in excess of the booked equity in subsidiaries have been allocated to those assets (vessels) to which the added value relates. The added value of the vessels is depreciated over the economical life of the vessel. All significant transactions and inter-company balances within the Group have been eliminated.

     Investments in companies where the group owns between 20% and 50% of the voting capital, or where it has a controlling influence (related companies), has been consolidated according to the equity method in the consolidated accounts. The result from these companies is treated as operating income in the consolidated Group accounts.

     Ownership in jointly controlled companies has been entered according to the gross method in the consolidated accounts. The gross method means that incomes, expenses, assets and liabilities are included in the accounts pro rata according to the percentage owned by the Group. The figures are specified per main section in the notes to the accounts.

     Figures for foreign subsidiaries have been converted at rates prevailing at the date of the Balance Sheet, average rates, however, have been utilized for the profit and loss account.

MAIN RULE FOR VALUATION AND CLASSIFICATION OF ASSETS AND LIABILITIES

     Assets meant for permanent ownership or use in the business are classified as fixed assets. Other assets are classified as current assets. Accounts receivable, which fall due for payment within one year are classified as current assets. The classification of current and long-term liabilities is based on the corresponding criteria.

     Some items are valued by other principles. These are mentioned below.

OWNED ITEMS THAT ARE DEPRECIATED

     Fixed assets with a limited lifespan are being depreciated on a linear basis. Newbuildings purchased after 1997 have an expected lifespan of 25 years. Vessels acquired earlier than this has an expected lifespan of 23 years. In both cases an expected residual value has been taken into account.

     Vessels are written down to their fair market value if the vessel's future discounted cash flow is lower than its book value, however, a write-down will be reversed if the basis for it is no longer present.

DOCKING EXPENSES

     Costs related to dry-docking are capitalised as docking costs and depreciated on a linear basis up to the next expected dry-docking. For newbuildings, a part of the purchase price is redefined and capitalised as docking costs. If a vessel is sold, the capitalised docking expenses are booked as part of the gain or loss.

REVENUE RECOGNITION

     Income and expenses related to the voyages are accrued on the basis of the number of days that the voyage lasted in the fiscal period. A voyage is defined as the period from the last discharge until discharge at the next port of call.

FOREIGN CURRENCY

     Monetary items denominated in a foreign currency are translated to the exchange rate on the Balance Sheet day (USD 1 = NOK 8.85). Currency gains or losses are booked as a financial item in the Profit and Loss account.

INTEREST SWAPS AND CURRENCY EXCHANGE FUTURES

     Effects on the result that are related to interest swaps are recorded over the period of the contract. Currency exchange futures are valued at the market value on the date of the Balance Sheet.

CAPITALISED INTEREST EXPENSES

     Interests associated with newbuildings under construction are capitalised as a part of the cost price.

SHARES IN SUBSIDIARIES, JOINTLY CONTROLLED ACTIVITIES AND ASSOCIATES

     Investments in subsidiaries, jointly controlled activities and associates are valued at cost.

OTHER LONG-TERM INVESTMENTS IN SHARES

     Other long-term investments in shares and minor investments in general and limited partnerships, where the company does not hold substantial influence, are carried at cost. These investments will be written down if a permanent deterioration in the value should occur. Dividends received and other surplus distributions from these companies are entered as financial income.

INVESTMENT IN SHARES

     Listed shares, which form part of a trading portfolio, are valued at market value on the Balance Sheet day. Other shares are valued at the lower of average cost and market price on the Balance Sheet day.

BANK DEPOSITS, CASH IN HAND, ETC.

     Bank deposits, cash in hand, etc., includes cash, bank deposits and other monetary instruments with a maturity of less than three months at the date of purchase.

DEBTORS

     Trade debtors and other debtors are carried at face value less provisions for expected loss. Provisions for bad debts are made after evaluation of the individual claim.

PENSIONS

     The basis for recording pension liabilities is estimated salary level upon retirement and years of service. Deviations from estimates and effects of changes in assumptions are amortised over expected remaining years of service if exceeding 10% of the greater of pension liabilities and pension funds (corridor). Changes in the plan are distributed over the remaining years of service. The numbers include social security tax.

NEWBUILDING CONTRACTS

     Payments made according to contract as well as interest and running expenses during the construction are capitalised. Costs, subtracted possible incomes, during the period where the vessel is positioned in order to commence a long-term contract are capitalised as a part of the cost price.

TAXES

     Tax expenses are matched with operating income before tax. Tax associated with equity transactions, e.g. Group contribution, is posted directly to equity. Tax related to recognised share of net income from Norwegian subsidiaries or associated companies is not accounted for, due to the special Norwegian tax legislation for adjusting tax values (RISK).

     The tax expense comprises of taxes payable (tax on this year's direct taxable income) and change in net deferred tax. For the part of the Group's companies that have activities outside the Norwegian tax regime for shipping companies, deferred tax liabilities/assets are calculated as 28% of the temporary timing differences and tax losses carried forward. Temporary timing differences that reverse or may reverse during the same period are offset and reported net. Net deferred tax assets considered recoverable on the basis of future earnings are reported in the Balance Sheet as intangible fixed assets.

     The company's main activities are taxed within the special taxation scheme for shipowning companies, which means that profits are not taxed at the time earned. Taxation is based upon net financial income and dividends paid from untaxed equity. The taxation scheme is providing for a tax credit. The basis for this is that earnings should be used for reinvestment in shipping activities and that all dividend payments in the foreseeable future are to be paid from already taxed profits. If the company was to leave the taxation scheme the company would be taxed after an income valuation based on the actual value of the assets. If the market value of the assets is equal to the book value at that time, untaxed capital at the time of exit will be taxed. Values in excess of the book values will increase the taxable income. The present value of deferred tax relating to the temporary timing differences at companies covered by the special tax scheme for shipowning companies is considered immaterial as the company does not expect the taxable income that these differences represent to materialise within the foreseeable future. The assessment is based on the company's dividend policy, liquidity reserve and the distributable taxed equity in those parts of the Group not covered by the new tax scheme and the company's intention to continue its shipping activities.

CASH FLOW

     The cash flow statement has been prepared using the indirect method. The cash and cash equivalent figures excludes shares and financial instruments with a maturity of more than three months from the date of acquisition.

NOTE 2:  FIXED ASSETS

                                                                  VARIOUS
UNS ASA                                                       OPERATING ASSETS
-------                                                       ----------------
Acquisition cost as at 01.01.2000...........................         4,568
Additions...................................................           272
Disposals...................................................             0
                                                                 ---------
ACQUISITION COST AS AT 31.12.2000...........................         4,840
                                                                 =========
Accumulated depreciation as at 31.12.2000...................         2,507
                                                                 ---------
BOOK VALUE AS AT 31.12.2000.................................         2,333
                                                                 =========
Current year depreciation...................................           624
Useful life.................................................     3-5 years
Depreciation schedule.......................................        Linear

     During 2000 the company has renovated leased offices for approximately NOK 1,000,000. The investment will be depreciated over the duration of the lease, which is 10 years and expires in 2010. The depreciation is presented under administration costs.

     The company has entered into agreements concerning the lease of offices and company cars totalling NOK 1,200,000 per year.

     The amortization cost of the leased assets is included in other administration expense in the Profit and Loss account.

                                                                                       VARIOUS
                                                                       CAPITALIZED    OPERATING
UNS GROUP                                                  SHIPS         DOCKING       ASSETS
---------                                               -----------    -----------    ---------
Acquisition cost as at 01.01.2000.....................    2,738,787        33,441         4,568
Additions.............................................    1,017,618        39,616           272
Disposals.............................................      (89,879)            0             0
                                                        -----------     ---------     ---------
ACQUISITION COST AS AT 31.12.2000.....................    3,666,526        73,057         4,840
                                                        ===========     =========     =========
Activated borrowing costs for ships...................       41,223
Accumulated depreciation as at 31.12.2000.............      310,594        24,439         2,507
                                                        -----------     ---------     ---------
Depreciations, write downs and reversed write downs...      310,594        24,439         2,507
                                                        -----------     ---------     ---------
BOOK VALUE AS AT 31.12.2000...........................    3,355,932        48,618         2,333
                                                        ===========     =========     =========
Current year depreciation.............................      134,090        24,439           624
Useful life...........................................  23-25 years     2.5 years     3-5 years
Depreciation schedule.................................       Linear        Linear        Linear

NOTE 3:  SALARIES, NUMBER OF EMPLOYEES, BENEFITS, LOANS TO EMPLOYEES ETC.

        UNS ASA                                                                         UNS GROUP
    ---------------                                                                  ---------------
     1999     2000    PAYROLL COSTS                                                   2000     1999
    ------   ------   -------------                                                  ------   ------
     8,857    9,431   Salaries....................................................    9,431    8,857
     1,863    3,083   Social security tax.........................................    3,083    1,863
       515      580   Pension costs...............................................      580      515
       698    1,217   Other benefits..............................................    1,217      698
    ------   ------                                                                  ------   ------
    11,933   14,311   Total.......................................................   14,311   11,933
    ======   ======                                                                  ======   ======
        13       14   Average number of employees.................................       14       13

     The company's employees and the Managing Director are all included in the pension plan.

MANAGING DIRECTOR/BOARD OF DIRECTORS

     The Managing Director received a remuneration of NOK 3,121,009 for 2000, whereof NOK 1,508,400 was salary, NOK 1,436,800 was a bonus and the remaining was other taxable benefits. The Managing Director has an agreement to receive two years remuneration if he leaves the company. At 10 May 2000 the Board of Directors allotted 110,000 shares to the Managing Director and 150,000 shares to the management. The subscription price for these shares was NOK 70 per share. By the issuing of this report all shares have been released. Remuneration to the Board of Directors has been paid with NOK 105,000 to the Chairman, Andreas Ove Ugland, and NOK 85,000 to the other members of the Board. No loans or guarantees have been issued for the management. The management of the company has a bonus scheme related to the annual results of the company. This is calculated on an annual basis.

THE AUDITOR

     Expensed auditor fees for 2000 amounts to NOK 248,000 and NOK 477,240 for consultancy services. For Group companies the auditor fees amounts to NOK 607,500 and NOK 663,825 for consultancy services.

NOTE 4:  SUBSIDIARIES, RELATED COMPANIES ETC.

                                                                                    VOTE-AND
                                                      TIME OF                       OWNERSHIP
COMPANIES                                             PURCHASE    OFFICES             SHARE
---------                                             --------    -------           ---------
SHARES AND PARTS IN SUBSIDIARIES
Jahre Prince AS.....................................    1998      Sandefjord         100.00%
Thorsfreddy AS......................................    1998      Sandefjord         100.00%
Ugland Nordic Investment AS.........................    1993      Sandefjord         100.00%
Nordic Akarita AS...................................    1996      Sandefjord         100.00%
Nordic Akarita Investment AS........................    1993      Sandefjord         100.00%
Nordic Apollo AS....................................    1991      Sandefjord         100.00%
Nordic Laurita AS...................................    1991      Sandefjord         100.00%
Nordic Sarita Investment AS.........................    1997      Sandefjord         100.00%
Nordic Akarita KS...................................    1996      Sandefjord          65.50%
Nordic Laurita KS...................................    1991      Sandefjord          50.50%
Nordic Apollo KS....................................    1991      Sandefjord          89.00%
Nordic Canadian Shipping Ltd........................    1992      Canada             100.00%
SHARES AND PARTS IN ASSOCIATED COMPANIES
IUM Shipmanagement AS...............................    2000      Grimstad            33.33%
SHARE OF JOINTLY CONTROLLED COMPANIES
P/R Stena Ugland Shuttle Tankers I DA...............    1998      Sandefjord          50.00%
P/R Stena Ugland Shuttle Tankers II DA..............    1998      Sandefjord          50.00%
P/R Stena Ugland Shuttle Tankers III DA.............    1998      Sandefjord          50.00%
Ugland Stena Storage AS.............................    2000      Sandefjord          50.00%
Stena Ugland Aframax Shuttle Ltd....................    1997      Cayman Islands      50.00%

     The ownership of Nordic American Tanker Shipping Ltd. (NAT) shares has not been included according to the equity method as UNS do not have the influence required in order to define NAT as a related company.

ASSOCIATED COMPANIES THAT ARE PRESENTED BY THE GROSS METHOD

     The jointly controlled companies, Partrederiene (PR) Stena Ugland Shuttle Tankers I, II and III DA and Stena Ugland Aframax Shuttle Ltd. are included in the accounts according to the gross method. The Profit and Loss account and Balance Sheet items are incorporated line by line. The table below illustrates the main items, which have been included in the accounts. There is no added value at the time of acquisition.

                                                   PR SUST    PR SUST    PR SUST
                                                    I DA       II DA     III DA      SUAS     USS      TOTAL
                                                   -------    -------    -------    ------    ----    -------
Share of operating income........................  67,601     62,541          0        626      0     130,768
Share of operating costs.........................  (32,097)   (32,641)        0       (241)   (340)   (65,319)
Share of net financial items.....................  (48,033)   (49,289)        0        190    (11)    (97,143)
Share of taxes...................................       0          0          0          0     98          98
                                                   -------    -------    ------     ------    ----    -------
SHARE OF PROFIT/(LOSS) FOR THE YEAR..............  (12,529)   (19,389)        0        575    (253)   (31,596)
                                                   -------    -------    ------     ------    ----    -------
Share of fixed assets............................  296,351    300,247    85,211      1,201     98     683,108
Share of current assets..........................  22,771      9,964          0          0    267      33,002
                                                   -------    -------    ------     ------    ----    -------
SHARE OF TOTAL ASSETS............................  319,122    310,211    85,211      1,201    365     716,110
                                                   -------    -------    ------     ------    ----    -------
Share of other long-term debt....................  296,557    297,806         0          0      0     594,363
Share of short-term debt.........................     300      1,813      3,428          0    368       5,909
                                                   -------    -------    ------     ------    ----    -------
SHARE OF TOTAL DEBT..............................  296,857    299,619     3,428          0    368     600,272
                                                   -------    -------    ------     ------    ----    -------
Share capital....................................  22,264     10,591     81,783      1,201     (3)    115,836
BALANCE AS AT 01.01.2000.........................  34,793     29,980     23,591      2,580      0      90,944
                                                   -------    -------    ------     ------    ----    -------
Additions/disposals..............................       0          0          0          0    250         250
Share of profit..................................  (12,529)   (19,389)        0        575    (253)   (31,596)
Translation differences..........................       0          0          0        296      0         296
Paid-up/repaid share capital during the period...       0          0     58,192     (2,250)     0      55,942
                                                   -------    -------    ------     ------    ----    -------
BALANCE AS AT 31.12.2000.........................  22,264     10,591     81,783      1,201     (3)    115,836
                                                   =======    =======    ======     ======    ====    =======

ASSOCIATED COMPANIES THAT ARE PRESENTED BY THE EQUITY METHOD

                                                                     IUM
                                                                SHIPMANAGEMENT
                                                                      AS
                                                                --------------
Additions during the period
Original acquisition cost...................................        13,690
Book equity at the time of acquisitions.....................        13,851
Goodwill....................................................         9,073
Balance as at 01.01.2000....................................             0
                                                                    ------
Additions/(disposals).......................................        13,690
Share of profit/(loss) of the year..........................           222
                                                                    ------
BALANCE AS AT 31.12.2000....................................        13,912
                                                                    ======

NOTE 5:  SHARES AND OWNERSHIP IN OTHER COMPANIES, ETC.

                                                             ACQUISITION     BOOK      MARKET
                                                OWNERSHIP       COSTS        VALUE      VALUE
                                                ---------    -----------    -------    -------
FIXED ASSETS
Nordic American Tanker Shipping Ltd. --
  Bermuda.....................................    18.80%       177,083      177,083    322,392
                                                               -------      -------    -------
TOTAL MARKETABLE FIXED ASSETS.................                 177,083      177,083    322,392
                                                               =======      =======    =======
CURRENT ASSETS
Shares........................................                   2,044        1,542      1,542
                                                               -------      -------    -------
TOTAL MARKETABLE CURRENT ASSETS...............                   2,044        1,542      1,542
                                                               =======      =======    =======

NOTE 6:  INTER-COMPANY BALANCES

                                                                  ACCOUNTS            ACCOUNTS
                                                                 RECEIVABLE           PAYABLE
                                                              -----------------   ----------------
                                                               2000      1999      2000     1999
                                                              -------   -------   ------   -------
Subsidiaries................................................  507,875   392,319   76,054    64,526
                                                              -------   -------   ------   -------
TOTAL.......................................................  507,875   392,319   76,054    64,526
                                                              =======   =======   ======   =======

NOTE 7:  SPECIFICATION OF FINANCIAL ITEMS

                                                                                   INTEREST
                                                              INTEREST INCOME       EXPENSE
                                                              ---------------   ---------------
                                                               2000     1999     2000     1999
                                                              ------   ------   ------   ------
Subsidiaries................................................  26,303   20,672        0    9,614
Others......................................................   7,228   16,087   17,288   20,710
                                                              ------   ------   ------   ------
TOTAL.......................................................  33,531   36,759   17,288   30,324
                                                              ======   ======   ======   ======

OTHER FINANCIAL INCOME

     UGLAND NORDIC                                                                    UGLAND NORDIC
     SHIPPING ASA                                                                    SHIPPING GROUP
    ---------------                                                                  ---------------
     1999     2000                                                                    2000     1999
    ------   ------                                                                  ------   ------
    27,177   45,019   Dividend....................................................   45,090   21,546
         0    2,250   Income from jointly controlled activities...................        0        0
         0        0   Income from associated companies............................      222        0
    36,171    1,160   Group contribution..........................................        0        0
        68   20,482   Gain on shares..............................................   20,031       68
    ------   ------                                                                  ------   ------
    63,416   68,911   TOTAL.......................................................   65,343   21,614
    ======   ======                                                                  ======   ======

NOTE 8:  NEWBUILDING CONTRACTS

     The jointly controlled company, P/R Stena Ugland Shuttle Tankers III DA, which is owned 50% by Ugland Nordic Investment AS, decided on June 11th, 1998 to purchase the newbuilding contract of Hull 1166 at Tsuneishi Shipbuilding Co., Japan. The ship is a DP2 shuttle tanker of 107,425 dwt, which will be delivered in May 2001. The contract amounts to USD 63,410,000 whereof USD 12,582,000 has been paid as at December 31st, 2000. The next installment in the amount of USD 6,291,000 is due in January 2001. Final installment is USD 44,537,000 and is due at the time of delivery.

     In July 2000 the company entered into an agreement with Golar-Nor Offshore AS on affreightment of two new DP2 shuttle tankers of 92,500 dwt. The contracts are on a bareboat basis and have a timespan of seven years. They will commence in the 4th quarter 2002 and the 1st quarter 2003, respectively. The contracts amount to USD 48,500,000 per vessel.

     In November 2000 the company entered into an agreement with Navion on affreightment of a shuttle tanker of 147,500 dwt during a time period of ten years. The agreement includes options to increase the timespan to a maximum of 25 years and amounts to USD 70,000,000. The charterer has call options during the contract time period.

NOTE 9:  AUTHORISATION TO ISSUE SHARES

     At the Ordinary General Meeting held on 10 May 2000, the Board was given unanimous authority to issue up to 2,000,000 new shares, each of NOK 5 value, at a subscription price to be set by the Board in each instance. The shares will be used in connection with the acquisition of shares, participation in companies including limited partnerships, ships and other assets. Mergers are also included in this authorisation framework. The authorisation comprises share issues against cash deposits. Existing shareholders' preferential participation in the capital increase is withdrawn. The authorisation was given until the next Ordinary General Meeting. At the time of issuing this report, a total of 1,985,000 shares are issued in accordance with the mentioned authority. At the Extraordinary General Meeting held on 28 September 1993, the Board authorised to issue 225,000 shares to a total nominal value of NOK 1,125,000 against cash payment of NOK 50 per share. In accordance with detailed conditions, the company's management is entitled to subscribe for these shares. The authorisation runs until 28 September 2001. At present, 110,000 of the options are remaining, of which Herbjrn Hansson is entitled to all, at a nominal value of NOK 81.75. The authorisation given at the Extraordinary General Meeting held on 28 September 1993 was at the Ordinary General Meeting replaced with a new authorisation. It authorises the Board to issue 110,000 shares to CEO Herbjrn Hansson and 150,000 shares to the company management at a price set by the Board. The authorisation is given until 10 May 2002 but the General Meeting agreed that the authorisation was to be valid until 28 September 2003. On 10 May 2000 the Board set the subscription price of the CEO's 110,000 shares and the management's 150,000 shares to NOK 70 per share. At the time of issuing this report, all the shares are issued in accordance with the authorisation.

NOTE 10:  EARNINGS PER SHARE

     Earnings per share is calculated by dividing net profit by the average number of outstanding shares.

                                                                 1999          2000
                                                              ----------    ----------
Net profit after minority interests.........................   1,836,000    10,882,000
Average number of outstanding shares........................  10,926,063    12,204,349
Net profit and diluted profit per share.....................        0.17          0.89

NOTE 11:  MAJOR TRANSACTIONS

                                                               1999       2000
                                                              -------    ------
Gain on sale of Newbuilding Halla...........................   41,736         0
Gain on sale of M/T Jahre Prince............................        0    76,895
Loss on sale of M/T Nordic Liberita.........................  (12,022)        0
                                                              -------    ------
TOTAL.......................................................   29,714    76,895
                                                              =======    ======

NOTE 12:  EQUITY

UGLAND NORDIC SHIPPING ASA

                                                              SHARE      SHARE     OTHER EQUITY
                                                             CAPITAL    PREMIUM      RESERVES
                                                             -------    -------    ------------
Equity as at 31.12.1999....................................  54,630     420,369      136,131
Equity issue...............................................  14,919     222,904
Merger.....................................................              26,000          344
Dividend...................................................                           (2,243)
Net profit.................................................                           28,373
                                                             ------     -------      -------
EQUITY AS AT 31.12.2000....................................  69,549     669,273      162,605
                                                             ======     =======      =======

UGLAND NORDIC SHIPPING GROUP

                                                              SHARE       SHARE     OTHER EQUITY
                                                             CAPITAL     PREMIUM      RESERVES
                                                             --------    -------    ------------
Equity as at 31.12.1999....................................   54,630     420,369       92,892
Equity issue...............................................   14,919     222,904
Merger.....................................................               26,000      (26,000)
Dividend...................................................                            (2,243)
Translation differences....................................                             1,085
Net profit.................................................                            10,882
                                                              ------     -------      -------
EQUITY AS AT 31.12.2000....................................   69,549     669,273       76,616
                                                              ======     =======      =======

NOTE 13:  GUARANTEES AND PLEDGED ASSETS

      UGLAND NORDIC                                                                        UGLAND NORDIC
      SHIPPING ASA                                                                        SHIPPING GROUP
    -----------------                                                                  ---------------------
     1999      2000                                                                      2000        1999
    -------   -------                                                                  ---------   ---------
                        Total debt secured by pledged assets, etc.
    195,858   250,188   Debt to financial institutions..............................   2,977,118   2,435,756
    -------   -------                                                                  ---------   ---------
    195,858   250,188   TOTAL.......................................................   2,977,118   2,435,756
    =======   =======                                                                  =========   =========
                        Book value of pledged assets:
          0         0   Vessels.....................................................   3,404,550   2,583,050
      5,765    21,331   Dividends...................................................      21,331       5,765
    206,648         0   Shares in subsidiaries......................................           0           0
    205,604   177,083   Other shares................................................     177,305     205,741
    -------   -------                                                                  ---------   ---------
    418,017   198,414   TOTAL.......................................................   3,603,186   2,794,556
    -------   -------                                                                  ---------   ---------
     35,000    48,232   Guarantees..................................................      48,232      35,000
    =======   =======                                                                  =========   =========

     The total guarantees to lenders of subsidiaries, jointly owned companies, and associated companies amount to NOK 1,936,000,000.

     The total debt of the Group consists of a number of loans that are secured by pledged assets, assignments of earnings, bank accounts for freight revenues and assignment of assurance of the respective vessel.

NOTE 14:  LONG TERM DEBT

                                                              UGLAND NORDIC    UGLAND NORDIC
                                                              SHIPPING ASA     SHIPPING GROUP
INSTALLMENT PROFILE                                               2000              2000
-------------------                                           -------------    --------------
2001........................................................     131,686           507,840
2002........................................................      35,931           298,909
2003........................................................      40,356           426,747
2004........................................................      42,215           386,037
2005 and thereafter.........................................           0         1,357,585
                                                                 -------         ---------
TOTAL DEBT TO FINANCIAL INSTITUTIONS........................     250,188         2,977,118
                                                                 =======         =========

     There have been no loans taken at a discount. The average interest rate in 2000 has been 7.12%. The loan agreements include a number of financial and non-financial covenants. Significant covenants are related to change in ownership structure, contract signings or change of existing contracts, minimum value adjusted equity and minimum liquidity. The company satisfies all covenants as at 31 December 2000.

NOTE 15:  RELATED PARTIES

     Andreas Ove Ugland, the Chairman of UNS, owns a controlling stake in Ugland International Holding, which is a company that owns 2/3 of the shares in IUM Shipmanagement AS. The costs associated with these services are based on competitive rates. UNS is utilising technical management resources from IUM for ten vessels and four newbuildings. Total management-fee paid to IUM for 2000 amounts to USD 1,621,000. As at 31 December 2000 IUM has accounts receivable against UNS Group of USD 581,000.

     Ulf G. Ryder, a Boardmember of UNS, is the President of Stena Bulk AB. The Stena Group owns 500,000 shares in UNS as well as having ownership in three of our vessels, Stena Alexita (50%), Stena Sirita (50%) and the newbuilding with delivery in 2001 (50%). Additionally, Stena owns 50% of Ugland Stena Storage AS and 50% of a company that is chartering in and timechartering out the Stena Akarita.

NOTE 16:  TAX EXPENSE

     UGLAND NORDIC                                                                    UGLAND NORDIC
     SHIPPING ASA                                                                     SHIPPING GROUP
    ---------------                                                                  ----------------
     1999     2000    THE TAX EXPENSE COMPRISES FROM                                  2000      1999
    ------   ------   ------------------------------                                 -------   ------
         0        0   Tax payable.................................................       112      698
     6,951   11,614   Change in deferred taxes....................................    11,498   15,802
         0        0   Effect of tax law changes...................................         0        0
    ------   ------                                                                  -------   ------
     6,951   11,614   Tax expense -- ordinary result, Norway......................    11,610   16,500
    ======   ======                                                                  =======   ======

     UGLAND NORDIC                                                                    UGLAND NORDIC
     SHIPPING ASA                                                                     SHIPPING GROUP
    ---------------                                                                  ----------------
     1999     2000    RECONCILIATION OF NOMINAL TO ACTUAL TAX RATE                    2000      1999
    ------   ------   --------------------------------------------                   -------   ------
    39,248   39,987   Ordinary result after taxes.................................    52,930   17,968
         0        0   Extraordinary result before taxes...........................         0        0
    ------   ------                                                                  -------   ------
    39,248.. 39,987   NET PROFIT BEFORE TAXES.....................................    52,930   17,968
    ======   ======                                                                  =======   ======
    10,990   11,197   Expected income tax according to nominal tax rate (28%).....    14,820    5,031
    ------   ------                                                                  -------   ------
                      Tax effect from the following items
    336...      269   Non-tax-deductible expenses.................................       667      356
    (4,506)       0   Non-taxable revenue.........................................      (161)  (4,506)
         0        0   Results from tax scheme for ship owning companies...........    15,941   19,247
        (5)      (5)  Effect of dividend..........................................         0       (5)
    0.....        0   Change in deferred tax asset................................   (13,267)     271
       136      153   Other items.................................................    (6,390)  (3,894)
    ------   ------                                                                  -------   ------
     6,951   11,614   Tax expense.................................................    11,610   16,500
    ------   ------                                                                  -------   ------
     17.7%    29.0%   Effective tax rate..........................................     21.9%    91.8%
    ======   ======                                                                  =======   ======

UGLAND NORDIC SHIPPING ASA

     Specification of tax effect from temporary differences and tax losses carried forward

                                                                 2000                 1999
                                                          ------------------   ------------------
                                                          ASSETS   LIABILITY   ASSETS   LIABILITY
                                                          ------   ---------   ------   ---------
Operating assets........................................                           11
Intangible fixed assets.................................       2
Fixed financial assets..................................     618                  230
Receivables.............................................                                     84
Investments.............................................      44                2,699
Current liabilities.....................................              84
Profit & Loss Account...................................   7,579                9,468
Tax losses carry forward................................   4,464                9,677
                                                          ------      --       ------    ------
TOTAL...................................................  12,707      84       22,085        84
                                                          ======      ==       ======    ======
Deferred tax assets/liabilities.........................  12,623               22,001
Off-balance sheet deferred tax asset
                                                          ------      --       ------    ------
NET DEFERRED TAX ASSET/LIABILITY........................  12,623       0       22,001         0
                                                          ======      ==       ======    ======

     The deferred tax asset is based on future income.

UGLAND NORDIC SHIPPING GROUP

     Specification of tax effect from temporary differences and tax losses carried forward

                                                                 2000                 1999
                                                          ------------------   ------------------
                                                          ASSETS   LIABILITY   ASSETS   LIABILITY
                                                          ------   ---------   ------   ---------
Operating assets........................................       2                  452
Intangible fixed assets.................................     618
Fixed financial assets..................................               478        230
Receivables.............................................                                   83
Investments.............................................      37                2,215
Current liabilities.....................................                86
Profit & Loss Account...................................             2,316      9,086
Tax losses carry forward................................  15,134               23,580
                                                          ------     -----     ------      --
TOTAL...................................................  15,791     2,880     35,563      83
                                                          ======     =====     ======      ==
Deferred tax asset......................................  12,911               35,480
Off-balance sheet deferred tax asset....................       6               13,267
                                                          ------     -----     ------      --
NET DEFERRED TAX ASSET..................................  12,905         0     22,213       0
                                                          ======     =====     ======      ==

     The Group has NOK 486,215 in untaxed equity covered by the special taxation scheme for shipowners.

     The deferred tax asset is based on future income.

     As at 31 December 2000 UNS and the UNS Group have tax losses to be carried forward amounting to NOK 15,942 and NOK 54,049, respectively.

     The tax losses to be carried forward expire in 2004.

NOTE 17:  SHARE CAPITAL AND SHAREHOLDERS

     As at 31 December 2000 the share capital of UNS consists of 13,909,772 A-class shares at a nominal value of NOK 5. Refer to page 32 for a list of shareholders as at 26 March 2001. All shares give equal voting rights.

THE 20 LARGEST SHAREHOLDERS AS AT 31 DECEMBER 2000

NAME                                                            NO. OF SHARES    % OF TOTAL
----                                                            -------------    ----------
1   Andreas Ugland family...................................      2,667,753        19.18%
2   Knut Axel Ugland Holding................................      1,377,809         9.91%
3   ABBC Asset Management...................................      1,242,867         8.94%
4   L. Gill-Johannessen AS..................................        640,000         4.60%
5   Odin Norge..............................................        596,300         4.29%
6   Orkla ASA...............................................        515,964         3.71%
7   Stena Bulk AB...........................................        500,000         3.59%
8   Folketrygdfondet........................................        460,000         3.31%
9   Tine Pensjonskasse......................................        434,950         3.13%
10  First Olsen Tankers.....................................        361,500         2.60%
11  Storebrand Livsforsikring...............................        308,300         2.22%
12  Aksjefondet Gambak......................................        300,000         2.16%
13  Verdipapirfondet Skagen.................................        300,000         2.16%
14  DnB Markets.............................................        288,300         2.07%
15  Hartog & Co. AS.........................................        210,000         1.51%
16  Vital Forsikring ASA....................................        200,700         1.44%
17  Ugland Capital Partners.................................        185,000         1.33%
18  K-Holding AS............................................        166,000         1.19%
19  Euroclear Bank AS.......................................        150,900         1.08%
20  Gezina AS...............................................        145,200         1.04%
     Others.................................................      2,858,229        20.55%
                                                                 ----------       -------
TOTAL.......................................................     13,909,772       100.00%
                                                                 ==========       =======

SHARES IN UNS AS OWNED/CONTROLLED BY THE COMPANY'S DIRECTORS AS AT 31 DECEMBER 2000

                                                                NO. OF SHARES
                                                                -------------
Tharald Brvig...............................................        145,200
Herbjrn Hansson (CEO.)......................................         90,000
Njal Hansson................................................        128,000
Ulf G. Ryder................................................              0
Christian Rytter jr.........................................        641,000
Andreas Ove Ugland (Chairman)...............................        185,000
Johan Benad Ugland..........................................      2,667,753
                                                                  ---------
TOTAL.......................................................      3,856,953
                                                                  =========

NOTE 18:  AREA OF BUSINESS

     The UNS Group has only one area of business, which is oceangoing transportation. The company operating income is split between 86% sales in Norway and 14% in Finland.

NOTE 19:  FORWARD RATE AGREEMENTS

     The following forward rate agreements have been entered

AMOUNT                                                      INTEREST RATE    START DATE    DURATION
------                                                      -------------    ----------    --------
USD 10 m..................................................     6.030%         19.12.97     4 years
USD 15 m..................................................     6.030%         12.05.98     4 years
USD 10 m..................................................     5.940%         19.05.98     3 years
USD 10 m..................................................     5.700%         17.03.99     3 years

     In addition, USD 67,000,000 relating to debt on two vessels has been secured through regulations in the time charter rate as a result of interest changes.

NOTE 20:  CONDITIONAL OUTCOME

     There are no events with conditional outcome at the end of the financial year and no events have taken place subsequent to the balance sheet date that will affect the given financial statements.

                          TEEKAY SHIPPING CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                              AS AT MARCH 31, 2001
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                               PRO FORMA                PRO FORMA
                                                  TEEKAY(I)   ADJUSTMENTS   NOTES   CONSOLIDATED(II)
                                                  ---------   -----------   -----   -----------------
ASSETS
Current
Cash and cash equivalents.......................    296,940     (79,399)      (4)         217,541
Marketable securities...........................      7,270          --                     7,270
Accounts receivable.............................     76,180          --                    76,180
Prepaid expenses and other assets...............     27,188          --                    27,188
                                                  ---------     -------                 ---------
Total current assets............................    407,578     (79,399)                  328,179
                                                  ---------     -------                 ---------
Marketable securities...........................     43,844          --                    43,844
Vessels and equipment (including advances on new
  building contracts)...........................  1,944,208          --                 1,944,208
Investment in joint ventures....................     46,402          --                    46,402
Other assets....................................     17,482          --                    17,482
Goodwill........................................     58,818      31,688       (4)          90,506
                                                  ---------     -------                 ---------
                                                  2,518,332     (47,711)                2,470,621
                                                  =========     =======                 =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable................................     20,924          --                    20,924
Accrued liabilities.............................     48,408          --                    48,408
Current portion of long-term debt...............    123,058          --                   123,058
                                                  ---------     -------                 ---------
Total current liabilities.......................    192,390          --                   192,390
                                                  ---------     -------                 ---------
Long-term debt..................................    985,636          --                   985,636
Other long-term liabilities.....................     38,558          --                    38,558
                                                  ---------     -------                 ---------
Total liabilities...............................  1,216,584          --                 1,216,584
                                                  ---------     -------                 ---------
Minority interest...............................     66,968     (47,711)      (4)          19,257
Stockholders' equity............................    458,605          --                   458,605
Capital stock...................................    777,618          --                   777,618
Accumulated other comprehensive loss............     (1,443)         --                    (1,443)
                                                  ---------     -------                 ---------
Total stockholders' equity......................  1,234,780          --                 1,234,780
                                                  ---------     -------                 ---------
                                                  2,518,332     (47,711)                2,470,621
                                                  =========     =======                 =========

---------------

(i)  Reflects the acquisition of a 64% interest in UNS on March 6, 2001.

(ii) Pro Forma as though the remaining 36% interest in UNS was purchased on March 31, 2001.

     The accompanying notes are an integral part of the unaudited pro forma consolidated condensed financial statements

                          TEEKAY SHIPPING CORPORATION

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                           UNS
                                                       (JANUARY 1 -    PRO FORMA             PRO FORMA
                                           TEEKAY(I)   MARCH 5/01)    ADJUSTMENTS   NOTES   CONSOLIDATED
                                           ---------   ------------   -----------   -----   ------------
NET VOYAGE REVENUES
Voyage revenues..........................   307,886       17,188                              325,074
Voyage expenses..........................    62,730          928                               63,658
                                            -------       ------        ------                -------
Net voyage revenues......................   245,156       16,260                              261,416
                                            -------       ------        ------                -------
OPERATING EXPENSES
Vessel operating expenses................    33,879        4,371                               38,250
Time charter hire expense................    17,183           --                               17,183
Depreciation and amortization............    27,351        4,206                               31,557
Goodwill amortization....................       170           --           948       (5a)       1,118
General and administrative...............    10,838        1,207                               12,045
                                            -------       ------        ------                -------
                                           89,421..        9,784           948                100,153
                                            -------       ------        ------                -------
Income from vessel operations............   155,735        6,476          (948)               161,263
                                            -------       ------        ------                -------
OTHER ITEMS
Interest expense.........................   (14,786)      (3,717)       (2,840)      (5b)     (21,343)
Interest income..........................     2,803          197                                3,000
Equity income............................     2,793          481            94       (5c)       3,368
Other income (loss)......................    (1,857)         455           211       (5d)      (1,191)
                                            -------       ------        ------                -------
                                            (11,047)      (2,584)       (2,535)               (16,166)
                                            -------       ------        ------                -------
NET INCOME...............................   144,688        3,892        (3,483)               145,097
                                            =======       ======        ======                =======
Proforma Basic Earnings per Common
  Share..................................                                                     $  3.70
Proforma Diluted Earnings per Common
  Share..................................                                                     $  3.60
Weighted average number of shares
  outstanding (thousands)................                                                      39,230

---------------

(i) Includes results of UNS (64% interest) for the period March 6, 2001 to March 31, 2001.

     The accompanying notes are an integral part of the unaudited pro forma consolidated condensed financial statements

                          TEEKAY SHIPPING CORPORATION

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                               PRO FORMA             PRO FORMA
                                          TEEKAY      UNS     ADJUSTMENTS   NOTES   CONSOLIDATED
                                          -------   -------   -----------   -----   ------------
NET VOYAGE REVENUES
Voyage revenues.........................  893,226    69,081                            962,307
Voyage expenses.........................  248,957        --                            248,957
                                          -------   -------     -------              ---------
Net voyage revenues.....................  644,269    69,081                            713,350
                                          -------   -------     -------              ---------
OPERATING EXPENSES
Vessel operating expenses...............  125,415    20,660                            146,075
Time charter hire expense...............   53,547        --                             53,547
Depreciation and amortization...........  100,153    18,610                            118,763
Goodwill amortization...................       --        --       4,534      (5a)        4,534
General and administrative..............   37,479     5,966                             43,445
                                          -------   -------     -------              ---------
                                          316,594    45,236       4,534                366,364
                                          -------   -------     -------              ---------
Income from vessel operations...........  327,675    23,845      (4,534)               346,986
                                          -------   -------     -------              ---------
OTHER ITEMS
Interest expense........................  (74,540)  (16,641)    (15,319)     (5b)     (106,500)
Interest income.........................   13,021     2,069                             15,090
Equity income                               9,546     2,240                             11,786
Other income (loss).....................   (5,682)    3,874                             (1,808)
                                          -------   -------     -------              ---------
                                          (57,055)   (8,458)    (15,319)               (81,432)
                                          -------   -------     -------              ---------
Net income..............................  270,020    15,387     (19,853)               265,554
                                          =======   =======     =======              =========
Pro forma Basic Earnings per Common
  Share.................................                                             $    6.90
Pro forma Diluted Earnings per
  Common Share..........................                                             $    6.75
Weighted average number of shares
  outstanding (thousands)...............                                                38,468

     The accompanying notes are an integral part of the unaudited pro forma consolidated condensed financial statements

                          TEEKAY SHIPPING CORPORATION
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

     The unaudited pro forma consolidated condensed financial statements (the "Financial Statements") give effect to the acquisition (the "Acquisition") of 100% of the issued and outstanding shares of Ugland Nordic Shipping ASA ("UNS") by Teekay Shipping Corporation ("Teekay"). The Financial Statements have been prepared by management in accordance with accounting principles generally accepted in the United States from the information derived from the audited historical financial statements of Teekay and UNS (adjusted as indicated in Note 3 below) for the year ended December 31, 2000 and the unaudited historical financial statements for the three months ended March 31, 2001. In the opinion of management, the Financial Statements include all adjustments necessary for fair presentation.

     As of March 31, 2001, Teekay had purchased approximately 64% of the issued and outstanding shares of UNS. Subsequent to March 31, 2001, Teekay acquired the remaining 36% of the issued and outstanding shares in UNS. Accordingly, the Financial Statements contained herein give effect to the acquisition of 100% of the issued and outstanding shares of UNS.

     The unaudited pro forma consolidated condensed statements of income for the three months ended March 31, 2001 and the year ended December 31, 2000 give effect to the Acquisition as though it had taken place on January 1, 2000. The unaudited pro forma consolidated condensed balance sheet as at March 31, 2001 is based on the unaudited consolidated balance sheets of Teekay and UNS as of that date and gives effect to the Acquisition as though the remaining 36% of the issued and outstanding shares in UNS were purchased on March 31, 2001.

     The Financial Statements are not necessarily indicative of what the results of operations and financial position would have been, nor do they purport to project Teekay's results of operations for any future periods. The Financial Statements also do not include any expected benefits or cost savings arising from the Acquisition. The Financial Statements should be read in conjunction with the consolidated financial statements of Teekay and UNS referred to above.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies followed in preparing the Financial Statements are those used by Teekay as set out in the consolidated financial statements contained in Teekay's Annual Report on Form 20-F as at and for the year ended December 31, 2000, and in Teekay's Quarterly Report on Form 6-K for the three months ended March 31, 2001.

3.  ACCOUNTING TREATMENT FOR THE ACQUISITION

     The Acquisition has been accounted for using the purchase method of accounting. The results of operations of UNS are included from the assumed date of acquisition. UNS' accounting policies have been adjusted to be consistent with those of Teekay.

                          TEEKAY SHIPPING CORPORATION
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

4.  PRO FORMA GENERAL ASSUMPTIONS AND PURCHASE PRICE ALLOCATION

GENERAL ASSUMPTIONS

     Teekay purchased all of the issued and outstanding shares of Ugland Nordic Shipping ASA ("UNS Shares") at an average price per share of Norwegian Kroner 136 in cash or U.S. $15.26 per share. The Financial Statements reflect the following:

     -  100% of outstanding UNS Shares were exchanged for cash;

     - all common shareholders of UNS at March 31, 2001 have tendered their shares, representing 14,169,772 UNS Shares;


    -  total purchase consideration (in millions of U.S.
       dollars):

            Cash paid -- prior to March 31, 2001................  $136.9

            Cash paid -- subsequent to March 31, 2001...........    79.4

            Estimated transaction and integration costs included
             in accounts payable and accrued liabilities........     7.0
                                                                  ------

                                                                  $223.3
                                                                  ======

PURCHASE PRICE ALLOCATION

     The excess of the purchase price over the fair market value of the net assets of UNS has been allocated to goodwill. The purchase price includes an accrual of $7.0 million for estimated transaction and integration costs.

     The following table describes the allocation of the purchase price as at March 31, 2001 (in millions of U.S. dollars):

                                                                64%         36%
                                                              INTEREST    INTEREST    TOTAL
                                                              --------    --------    -----
                                                                 $           $          $
Net assets acquired.........................................    84.9        47.7      132.6
Goodwill....................................................    59.0        31.7       90.7
                                                               -----        ----      -----
                                                               143.9        79.4      223.3
                                                               =====        ====      =====

     The pro forma consolidated condensed balance sheet incorporates the following adjustments:

     - the purchase price consideration and allocation adjustments as described above, including the following adjustment to minority interest (in millions of U.S. dollars):


       Net assets acquired.........................................  $132.6

       Ownership interest as of March 31, 2001.....................     64%

       Minority interest portion of net assets acquired............  $ 47.7
                                                                     ======

                          TEEKAY SHIPPING CORPORATION
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

5.  UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

     The unaudited pro forma consolidated condensed statements of income incorporates the following adjustments:

     (a) Goodwill amortization related to the Acquisition of UNS is calculated on a straight-line basis over a 20 year period. As a result, goodwill amortization increased by $0.9 million for the three months ended March 31, 2001 and by $4.5 million for the year ended December 31, 2000.

     (b) Interest expense at 6.5% and 7.1% (the average historical cost of debt on outstanding debt for the three months ended March 31, 2001 and the year ended December 31, 2000, respectively) has been increased by $2.8 million for the three months ended March 31, 2001 and by $15.3 million for the year ended December 31, 2000 to reflect the additional interest expense that would have been incurred had the Acquisition occurred on January 1, 2000.

     (c) Teekay's equity income for the three months ended March 31, 2001 has been adjusted to reverse the equity loss earned from the 9% ownership in UNS for the period from January 1, 2001 to March 5, 2001 so that the results for the three months ended March 31, 2001 give effect to the Acquisition as if it had it taken place on January 1, 2000.

     (d) Teekay's other income (loss) for the three months ended March 31, 2001 has been adjusted to reverse the minority interest portion of UNS' results for the period from March 6, 2001 to March 31, 2001 so that the results for the three months ended March 31, 2001 give effect to the Acquisition as if it had it taken place on January 1, 2000.

6.  UNAUDITED PRO FORMA CONSOLIDATED EARNINGS PER SHARE

     The unaudited pro forma consolidated earnings per share have been calculated based upon the weighted average number of Teekay Shares outstanding during the periods presented.

                                   EXHIBIT A

                         DEFINITIONS OF SHIPPING TERMS

     The following is a set of definitions for shipping terms that are used throughout this prospectus:

        "AFRAMAX TANKER" An oil tanker of 80,000 to 120,000 dwt. Certain external statistical compilations define an "Aframax Tanker" slightly differently, some going as high as 125,000 dwt and others as low as 70,000 dwt. External data used in this prospectus has been adjusted so that the definition of "Aframax Tanker" is consistent throughout.

        "ANNUAL SURVEY" An annual inspection of a vessel by a classification society surveyor to ensure that the vessel meets the standards of that society.

        "BALLAST" A vessel is in ballast when it is steaming without cargo, and is instead loaded down with sea water for stability. Given that oil production is concentrated in certain parts of the world, a vessel will generally spend a significant amount of time "ballasting" as it returns from discharge port to load port.

        "BAREBOAT CHARTER" The leasing of an empty ship for a specified period of time for a specific fee. In this arrangement, the shipowner virtually relinquishes all rights and responsibilities in respect of the vessel and the charterer becomes the de facto ("disponent") owner for this period. The charterer is generally responsible for all operating expenses including crewing and insurance.

        "BUNKER" Fuel oil used to operate a vessel's engines and generators.

        "CHARTER" The hiring of a vessel for either (1) a specified period of time or (2) a specific voyage or set of voyages.

        "CHARTERER" The entity hiring the vessel from the shipowner.

        "CHARTER-PARTY" The contract between the owner and the charterer, stipulating in detail each party's responsibilities in the transaction.

        "CLASSIFICATION" In order for a vessel to obtain both insurance and employment with most oil majors, the vessel must belong to a classification society, an independent body run under the direction of various shipping professionals. In order to maintain classification, a vessel must meet the standards of that society and be inspected on a regular basis.

        "CRUDE CARRIER" A tanker vessel designed to carry crude oil or other dirty products.

        "DEMURRAGE" Compensation paid by the charterer to the ship owner when loading and discharging time exceed the stipulated time in the voyage charter-party. This rate of compensation is generally explicitly stated in the charter-party.

        "DOUBLE BOTTOM OR DOUBLE HULL" Hull construction technique by which a ship has an inner and outer bottom or hull separated by void space, usually several feet in width.

        "DWT" Deadweight ton. A unit of a vessel's capacity, for cargo, fuel oil, stores and crew, measured in metric tons of 1,000 kg. A vessel's dwt or total deadweight is the total weight the vessel can carry when loaded to a particular load line.

        "HEAVY PETROLEUM PRODUCTS" Certain products derived from crude oil that crude carriers are capable of carrying.

        "IDLE-TIME" or "WAITING DAYS" Period during which a vessel is able to be employed but is not earning revenue.

        "IMO" International Maritime Organization, a United Nations agency that issues international trade standards for shipping.

        "INTERMEDIATE SURVEY" The inspection of a vessel by a classification society surveyor which takes place approximately two and a half years before and after each Special Survey. This survey is more rigorous than the "Annual Survey" and is meant to ensure that the vessel meets the standards of the classification society.

        "LADEN" A vessel is laden when it is carrying cargo.

        "LAY-UP" Mooring a ship at a protected anchorage, shutting down substantially all of its operating systems and taking measures to protect against corrosion and other deterioration. Generally, a ship enters lay-up for a period when its owner does not consider it profitable to continue trading that vessel for that period.

        "LIGHT PETROLEUM PRODUCTS" Products of crude oil that have passed through an extensive refining process. It is generally not possible for crude carriers to carry these products.

        "M/T" Motor Tanker. A tanker propelled by diesel engines.

        "NEWBUILDING" A new vessel under construction.

        "OFF-HIRE" Period during which a vessel is temporarily incapable of trading due to drydocking, maintenance, repair or breakdown or other causes for which the owner is deemed to be responsible.

        "OIL/BULK/ORE CARRIER" or "O/B/O" An ocean-going vessel designed to carry either oil or dry bulk cargoes.

        "OPA 90" The United States Oil Pollution Act of 1990.

        "PANAMAX TANKER" A vessel of approximately 60,000 to 80,000 dwt, of maximum length and breadth and draught capable of passing through the Panama Canal.

        "PROTECTION AND INDEMNITY INSURANCE" Insurance obtained through a mutual association formed by ship owners to provide protection from liability to third parties to one member by contribution towards that loss by all members as well as the proceeds of reinsurance maintained by the mutual associations.

        "SCRAP" At the end of its life, a vessel is sold to a shipbreaker who strips the ship and sells the steel. When charter rates are low, the scrap value of the vessel may exceed the present trading value of that vessel, especially if the vessel must incur significant costs to pass special surveys.

        "SHUTTLE TANKER" A vessel generally of 80,000 to 150,000 dwt that contains sophisticated equipment designed to transport oil from offshore production platforms to onshore storage and refinery facilities in harsh environmental conditions.

        "SMALL TANKER" A tanker generally of less than 60,000 dwt.

        "SPECIAL SURVEY" The inspection of a vessel by a classification society surveyor which takes place every four to five years. A shipowner often must incur a great deal of repair expense in order to pass his fourth and fifth special survey and as a result may choose to simply scrap the vessel beforehand.

        "SPOT MARKET" The market for chartering a vessel for single voyages.

        "STORAGE" The use of a vessel for the storage rather than the transportation of cargo. When spot market rates are low, a vessel can earn comparable net cash flow from storage.

        "SUEZMAX TANKER" A vessel of approximately 120,000 to 200,000 dwt of maximum length and breadth and draft capable of passing through the Suez Canal.

        "TCE" or "TIME CHARTER EQUIVALENT" A measure of revenue performance based on a spot market rate, measured in $/ton, adjusted to equate to a time charter rate, measured in dollars per ship per day. TCE is calculated as gross revenue less the voyage specific expenses that the owner would not have incurred had the vessel been time-chartered, divided by the number of voyage days. Consistent with industry data, such as that produced by Clarkson, the TCE rates used in this prospectus do not account for brokerage commissions or off-hire and idle time.

        "TANKER" Ship designed for the carriage of liquid cargoes in bulk, her cargo space consisting of many tanks. Tankers carry a variety of products including crude oil, refined products, liquid chemicals, liquid gas and wine. Tankers load their cargo by gravity from the shore or by shore pumps and discharge using their own pumps.

        "TIME CHARTER" The hire of a ship for a specified period of time. The owner provides the ship with crew, stores and provisions, ready in all aspects to load cargo and proceed on a voyage as directed by the charterer. The charterer pays for bunkering and all voyage related expenses including canal tolls and port charges.

        "TON-MILES" A measure of tanker demand. Tons carried by a vessel multiplied by the distance traveled.

        "ULCC" Ultra Large Crude Carrier. An ocean-going tanker vessel of more than 320,000 dwt, designed to carry crude oil cargoes.

        "VLCC" Very Large Crude Carrier. An ocean-going tanker vessel of between 200,000 and 320,000 dwt, designed to carry crude oil cargoes.

        "VOYAGE CHARTER" Contract of carriage in which the charterer pays for the use of a ship's cargo capacity for one, or sometimes more than one, voyage between specified ports. Under this type of charter, the ship owner pays all the operating costs of the ship (including bunkers, canal and port charges, pilotage, towage and ship's agency) while payment for cargo handling charges are subject of agreement between the parties. Freight is generally paid per unit of cargo, such as a ton, based on an agreed quantity, or as a lump sum irrespective of the quantity loaded.

------------------------------------------------------
------------------------------------------------------
     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER ONLY TO SELL THE NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.
                            ------------------------
                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Where You Can Find More Information...    i
Special Note Regarding Forward-Looking
  Statements..........................   ii
Service of Process and Enforcement of
  Liabilities.........................  iii
Prospectus Summary....................    1
Risk Factors..........................   12
Use of Proceeds.......................   21
Capitalization........................   22
Selected Consolidated Financial and
  Other Data..........................   23
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   27
Business..............................   38
Management............................   60
Principal Stockholders................   63
Certain Transactions with Related
  Parties.............................   64
Description of Certain Debt...........   65
The Exchange Offer....................   67
Description of the Notes..............   77
Form Denomination, Book-Entry
  Procedures and Transfer.............   91
Registration Rights...................   93
Tax Considerations....................   96
Plan of Distribution..................  100
Legal Matters.........................  101
Experts...............................  101
Index to Financial Statements.........  F-1
Definitions of Shipping Terms.........  A-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                  $250,000,000
                         ------------------------------

                                      LOGO
                         ------------------------------
                          TEEKAY SHIPPING CORPORATION
                          OFFER TO EXCHANGE ALL 8.875%
                         SENIOR NOTES DUE JULY 15, 2011
                          FOR 8.875% SENIOR NOTES DUE
                           JULY 15, 2011, WHICH HAVE
                           BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933
                          ---------------------------
                                   PROSPECTUS
                          ---------------------------
                                          , 2001
------------------------------------------------------
------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Teekay Shipping Corporation ("Teekay") is a Marshall Islands corporation. The Marshall Islands Business Corporation Act ("MIBCA") provides that a Marshall Islands corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in the MIBCA.

     In addition, a Marshall Islands corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of the MIBCA.

     Section J of Teekay's Articles of Incorporation, as amended, provides that to the fullest extent permitted under the MIBCA, a director of Teekay shall not be liable to Teekay or its shareholders for monetary damages for breach of fiduciary duty as a director. Section 10.00 of Teekay's Bylaws provides that any person who is made party to a proceeding by virtue of being an officer or director of Teekay or, being or having been such a director or officer or an employee of Teekay, serving at the request of Teekay as a director, officer, employee or agent of another corporation or other enterprise, shall be indemnified and held harmless to the fullest extent permitted by the MIBCA against any and all expense, liability, loss (including attorneys' fees, judgments, fines or penalties and amounts paid in settlement) actually incurred or suffered by such person in connection with the proceeding.

     In addition, Teekay has entered into separate Indemnification Agreements with each of Teekay officers and directors listed in the Registration Statement which provide for indemnification of the director or officer against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative except to the extent that such person is otherwise indemnified, such action, suit or proceeding arose out of such person's intentional misconduct, knowing violation of law or out of a transaction in which such director or officer is finally judicially determined to have derived an improper personal benefit or if it shall be determined by a final judgment or other final adjudication that such indemnification was not lawful.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO:                           DESCRIPTION
-----------                           -----------

    3.1       Amended and Restated Articles of Incorporation of Teekay
              Shipping Corporation.(1)

    3.2       Articles of Amendment of Articles of Incorporation of Teekay
              Shipping Corporation.(1)

    3.3       Amended and Restated Bylaws of Teekay Shipping
              Corporation.(1)

    4.1       Registration Rights Agreement among Teekay Shipping
              Corporation, Tradewinds Trust Co. Ltd., as Trustee for the
              Cirrus Trust, and Worldwide Trust Services Ltd., as Trustee for the JTK Trust.(2)

    4.2       Specimen of Teekay Shipping Corporation Common Stock
              Certificate.(2)

    4.3       Indenture dated January 29, 1996 among Teekay Shipping
              Corporation, VSSI Oceans Inc., VSSI Atlantic Inc., VSSI
              Appian Inc., Senang Spirit Inc., Exuma Spirit Inc., Nassau
              Spirit Inc., Andros Spirit Inc. and United States Trust
              Company of New York, as Trustee.(3)

    4.4       Specimen of Teekay Shipping Corporation's 8.32% First
              Preferred Ship Mortgage Notes Due 2008.(3)

    4.5       Bahamian Statutory Ship Mortgage dated January 29, 1996 by
              Nassau Spirit Inc. to United States Trust Company of New
              York.(3)(4)

    4.6       Deed of Covenants dated January 29, 1996 by Nassau Spirit
              Inc. to United States Trust Company of New York.(3)(4)

    4.7       First Preferred Ship Mortgage dated January 29, 1996 by VSSI
              Oceans Inc. to United States Trust Company of New York, as
              Trustee.(5)

    4.8       Assignment of Time Charter dated January 29, 1996 by Nassau
              Spirit Inc. to United States Trust Company of New York, as
              Trustee.(3)(4)

    4.9       Assignment of Insurance dated January 29, 1996 by Nassau
              Spirit Inc. to United States Trust Company of New York, as
              Trustee.(3)(4)

    4.10      Pledge Agreement and Irrevocable Proxy dated January 29,
              1996 by Teekay Shipping Corporation in favor of United
              States Trust Company of New York, as Trustee.(3)

    4.11 Guarantee dated January 29, 1996 by Nassau Spirit Inc. in favor of United States Trust Company of New York, as
              Trustee.(3)(4)

    4.12      Assignment of Freights and Hires dated January 29, 1996 by
              Nassau Spirit Inc. to United States Trust Company of New
              York, as Trustee.(3)(4)

EXHIBIT NO:                           DESCRIPTION
-----------                           -----------

    4.13 Cash Collateral Account Agreement dated January 29, 1996 between Nassau Spirit Inc. and United States Trust Company of New York, as Trustee.(3)(4)

    4.14      Investment Account Agreement dated January 29, 1996 between
              Teekay Shipping Corporation and United States Trust Company of New York, as Trustee.(3)

    4.15      Indenture dated June 22, 2001 among Teekay Shipping
              Corporation and U.S. Trust Company of Texas, N.A.

    4.16      Exchange and Registration Rights Agreement dated June 22,
              2001 among Teekay Shipping Corporation and Goldman, Sachs &
              Co., Morgan Stanley & Co. Incorporated, Salomon Smith Barney
              Inc., Deutsche Banc Alex. Brown Inc., J.P. Morgan Securities
              Inc., Fleet Securities, Inc. and Scotia Capital (USA) Inc.

    4.17      Specimen of Teekay Shipping Corporation's 8.875% Senior
              Notes due 2011.

    5.1 Opinion of Perkins Coie LLP, special counsel to the registrant, as to the legality under U.S. law of the notes being offered by Teekay Shipping Corporation.

    8.1 Opinion of Perkins Coie LLP, regarding certain U.S. tax matters (contained in opinion filed as Exhibit 5.1).

    8.2       Opinion of Seward and Kissel, LLP, regarding certain U.S.
              tax matters.

    8.3       Opinion of Watson, Farley & Williams LLP, regarding Marshall
              Islands tax matters.

    8.4 Opinion of Graham, Thompson & Co., regarding Bahamian tax matters.

    8.5 Opinion of Appleby Spurling & Kempe, regarding Bermuda tax matters.

    8.6       Opinion of Bugge, Arentz-Hansen & Rasmussen, regarding
              Norwegian tax matters.

   10.1       1995 Stock Option Plan.(2)

   10.2       Amendment to 1995 Stock Option Plan.(6)

   10.3       Amended 1995 Stock Option Plan.(7)

   10.4       Form of Indemnification Agreement between Teekay Shipping
              Corporation and each of its officers and directors.(2)

   10.5       Charter Party, as amended, dated September 21, 1989 between
              Palm Shipping Inc. and BP Shipping Limited.(8)

   10.6       Time Charter, as amended, dated July 3, 1995 between VSSI
              Oceans Inc. and Palm Shipping Inc.(5)

   10.7       Time Charter, as amended, dated January 4, 1994 between VSSI
              Atlantic Inc. and Palm Shipping Inc.(5)

   10.8       Time Charter, as amended, dated February 1, 1992 between
              VSSI Appian Inc. and Palm Shipping Inc.(5)

   10.9       Time Charter, as amended, dated December 1, 1993 between
              Senang Spirit Inc. and Palm Shipping Inc.(5)

   10.10      Time Charter, as amended, dated August 1, 1992 between Exuma
              Spirit Inc. and Palm Shipping Inc.(5)

   10.11      Time Charter, as amended, dated May 1, 1992 between Nassau
              Spirit Inc. and Palm Shipping Inc.(5)

   10.12      Time Charter, as amended, dated November 1, 1992 between
              Andros Spirit Inc. and Palm Shipping Inc.(5)

   10.13      Management Agreement, as amended, dated June 1, 1992 between
              Teekay Shipping Limited and Nassau Spirit Inc.(5)(4)

   10.14      Agreement, dated October 3, 1996, for a U.S. $90,000,000
              Term Loan Facility to be made available to certain subsidiaries of Teekay Shipping Corporation by Christiania
              Bank og Kreditkasse, acting through its New York Branch, The
              Bank of Nova Scotia, and Banque Indosuez.(9)

EXHIBIT NO:                           DESCRIPTION
-----------                           -----------

   10.15      Agreement, dated October 18, 1996, for a U.S. $120,000,000
              Term Loan Facility to be made available to certain subsidiaries of Teekay Shipping Corporation by Den Norske
              Bank ASA, Nederlandse Scheepshypothesbank N.V., The Bank of
              New York, and Midland Bank plc.(9)

   10.16      Agreement, dated January 26, 1998, for a U.S. $200,000,000
              Reducing Revolving Credit Facility to be made available to certain wholly-owned subsidiaries of Teekay Shipping
              Corporation by Den Norske Bank ASA, Christiania Bank og
              Kreditkasse ASA, New York Branch, and the Bank of Nova
              Scotia.(10)

   10.17 Agreement, dated March 26, 1999, for the amalgamation of Northwest Maritime Inc., a 100% owned subsidiary of Teekay
              Shipping Corporation, and Bona Shipholding Ltd.(11)

   10.18      Agreement, dated April 16, 1998, for a U.S. $30,000,000 Term
              Loan Facility to be made available to VSSI Australia Limited by Rabo Australia Limited.(1)

   10.19      Agreement, dated December 18, 1997, for a U.S. $44,000,000
              Term Loan Facility to be made available to Barrington
              (Australia) Pty Limited and Palmerston (Australia) Pty
              Limited by Rabo Australia Limited.(1)

   10.20      Amended and Restated Reimbursement Agreement, dated April
              16, 1998, Among Barrington (Australia) Pty Limited,
              Palmerston (Australia) Pty Limited, VSSI Australia Limited,
              VSSI Transport Inc. and Alliance Chartering Pty Limited and
              Nedship Bank (America) N.V., The Bank of New York and
              Landesbank Schleswig-Holstein.(1)

   10.21      Amendment No. 1, dated May 1999, to Amended and Restated
              Reimbursement Agreement dated April 16, 1998 among
              Barrington (Australia) Pty Limited, Palmerston (Australia)
              Pty Limited, VSSI Australia Limited, VSSI Transport Inc. and
              Alliance Chartering Pty Limited and Nedship Bank (America)
              N.V., The Bank of New York and Landesbank
              Schleswig-Holstein.(1)

   10.22      Amended and Restated Agreement, date June 11, 1999, for a
              $500,000,000 Revolving Loan between Bona Shipholding Ltd.,
              Chase Manhattan plc, Citibank International plc and various other banks.(1)

   10.23 Amendment and Restatement Agreement, dated June 11, 1999, relating to a U.S. $500,000,000 Revolving Loan Agreement between Bona Shipholding Ltd., Chase Manhattan plc, Citibank
              International plc and various other banks.(1)

   10.24      Rights Agreement, dated as of September 8, 2000, between
              Teekay Shipping Corporation and The Bank of New York, as
              Rights Agent.(12)

   10.25      Reimbursement Agreement, dated January 1, 2000, between
              Fleet Management Inc. and Teekay Shipping Corporation.(10)

   10.26      Reimbursement Agreement, dated February 16, 2001, between
              Karratha Spirit Pty Ltd and Nedship Bank (America) N.V.(13)

   10.27      Agreement, dated February 16, 2001, for a U.S. $34,000,000
              Term Loan Facility to be made available to Karratha Spirit
              Pty Ltd by Rabo Australia Limited.(13)

   10.28      Form of Exchange Agent Agreement between United States Trust
              Company of New York, as exchange agent, and Teekay Shipping
              Corporation.*

   12.1 Statement regarding the computation of ratio of earnings to fixed charges for Teekay Shipping Corporation.

   15.1 Letter from Ernst & Young, as independent chartered accountants, regarding unaudited interim financial information.

   21.1       List of Significant Subsidiaries of Teekay Shipping Company.

   23.1       Consent of Perkins Coie, LLP (contained in Exhibit 5.1).

   23.2       Consent of Seward and Kissel, LLP (contained in Exhibit
              8.2).

   23.3       Consent of Watson, Farley & Williams LLP (contained in
              Exhibit 8.3).

EXHIBIT NO:                           DESCRIPTION
-----------                           -----------

   23.4       Consent of Graham, Thompson & Co. (contained in Exhibit
              8.4).

   23.5       Consent of Appleby Spurling & Kempe (contained in Exhibit
              8.5)

   23.6       Consent of Bugge, Arentz-Hansen & Rasmussen (contained in
              Exhibit 8.6)

   23.7       Consent of Ernst & Young LLP.

   23.8       Consent of Deloitte & Touche LLP.

   24.1       Power of Attorney (contained on signature pages).

   25.1       Statement of Eligibility of U.S. Trust Company of Texas,
              N.A., as trustee.

   99.1       Form of Letter of Transmittal.

   99.2       Form of Notice of Guaranteed Delivery.

---------------

*    To be filed as an amendment.

(1) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on March 30, 2000, and hereby incorporated by reference to such Annual Report.

(2) Previously filed as an exhibit to the Company's Registration Statement on Form F-1 (Registration No. 33-7573-4), filed with the SEC on July 14, 1995, and hereby incorporated by reference to such Registration Statement.

(3) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on June 4, 1996, and hereby incorporated by reference to such Annual Report.

(4) A schedule attached to this exhibit identifies all other documents not required to be filed as exhibits because such other documents are substantially identical to this exhibit. The schedule also sets forth material details by which the omitted documents differ from this exhibit.

(5) Previously filed as an exhibit to the Company's Registration Statement on Form F-3 (Registration No. 33-65139), filed with the SEC on January 19, 1996, and hereby incorporated by reference to such Registration Statement.

(6) Previously filed as an exhibit to the Company's Report on Form 6-K, filed with the SEC on May 2, 2000, and hereby incorporated by reference to such Report.

(7) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on April 2, 2001, and hereby incorporated by reference to such Annual Report.

(8) Previously filed as an exhibit to the Company's Registration Statement on Form F-1 (Registration No. 33-68680), as declared effective by the SEC on November 29, 1993, and hereby incorporated by reference to such Registration Statement.

(9) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on June 11, 1997, and hereby incorporated by reference to such Annual Report.

(10) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on May 20, 1998, and hereby incorporated by reference to such Annual Report.

(11) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on June 11, 1999, and hereby incorporated by reference to such Annual Report.

(12) Previously filed as an exhibit to the Company's Form 8-A, filed with the SEC on September 11, 2000, and hereby incorporated by reference to such filing.

(13) Previously filed as an exhibit to the Company's Report on Form 6-K filed with the SEC on May 24, 2001, and hereby incorporated by reference to such report.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers for sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statement required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or sec.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on the 10th day of July, 2001.

                                          TEEKAY SHIPPING CORPORATION

                                                     /s/ BJORN MOLLER
                                          By:
                                          --------------------------------------

                                                Bjorn Moller, President and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Bjorn Moller and Peter Antturi, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 10th day of July, 2001.

                  SIGNATURE                                            TITLE
                  ---------                                            -----
              /s/ BJORN MOLLER                 President, Chief Executive Officer and Director
---------------------------------------------
                Bjorn Moller

              /s/ PETER ANTTURI                Chief Financial Officer, Vice President, Treasurer
---------------------------------------------  and Principal Financial and Accounting Officer
                Peter Antturi

               /s/ C. SEAN DAY                 Director and Chairman of the Board
---------------------------------------------
                 C. Sean Day

             /s/ ALEX KARLSHOEJ                Director and Authorized Representative in
---------------------------------------------  the United States
               Alex Karlshoej

              /s/ BRUCE C. BELL                Director and Corporate Secretary
---------------------------------------------
                Bruce C. Bell

          /s/ DR. IAN D. BLACKBURNE            Director
---------------------------------------------
            Dr. Ian D. Blackburne

                                               Director
---------------------------------------------
               Morris L. Feder

                                               Director
---------------------------------------------
             Thomas Kuo-Yuen Hsu

              /s/ LEIF O. HOEGH                Director
---------------------------------------------
                Leif O. Hoegh

                                               Director
---------------------------------------------
              Eileen A. Mercier

                                 EXHIBIT INDEX

EXHIBIT NO:                           DESCRIPTION
-----------                           -----------
    3.1       Amended and Restated Articles of Incorporation of Teekay
              Shipping Corporation. (1)
    3.2       Articles of Amendment of Articles of Incorporation of Teekay
              Shipping Corporation. (1)
    3.3       Amended and Restated Bylaws of Teekay Shipping Corporation.
              (1)
    4.1       Registration Rights Agreement among Teekay Shipping
              Corporation, Tradewinds Trust Co. Ltd., as Trustee for the
              Cirrus Trust, and Worldwide Trust Services Ltd., as Trustee
              for the JTK Trust. (2)
    4.2       Specimen of Teekay Shipping Corporation Common Stock
              Certificate. (2)
    4.3       Indenture dated January 29, 1996 among Teekay Shipping
              Corporation, VSSI Oceans Inc., VSSI Atlantic Inc., VSSI
              Appian Inc., Senang Spirit Inc., Exuma Spirit Inc., Nassau
              Spirit Inc., Andros Spirit Inc. and United States Trust
              Company of New York, as Trustee. (3)
    4.4       Specimen of Teekay Shipping Corporation's 8.32% First
              Preferred Ship Mortgage Notes Due 2008. (3)
    4.5       Bahamian Statutory Ship Mortgage dated January 29, 1996 by
              Nassau Spirit Inc. to United States Trust Company of New
              York. (3)(4)
    4.6       Deed of Covenants dated January 29, 1996 by Nassau Spirit
              Inc. to United States Trust Company of New York. (3)(4)
    4.7       First Preferred Ship Mortgage dated January 29, 1996 by VSSI
              Oceans Inc. to United States Trust Company of New York, as
              Trustee. (5)
    4.8       Assignment of Time Charter dated January 29, 1996 by Nassau
              Spirit Inc. to United States Trust Company of New York, as
              Trustee. (3)(4)
    4.9       Assignment of Insurance dated January 29, 1996 by Nassau
              Spirit Inc. to United States Trust Company of New York, as
              Trustee. (3)(4)
    4.10      Pledge Agreement and Irrevocable Proxy dated January 29,
              1996 by Teekay Shipping Corporation in favor of United
              States Trust Company of New York, as Trustee. (3)
    4.11      Guarantee dated January 29, 1996 by Nassau Spirit Inc. in
              favor of United States Trust Company of New York, as
              Trustee. (3)(4)
    4.12      Assignment of Freights and Hires dated January 29, 1996 by
              Nassau Spirit Inc. to United States Trust Company of New
              York, as Trustee. (3)(4)
    4.13      Cash Collateral Account Agreement dated January 29, 1996
              between Nassau Spirit Inc. and United States Trust Company of New York, as Trustee. (3)(4)
    4.14      Investment Account Agreement dated January 29, 1996 between
              Teekay Shipping Corporation and United States Trust Company
              of New York, as Trustee. (3)
    4.15      Indenture dated June 22, 2001 among Teekay Shipping
              Corporation and U.S. Trust Company of Texas, N.A.
    4.16      Exchange and Registration Rights Agreement dated June 22,
              2001 among Teekay Shipping Corporation and Goldman, Sachs &
              Co., Morgan Stanley & Co. Incorporated, Salomon Smith Barney
              Inc., Deutsche Banc Alex. Brown Inc., J.P. Morgan Securities
              Inc., Fleet Securities, Inc. and Scotia Capital (USA) Inc.
    4.17      Specimen of Teekay Shipping Corporation's 8.875% Senior
              Notes due 2011.
    5.1       Opinion of Perkins Coie LLP, special counsel to the
              registrant, as to the legality under U.S. law of the notes being offered by Teekay Shipping Corporation.
    8.1       Opinion of Perkins Coie LLP, regarding certain U.S. tax
              matters (contained in opinion filed as Exhibit 5.1).

EXHIBIT NO:                           DESCRIPTION
-----------                           -----------
    8.2       Opinion of Seward and Kissel, LLP, regarding certain U.S.
              tax matters.
    8.3       Opinion of Watson, Farley & Williams LLP, regarding Marshall
              Islands tax matters.
    8.4       Opinion of Graham, Thompson & Co., regarding Bahamian tax
              matters.
    8.5       Opinion of Appleby Spurling & Kempe, regarding Bermuda tax matters.
    8.6       Opinion of Bugge, Arentz-Hansen & Rasmussen, regarding
              Norwegian tax matters.
   10.1       1995 Stock Option Plan. (2)
   10.2       Amendment to 1995 Stock Option Plan. (6)
   10.3       Amended 1995 Stock Option Plan. (7)
   10.4       Form of Indemnification Agreement between Teekay Shipping
              Corporation and each of its officers and directors. (2)
   10.5       Charter Party, as amended, dated September 21, 1989 between
              Palm Shipping Inc. and BP Shipping Limited. (8)
   10.6       Time Charter, as amended, dated July 3, 1995 between VSSI
              Oceans Inc. and Palm Shipping Inc. (5)
   10.7       Time Charter, as amended, dated January 4, 1994 between VSSI
              Atlantic Inc. and Palm Shipping Inc. (5)
   10.8       Time Charter, as amended, dated February 1, 1992 between
              VSSI Appian Inc. and Palm Shipping Inc. (5)
   10.9       Time Charter, as amended, dated December 1, 1993 between
              Senang Spirit Inc. and Palm Shipping Inc. (5)
   10.10      Time Charter, as amended, dated August 1, 1992 between Exuma
              Spirit Inc. and Palm Shipping Inc. (5)
   10.11      Time Charter, as amended, dated May 1, 1992 between Nassau
              Spirit Inc. and Palm Shipping Inc. (5)
   10.12      Time Charter, as amended, dated November 1, 1992 between
              Andros Spirit Inc. and Palm Shipping Inc. (5)
   10.13      Management Agreement, as amended, dated June 1, 1992 between
              Teekay Shipping Limited and Nassau Spirit Inc. (5)(4)
   10.14      Agreement, dated October 3, 1996, for a U.S. $90,000,000
              Term Loan Facility to be made available to certain
              subsidiaries of Teekay Shipping Corporation by Christiania
              Bank og Kreditkasse, acting through its New York Branch, The
              Bank of Nova Scotia, and Banque Indosuez. (9)
   10.15      Agreement, dated October 18, 1996, for a U.S. $120,000,000
              Term Loan Facility to be made available to certain
              subsidiaries of Teekay Shipping Corporation by Den Norske
              Bank ASA, Nederlandse Scheepshypothesbank N.V., The Bank of
              New York, and Midland Bank plc. (9)
   10.16      Agreement, dated January 26, 1998, for a U.S. $200,000,000
              Reducing Revolving Credit Facility to be made available to certain wholly-owned subsidiaries of Teekay Shipping
              Corporation by Den Norske Bank ASA, Christiania Bank og
              Kreditkasse ASA, New York Branch, and the Bank of Nova
              Scotia. (10)
   10.17      Agreement, dated March 26, 1999, for the amalgamation of
              Northwest Maritime Inc., a 100% owned subsidiary of Teekay
              Shipping Corporation, and Bona Shipholding Ltd. (11)
   10.18      Agreement, dated April 16, 1998, for a U.S. $30,000,000 Term
              Loan Facility to be made available to VSSI Australia Limited by Rabo Australia Limited. (1)

   10.19      Agreement, dated December 18, 1997, for a U.S. $44,000,000
              Term Loan Facility to be made available to Barrington
              (Australia) Pty Limited and Palmerston (Australia) Pty
              Limited by Rabo Australia Limited. (1)

   10.20      Amended and Restated Reimbursement Agreement, dated April
              16, 1998, Among Barrington (Australia) Pty Limited,
              Palmerston (Australia) Pty Limited, VSSI Australia Limited,
              VSSI Transport Inc. and Alliance Chartering Pty Limited and
              Nedship Bank (America) N.V., The Bank of New York and
              Landesbank Schleswig-Holstein. (1)

   10.21      Amendment No. 1, dated May 1999, to Amended and Restated
              Reimbursement Agreement dated April 16, 1998 among
              Barrington (Australia) Pty Limited, Palmerston (Australia)
              Pty Limited, VSSI Australia Limited, VSSI Transport Inc. and
              Alliance Chartering Pty Limited and Nedship Bank (America)
              N.V., The Bank of New York and Landesbank
              Schleswig-Holstein. (1)

   10.22      Amended and Restated Agreement, date June 11, 1999, for a
              $500,000,000 Revolving Loan between Bona Shipholding Ltd.,
              Chase Manhattan plc, Citibank International plc and various other banks. (1)

   10.23 Amendment and Restatement Agreement, dated June 11, 1999, relating to a U.S. $500,000,000 Revolving Loan Agreement between Bona Shipholding Ltd., Chase Manhattan plc, Citibank
              International plc and various other banks. (1)

   10.24      Rights Agreement, dated as of September 8, 2000, between
              Teekay Shipping Corporation and The Bank of New York, as
              Rights Agent. (12)

   10.25      Reimbursement Agreement, dated January 1, 2000, between
              Fleet Management Inc. and Teekay Shipping Corporation. 10)

   10.26      Reimbursement Agreement, dated February 16, 2001, between
              Karratha Spirit Pty Ltd and Nedship Bank (America) N.V. (13)

   10.27      Agreement, dated February 16, 2001, for a U.S. $34,000,000
              Term Loan Facility to be made available to Karratha Spirit
              Pty Ltd by Rabo Australia Limited. (13)

   10.28      Form of Exchange Agent Agreement between United States Trust
              Company of New York, as exchange agent, and Teekay Shipping
              Corporation.*

   12.1 Statement regarding the computation of ratio of earnings to fixed charges for Teekay Shipping Corporation.

   15.1 Letter from Ernst & Young, as independent chartered accountants, regarding unaudited interim financial information.

   21.1       List of Significant Subsidiaries of Teekay Shipping Company.

   23.1       Consent of Perkins Coie, LLP (contained in Exhibit 5.1).

   23.2       Consent of Seward and Kissel, LLP (contained in Exhibit
              8.2).

   23.3       Consent of Watson, Farley & Williams LLP (contained in
              Exhibit 8.3).

   23.4       Consent of Graham, Thompson & Co. (contained in Exhibit
              8.4).

   23.5       Consent of Appleby Spurling & Kempe (contained in Exhibit
              8.5)

   23.6       Consent of Bugge, Arentz-Hansen & Rasmussen (contained in
              Exhibit 8.6)

   23.7       Consent of Ernst & Young LLP.

   23.8       Consent of Deloitte & Touche LLP.

   24.1       Power of Attorney (contained on signature pages).

   25.1       Statement of Eligibility of U.S. Trust Company of Texas,
              N.A., as trustee.

   99.1       Form of Letter of Transmittal.

   99.2       Form of Notice of Guaranteed Delivery.

---------------

* To be filed as an amendment.

(1) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on March 30, 2000, and hereby incorporated by reference to such Annual Report.

(2) Previously filed as an exhibit to the Company's Registration Statement on Form F-1 (Registration No. 33-7573-4), filed with the SEC on July 14, 1995, and hereby incorporated by reference to such Registration Statement.

(3) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on June 4, 1996, and hereby incorporated by reference to such Annual Report.

(4) A schedule attached to this exhibit identifies all other documents not required to be filed as exhibits because such other documents are substantially identical to this exhibit. The schedule also sets forth material details by which the omitted documents differ from this exhibit.

(5) Previously filed as an exhibit to the Company's Registration Statement on Form F-3 (Registration No. 33-65139), filed with the SEC on January 19, 1996, and hereby incorporated by reference to such Registration Statement.

(6) Previously filed as an exhibit to the Company's Report on Form 6-K, filed with the SEC on May 2, 2000, and hereby incorporated by reference to such Report.

(7) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on April 2, 2001, and hereby incorporated by reference to such Annual Report.

(8) Previously filed as an exhibit to the Company's Registration Statement on Form F-1 (Registration No. 33-68680), as declared effective by the SEC on November 29, 1993, and hereby incorporated by reference to such Registration Statement.

(9) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on June 11, 1997, and hereby incorporated by reference to such Annual Report.

(10) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on May 20, 1998, and hereby incorporated by reference to such Annual Report.

(11) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on June 11, 1999, and hereby incorporated by reference to such Annual Report.

(12) Previously filed as an exhibit to the Company's Form 8-A, filed with the SEC on September 11, 2000, and hereby incorporated by reference to such filing.

(13) Previously filed as an exhibit to the Company's Report on Form 6-K filed with the SEC on May 24, 2001, and hereby incorporated by reference to such report.